Exhibit 96.2 TECHNICAL REPORT SUMMARY OF THE NUEVA VICTORIA OPERATION YEAR 2025 Date: April 13, 2026 SQM TRS Nueva Victoria Summary This report provides the methodology, procedures and classification used to obtain SQM’s nitrate an iodine mineral resources and mineral reserves, at the Nueva Victoria Site. The mineral resources and reserves that are delivered correspond to the update as of December 31, 2025. The results obtained are summarized in the following tables: Mining Total Inferred Resource Total Indicated Resource Total Measured Resource Tonnage Nitrate grade Iodine grade Tonnage Nitrate grade Iodine grade Tonnage Nitrate grade Iodine grade (Mt) (%) (ppm) (Mt) (%) (ppm) (Mt) (%) (ppm) Nueva Victoria 155.1 4.7 360 277.8 3.3 264 1,088.1 417.0 280 Mineral Reserves 2025 Proven Reserves (1) Average grade Nitrate Average grade Iodine (million metric tonnes) (Percentage by weight) (Parts per million) Mining Nueva Victoria 815 4.42 302 Probable Reserves (2) Average grade Nitrate Average grade Iodine (million metric tonnes) (Percentage by weight) (Parts per million) Sector Nueva Victoria 237 5.25 363 (1) The tables above show the proven and probable reserves before losses related to the exploitation and treatment of the mineral. Proven and probable reserves are affected by mining methods, resulting in differences between the estimated reserves that are available for exploitation in the mine plan and the recoverable material that is ultimately transferred to the leach pads. The global average metallurgical recovery of nitrate and iodine processes contained in the recovered material is variable in each pampa (50% to 80%). Proven and probable reserves have a caliche thickness ≥ 2.0 m and a slope which should not exceed 8%. (2) All the most proven mining reserves are with the block model valued method, for which each pampa will have a cut-off benefit (BC), to maximize the economic value of each block. SQM TRS Nueva Victoria TABLE OF CONTENTS 1 EXECUTIVE SUMMARY 1 1.1 PROPERTY SUMMARY AND OWNERSHIP 1 1.2 GEOLOGY AND MINERALIZATION 1 1.3 MINERAL RESOURCE STATEMENT 1 1.4 MINERAL RESERVE STATEMENT 3 1.5 MINE DESIGN, OPTIMIZATION AND SCHEDULING 4 1.6 METALLURGY AND MINERAL PROCESSING 5 1.6.1 METALLURGICAL TESTING SUMMARY 5 1.6.2 MINING AND MINERAL PROCESSING SUMMARY 5 1.7 CAPITAL AND OPERATING COSTS 6 1.8 ECONOMIC ANALYSIS 6 1.9 CONCLUSIONS AND RECOMMENDATIONS 6 2 INTRODUCTION 8 2.1 TERMS OF REFERENCE AND PURPOSE OF THE REPORT 8 2.2 SOURCE OF DATA AND INFORMATION 8 2.3 DETAILS OF INSPECTION 11 2.4 PREVIOUS REPORTS ON PROJECT 12 3 DESCRIPTION AND LOCATION 13 3.1 LOCATION 13 3.2 MINERAL TITLES, CLAIMS, RIGHTS, LEASES AND OPTIONS 14 3.3 MINERAL RIGHTS 14 3.4 ENVIRONMENTAL IMPACTS AND PERMITTING 14 3.5 OTHER SIGNIFICANT FACTORS AND RISKS 16 3.6 ROYALTIES AND AGREEMENTS 15 4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY 16 4.1 TOPOGRAPHY 16 SQM TRS Nueva Victoria 4.2 VEGETATION 17 4.3 ACCESSIBILITY AND TRANSPORTATION TO THE PROPERTY 17 4.4 CLIMATE AND LENGTH OF OPERATING SEASON 17 4.5 INFRASTRUCTURE AVAILABILITY AND SOURCES 17 5 HISTORY 19 6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT 20 6.1 REGIONAL GEOLOGICAL SETTING 20 6.2 LOCAL GEOLOGY 21 6.2.1 INTRUSIVE IGNEOUS ROCKS 21 6.2.2 VOLCANIC AND MARINE SEDIMENTARY SEQUENCES 21 6.2.3 STRATIFIED SEDIMENTARY AND VOLCANICLASTIC ROCKS 22 6.3 PROPERTY GEOLOGY 24 6.3.1 UNIT A 24 6.3.2 UNIT B 24 6.3.3 UNIT C 24 6.3.4 UNIT D 24 6.3.5 UNIT E 24 6.3.6 UNIT F 24 6.3.7 TENTE EN EL AIRE (TEA) 26 6.3.8 TORCAZA 28 6.3.9 HERMOSA 33 6.3.10 WEST MINE 30 6.3.11 NORTH MINE 30 6.3.12 SOUTH MINE 33 6.3.13 TEA OESTE 6.3.14 FRANJA OESTE 6.3.15 HERMOSA OESTE 6.4 MINERALIZATION ## SQM TRS Nueva Victoria

6.5 DEPOSIT TYPES 40 6.5.1 GENESIS OF CALICHE DEPOSITS 40 6.5.2 NUEVA VICTORIA 40 6.5.3 CONTINUOUS MANTLES 40 6.5.4 THIN SALT CRUSTS AND SUPERFICIAL CALICHE 40 6.5.5 STACKED CALICHES 40 6.5.6 OTHER ECONOMIC MINERALIZATION 41 7 EXPLORATION 42 7.1 SURFACE SAMPLES 42 7.2 TOPOGRAPHIC SURVEY 42 7.3 DRILLING METHODS AND RESULTS 43 7.3.1 GRID > 400 M 45 7.3.2 400 M GRID 45 7.3.3 200M AND 100M GRID 45 7.3.4 100T AND 50M GRID ## 7.3.5 2025 CAMPAIGNS 54 7.3.6 EXPLORATION DRILL SAMPLE RECOVERY 54 7.3.7 EXPLORATION DRILL HOLE LOGGING 55 7.3.8 EXPLORATION DRILL HOLE LOCATION OF DATA POINTS 55 7.3.9 QUALIFIED PERSON’S STATEMENT ON EXPLORATION DRILLING 56 8 SAMPLE PREPARATION, ANALYSIS AND SECURITY 57 8.1 SITE SAMPLE PREPARATION METHODS AND SECURITY 57 8.1.1 RC DRILLING 57 8.1.2 SAMPLE PREPARATION 58 8.2 LABORATORIES, ASSAYING AND ANALYTICAL PROCEDURES 60 8.3 RESULTS, QC PROCEDURES AND QA ACTIONS 60 8.3.1 LABORATORY QUALITY CONTROL 60 SQM TRS Nueva Victoria 8.3.2 QUALITY CONTROL AND QUALITY ASSURANCE PROGRAMS (QA-QC) 61 8.3.3 SAMPLE SECURITY 90 8.3.3.1 PLANNING RC DRILLING 8.3.3.2 HEADER 8.3.3.3 Geological Mapping 8.3.3.4 Dispatch of Samples for Mechanical Preparation 8.4 OPINION OF ADEQUACY 94 9 DATA VERIFICATION 95 9.1 PROCEDURES 95 9.2 DATA MANAGEMENT 95 9.3 TECHNICAL PROCEDURES 95 9.4 QUALITY CONTROL PROCEDURES 95 9.5 PRECISION EVALUATION 95 9.6 ACCURACY EVALUATION 95 9.7 QUALIFIED PERSON’S OPINION OF DATA ADEQUACY 96 10 MINERAL PROCESSING AND METALLURGICAL TESTING 97 10.1 HISTORICAL DEVELOPMENT OF METALLURGICAL TESTS 97 10.2 METALLURGICAL TESTING 99 10.2.1 SAMPLE PREPARATION 99 10.2.2 CALICHE MINERALOGICAL AND CHEMICAL CHARACTERIZATION 101 10.2.3 CALICHE NITRATE AND IODINE GRADE DETERMINATION 102 10.2.4 CALICHE PHYSICAL PROPERTIES 103 10.2.5 AGITATED LEACHING TESTS 105 10.2.6 COLUMN LEACH TEST USING SEA WATER 110 10.2.7 LABORATORY CONTROL PROCEDURES 112 10.3 SAMPLES REPRESENTATIVENESS 113 10.4 ANALYTICAL AND TESTING LABORATORIES 114 10.5 TESTING AND RELEVANT RESULTS ## SQM TRS Nueva Victoria 10.5.1 METALLURGICAL RECOVERY ESTIMATION 114 10.5.2 IRRIGATION STRATEGY SELECTION 116 10.5.3 INDUSTRIAL SCALE YIELD ESTIMATION 117 10.6 SIGNIFICANT RISK FACTORS 119 10.7 QUALIFIED PERSON’S OPINION 119 10.7.1 PHYSICAL AND CHEMICAL CHARACTERIZATION 119 10.7.2 CHEMICAL – METALLURGICAL TESTS 119 10.7.3 INNOVATION AND DEVELOPMENT 119 11 MINERAL RESOURCE ESTIMATE 120 11.1 KEY ASSUMPTIONS, PARAMETERS AND METHODS 120 11.1.1 SAMPLE DATABASE 120 11.1.2 GEOLOGICAL DOMAINS AND MODELING 121 11.1.3 ASSAY COMPOSITING 121 11.1.4 EVALUATION OF OUTLIER GRADES, CUT-OFFS, AND GRADE CAPPING 121 11.1.5 SPECIFIC GRAVITY (SG) 122 11.1.6 BLOCK MODEL MINERAL RESOURCE EVALUATION 124 11.1.7 GLOBAL STATISTICS 130 11.1.7.1 SWATH PLOTS 11.1.7.2 VISUAL VALIDATION 11.1.8 POLYGON MINERAL RESOURCE EVALUATION 11.2 MINERAL RESOURCE ESTIMATE 137 11.3 MINERAL RESOURCE CLASSIFICATION 139 11.4 MINERAL RESOURCE UNCERTAINTY DISCUSSION 139 11.5 ASSUMPTIONS FOR MULTIPLE COMMODITY MINERAL RESOURCE ESTIMATE 139 11.6 QUALIFIED PERSON’S OPINION ON FACTORS THAT ARE LIKELY TO INFLUENCE THE PROSPECT OF ECONOMIC EXTRACTION 139 12 MINERAL RESERVE ESTIMATE 141 12.1 ESTIMATION METHODS, PARAMETERS AND METHODS 141 SQM TRS Nueva Victoria 12.2 CUT-OFF GRADE AND CUT-OFF BENEFIT 143 12.3 CLASSIFICATION AND CRITERIA 143 12.4 MINERAL RESERVES 143 13 MINING METHODS 147 13.1 GEOTECHNICAL AND HYDROLOGICAL MODELS, AND OTHER PARAMETERS RELEVANT TO MINE DESIGNS AND PLANS 147 13.2 PRODUCTION RATES, EXPECTED MINE LIFE, MINING UNIT DIMENSIONS, AND MINING DILUTION AND RECOVERY FACTORS 150 13.3 PRODUCTION AND FINAL MINE OUTLINE 154 13.4 REQUIREMENTS FOR STRIPPING, UNDERGROUND DEVELOPMENT, AND BACKFILLING 156 13.5 REQUIRED MINING EQUIPMENT FLEET AND PERSONNEL 158 14 PROCESSING AND RECOVERY METHODS 159 14.1 PROCESS OVERVIEW 161 14.1.1 MINE AREA AND COM (OPERATION CENTERS) 162 14.1.2 HEAP LEACHING 162 14.1.3 IODIDE-IODINE PRODUCTION 164 14.1.4 NEUTRALIZATION PLANT 167 14.1.5 SOLAR EVAPORATION PONDS 167 14.1.6 SUR VIEJO NITRATE PLANT (PLANNED) 169 14.2 PRODUCTION SPECIFICATIONS AND EFFICIENCIES 169 14.2.1 PROCESS CRITERIA 170 14.2.2 SOLAR POND SPECIFICATIONS 171 14.2.3 PRODUCTION BALANCE AND YIELDS 171 14.3 PROCESS REQUIREMENTS 173 14.3.1 ENERGY AND FUEL REQUIREMENTS 175 14.3.2 WATER SUPPLY AND CONSUMPTION 175 14.3.3 STAFFING REQUIREMENTS 178 14.3.4 PROCESS PLANT CONSUMABLES 178 14.3.5 AIR SUPPLY 181 SQM TRS Nueva Victoria

14.4 QUALIFIED PERSON´S OPINION 181 15 PROJECT INFRASTRUCTURE 182 15.1 ACCESS TO PRODUCTION, STORAGE AND PORT LOADING AREAS 187 15.2 PRODUCTION AREAS AND INFRASTRUCTURE 187 15.3 COMMUNICATIONS 194 15.4 WATER SUPPLY 195 15.5 WATER TREATMENT 195 15.6 POWER SUPPLY 196 16 MARKET STUDIES 197 16.1 THE COMPANY 197 16.2 IODINE AND ITS DERIVATIVES, MARKET, COMPETITION, PRODUCTS, CUSTOMERS ## 16.2.1 IODINE MARKET ## 16.2.2 IODINE PRODUCTS ## 16.2.3 IODINE: MARKETING AND CUSTOMERS ## 16.2.4 IODINE COMPETITION ## 16.3 NITRATES ## 16.3.1 SPECIALTY PLANT NUTRITION, MARKET, COMPETITION, PRODUCTS, CUSTOMERS ## 16.3.2 INDUSTRIAL CHEMICALS, MARKET, COMPETITION, PRODUCTS, CUSTOMERS ## 17 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT 209 17.1 ENVIRONMENTAL STUDIES 209 17.1.1 BASELINE STUDIES 210 17.1.2 ENVIRONMENTAL IMPACT STUDY 215 17.2 OPERATING AND POST CLOSURE REQUIREMENTS AND PLANS 219 17.2.1 WASTE DISPOSAL REQUIREMENTS AND PLANS 219 17.2.2 MONITORING AND MANAGEMENT PLAN ESTABLISHED IN THE ENVIRONMENTAL AUTHORIZATION 219 17.2.3 REQUIREMENTS AND PLANS FOR WATER MANAGEMENT DURING OPERATIONS AND AFTER CLOSURE 220 17.3 ENVIRONMENTAL AND SECTORIAL PERMITS STATUS 221 SQM TRS Nueva Victoria 17.4 SOCIAL AND COMMUNITY 224 17.4.1 PLANS, NEGOTIATIONS OR AGREEMENTS WITH INDIVIDUALS OR LOCAL GROUPS 224 17.4.2 PURCHASING COMMITMENTS OR LOCAL CONTRACTING 227 17.4.3 SOCIAL RISK MATRIX 227 17.5 MINE CLOSURE 228 17.5.1 CLOSURE, REMEDIATION, AND RECLAMATION PLANS 228 17.5.2 CLOSURE COSTS 231 18 CAPITAL AND OPERATING COSTS 233 18.1 CAPITAL COSTS 233 18.1.1 CALICHE MINING 233 18.1.2 HEAP LEACHING 234 18.1.3 IODIDE AND IODINE PLANTS 234 18.1.4 SOLAR EVAPORATION PONDS 234 18.1.5 WATER RESOURCES 234 18.1.6 ELECTRICAL DISTRIBUTION SYSTEM 234 18.1.7 GENERAL FACILITIES 234 18.2 FUTURE INVESTMENT 234 18.3 OPERATING COST 235 19 ECONOMIC ANALYSIS 236 19.1 PRINCIPAL ASSUMPTIONS 236 19.2 PRODUCTION AND SALES 236 19.3 PRICES AND REVENUE 236 19.4 OPERATING COSTS 239 19.5 CAPITAL EXPENDITURE 241 19.6 CASHFLOW FORECAST 241 19.7 SENSITIVITY ANALYSIS 243 20 ADJACENT PROPERTIES 244 SQM TRS Nueva Victoria 21 OTHER RELEVANT DATA AND INFORMATION 246 22 INTERPRETATION AND CONCLUSIONS 247 22.1 RESULTS 248 22.1.1 GEOLOGY AND MINERAL RESOURCES 248 22.1.2 MINING AND MINERAL RESERVES 248 22.1.3 METALLURGY AND MINERAL PROCESSING 248 22.2 RISKS 249 22.2.1 MINING AND MINERAL RESERVES 249 22.2.2 METALLURGY AND MINERAL PROCESSING 249 22.2.3 OTHER RISKS 249 22.3 SIGNIFICANT OPPORTUNITIES 249 22.3.1 GEOLOGY AND MINERAL RESOURCES 249 22.3.2 MINING AND MINERAL RESERVES 249 22.3.3 METALLURGY AND MINERAL PROCESSING 249 23 RECOMMENDATIONS 249 23.1 GEOLOGY AND MINERAL RESOURCES 250 23.2 MINING AND MINERAL RESERVES 250 23.3 METALLURGY AND MINERAL PROCESSING 250 24 REFERENCES 251 25 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT 253 SQM TRS Nueva Victoria TABLES TABLE 1-1. IN-SITU MINERAL RESOURCE ESTIMATE, EXCLUSIVE OF MINERAL RESERVES, EFFECTIVE DECEMBER 31, 2022 2 TABLE 1-2. MINERAL RESERVE AT THE NUEVA VICTORIA MINE (EFFECTIVE 31 DECEMBER 2022) 4 TABLE 2-1. SUMMARY OF SITE VISITS MADE BY QPS TO NUEVA VICTORIA IN SUPPORT OF TRS REVIEW 12 TABLE 4-1. SLOPE CATEGORIES APPLIED IN THE ANALYSIS OF THE ASTER DEM 16 TABLE 6-1. MINERALOGY OF NUEVA VICTORIA CALICHES ## TABLE 7-1. DETAIL OF THE NUMBER OF DRILL HOLES AND TOTAL METERS DRILLED BY SECTOR IN NUEVA VICTORIA, IRIS AND SORONAL PROPERTIES 43 TABLE 7-2. METERS DRILLED IN CAMPAIGNS 2022 54 TABLE 7-3. CAMPAIGNS 2022 AVERAGE NANO3 AND I2 54 TABLE 7-4. RECOVERY PERCENTAGES AT NUEVA VICTORIA BY SECTORS 55 TABLE 8-1. NUMBER OF CONTROL SAMPLES FOR CAMPAIGNS FROM 2017 TO 2022 FOR NUEVA VICTORIA SECTORS TABLE 8-2. COARSE DUPLICATES FOR NITRATE TEA 2017 TABLE 8-3. COARSE DUPLICATES FOR IODINE-TEA 2017 TABLE 8-4. COARSE DUPLICATES FOR IODINE AND NITRATE TEA 2018-2019 TABLE 8-5. STANDARDS RESULTS - TEA 2018-2019 TABLE 8-6. FINE DUPLICATES FOR IODINE-AND NITRATE TEA 2018-2019 TABLE 8-7 COARSE DUPLICATE FOR NITRATE AND IODINE HERMOSA 2019 TABLE 10-1. METHODOLOGIES OF THE TEST PLAN INITIALLY DEVELOPED FOR THE STUDY OF CALICHE BEHAVIOR 98 TABLE 10-2. APPLIED METHODS FOR THE CHARACTERIZATION OF CALICHE OR COMPOSITE 102 TABLE 10-3. DETERMINATION OF PHYSICAL PROPERTIES OF CALICHE MINERALS 104 TABLE 10-4 COMPARATIVE RESULTS OF PHYSICAL TESTS FOR PAMPA ORCOMA AND TEA EXPLOITATION PROJECT 104 SQM TRS Nueva Victoria

TABLE 10-5 CHEMICAL CHARACTERIZATION OF SAMPLES OBTAINED FROM TEA AND SUCCESSIVE LEACH TEST RESULTS TABLE 10-6 CONDITIONS FOR LEACHING EXPERIMENTS WITH SEAWATER 111 TABLE 10-7 LIST OF REQUESTED ANALYSES FOR CALICHE LEACH BRINES AND IODINE PRILL 112 TABLE 10-8 LIST OF INSTALLATIONS AVAILABLE FOR ANALYSIS 114 TABLE 10-9 COMPARISON OF THE COMPOSITION DETERMINED FOR THE 583 HEAP LEACHING PILE IN OPERATION AT NUEVA VICTORIA 117 TABLE 11-1. BASIC SAMPLE STATISTICS FOR IODINE AND NITRATE IN NUEVA VICTORIA 120 TABLE 11-2. SPECIFIC GRAVITY SAMPLES IN NUEVA VICTORIA TABLE 11-3. BLOCK MODEL DIMENSIONS TABLE 11-4. VARIOGRAM MODELS FOR IODINE AND NITRATE IN NUEVA VICTORIA TABLE 11-5. SAMPLE SELECTION FOR EACH SECTOR TABLE 11-6. GLOBAL STATISTICS COMPARISON FOR IODINE TABLE 11-7. GLOBAL STATISTICS COMPARISON FOR NITRATE TABLE 11-8. ECONOMIC AND OPERATIONAL PARAMETERS USED TO DEFINE ECONOMIC INTERVALS FOR EACH DRILL HOLE IN NUEVA VICTORIA TABLE 11-9. MINERAL RESOURCE ESTIMATE, EXCLUSIVE OF MINERAL RESERVES, AS DECEMBER 31, 2022 TABLE 12-1. RESULTS OF 3D BLOCK MODEL RECONCILIATIONS TABLE 12-2 RESOURCES TO RESERVES CONVERSION FACTORS AT THE NUEVA VICTORIA MINE TABLE 12-3 MINERAL RESERVES AT THE NUEVA VICTORIA MINE (EFFECTIVE 31 DECEMBER 2022) 144 TABLE 12-4 RESERVES AT THE NUEVA VICTORIA MINE BY SECTOR (EFFECTIVE 31 DECEMBER 2022) 145 TABLE 13-1. SUMMARY OF NUEVA VICTORIA-SQM CALICHE MINE CHARACTERISTICS 147 TABLE 13-2. SUMMARY RESULTS OF SLOPE STABILITY ANALYSIS OF CLOSED HEAP LEACHING (NUEVA VICTORIA) 149 TABLE 13-3. MINING PLAN (2023-2040) TABLE 13-4. MINE AND PAD LEACHING PRODUCTION FOR NUEVA VICTORIA MINE PERIOD 2023 – 2040 156 SQM TRS Nueva Victoria TABLE 13-5 BLASTING PATTERN IN NUEVA VICTORIA MINE 157 TABLE 13-6 EQUIPMENT FLEET AT NUEVA VICTORIA MINE 158 TABLE 14-1 MODIFICATIONS TO THE OPERATION WITH EXPANSION OF THE TEA PROJECT 162 TABLE 14-2 SOLAR EVAPORATION POND TYPES AT SUR VIEJO 167 TABLE 14-3 SOLAR EVAPORATION POND TYPES AT TEA PROJECT 168 TABLE 14-4 SUMMARY OF PROCESS CRITERIA. MINE SITE CALICHE HEAP LEACHING AND PRODUCTIVE IODINE PROCESS 170 TABLE 14-5 DESCRIPTION OF INFLOWS AND OUTFLOWS OF THE SOLAR EVAPORATION SYSTEM 171 TABLE 14-6 SUMMARY OF 2022 IODINE AND NITRATE AT NUEVA VICTORIA, INCLUDING IRIS 176 TABLE 14-7 NUEVA VICTORIA PRODUCTION DATA FOR 2019 TO 2022 172 TABLE 14-8 NUEVA VICTORIA PROCESS PLANT PRODUCTION SUMMARY TABLE 14-9 HISTORIC RATES OF GROUNDWATER EXTRACTION FOR INDUSTRIAL WATER SUPPLY 176 TABLE 14-10 NUEVA VICTORIA INDUSTRIAL AND POTABLE WATER CONSUMPTION 177 TABLE 14-11 PERSONNEL REQUIRED BY OPERATIONAL ACTIVITY 178 TABLE 14-12 PROCESS REAGENTS AND CONSUMPTION RATES PER YEAR, NV 178 TABLE 14-13 PROCESS REAGENTS AND CONSUMPTION RATES PER YEAR WITH NITRATE PLANT (PLANNED) 180 TABLE 15-1. APPROVED WATER RIGHTS, BY SECTOR 195 TABLE 15-2. AVERAGE WATER EXTRACTION, BY SECTOR 195 TABLE 16-1 PERCENTAGE BREAKDOWN OF SQM'S REVENUES FOR 2021, 2020, 2019 AND 2018 207 TABLE 16-2 IODINE AND DERIVATES VOLUMES AND REVENUES, 2018 - 2021 TABLE 16-3 GEOGRAPHICAL BREAKDOWN OF THE REVENUES TABLE 16-4 SALES VOLUMES AND REVENUE FOR SPECIALTY PLANT NUTRIENTS, 2021, 2020, 2019, 2018 TABLE 16-5 GEOGRAPHICAL BREAKDOWN OF THE SALES TABLE 16-6 SALES VOLUMES OF INDUSTRIAL CHEMICALS AND TOTAL REVENUES FOR 2021, 2020, 2019 AND 2018 SQM TRS Nueva Victoria TABLE 16-7 GEOGRAPHICAL BREAKDOWN OF THE REVENUES 222 TABLE 17-1. ENVIRONMENTAL IMPACTS OF THE PAMPA HERMOSA PROJECT AND COMMITTED MEASURES 216 TABLE 17-2. ENVIRONMENTAL IMPACTS OF THE TENTE EN EL AIRE PROJECT AND COMMITTED MEASURES 218 TABLE 17-3. MONTHLY AVERAGE FLOW PERIOD 2022 NUEVA VICTORIA 220 TABLE 17-4. DISTRIBUTION OF FRESHWATER CONSUMPTION BETWEEN THE VARIOUS COMPONENTS OF THE NUEVA VICTORIA OPERATION 220 TABLE 17-5. SECTORIAL PERMITS DEFINED IN THE ENVIRONMENTAL RESOLUTIONS 222 TABLE 17-6. RISK ASSESSMENT OF THE MAIN FACILITIES AT THE NUEVA VICTORIA AND TEA PROJECT MINE 230 TABLE 17-7. NUEVA VICTORIA MINE SITE CLOSURE COSTS 231 TABLE 17-8. NUEVA VICTORIA MINING SITE POST-CLOSURE COSTS 231 TABLE 18-1. SUMMARY OF CAPITAL EXPENSES FOR THE NUEVA VICTORIA AN IRIS OPERATIONS 233 TABLE 18-2 ESTIMATED INVESTMENT 234 TABLE 18-3 NUEVA VICTORIA OPERATING COST 235 TABLE 19-1. NUEVA VICTORIA LONG TERM OF MINE PRODUCTION TABLE 19-2. NUEVA VICTORIA IODINE AND NITRATE PRICE AND REVENUES TABLE 19-3. NUEVA VICTORIA OPERATING COSTS TABLE 19-4. ESTIMATED NET PRESENT VALUE (NPV) FOR THE PERIOD FIGURES FIGURE 3-1. GENERAL LOCATION MAP 13 FIGURE 3-2. LOCATION OF NUEVA VICTORIA PROJECT 14 FIGURE 4-1. SLOPE PARAMETER MAP SR AND ELEVATION PROFILE TRACE AA" FIGURE 6-1. GEOMORPHOLOGICAL SCHEME OF SALINE DEPOSITS IN NORTHERN CHILE 20 FIGURE 6-2. GEOLOGICAL MAP AT NUEVA VICTORIA. INTERNAL DOCUMENT-SQM 22 FIGURE 6-3. TYPICAL PROFILE OF THE QCP UNIT AT NUEVA VICTORIA 25 SQM TRS Nueva Victoria FIGURE 6-4. NUEVA VICTORIA SECTORS 26 FIGURE 6-5. SCHEMATIC CROSS SECTION OF TEA DEPOSIT 27 FIGURE 6-6. STRATIGRAPHIC CROSS SECTION OF TORCAZA SECTOR 28 FIGURE 6-7. STRATIGRAPHIC COLUMN AND SCHEMATIC CROSS SECTION OF HERMOSA SECTOR 29 FIGURE 6-8. SCHEMATIC CROSS SECTION OF WEST MINE SECTOR 31 FIGURE 6-9. SCHEMATIC CROSS SECTION OF NORTH MINE SECTOR 32 FIGURE 7-1. WINGTRA ONE FIXED-WING AIRCRAFT 42 FIGURE 7-2. DRILL HOLE LOCATION MAP 44 FIGURE 7-3. ISO-NITRATE MAP NUEVA VICTORIA OF NORTH AND SOUTH MINE SECTOR FIGURE 7-4. ISO-NITRATE MAP NUEVA VICTORIA WEST MINE SECTOR FIGURE 7-5. ISO-IODINE MAP NUEVA VICTORIA; TEA AND HERMOSA SECTOR FIGURE 7-6. ISO-IODINE MAP NUEVA VICTORIA TEA EN TORCAZA SECTOR FIGURE 8-1. A) DRILLING POINT MARKING B) DRILL RIG POSITIONING C) RC DRILLING D) RC SAMPLES AT PLATFORM FIGURE 8-2. A) TRANSPORTATION TRUCK. B) PALLETS WITH RC SAMPLES 58 FIGURE 8-3. SAMPLE PREPARATION FLOW DIAGRAM 59 FIGURE 8-4. A) SAMPLE DIVISION B) CONE CRUSHER C) RIFFLE CUTTER D) SAMPLE PULVERIZING E) PACKAGING 59 FIGURE 8-5. FLOW CHART FOR APPROVAL OF LABORATORY CHEMICAL ANALYSIS RESULTS 61 FIGURE 8-6. SCATTERPLOT FOR NITRATE - COARSE DUPLICATES- TEA 2017 FIGURE 8-7. PLOTS FOR IODINE - COARSE DUPLICATES TEA 2017 FIGURE 8-8. PLOTS FOR IODINE AND NITRATE - COARSE DUPLICATES- TEA 2018-2019 FIGURE 8-9. PLOTS FOR NITRATE AND IODINE FINE DUPLICATES TEA 2018-2019 FIGURE 8-10. PLOT CUMULATIVE ABSOLUTE DIFFERENCE FOR NITRATE AND IODINE FINE DUPLICATES TEA 2018- 2019 SQM TRS Nueva Victoria

FIGURE 8-11. PLOT FOR NITRATE COARSE DUPLICATE HERMOSA 2019 FIGURE 8-12. A) SAMPLES STORAGE B) DRILL HOLE AND SAMPLES LABELING FIGURE 8-13. IRIS – TEA WAREHOUSE AT NUEVA VICTORIA FIGURE 10-9. IODINE RECOVERY AS A FUNCTION OF TOTAL SALTS CONTENT FIGURE 10-10. PARAMETER SCALES AND IRRIGATION STRATEGY IN THE IMPREGNATION STAGE FIGURE 10-11. IRRIGATION STRATEGY SELECTION FIGURE 10-12. NITRATE AND IODINE YIELD ESTIMATION AND INDUSTRIAL CORRELATION FOR THE PERIOD 2008-2022 FIGURE 11-2. VARIOGRAM MODELS FOR IODINE AND NITRATE IN NUEVA VICTORIA FIGURE 11-3. PLAN VIEW OF THE POLYGONS BORDERING THE MINERAL RESOURCES HERMOSA FIGURE 11-4. SWATH PLOTS FOR IODINE TEA FIGURE 11-5. SWATH PLOTS FOR NITRATE TEA COMMENTARIES FIGURE 11-6. SWATH PLOTS FOR IODINE HERMOSA COMMENTARIES FIGURE 11-8. SWATH PLOTS FOR IODINE TORCAZA 125 FIGURE 11-9. SWATH PLOTS FOR NITRATE TORCAZA 126 COMMENTARIES FIGURE 11-11. VISUAL VALIDATION OF IODINE A ESTIMATION, PLAN VIEW HERMOSA FIGURE 11-12. VISUAL VALIDATION OF NITRATE ESTIMATION, PLAN VIEW TORCAZA FIGURE 12-2 MAP OF RESERVES SECTORS IN NUEVA VICTORIA FIGURE 13-1. STRATIGRAPHIC COLUMN AND SCHEMATIC PROFILE, AND SCHEMATIC MINING PROCESS IN NUEVA VICTORIA CALICHE MINE 148 FIGURE 13-2. GEOTECHNICAL ANALYSIS RESULTS: HEAP #300, HYPOTHESIS MAXIMUM CREDIBLE EARTHQUAKE 150 SQM TRS Nueva Victoria HEAP LEACH PADS (FIGURE 13-3) ARE BUILT TO ACCUMULATE A TOTAL OF 1 MT, WITH HEIGHTS BETWEEN 7 TO 15 M AND CROWN AREA OF 65.000 M2 FIGURE 13-3. PAD CONSTRUCTION AND MORPHOLOGY IN NUEVA VICTORIA MINE (CALICHES) FIGURE 13-4. FINAL MINE OUTLINE - NUEVA VICTORIA MINING PLAN 2023-2040 155 FIGURE 13-5. TYPICAL BLAST IN NUEVA VICTORIA MINE (CALICHES) 157 FIGURE 13-6. TERRAIN LEVELER AND SME EQUIPMENT (VERMEER) 158 FIGURE 14-1. SIMPLIFIED NUEVA VICTORIA PROCESS FLOWSHEET 160 FIGURE 14-3. SCHEMATIC OF THE HEAP LEACHING PROCESS AT NUEVA VICTORIA 163 FIGURE 14-4. SCHEMATIC OF THE IODINE RECOVERY PROCESS AT NUEVA VICTORIA FIGURE 14-5. GENERAL ARRANGEMENT DRAWING. IODIDE-IODINE PLANTS OF NUEVA VICTORIA FIGURE 14-6. PROCESS DIAGRAM OF IRIS PLANT FIGURE 14-7. GENERAL ARRANGEMENT OF SUR VIEJO EVAPORATION PONDS 168 FIGURE 14-8. GENERAL ARRANGEMENT OF TEA EVAPORATION PONDS 169 FIGURE 14-9. PROJECTED WATER AND REAGENT CONSUMPTION AT NUEVA VICTORIA WITH IMPLEMENTATION OF THE TEA EXTENSION 174 FIGURE 15-1. GENERAL LOCATION OF NUEVA VICTORIA 183 FIGURE 15-2. LOCATION OF NUEVA VICTORIA PRODUCTION AREA 184 FIGURE 15-3. NUEVA VICTORIA PLANT PROCESS DIAGRAM 185 FIGURE 15-4. NUEVA VICTORIA SITE RESOURCE DIAGRAM 185 FIGURE 15-5. NUEVA VICTORIA SITE LAYOUT 188 FIGURE 15-6. GENERAL VIEW OF THE EVAPORATION PONDS AT THE SUR VIEJO INDUSTRIAL AREA FIGURE 15-7. GENERAL VIEW OF SOLAR EVAPORATION PONDS IN SUR VIEJO FIGURE 15-8. GENERAL VIEW OF THE IRIS IODINE PLANT AREA FIGURE 17-1. LOCATION OF WELLS WITH GRANTED WATER RIGHTS 211 FIGURE 17-2. HYDROGEOLOGIC MAP OF THE AREA OF BACKGROUND COLLECTION 212 SQM TRS Nueva Victoria FIGURE 17-3. SECTORS OF THE AREA OF INFLUENCE 214 FIGURE 19-1. SENSITIVITY ANALYSIS FIGURE 20-1. NUEVA VICTORIA ADJACENT PROPERTIES. 245 SQM TRS Nueva Victoria 1 EXECUTIVE SUMMARY 1.1 PROPERTY SUMMARY AND OWNERSHIP The Nueva Victoria Property, situated 145 km southeast of the city of Iquique, covers an area of 69,793 hectares (ha) of low topographic relief terrain. The property boundary includes several nitrate and iodine deposits of economic value including Hermosa Oeste, Tente en el Aire, Pampa Hermosa, Pampa Engañadora, etc. The Nueva Victoria Property also has substantial potential for metallic mineralization, notably copper and gold, which could in the future sustain exploitation by SQM or generate royalties. Several properties adjacent to the Nueva Victoria Project host mineral deposits with geological characteristics like those at Nueva Victoria, including mining lots held by ACF Minera S.A., owned by the Urticoechea family. 1.2 GEOLOGY AND MINERALIZATION Nueva Victoria is a nitrate-iodine deposit located in the Intermediate Basin (Central Depression) of northern Chile, limited to the west by the coastal range (representing the Jurassic magmatic arc) and to the east by the Precordillera (associated with the Cenozoic magmatic activity which gave rise to the large Cu-Au deposits of northern Chile), generating a natural barrier for their deposition and concentration. The regional geology in which the Nueva Victoria deposits are immersed corresponds to Paleogene clastic sedimentary rocks, over a volcanic basement, associated with lavas of intermediate composition (mainly andesites - tuffs) representing Jurassic volcanism, overlying a series of intrusive belonging to the Cretaceous, which mostly outcrops outside the property area. The mineralization at Nueva Victoria is mantiform, with a wide areal distribution, forming deposits several kilometers in extension. The mineralization thicknesses are variable, with mantles of approximately 1.0 to 6.0 meters (m). Because of geological activity over time (volcanism, weathering, faulting) the deposits can be found as continuous mantles, thin salt crusts and superficial caliche and “Stacked" caliche. The mineralogical association identified corresponds mainly to soluble sulfates of Na and K, less soluble sulfates of Ca, chlorides, nitrates, and iodates. Among the mineral species of interest are nitratine, potassium nitrate, hectorfloresite; lautarite and bruggenite. In 2025, there was a detailed exploration program of 1,285 ha in the Hermosa Oeste, Hermosa, Franja Oeste, Mina Sur and Lobo. The basic exploration conducted in 2025 corresponds to 10,118 ha in Pampa Fortuna Environment. Currently, drilling totals 1,161 reverse circulation (RC) drill holes (6,760 meters). All the drill holes were vertical. Drilling is carried out with wide grid in the first reconnaissance stage (1,000 x 1,000 m; 800 x 800 m; 400 x 400 m); to later reduce this spacing to define the resources in their different categories. 1.3 MINERAL RESOURCE STATEMENT This subsection contains forward-looking information related to mineral resource estimates for the Nueva Victoria mine. Material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any material difference from one or more of the material factors or assumptions set forth in this subsection, including the geological interpretation, controls and assumptions associated with the establishment of the economic extraction prospects. All available samples were used without compositing and no capping, or other outlier restrictions, to develop a geological model in support of estimating mineral resources. Hard contacts were used between different geological units. Sectors with a drill hole grid of 50 x 50 m and up to 100 x 100 m were estimated to be a three-dimensional block model using the ordinary kriging (KO) interpolation method in one pass. Additionally, variograms were constructed and used to support the search for ellipsoid anisotropy and linear trends observed in the data. Iodine and nitrate grade interpolation was performed using the same variograms model calculated for Iodine. In the case of sectors with drill holes grids greater than 100 x 100 m and up to 200 x 200 m, the ore grades were estimated in a three-dimensional block model using the Inverse Distance Weighted (IDW) interpolation method. For areas with drill holes grids from 200 x 200 m up to 400 x 400 m ore grades were estimated in two dimensional using the polygon method. SQM TRS Nueva Victoria Pag. 1

Mineral resources were classified using the drill hole grid. Zones with grids of 50 x 50 m up to 100 x 100 m were classified as measured. For Indicated Mineral Resources, the zone should have a 200 x 200 m drill hole grid. For determination of inferred Resources a 400 x 400 m drill hole grid was used. The mineral resource evaluation applies a new methodology known as “block valorization,” which establishes, for each pampa, an optimal economic envelope using a cut-off benefit greater than 0.1 USD/t of ore (BC).The parameters included in the calculation of the value of the block are: iodine price, nitrate price, iodine recovery, nitrate recovery, mine cost, Iodine Plant Cost and Nitrate Plant Cost. The block valuation methodology is stacked for measured and indicated resources (excluding reserves). The resulting inferred resources are not valued and are reported at a cut-off benefit (BC) greater than 0.1. The mineral resource estimate, excluding mineral reserves, is presented in Table 1-1. Based on the caliche deposits found on the surface, all the measured and indicated mineral resources with environmental permits and that are within the envelope of the valorization of the block, have been converted into mineral reserves. As a consequence of the above, it provides geological resources excluding mining reserves, for which the report of measured, indicated and inferred geological resources is included in this Technical Report Summary (TRS). As the process of estimating mineral resources is reviewed and improved each year, mineral resources may change in terms of geometry, tonnage, or grades. Table 1-1. In situ Mineral Resource Estimate, Exclusive of Mineral Reserves, effective December 31, 2025. Nueva Victoria Inferred Resource Indicated Resource Measured Resource Tonnage (Mt) Nitrate (%) Iodine (ppm) Tonnage (Mt) Nitrate (%) Iodine (ppm) Tonnage (Mt) Nitrate (%) Iodine (ppm) Franja Oeste 16.0 3.9 401 14.9 2.1 239 40.6 3.2 233 Hermosa 51.4 5.2 161 Hermosa W 17.0 4.7 387 11.8 4.2 240 25.7 3.7 220 Mina Norte 18.9 2.6 280 Mina Oeste 60.6 2.9 185 Mina Sur 12.7 3.2 278 TEA Sur 6.6 2.3 226 Tea Central Tea Unificado 40.3 4.4 314 TEA W 16.4 3.4 338 Torcaza 8.1 3.5 278 Engañadora 9.0 3.7 239 Cocar 5.1 7.3 302 Coruña Fortuna Iris Vigia Oeste 3 Los Angeles 9.3 7.9 331 TEA Oeste 1.1 4.0 397 Entorno Fortuna 106.6 4.4 354 Mina Sur (Lobos) 5.1 4.0 440 9.6 3.1 384 TOTAL 155.1 4.7 360 40.8 3.3 264 290.9 3.7 237 (a) Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resource will be converted into mineral reserves upon the application of modifying factors. SQM TRS Nueva Victoria Pag. 2 (b) The mineral resources are based on the application of modifying factors and due to the fact that the caliche deposits are located on the surface, part of the measured and indicated mineral resources with environmental permits and that are within the envelope of the valorization of the block greater than BC 3, have been converted into mineral reserves. As a consequence of the above, geological resources are provided excluding mining reserves, for which they are included in this Report of Measured Geological Resources, indicated and inferred in this summary of the Technical Report. (c) Comparisons of values may not be added due to rounding of numbers and the differences caused by use of averaging methods. (d) The units “Mt”, “ppm” and “%” refer to million tonnes, parts per million, and weight percent respectively. (e) The Resource Mineral involves a cut-off benefit (USD/t of ore) greater than 0.1 and caliche thickness ≥ 2.0 m. (f) As the mineral resources estimation process is reviewed and improved each year, mineral resources could change in terms of geometry, tonnage or grades. Density was assigned to all materials with a default value of 2.1 t/m3, this value comes from several analysis made by SQM in Nueva Victoria and other operations. The mineral resource estimate considers an optimal cut-off benefit (BC) to maximize the economic value of each block, this value considers the corresponding operational, financial and planned investment costs, depreciation, profit margin, and taxes. The iodine price used was to determine reasonable prospects for economic extraction is 42,000 USD/t the same as that used to estimate mineral reserves. Marco Fazzi is the QP responsible for the mineral resources. The QP is not aware of any environmental, permitting, legal, title, taxation, socioeconomic, marketing, political or other relevant factors that could materially affect the mineral resource estimate that are not discussed in this technical report. 1.4 MINERAL RESERVE STATEMENT This sub-section contains forward-looking information related to mineral reserve estimates for Nueva Victoria. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecast or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including mineral resource model tonnes and grade, modifying factors including mining and recovery factors, production rate and schedule, mining equipment productivity, commodity market and prices and projected operating and capital costs. The measure mineral resources defined by drill hole grid 50 x 50 m and up to 100 x 100 m and evaluated using 3D blocks and ordinary kriging are considered as high levels of geological confidence are qualified as proven mineral reserves (See Table 12.2). The indicate mineral resources defined by drill holes grids greater than 100 x 100 m up to 200 x 200 m; and evaluated using 3D blocks model and Inverse Distance Weighted (IDW) interpolation method is considered as medium level of geological confidence are qualified as probable mineral reserves. The mineral reserves are based on the block valuation methodology, which considers for the resource an optimal economic envelope of each pampa for a cut-off benefit (USD/t of ore) greater than 3. The parameters included in the calculation of the value of the block are: iodine price, nitrate price, iodine recovery, nitrate recovery, mine cost, iodine plant cost and nitrate plant cost, another restriction for reserves is a caliche thickness ≥ 2.0 m and a slope, which should not exceed 8%. Economic viability is demonstrated in discounted cash flow after taxes (see Section 19). All mineral reserves are defined in sectors with environmental permits (RCA). Based on these criteria, proven reserves mineral at Nueva Victoria are estimated in to 815.0 million tonnes (Mt) with an estimated average nitrate grade of 4.4% and 302.0 ppm iodine. Probable mineral reserves at the Nueva Victoria site are 237.0 Mt, with an estimated average nitrate grade of 5.3% and 363.0 ppm iodine. Mineral reserves are stated as in-situ ore. SQM TRS Nueva Victoria Pag. 3 Table 1-2. Mineral Reserve at the Nueva Victoria Mine (Effective 31 December 2025) Proven Reserves Probable Reserves Total Reserves Tonnage (Mt) 815.0 237.0 1,052.0 Iodine Grade (ppm) 302.0 363.0 315.7 Nitrate Grade (%) 4.4 5.3 4.6 Iodine (kt) 246.1 86.0 332.2 Nitrate (kt) 36,023 12,443 48,466 Notes: (a) The mineral reserves are based on a Cut-off Benefit (BC) greater than 3 USD/t, a caliche thickness ≥ 2.0 m. and a restriction of sectors with slopes not greater than 8%. (b) Proven minerals reserves are based on measured mineral resources at the criteria described in (a) above, calculations were made using a model estimated by ordinary kriging. (c) Probable mineral reserves are based on indicated mineral resources based on the criteria described in (a) above, calculations were made using a model estimated by IDW. (d) Mineral reserves are stated as in-situ ore (caliche) as the point of reference. (e) The units “Mt”, “kt”; “ppm” and “%” refer to million tonnes, kilotonnes; parts per million, and weight percent respectively. (f) Mineral reserves are based on an iodine price of 42.0 USD/kg. Miner is also based on economic viability as demonstrated in an after-tax discounted cash flow (see Section 19). (g) Marco Fazzi is the QP responsible for the mineral reserve. (h) The QP is not aware of any environmental, permitting, legal, title, taxation, socioeconomic, marketing, political or other relevant factors that could materially affect the mineral reserve estimate, that are not discussed in this TRS. (i) Comparison of values may not total due to rounding of numbers and the differences caused by use of averaging methods. 1.5 MINE DESIGN, OPTIMIZATION, AND SCHEDULING At Nueva Victoria the total amount of caliche extraction reached in 2025 was 49.70 million tonnes (Mt). The caliche production for the long term (LP) from 2026 through 2045 ranges between 48 Mt per year to 54 Mt per year for a total ore production of 1,052 Mt with an average iodine grade of 316 ppm and a nitrate grade of 4.6%. The mining procedure at Nueva Victoria involves the following processes: Removal of surface layer and overload (between 0.50 m to 1.0 m thick). Caliche extraction, up to a maximum depth of 6 m, through explosives (drill & blast) or surface mining (SM). Caliche loading, using front-end loaders and/or shovels. Transport of the mineral to heap leach, using mining trucks (rigid hopper) of high tonnage (100 to 150 t). Construction of heap leach to accumulate a total of 1 Mt, with heights of 7 to 15 m and a crown area of 65,000 square meters (m²). SQM TRS Nueva Victoria Pag. 4 The physical stability analysis performed by SQM indicates that these heaps are stable for long-term, and no slope modification is required for closure. Continuous irrigation of heap leach is conducted to complete the leach cycle. The criteria set by SQM to establish the mining plan correspond to the following: Caliche thickness ≥ 2.0 m Sectors with slopes not greater than 8%. Unit sales price for prilled iodine 42,000 USD/t (mining, leaching, seawater pipeline and plant processing). In the mining processes, SQM considers an efficiency between 80% an 90% (losses of mineral and grades dilution in the integral process of mineral extraction, load, and transport; and heap leach construction). Given the production factors set in mining and leaching processes (71.8% for iodine and 31.0% for nitrates production for leaching that are average values), a total production of 238.8 kt of prilled iodine and 15,049 kt of nitrate salts is expected for this period (2026- 2045) from lixiviation process to treatment plants. 1.6 METALLURGY AND MINERAL PROCESSING 1.6.1 Metallurgical Testing Summary The test work developed is aimed at determining the susceptibility of raw materials to production by means of separation and recovery methods established in the plant, evaluating deleterious elements, to establish mechanisms in the operations and optimize the process to guarantee a recovery that will be intrinsically linked to the mineralogical and chemical characterization, as well as physical and particle size of the mineral to be treated. Historically, SQM nitrates, through its Research and Development area, has conducted tests at plant and/or pilot scale that have allowed improving knowledge about the recovery process and product quality through chemical and physical tests. SQM's testing laboratories located in the city of Antofagasta and Nueva Victoria perform physicochemical, mineralogical, and metallurgical tests. The latter allow us to know the behavior of the caliche bed against water leaching and thus support future performance. In addition, the knowledge generated contributes to the selection of the best irrigation strategy to maximize profit and the estimation of recovery at industrial scale by means of empirical correlations or through mathematical modelling. 1.6.2 Mining and Mineral Processing Summary The Nueva Victoria Operation comprises the sectors of Nueva Victoria belonging to Nueva Victoria, Sur Viejo and Iris. The production process begins with mining of “Caliche” ore. The ore is heap-leached to generated iodate & nitrate rich leaching solutions referred to by SQM as “Brines”. The brines are piped to processing plants where the iodate is converted to iodide, which is then processed to obtain pelleted (“Prilled”) iodine. The iodine-depleted brine exiting the iodide plant is referred to by SQM as “Brine Feble” (BF), where “feble” denotes its depleted or weakened condition.. A proportion of the BF is recirculated to the heap-leaching stage of the process; the remaining BF is routed to the evaporation ponds at Sur Viejo. The solar evaporation ponds produce salts rich in sodium nitrate and potassium nitrate. These nitrate-rich salts are sent to the SQM Coya Sur Plants (locate 160 km to the south of Nueva Victoria, and 7 km southeast of the town of María Elena in the Antofagasta Region of northern Chile) where they are refined to produce commercial sodium nitrate and potassium nitrate. The surface area authorized for mining at Nueva Victoria is 1,299 square kilometers (km2). The surface area authorized for mining at Iris is 45.5 km2. No expansion is planned at Iris. Caliche extraction at Nueva Victoria and Iris is 49,7 million tonnes per year (Mtpy) in 2025. SQM TRS Nueva Victoria Pag. 5

1.7 CAPITAL AND OPERATING COSTS This section contains forward-looking information related to capital and operating cost estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecast or projection in the forward-looking information include any significant differences from one or more of the materials factors or assumptions that were set forth in this section including prevailing economic conditions continue such that projected capital costs, labor and equipment productivity levels and that contingency is sufficient to account for changes in material factors or assumptions. The annual production estimates were used to determine annual estimates of capital and operating costs. All cost estimates were in 2025 USD. Total capital costs are estimated to be about USD 1,261 million to complete the TEA seawater project, sustain operations at the Franja Oeste mine, and develop new solar evaporation ponds. Annual operating costs were based on historical operating costs, material movements and estimated unit costs provided for SQM. These include mining, leaching, iodine and nitrate production. Ore capital costs included working capital and closure costs. Annual total operating cost of 6.2 USD/t caliche to 7.8 USD/t of caliche, with an average total operating cost of 7.2 USD/t of caliche over the long term (see Table 19.3). 1.8 ECONOMIC ANALYSIS This section contains forward-looking information related to economic analysis for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecast or projection in the forward-looking information include any significant differences from one or more of the materials factors or assumptions that were set forth in this sub section including estimated capital and operating costs, project schedule and approvals timing, availability of funding, projected commodities markets and prices. All costs were assumed in 2025 USD. For the economic analysis a Discounted Cash flow (DCF) model was developed. An iodine sales price of 42,000 USD/t and a nitrate salt for fertilizer price of 323 USD/t was used in the discounted cash flow. The imputed nitrate salts for fertilizer price of 323 USD/t. QP believes these prices reasonably reflect current market prices and are reasonable to use as sales prices for the economic analysis for this Study. The discounted cash flow establishes that the mineral reserves estimate provided in this report are economically viable. The base case NPV is estimated to be USD 3 billion. The net present value for this study is most sensitive to operating cost and sales prices of both iodine and nitrates. (Table 19.4) QP considers the accuracy and contingency of cost estimates to be well within a prefeasibility study (PFS) standard and enough for the economic analysis supporting the mineral reserve estimated for SQM. 1.9 CONCLUSIONS AND RECOMMENDATIONS Marco Fazzi, QP of mineral resources and mineral reserves concludes that the work done in the review of this TRS includes adequate details and information to declare the mineral reserves. In relation to the resource treatment processes, the conclusion of the responsible QP, Jesús Casas De Prada, is that appropriate work practices and equipment, design methods and processing equipment selection criteria have been used. In addition, the company has developed new processes that have continuously and systematically optimized its operations. Some recommendations are given in the following areas: Environmental issues include leachate or acid water management, air emissions management, tailings dump management, and leachate riprap. Audit with an external company of the entire resource estimation process, that is, expert review of drilling database, resource estimation, and reserve valuation SQM TRS Nueva Victoria Pag. 6 All the above recommendations are considered within the declared CAPEX/OPEX and do not imply additional costs for their execution. SQM TRS Nueva Victoria Pag. 7 2 INTRODUCTION This Technical Summary Report (TRS) was prepared by SQM's team of professionals and external advisors for Sociedad Química y Minera de Chile (SQM), in accordance with the requirements of Regulation SK, Subpart 1300 of the United States Securities Exchange Commission (SEC), hereinafter referred to as SK 1300. 2.1 TERMS OF REFERENCE AND PURPOSE OF THE REPORT At Nueva Victoria SQM produces nitrate salts (sodium nitrate and potassium nitrate) and iodine, by heap leaching and evaporation. The effective date of this TRS report is December 31, 2025. This TRS uses English spelling and Metric units of measure. Grades are presented in weight percent (wt.%). Costs are presented in constant US Dollars as of December 31, 2025. Except where noted, coordinates in this TRS are presented in metric units using the World Geodesic Reference System (PSAD) 1956 Universal Transverse Mercator (UTM) ZONE 19 South (19S). The purpose of this TRS is to report mineral resources and mineral reserves for SQM’s Nueva Victoria operation. 2.2 SOURCE OF DATA AND INFORMATION This TRS is based on information from SQM and public domain data. All information is cited throughout this document and is listed in the final "References" section at the end of this report. Table 2-1 provides the abbreviations (abbv.) and acronyms used in this TRS. Table 2-1. Abbreviations and Acronyms ' minute " second % percent ° degrees °C degrees Celsius 100T 100 truncated grid AA Atomic absorption AAA Andes Analytical Assay AFA weakly acidic water FNW/AFN Feble Neutral Water Ajay Ajay Chemicals Inc. AS Auxiliary Station ASG Ajay-SQM Group BF Brine Feble BFN Neutral Brine Feble BWn abundant cloudiness CIM Centro de Investigación Minera y Metalúrgica cm centimeter CU Water consumption COM Mining Operations Center CSP Concentrated solar power CONAF National Forestry Development Corporation DDH diamond drill hole Acronym/Abbv. Definition SQM TRS Nueva Victoria Pag. 8 DGA General Directorate of Water DTH down-the-hole EB 1 Pumping Station No. 1 EB2 Pumping Station No. 2 EIA environmental impact statement EW east-west FC financial cost FNW feble neutral water g gram G gravity GU geological unit g/cm3 grams per cubic centimeter g/mL grams per milliliter g/t grams per tonne g/L grams per liter GPS global positioning system h hour ha hectare ha/y hectares per year HDPE High-density Polyethylene ICH industrial chemicals ICP inductively coupled plasma ISO International Organization for Standardization kg kilogram kh horizontal seismic coefficient kg/m3 kilogram per cubic meter km kilometer kv vertical seismic coefficient kN/m3 kilonewton per cubic meter km2 square kilometer kPa kilopascal kt kilotonne ktpd thousand tonnes per day ktpy kilotonne per year kUSD thousand USD kV kilovolt kVA kilovolt-amperes L/m2/h liters per square meter per hour L/m2 /d liters per square meter per day L/s liters per second LR Leaching rate LCD/LED liquid crystal displays/light-emitting diode LCY Caliche and Iodine Laboratories LdTE medium voltage electrical transmission line LIMS Laboratory Information Management System Acronym/Abbv. Definition SQM TRS Nueva Victoria Pag. 9

LOM life-of-mine m meter M&A mergers and acquisitions m/km2 meters per square kilometer m/s meters per second m2 square meter m3 cubic meter m3 /d cubic meter per day m3 /h cubic meter per hour m3 /t cubic meter per tonne masl meters above sea level mbgl meter below ground level mbsl meters below sea level mm millimeter mm/y millimeters per year Mpa megapascal Mt million tonnes Mtpy million tonnes per year MW megawatt MWh/y Megawatt hour per year NNE north-northeast NNW north-northwest NPV net present value NS north south O3 ozone ORP oxidation reduction potential PLS pregnant leach solution PMA particle mineral analysis ppbv parts per billion volume ppm parts per million PVC Polyvinyl chloride QA Quality assurance QA/QC Quality Assurance/Quality Control QC Quality control QP Qualified Person RC reverse circulation RCA environmental qualification resolution RMR Rock Mass Rating ROM run-of-mine RPM revolutions per minute RQD rock quality index SG Specific gravity SEC Securities Exchange Commission of the United States SSE South-southeast SEIA Environmental Impact Assessment System Acronym/Abbv. Definition SQM TRS Nueva Victoria Pag. 10 MMA Ministry of Environment SMA Environmental Superintendency SNIFA National Environmental Qualification Information System (SMA online System) PSA Environmental Following Plan (Plan de Seguimiento Ambiental) SEM Terrain Leveler Surface Excavation Machine SFF specialty field fertilizer SI intermediate solution SING Norte Grande Interconnected System S-K 1300 Subpart 1300 of the Securities Exchange Commission of the United States SM Surface Mining SM (%) salt matrix SPM setting particulate matter Sr relief value, or maximum elevation difference in an area of 1 km² SS soluble salt SX solvent extraction t tonne TR Irrigation rate TAS sewage treatment plant TEA project Tente en el Aire Project tpy tonnes per year t/m3 tonnes per cubic meter tpd tonnes per day TRS Technical Report Summary ug/m3 microgram per cubic meter USD United States Dollars USD/kg United States Dollars per kilogram USD/ton United States Dollars per ton UTM Universal Transverse Mercator UV Ultraviolet VEC Voluntary Environmental Commitments WGS World Geodetic System WSF Water soluble fertilizer wt.% weight percent XRD X-Ray diffraction XRF X-ray fluorescence Acronym/Abbv. Definition 2.3 DETAILS OF INSPECTION The most recent site visit dates for each Qualified Person (QP) are listed in Table 2-2: SQM TRS Nueva Victoria Pag. 11 Table 2-2. Summary of site visits made by QPs to Nueva Victoria in support of TRS Review Qualified Person (QP) Expertis Date of Visit Details of Visit Marco Fazzi Geology and Mining mar-26 Nueva Victoria Mine and Facilities Jesús Casas de Prada Metallurgy and Mineral Processing mar-26 Inspection of Iodine Plants, Mine and Leach heaps During the site visits to the Nueva Victoria Property, the QPs, accompanied by SQM technical staff: Visited the mineral deposit (caliche) areas. Inspected drilling operations and reviewed sampling protocols. Reviewed core samples and drill holes logs. Assessed access to future drilling locations. Viewed the process through mining, heap leaching to the finished prilled iodine product. Reviewed and collated data and information with SQM personnel for inclusion in the TRS. 2.4 PREVIOUS REPORTS ON PROJECT Technical Report Summary prepared by WSP Consulting Chile (WSP), March 2022. Technical Report Summary prepared by SQM SA; March 2023. Technical Report Summary prepared by SQM SA; April 2024. Technical Report Summary prepares by SQM SA; March 2025. SQM TRS Nueva Victoria Pag. 12 3 DESCRIPTION AND LOCATION 3.1 LOCATION The Nueva Victoria Property is in the Commune of Pozo Almonte, in the Province of Tamarugal, within the Region of Tarapacá of northern Chile. The center of the property is situated 80 km south-southeast (SSE) of the City of Iquique and 70 km south of the City of Pozo Almonte. The access control checkpoint to the Property is located on the eastern side of the Ruta 5 South trunk road (the Panamericana Highway), 83 km south of the City of Pozo Almonte. The Nueva Victoria Property is approximately 55 km north-south by 40 km east-west. Figure 3-1. General Location Map SQM TRS Nueva Victoria Pag. 13

3.2 MINERAL TITLES, CLAIMS, RIGHTS, LEASES AND OPTIONS SQM currently has 5 mineral properties located in the north of Chile, in the First Region of Tarapacá (I) and Second Region of Antofagasta (II). These properties are Nueva Victoria, Pampa Orcoma, María Elena, Pedro de Valdivia and Pampa Blanca properties. All properties cover a combined area of approximately 288,915 ha and has been making prospecting grid resolution of 400 x 400 m or finer. The Nueva Victoria Property covers an area of approximately 69,800 ha. 3.3 MINERAL RIGHTS SQM owns mineral exploration rights over 1,636,259 ha of land (Caliche Interest Area) in the I and II Regions of northern Chile and is currently exploiting the mineral resources over less of 1% of this area (as of Dec 2025). Figure 3-2. Location of Nueva Victoria Project 3.4 ENVIRONMENTAL IMPACTS AND PERMITTING Since 1997, SQM has completed numerous Environmental Impact Assessments (EIA) (Estudio de Impacto Ambiental) and Environmental Impact Statements (EIS) (Declaración de Impacto Ambiental, DIA) in support of the development and ongoing expansion of the Nueva Victoria Property (including the “Pampa Hermosa” and “TEA” Projects). These environmental assessments are completed within the Chilean regulatory platform Sistema de Evaluación de Impacto Ambiental (SEIA), which is managed by the Chilean Regulatory Authority, the Servicio de Evaluación Ambiental (SEA, https://www.sea.gob.cl). SQM TRS Nueva Victoria Pag. 14 Section 17.1 of this TRS details these environmental studies and the environmental approvals (permits), termed Resoluciones de Calificación Ambiental (RCA), issued by SEA. 3.5 OTHER SIGNIFICANT FACTORS AND RISKS SQM’s operations are subject to certain risk factors that may affect the business, financial conditions, cash flow, or SQM’s operational results. The list of potential risk factors is summarized below: Risks related to be a company based in Chile; potential political risks as well as changes to the Chilean Constitution and legislation that could conceivably affect development plans, production levels, royalties and other costs. Risks related to financial markets. 3.6 ROYALTIES AND AGREEMENTS Apart from paying standard mineral royalties to the Government of Chile, in compliance with the Chilean Royalty Law, SQM has the obligation to pay for the production that comes from the mining property "COCAR" 1000 USD per tonne of prilled iodine and 10 USD per tonne of nitrate produced at Coya Sur facilities, both adjusted by the US CPI ("Consumer Price Index - All Urban Consumers"). The mining property affected by this is only 35 Mt of the total resources of SQM. SQM TRS Nueva Victoria Pag. 15 4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY This section of the TRS provides a summary of the physical setting of the Nueva Victoria Property, access to the property and relevant civil infrastructure. 4.1 TOPOGRAPHY The Nueva Victoria Property is located in the Intermediate Basin (Central Depression) of the Atacama Desert. The property constitutes an area of gentle topographic relief with an average elevation of 1,500 masl. Figure 4-1 presents a topographic map developed from a digital elevation model (DEM) corresponding to a 30 m resolution ASTER satellite image. The lower part of the figure presents a topographic cross section through the DEM. The figure categorizes the topographic slope into the six categories summarized in the Table 4-1. Table 4-1. Slope Categories applied in the analysis of the ASTER DEM Slope Category From To Very Low 0° 4.3° Low 4.3° 9.94° Moderate 9.94° 16.71° Medium 16.71° 26.58° High 26.58° Very High Slopes > 38.66° From inspection of Figure 4-1, it can be appreciated that the Nueva Victoria Property presents slopes that vary from very low (near flat) to moderate or medium. The steepest slopes are observed in the western sector, close to the coast, due to the scarped coastal. Figure 4-1. Slope parameter map Sr and elevation profile trace AA" SQM TRS Nueva Victoria Pag. 16 4.2 VEGETATION The Nueva Victoria Property is a desert landscape devoid of vegetation cover (EIA, 2007). 4.3 ACCESSIBILITY AND TRANSPORTATION TO THE PROPERTY As detailed in Section 1 of this TRS, the Nueva Victoria property is situated 80 km SSE the city of Iquique and 70 km south of the city of Pozo Almonte. The principal route to the property from Diego Aracena International Airport is as follows: 1. Drive 28 km north on Ruta 1 to the city of Iquique. 2. Travel northeast through the city of Iquique on primary roads to take Ruta 16 (motorway) to reach the settlement of Alto Hospicio at 44 km total distance driven. 3. Continue East on Ruta 16 (motorway) for 83 km to reach the deserted mining town of Humberstone. Humberstone is a Chilean National Monument and part of a UNESCO World Heritage Site where saltpeter (KNO3) was formerly mined. 4. At Humberstone, turn south on the trunk road of Ruta 5, reaching the city of Pozo Almonte at 87 km from Humberstone. 5. Continue south on the trunk road of Ruta 5, reaching the SQM access control checkpoint (garita) of the Nueva Victoria property at 171 km. 4.4 CLIMATE AND LENGTH OF OPERATING SEASON Nueva Victoria is in the Intermediate Basin (Central Depression) of the hyper arid Atacama Desert at a latitude of approximately 21°S. The topographic relief at the property is gentle and much of the area is essentially flat with an average elevation of 1,500 masl. Long-term annual rainfall is close to 0 mm, and the annual average temperature is 18° C. Relative humidity of the air is low. On very rare occasions, the convective summer rains which occur from November to February over land above 4,000 masl. on the altiplano of the Andes may extend west to bring very infrequent rain to the intermediate basin and Nueva Victoria. The climate of the study area is classed as a low marginal desert climate within the Köppen climate classification (EIA, 2007). Nueva Victoria operates all year; there are no climate constraints which would force the operations to shut down during any part of the year. However, in the event of a very rare thunderstorm, precautions must be taken to eliminate the risk to life that lightning strikes could occur. 4.5 INFRASTRUCTURE AVAILABILITY AND SOURCES In the Nueva Victoria mining area, the following facilities and infrastructures can be found. The main facilities at Nueva Victoria are as follows: Caliche mining areas. Industrial water supply. Heap leaching operation. Iodine plants (Nueva Victoria, Modulo 4 TEA and Iris properties). Evaporation ponds (Sur Viejo). SQM TRS Nueva Victoria Pag. 17

Iodine production & prilling Plant NV (Nueva Victoria). Administrative and technical offices and training rooms. Medical facilities. Camp and associated facilities (gym, restaurant, etc.). Domestic waste disposal site. Hazardous waste yard. Non-hazardous industrial waste yards. SQM TRS Nueva Victoria Pag. 18 5 HISTORY Commercial exploitation of caliche mineral deposits in northern Chile began in 1830s when sodium nitrate was extracted from the mineral for use in explosives and fertilizers production. By the end nineteenth century, nitrate production had become Chile's leading industry, and, with it, Chile became a world leader in nitrates production and supply. This boom brought a surge of direct foreign investment and the development of the nitrate “Offices” or “Oficinas Salitreras” as they were called. Synthetic nitrates' commercial development in 1920s and global economic depression in l930s caused a serious contraction of the Chilean nitrate business, which did not recover in any significant way until shortly after World War II. Post-war, widely expanded commercial production of synthetic nitrates resulted in a further contraction in Chile's natural nitrate industry, which continued to operate at depressed levels into their 1960s. The Victoria “Office” was first established between 1941 and 1944 by the “Compañía Salitrera de Tarapacá”. At its peak, Victoria produced 150,000 metric tonnes of nitrates with over 2,000 employees. In 1960, CORFO, Chile´s Production Development corporation formed the roots of SQM. In 1971, Anglo Lautaro sold all its shares to CORFO and SQM became wholly owned by the Chilean government. Since SQM´s inception, nitrates and iodine have been produced from caliche deposits in northern Chile. In late 2002, Nueva Victoria East was re-established as a mining operation. Nueva Victoria mineral is transported by trucks to heap leach facilities where iodine is produced. This site is made up of facilities located in three sectors corresponding to Nueva Victoria, Sur Viejo and Iris. The overall site layout is shown in Figure 6-4. In 2014, there was investment into developing new mining sectors and increased production of both nitrates and iodine at Nueva Victoria, achieving a production capacity (including Iris facility) of approximately 8,500 metric tonnes per year of iodine at the site. In 2015, SQM company focused on increasing the efficiency of its operations. This included a plan to restructure our iodine and nitrates operations. To take advantage of highly efficient production facilities at Nueva Victoria, it was decided to suspend mining and nitrates operations and reduce iodine production at Pedro de Valdivia site. During 2017, production capacity for iodine was increased at Nueva Victoria, with current effective iodine capacity at approximately 14,000 metric tonnes per year. SQM TRS Nueva Victoria Pag. 19 6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT 6.1 REGIONAL GEOLOGICAL SETTING In Chile, the nitrate-iodine deposits are in the intermediate basin, limited to the east by the coastal range (representing the Jurassic magmatic arc) and the Precordillera (associated to the magmatic activity originating from the mega Cu-Au deposits in northern Chile), generating a natural barrier for their deposition and concentration (see Figure 6-1). The salt and nitrate deposits of northern Chile occur in all topographic positions from hilltops and ridges to the centers of broad valleys (Ericksen, 1981). They are hosted in rocks of different ages and present very varied lithologies; however, a distinctive feature is that they are always related in some way to a key unit known as the Saline Clastic Series (CSS à Late Oligocene to Neogene). The CSS comprises mainly siliciclastic and volcanoclastic sandstones and conglomerates produced by erosion and re-sedimentation of pre-existing rocks of the Late Cretaceous-Eocene volcanic arc. This key stratigraphic unit includes rocks deposited under a range of sedimentary environments including fluvial, eolian, lacustrine, and alluvial, but all were developed primarily under arid conditions. The upper parts of CSS include lacustrine and evaporitic rocks composed mainly of sulfates and chlorides. The outcrop of CSS always lies to the west of the ancient Late Cretaceous- Eocene volcanic arc, covering the present-day topography (Chong et al., 2007). Figure 6-1. Geomorphological scheme of saline deposits in northern Chile. Note: Nitrate deposits are restricted to the eastern edge of the Coastal Range and in the Central Basin (Taken from Gajardo, A & Carrasco, R. (2010). Salares del Norte de Chile: Potential Lithium Source. SERNAGEOMIN, Chile). Most of the nitrate deposits in Chile are found in the provinces of Tarapacá and Antofagasta, with more northerly occurrences in Tarapacá largely restricted to a narrow band along the eastern side of the Coastal Range; while, to the south they extended extensively not only in the Coastal Range, but also in the Central Valley and the Andean Front (Garret, 1983). Extremely rare minerals are present in this type of deposit, among which we find nitrates, nitrate-sulphates, chlorides, perchlorates, iodates, borates, carbonates, and chromates. The mineralization occurs as veins or impregnations filling pores, cavities, desiccation polygons and fractures of unconsolidated sedimentary deposits; or as a massive deposit forming a consolidated to semi-consolidated cement as extensive uniform mantles cementing the regolith, called caliche. SQM TRS Nueva Victoria Pag. 20 The regional geology in which the Nueva Victoria nitrate-iodine deposits are situated corresponds to Paleogene clastic sedimentary rocks, over a volcanic basement, associated with lavas of intermediate composition (mainly andesites - tuffs) representing Jurassic volcanism. The area of influence of the geological component includes the coastal plain, the coastal Farellón, the coastal mountain range and the central Gran pampa. The oldest rocks outcropping in the area correspond to Upper Carboniferous Granitoids. This unit is covered by rocks of the Sierra de Lagunas Strata, which correspond to Upper Triassic-Lower Jurassic volcano-sedimentary products and affected by associated hypabyssal intrusive rocks. The Sierra de Lagunas strata are covered in apparent concordance by rocks of The Oficina Viz Formation, which represent the volcanic products of the Lower and Middle Jurassic magmatic arc. The Cerro Vetarrón Monzonite outcrops in the central sector of the Cordillera de la Costa, it is partly contemporaneous with the Oficina Viz Formation. The Oficina Viz Formation is concordantly covered by marine sedimentary rocks of the Huantajaya Group à the Lígate Cove Formation and the El Godo Formation. Plutonic rocks originated in the arc magmatism during the Upper Jurassic-Lower Cretaceous, represented by the Patache Diorite, the Cerro Carrasco Intrusive Complex, and the Oyarbide Intrusive Complex, as well as by hypabyssal bodies associated with the latter unit. These complexes outcrop in the coastal strip and in the western edge of the Coastal Range. The deformation processes of north-south faults associated with the Atacama Fault System caused structural basins (tensional basins and grabens) where the Cerro Rojo Formation and Punta Barranco Formation were continentally deposited. These Mesozoic units are intruded by Lower Cretaceous subvolcanic intrusive and granitoids of the Montevideo Intrusive Complex. These intrusive bodies outcrop in the easternmost portion of the Cordillera de la Costa and the second unit presents ages that decrease towards the east. On the other hand, in the eastern limit of the Coastal Range, isolated rocks of Upper Cretaceous intrusive outcrop, which represent the magmatism of that period and evidence the migration of the magmatism axis towards the east. The Great Coastal Escarpment generated during the Pleistocene-Holocene by the combined action of eustatic, tectonic and erosive events, limits the western edge of the Coastal Range with the Coastal Strip. Attached to the Great Coastal Escarpment there are large volumes of colluvial deposits, which are also found on a smaller scale along escarpments associated with east-west faults and on the slopes of some mountain fronts. After the generation of the Great Coastal Escarpment, sedimentation of littoral deposits occurs at its foot. Massive landslide deposits caused by various gravitational displacements of material from the western edge of the Coastal Mountain Range. In the Pleistocene-Holocene, the deposition of the Alto Hospicio Gravels and the alluvial deposits occur in the Coastal Range in the Pleistocene-Holocene, which are restricted to the bottoms of the ravines and locally form alluvial fans. These deposits have a considerably smaller extension than the Oligocene-Pliocene deposits, which shows a reduction in the contribution of alluvial clastic material. On the other hand, in the Central Basin there are large extensions of Pleistocene- Holocene alluvial deposits, whose components come from the erosion of rocks from the Precordillera. These alluvial deposits are cut and covered by active alluvial deposits, of lesser extension and made up of clays, silts, and fine sands. 6.2 LOCAL GEOLOGY The geology of the Nueva Victoria Property is presented in Figure 6-2. The geological units are described below. 6.2.1 Intrusive Igneous Rocks Granites, diorites, quartz monzonites and gabbro of Cretaceous age, intruded as sills and dikes. Denoted as Jg on the geological map. 6.2.2 Volcanic and Marine Sedimentary Sequences Jurassic age marine sedimentary rocks (sandstones, glauconitic breccias, shales and limestones) with intercalations of continental andesites and andesitic breccias. Denoted as Jm (m) on the geological map. SQM TRS Nueva Victoria Pag. 21

6.2.3 Stratified Sedimentary and Volcanoclastic Rocks This category comprises Mesozoic to Cenozoic sedimentary and volcanoclastic units comprising: Continental volcanoclastic rocks of Jurassic age comprising andesites, breccias & andesitic agglomerates with intercalations of continental sediments. Denoted as Jv (i) on the geological map. Continental clastic sedimentary rocks of Triassic age comprising conglomerates, sandstones & quartzites with intercalations of marine sedimentary rocks. Denoted as Tr on the geological map. Poorly to well consolidated sediments of Quaternary age comprising aeolian sediments, colluvial deposits, alluvial fans, terraces, and sedimentary debris flows. Denoted as Qcp on the geological map. Evaporitic salts forming salt pans, salt flats, saline & gypsiferous crusts, associated with modern and former wetlands and brackish or saline lagoons and areas of former or current shallow water tables. Denoted as Qs on the geological map. Recent alluvial sediments, sedimentary debris flows and aeolian deposits. Denoted as Qal on the map. Figure 6-2. Geological map at Nueva Victoria. Internal document-SQM SQM TRS Nueva Victoria Pag. 22 SQM TRS Nueva Victoria Pag. 23 6.3 PROPERTY GEOLOGY Through the collection of geological information by logging of drill holes and surface mapping, five stratified subunits have been identified within the Quaternary Unit (Qcp) (Units A to E). (Figure 6-3). These units correspond to sediments and sedimentary rocks that host the non-metallic or industrial ores of interest, i.e. iodine and nitrate. Each of the units is described below. 6.3.1 Unit A Forms the upper part of the profile. It corresponds to a sulfated soil or petrogypsic saline detrital horizon of light brown color. It has an average thickness of approximately 0.4 m. It consists mainly of sand and silt-sized grains, and to a lesser extent gravel-sized clast. It presents as a well-cemented horizon at depth, while higher in the profile, within 0.2 m of ground surface, weathering and leaching of the more soluble components have rendered it porous and friable. At ground surface it presents as loose fine sand to silt-sized sediment, referred to locally as "chuca" or "chusca" which is readily transported by the wind or lofted by dust devils. Below the chusca, the competent part of the unit may present subvertical cracks vertical cracks, which may become filled with chusca or aeolian sediments. 6.3.2 Unit B Underlies Unit A. It corresponds to a light brown detrital sulfate soil characterized by anhydrite nodules in a medium to coarse sand matrix. Its thickness may vary laterally. It is typically between 0.5 to 1.0 m but may become laterally impersistent. 6.3.3 Unit C Underlies Unit B. It comprises fine to medium dark brown sandstones, with intercalations of sedimentary breccias. The thickness of this unit varies between 0.5 to 2.0 m. The sandstones and breccias are well consolidated and cemented by salts comprising sulfates, chlorides & nitrates. The salts occur as envelopes around the sedimentary clast (sand and gravel grains), fill cavities between the sedimentary clast and form saline aggregates due to saline efflorescence, (the deposition of salts from the evaporation of water from the capillary fringe of shallow water tables). 6.3.4 Unit D Underlies Unit C. It comprises dark brown matrix-supported polymictic breccias. The thickness of this units varies between 1 to 5 m. The clasts are angular, tending towards sub rounded with depth. They range from 2 mm (very fine gravel) to 80 mm (small cobble) in diameter. Lithologically, the clast comprises porphyritic andesites, amygdaloidal andesites, intrusive and highly altered lithics. The matrix of the breccias consists of medium to coarse sand-sized grains. The breccias are well consolidated and cemented by salts. As in the case of Unit C, the salts comprise sulfates, chlorides and nitrates, which occur as envelopes around the clast, fill cavities and present as saline aggregates resulting from saline efflorescence. 6.3.5 Unit E This unit is like Unit D, except for the sedimentary fabric and structure. It comprises dark brown clast-supported polymictic conglomerates. The clasts are sub rounded, and presents a wide range of sizes, with some clasts exceeding 100 mm in diameter. Their composition includes porphyritic andesites, intensely epidotized and chloritized porphyritic andesites, fragments of indeterminate altered intrusive rocks and clasts with abundant iron oxide. The deposit is well cemented by salts, which, as in the case of Units C & D envelop the clasts, fill cavities and occur as aggregates or accumulations of salts formed by saline efflorescence. 6.3.6 Unit F Corresponds to the igneous basement of the sedimentary sequence. At Nueva Victoria this corresponds to Cretaceous volcanic rocks, andesitic to dioritic lavas, and granitic bodies. The basement presents little mineralization of economic interest, this being restricted to fractured infills, where present. SQM TRS Nueva Victoria Pag. 24 Figure 6-3. Typical profile of the Qcp unit at Nueva Victoria. Upper horizon of sulfate sediments, forming loose, readily wind- transportable "chusca" where it is weathered and leached at the ground surface. This unit varies in thickness in the range 0.5 – 0.9 m. Anhydrite nodules in a medium to coarse sand matrix. This unit typically varies in thickness in the range 0.5 – 1.0 m, but it may become laterally impersistent. Horizon fine to medium-grained dark brown sandstones with intercalations of sedimentary breccias. This unit hosts economic mineralization. The thickness of the unit typically varies between 1.0 – 1.5 m. Level of fine to medium-grained breccias. As in the case of Unit C, this unit hosts economic mineralization. The thickness of the unit varies between 1.0 - 3.0 m. The Geology of the different sectors of Nueva Victoria corresponds to sedimentary and volcano-sedimentary associations, on a Jurassic igneous crystalline Jurassic basement, related through sedimentation cycles, which could correspond to the distal facies of an alluvial fan, which vary in size from medium sand to fine gravel. In general, the facies found correspond to breccias, sandstones, andesites, intrusive, and tuffs. In the TEA and Hermosa sectors, salt crusts can be observed encasing sandstones, as well as cover of anhydrite, which is present in an irregular manner and with variable thicknesses. In the West Mine Sector, the anhydrite crust is much more frequent, reaching maximum thicknesses, of the order of metric. Figure 6-4 shows the location of the sectors that are described in detail. SQM TRS Nueva Victoria Pag. 25

Figure 6-4. Nueva Victoria Sectors 6.3.7 Tente en el Aire (TEA) Morphologically, this deposit area is in a flat area (pampa) crossed by a NW-SE fault system and surrounded by volcanic outcrops. The low topographic relief has protected the evaporite deposits against erosive processes, particularly in the south and northeast of TEA. The western part of TEA has been affected by surface runoff that leached the caliche, making it soft, friable and porous and reducing its nitrate content. Lithologically TEA presents a sequence of sandstones and polymictic breccias over a volcanic basement. Salt crusts and variable thicknesses of anhydrite cover the sandstones (Figure 6-5). The occurrence of mineralization corresponds to mineralized mantles (caliche) which typically vary in thickness in the range 3.0 – 3.5 m. 70% of TEA is covered by high-nitrate content, competent caliche, cemented by a high content of soluble salts. The remaining 30% of TEA is covered by reduced nitrate leached caliche of lower geomechanically quality. SQM TRS Nueva Victoria Pag. 26 Nitrate mineralization in TEA caliche is in the range 4.5 – 6.5% NaNO3 with iodine is in the range 400 - 430 ppm I2. Figure 6-5. Schematic Cross section of TEA Deposit. SQM TRS Nueva Victoria Pag. 27 6.3.8 Torcaza The Torcaza deposit area comprises an open pampa in the southeast, limited by volcanic outcrops to the west and by fluvial deposits to the east. Its geology comprises a sequence of fine-grained sandstones and medium-grained breccias, with a tendency to an increase in clast sizes with depth. The mineralized mantles of caliche are typically 2.5 – 3.2 m in thickness. Nitrate content is spatially variable. A Nitratine (NaNO₃) horizon can be identified in the stratigraphic sequence between the sandstone and breccia subunits, deposited by mineral-rich groundwaters (see Figure 6-6). The nitrate grade at Torcaza is in the range 4.0 – 6.0 % NaNO3 and the iodine grade is in the range 300 - 400 ppm. Figure 6-6. Stratigraphic Cross Section of Torcaza sector SQM TRS Nueva Victoria Pag. 28 6.3.9 Hermosa The Hermosa deposit area comprises a closed basin crossed by a system of NW-SE faults. It is an area of gently undulating relief with areas of salt accumulation. It is limited by volcanic outcrops to the west and north. The gentle topographic relief has limited erosion. The geology at Hermosa comprises a sequence of medium-grained sandstones and polymictic breccias over oligomictic breccias resting on volcanic basement (Figure 6-7). The mineralized mantles (caliche) at Hermosa typically vary in thickness in the range 3.5 – 4.0 m. 90% of Hermosa is covered by high-nitrate content, competent caliche, cemented by a high content of soluble salts. The remaining 10% of Hermosa is covered by reduced nitrate leached caliche of lower geomechanically quality. Nitrate mineralization in Hermosa caliche is in the range 5.5 – 7.5 % NaNO3, and the iodine grade is in the range 250 - 450 ppm I2. Figure 6-7. Stratigraphic Column and Schematic cross section of Hermosa Sector. SQM TRS Nueva Victoria Pag. 29

6.3.10 Mina Oeste The Mina Oeste corresponds to an open Pampa to the southeast located in an alluvial environment, limited by volcanic outcrops to the west and by fluvial deposits to the east. Lithologically, the sector is formed by a sequence of fine sandstones and medium breccias with an increase of clast at depth. And anhydrite crust is present in this sector and is much more frequent than in other sectors, reaching the maximum thicknesses, of order metric (Figure 6-8). Like the Torcaza deposit area, the Mina Oeste deposit area comprises an open pampa in the southeast, limited by volcanic outcrops to the west and by fluvial deposits to the east. Its geology comprises a sequence of fine-grained sandstones and medium-grained breccias, with a tendency to an increase in clast sizes with depth. At Mine Oeste, the anhydrite crust is more prominent and laterally persistent than in the other deposit areas and may attain a thickness on the order of 1 m. The mineralized mantles of caliche are a little thinner than in TEA and Hermosa, generally attaining a thickness in the range 2.0 – 2.5 m. The caliche has been subject to leaching which has reduced its nitrate content and geomechanically competence. The nitrate grade at West Mine is in the range 3.5 – 5.5 % NaNO3 and the iodine grade is in the range 300 - 400 ppm. 6.3.11 Mina Norte The Mina Norte deposit area corresponds to a raised block, bound to the east by the Sur Viejo salt flat. The caliches of this sector have suffered salt remobilization and erosion, reflected in the lower nitrate content and reduced thickness of the caliche. Lithologically, the caliches correspond to sandstones and breccias with high quartz contents, which makes them highly abrasive. Figure 6-9 presents the stratigraphic column and a cross section for Mina Norte. The caliche mantles present average thicknesses of 2.0 – 2.2 m. The geomechanically quality of the caliches in this sector is generally high, except locally where they are cut by faults which may result in significant clay content. As for the Mina Oeste deposit area, the nitrate grade at Mina Norte is in the range 3.5 – 4.5% NaNO3 and the iodine grade is in the range 350 - 400 ppm. SQM TRS Nueva Victoria Pag. 30 Figure 6-8. Schematic Cross section of Mina Oeste Sector. SQM TRS Nueva Victoria Pag. 31 Figure 6-9. Schematic Cross Section of Mina Norte Sector. SQM TRS Nueva Victoria Pag. 32 6.3.12 Mina Sur The Mina Sur deposit area corresponds to a tectonically uplifted basin, bounded to the east by the Sur Viejo salt flat. The Mina Sur deposit area was enriched by surface water runoff after mineralization which favored the remobilization of soluble salts and enrichment with chlorides, sulfates, potassium, calcium, and sodium. The geology of South Mine comprises a sequence of anhydrites, sandstones and polymictic breccias over siltstones with variable clay content. The caliche mantles reach average thicknesses of 2.0 meters. Their geomechanically quality is generally high, except locally where they are cut by faults which may result in significant clay content. The nitrate grade at Mina Sur is lower than at Mina Norte and Mina Oeste, being in the range 2.5 – 3.5% NaNO3, although the iodine grade is a little higher at 350 - 450 ppm. Figure 6-10. Schematic Cross Section of Mina Sur Sector. SQM TRS Nueva Victoria Pag. 33

6.3.13 TEA Oeste The TEA Oeste corresponds to an alluvial type of deposit, formed by a sequence of sandstones and alluvial breccia and Conglomerate oligomictic supported matrix, cemented by salts; Under this sequence, volcanic units can be seen at shallow depths, mainly on the western margin of the deposit. The clay and sulfate content in general is low; Overload thickness varies between 0 - 0.3 m. The average thickness of the mineralized mantle is 3.0 m. Nitrate mineralization occurs in discontinuous salt cores with range 3.5 – 4.5% NaNO3, although the iodine mineralization occurs in large continuous salts cores; the grade is a 400 - 430 ppm. Figure 6-11. Schematic Cross Section of TEA Oeste Sector. SQM TRS Nueva Victoria Pag. 34 6.3.14 Franja Oeste Franja Oeste corresponds to an alluvial type of deposit, formed by sandstones and alluvial breccias supported by oligomictic and/or polymictic matrix, cemented by salts and whose clasts come from erosion of the immediately underlying units. It is covered by a level of saline silt that lies on a layer of nodular to powdery anhydrite. Breccias and sandstones, in general, are weak rocks and are semi-compact to leached, with low clay and sulfate content, the average percentage of clasts is 19%, generally small pebble size. The caliche mantles reach average thicknesses of 3.0 meters. The nitrate grade varies between 3.0 – 4.0% NaNO3, while the iodine grade varies from 300 - 400 ppm. Figure 6-12. Schematic Cross Section of Franja Oeste Sector. SQM TRS Nueva Victoria Pag. 35 6.3.15 Hermosa Oeste The Hermosa Oeste sector corresponds to an alluvial-type nitrate deposit, formed by a sequence of sandstones, conglomerates and alluvial breccia supported by oligomictic and/or polymictic matrix cemented by salts and whose clasts come from the erosion of the immediately underlying units. Sequence that is covered by a level of saline silt that lies on a layer of nodular to powdery anhydrite. It is characterized by the presence of reverse faults oriented NW-SE, which generate some abrupt topographic slopes, giving the relief a stepped appearance. The area has an average clast content of 21%. The sulfate and clay content is low, the medium and high clay contents, which represent 11.5% of the drillholes, have an average thickness of 1.9 m, and appear from approximately 1.7 meters deep. The caliche mantles reach average thicknesses of 3.5 meters. The nitrate grade varies between 5.0 – 7.0 % NaNO3, while the iodine grade varies from 350 - 450 ppm. SQM TRS Nueva Victoria Pag. 36 Figure 6-13. Schematic Cross Section of Franja Oeste Sector. Figure 6-13. Schematic Cross Section of Franja Oeste Sector. SQM TRS Nueva Victoria Pag. 37

6.4 MINERALIZATION Table 6-1 presents a summary of the mineralogy of the Nueva Victoria Property. The number of samples included in the database on which the table is based are indicated by the “n =“value in the table header. TEA has by far the greatest number of samples with n = 293. The minerals recorded are indicated as percentage. The table uses the following coding to indicate the percentage content by mass of dry mass of the sample for each mineral of interest: Table 6-1. Mineralogy of Nueva Victoria Caliches. Hectorfloresita 1% 1% —% 1% 1% 1% 1% 1% 1% 1% 1% Halite 4% 5% 4% 6% 7% 8% 4% 11% 5% 5% 4% Nitratin-Sodium Nitrate 7% 6% 7% 6% 5% 6% 5% 17% 7% 8% 7% Humberstonite 2% 2% 1% 1% 1% —% 2% 4% —% 1% 3% Loweita 3% 1% 2% 1% 2% 2% 2% —% 2% 3% 2% Hexahydrite 2% 1% 1% 1% 1% —% 2% —% —% —% —% Blodite 1% 2% 2% 2% 2% 3% 4% 3% 2% 1% 2% Glauberite 3% 2% 2% 3% 5% 4% 2% 2% 3% 2% 3% Bassanite 1% 1% —% 1% 1% —% 1% —% 1% —% —% Fuenzalidaita 1% —% —% —% —% 1% 1% —% —% 1% 1% Lautarite 1% —% 1% —% 1% 1% 1% —% —% —% 1% Bruggenite 1% 1% 1% 1% 1% 2% 1% —% 1% 1% 1% Kieserite 2% 2% 2% 2% 1% 2% 1% 6% 2% 3% 2% Gypsum —% 1% —% —% —% —% 1% 1% —% —% —% Polihalite 7% 5% 4% 5% 6% 7% 5% 9% 5% 6% 6% Anhydrite 5% 6% 2% 8% 6% 5% 4% 5% 6% 5% 4% Kaolinite 1% 1% 1% 1% 1% 1% —% —% 1% 1% —% Muscovite 2% 2% 3% 2% 2% 3% 2% 1% 2% 2% 2% Clinochlorite Fe 1% 1% 1% 1% —% 2% 1% 1% 1% 1% 1% Clinochlorite 1% 1% 1% 1% —% 2% 1% 1% 1% 1% 1% Orthoclase 1% 2% 2% 2% 2% 3% 2% 2% 2% 2% 2% Quartz 4% 5% 5% 5% 8% 6% 2% 3% 2% 3% 3% Albite 4% 4% 6% 6% 5% 11% 6% 11% 10% 8% 4% Anorthite 8% 10% 9% 6% 3% —% 7% —% 14% 12% 9% Hematite —% —% —% 1% —% 1% —% —% 1% —% —% Pargasite K 2% 1% 2% 2% 1% 2% 1% —% 1% 3% 2% Pargasite 1% 1% 1% 1% 1% 1% 1% —% 1% 1% 1% Mg Hornblende 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% Edenite 1% 1% 1% 1% 1% 1% 1% —% 1% 1% 1% Darapskite —% —% 4% 2% 3% —% 2% —% —% —% 2% Sassolite —% —% —% —% —% —% —% —% —% —% —% Palygorskite —% —% 1% —% 1% —% 3% —% —% —% 1% Biotite —% —% —% —% 1% 2% 1% —% —% —% 1% Microcline —% 2% 2% 2% 4% 2% 2% —% 2% 2% 2% Magnetite —% —% —% —% —% —% —% —% —% —% —% Calcite —% 2% 4% 4% —% —% —% —% —% —% —% Diopside —% 1% —% 1% —% —% 1% —% 2% —% —% Mg-Fe Hornblende —% 1% —% 1% —% —% 1% —% —% —% —% Clinoptilolite —% 1% —% —% —% —% —% —% —% —% —% Stellerite —% 1% 1% —% —% —% —% —% 1% 1% 1% Vanthoffite —% —% 2% —% —% —% 1% —% —% —% —% Thenardite —% —% 2% —% —% —% —% —% —% —% —% Rectorita —% —% 1% 1% —% 1% 1% —% —% 1% —% Stilbite —% —% —% —% —% —% —% —% —% —% —% Sepiolite —% —% —% —% —% —% —% —% —% —% —% Epidote —% —% 2% —% —% —% —% —% —% —% —% Maghemite —% —% —% —% —% —% —% —% —% —% —% Montmorillonite —% —% —% 1% 1% —% —% —% —% —% —% Heulandite —% —% —% —% —% —% —% —% —% 1% —% Sanidine 5% 3% —% 5% —% —% 1% —% 2% 3% 4% Albite Ca 8% 7% 5% 8% 6% 9% 5% 10% 7% 8% 6% Anortita Na 6% 6% 4% 6% 5% 9% 5% 8% 8% 7% 6% Anatase 1% —% —% —% —% 1% —% —% —% —% 1% Pargasite Fe 1% —% —% —% —% 1% —% —% —% —% —% Edenita Na 2% 1% 2% —% —% —% 2% —% —% 2% 3% Mineral Species Mina Oeste (N °=75) Franja Oeste (N°53) Hermosa (N°=116) Hermosa Oeste (N°39) Mina Sur (N°51) Pampa Engañador a (N°23) Tea (N °230) Tea Central (N°40) Tea Oeste (N °24) Tea Sur (N°26) Torcaza (N°61) SQM TRS Nueva Victoria Pag. 38 Gottardita 1% —% —% —% —% —% 1% —% —% —% 1% Meta-Thenardite —% 1% —% —% —% —% —% —% —% —% —% Langbeinite —% —% —% —% —% —% 1% —% —% —% —% Muscovite Fe —% 1% 3% 3% 1% —% 3% —% 1% 1% 4% MicroclineNa —% 3% —% —% —% —% —% —% —% —% —% Phillipsite-K —% —% —% —% —% —% —% —% —% —% —% Hornblende —% 1% 2% —% —% —% —% —% —% —% —% Boggsite —% —% 1% —% —% 1% 1% 1% —% —% 1% Heulandite-Ca —% 1% —% —% —% —% —% —% —% —% —% Heulandite-Na —% 1% —% —% 1% —% 1% —% —% —% —% Phlogopite —% 1% —% —% —% —% 2% —% 1% 1% 1% Hydrated calcium iodate —% —% —% —% —% —% —% —% —% —% —% Wollastonite —% —% 1% —% —% —% 2% —% —% —% —% Beidellite —% —% 1% —% —% —% —% —% —% —% —% Dolomite —% —% —% 2% —% —% —% —% —% —% —% Hohmannite —% —% —% —% 1% —% —% —% —% —% —% Alunite —% —% —% —% 1% —% —% —% —% —% —% Anortoclase —% —% —% —% 3% 4% 3% 6% 3% —% —% Richterite Ca —% —% —% —% 2% —% 1% —% —% —% 2% K-Fe-Taramita —% —% —% —% 1% —% —% —% —% —% —% Ferrotochilinite —% —% —% —% 1% —% —% —% —% —% —% Magnesium potassium silicate —% —% —% —% 4% —% —% —% —% —% —% Sanidine K —% —% —% —% —% —% —% —% 2% —% —% Sodium aluminosilicate —% —% —% —% —% —% —% —% —% —% —% Hydrated calcium and iron iodate —% —% —% —% —% —% —% —% —% 1% —% Aluminosilicate —% —% —% —% —% —% —% —% —% —% 1% Lizardite —% —% —% —% —% —% —% —% —% —% —% Kenotobermorita Al —% —% —% —% —% —% —% —% —% —% 1% Lepidocrocite —% —% —% —% —% —% —% —% —% —% —% Phillipsite-Na —% —% —% —% —% —% —% —% —% —% —% Calcium sulfate 7% —% —% —% —% —% 1% —% —% —% —% Ilite 3% 1% 3% 1% 1% —% 3% —% 1% 2% 1% Mineral Species Mina Oeste (N °=75) Franja Oeste (N°53) Hermosa (N°=116) Hermosa Oeste (N°39) Mina Sur (N°51) Pampa Engañador a (N°23) Tea (N °230) Tea Central (N°40) Tea Oeste (N °24) Tea Sur (N°26) Torcaza (N°61) SQM TRS Nueva Victoria Pag. 39 6.5 DEPOSIT TYPES 6.5.1 Genesis of Caliche Deposits Wetzel (1961) postulated that nitrate deposits are enriched in salts by mudflow events. Mueller (1960) supported the theory of Singewald and Miller (1916) which cited accumulation by capillary rise and evaporation of groundwater at the margins of salt flats. Fiestas (1966) suggested that reactions between acids from volcanic gas clouds and the rocks and soils of the nitrate fields was important in the genesis of the mineral salts concentrated within the caliche deposits. Ericksen (1975) proposed that the mineral salts have a mainly atmospheric origin, the product of dry atmospheric precipitation of mineral salt aerosols carried inland from the coast; the aerosols being derived from marine spray at the ocean surface/atmosphere interface, particularly from waves in the breaker zone of the coast. In 1963, working with condensed fog samples, he demonstrated that the coastal fogs of northern Chile contain mineral salts which could be an important source of mineral salts that subsequently become concentrated over time by leaching and evaporation, forming economic caliche deposits. Authors such as Pueyo et al. (1998) and Reich et al. (2003) describe mechanisms for the genesis of saline groundwaters and brines, which can give rise to the generation of caliche deposits in porous host rocks such as sandstones and breccias, though processes of concentration, primarily evapo-concentration, by the evaporation of water from the capillary fringe of shallow water tables. The soluble mineral salts first enter the source water via the leaching of altered rocks and pre-existing saline materials. They emphasize the role the hydrological system operating over long periods of time in the leaching and transport of the salts, including during periods of former wetter climate (hydrological paleo system). Current thinking is that the mineral salts of most economic caliche deposits in the arid north of Chile, except for a few specific cases of marine evaporite deposits, have a dominantly volcanic origin. Chong (1991) noted that the leaching of volcanic materials would have been favored by thermal processes related to the middle Tertiary volcanic arc. Álvarez (2016) explained how groundwater leaching of iodine from iodine bearing organic-rich rocks may constitute an important origin of iodine in caliche deposits. 6.5.2 Nueva Victoria The mineralization at Nueva Victoria is mantiform, with distinct deposit areas of several kilometers in extension. Mineralized mantle (caliche) thicknesses vary between deposit areas, falling within the range 1.0 – 6.0 m. Because of the action of geological processes over time (weathering, erosion, faulting, volcanism) the caliche deposits can take a variety of forms, including, as detailed below. 6.5.3 Continuous Mantles Laterally continuous mineralization hosted in sandstones and breccias; presenting caliche thicknesses generally in the range 2.0 – 4.0 m, but occasionally reaching up to 6.0 m. Nitrate grades tend to be highest where the caliche is thickest. Iodine grades tend to reduce at depth. The caliche mantles may be cut by fractures filled with cemented sands (sand dikes). Secondary deposition of mineral salts may be observed along bedding plane contacts. 6.5.4 Thin salt Crusts and Superficial Caliche Evaporite deposits presenting as thin (0.5 to 1.2 m), laterally discontinuous mineralization, often developed within and over fine-grained sandstones of high competence. Nitrate grades in these thin deposits can reach 20% and iodine can attain values of 1,500 ppm. 6.5.5 Stacked caliches. This type of deposit is found in sectors with a high degree of leaching. It is particularly associated with alluvial fans. The leaching of the overlying material reduces its degree of cementation and geomechanical competence and reduces the grade of economic mineralization that it contains. Reprecipitation of the leached minerals at depth in the formation (e.g., alluvial fan) results in better-cemented, more geomechanically competent and more mineralized caliches at depth. The thickness of SQM TRS Nueva Victoria Pag. 40 these mineralized caliches are variable, but is generally around 2.0 m. Generally, the mineral grades of these caliches are lower than the other caliche deposit styles. 6.5.6 Other Economic Mineralization Most of the economic nitrate and iodine mineralization associated with caliche mantles occurs as: Envelopes around the sedimentary clast (sand and gravel grains) of host sandstones, breccias and conglomerates. Filling of the pore space between the sedimentary clasts. Evaporite aggregates due to saline efflorescence. Economic mineralization may also manifest itself in the following ways: Cutting the caliche mantles as fracture infills (sand dikes). Veins of 0.5 to 1.0 m thickness associated with sediment - lava contact surfaces. As veins of 0.5 to 1.0 m thickness in volcanic rocks. As veins in altered or fractured volcanic rocks. The nitrate deposits at Nueva Victoria are located on the western edge of the Intermediate Basin, formed mainly by surface or shallow horizontal to sub-horizontal strata of clastic sedimentary rocks (sandstones, breccias and conglomerates) which have been mineralized by solutions rich in mineral salts (nitrates, chlorides, iodates) to form caliche deposits found in large horizontal layers, ranging in thickness from 1 to 4 m, with barren material (overburden) ranging from 0.0 to 2.0 m at the top. SQM TRS Nueva Victoria Pag. 41

7 EXPLORATION Nueva Victoria is an active mining operation. Ongoing exploration is conducted by SQM with primary purpose of supporting mine operations and increasing estimated mineral resources. The exploration strategy is focused on having preliminary background information on the tonnage and grade of the ore bodies and will be the basis for decision making for the next Recategorization campaigns. Exploration work was completed by mining personnel. 7.1 SURFACE SAMPLES SQM does not collect surface samples for effect of exploration. 7.2 TOPOGRAPHIC SURVEY Detailed topographic mapping was created in the different sectors of Nueva Victoria by aerial photography, using an unmanned aircraft operated by remote control, Wingtra One (Figure 7-1); equipment with 61 Mega pixels resolution, maximum flight altitude 600 m, flight autonomy 55 minutes. The accuracy in the survey is 5 to 2 cm. The measurement was contracted to STG since 2015. Figure 7-1. Wingtra One Fixed-Wing Aircraft Prior to 2015, the topography survey was done by data measurement profiles every 25 meters; these profiles were done by walking and collecting information from points as the land surveyor made the profile. With this information, the corresponding interpolations were generated to obtain sector surfaces and contour lines. SQM TRS Nueva Victoria Pag. 42 7.3 DRILLING METHODS AND RESULTS The Nueva Victoria geologic and drill hole database included 116,049 holes that represented 492,396 m of drilling. Table 7-1 summarizes the drilling by sector. Figure 7-2 shows the drill hole locations. As for the type of drilling used, it corresponds to RC holes, with a maximum depth of 7 meters. All the Nueva Victoria drilling was done with vertical holes. Table 7-1. Detail of the Number of Drill Holes and Total Meters Drilled by sector in Nueva Victoria Sector EIA Grid N° of Drill Holes Total Meters Core Recovery (%) Fortuna Hermosa 100 - 400 1,337 6,996 90 Hermosa Hermosa 100T 12,156 61,098 90 Tente en el Aire Hermosa 100T - 200 8,728 44,136 89 Hermosa Oeste TEA 100T-200 - 400 4,796 25,151 87 Coruña Hermosa 100 1,038 6,228 No Data TEA Oeste TEA 100T-200 - 400 3,434 17,695 87 Cocar TEA 100T - 100 - 200 1,402 7,073 87 Pampa Engañadora TEA 100T-200 - 400 3,738 20,753 85 Franja Oeste TEA 100T - 200 - 400 8,319 42,471 87 Oeste 3 TEA 50 - 100 485 2,183 84 Mina Oeste Nueva Victoria 50 - 100T 18,803 66,917 90 Mina Norte Nueva Victoria 50 21,165 74,078 83.5 Mina Sur Nueva Victoria 50-100-100T 25,315 91,391 94 Iris Vigia Nueva Victoria 100T - 200 933 4,226 87 Torcaza Torcaza 50 - 100 - 200 4,400 22,000 88.1 116,049 492,396 The drilling campaigns were carried out according to the resource projection priorities of the mineral resources and long term planning management. Subsequently, this prospecting plan was presented to the respective VPs to ratify if they comply with the reserve projections to be planned, if they do not coincide, the prospecting plan is modified. SQM TRS Nueva Victoria Pag. 43 Figure 7-2. Drill hole location map SQM TRS Nueva Victoria Pag. 44 Drilling at Nueva Victoria was completed with prospecting grids of 400 x 400 m, 200 x 200 m, 100 x 100 m, 100T and 50 x 50 m. 7.3.1 Grid > 400 m Areas that have been recognized and that present some mineralization potentials are initially prospected in wide mesh reverse air holes, generally greater than 400 m with variable depths of 6 to 8 m depending on the depth at which the ore is encountered. In consideration of the type of grid and the fact that the estimations of tonnage and grades are affected in accuracy, this resource is defined as a hypotheticals and speculative resources, exploration target grid > 400 m. 7.3.2 400 m Grid Once the Inferred sectors with expectations are identified, 400 x 400 m prospecting grids are carried out. In areas of recognized presence of caliche or areas where 400 x 400 m grid drilling is accompanied by localized closer spaced drilling that confirms the continuity of mineralization, the 400 m grid drilling provides a reasonable level of confidence and therefore define dimensions, thickness, tonnages, and grades of the mineralized bodies, used for defining exploration targets and future development. The information obtained is complemented by surface geology and the definition of geological units. This area is used to estimated inferred resources. In other cases when there is no reasonable level of confidence the 400 x 400 m grid will be defined as a Potential Resource. 7.3.3 200 m Subsequently, the potential sectors are redefined, and the 200 x 200 m prospecting grid is carried out, which in this case allows to delimit, with a significant level of confidence, the dimensions, power, tonnage, and grades of the mineralized bodies as well as the continuity of the mineralization. At this stage, detailed geology is initiated, the definition of geological units on surface continues to be complemented and sectors are defined to carry out geometallurgical assays. This area is used to estimated indicated mineral resources. SQM TRS Nueva Victoria Pag. 45

7.3.4 100 m, 100T and 50 m Grid The 50 x 50 m, 100 x 100 m and 100T ~ 100 x 50 m prospecting grid allows to delimit with a significant level of confidence (amount of information associated to the drilling grid) the dimensions, powers, tonnages, and grades of the mineralized bodies as well as the continuity of the mineralization. The definition of geological units and collecting information on geometallurgical assays from the pilot plants depending on the prospecting site is then continued. This area is used to estimate measured mineral resources. The results of the drilling campaigns in the sector of Mina Norte can be seen in Figure 7-3, where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at Mina Norte are distributed in a continuous and regular distribution, with a higher concentration of iodine mineralization in the north and center portion of the Mine Norte. Figure 7-3. Iso-Iodine Map Nueva Victoria Mina Norte Figure 7-4. Iso-Iodine Map Nueva Victoria Mine Sur SQM TRS Nueva Victoria Pag. 46 The results of the drilling campaigns in the sector of Mina Sur can be seen in Figure 7-4, where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at Mina Sur are distributed in a continuous and regular distribution, with a higher concentration of iodine mineralization in the south of the sector. Figure 7-5. Iso-Iodine Map Nueva Victoria Mina Oeste The results of the drilling campaigns in the sector of Mine Oeste can be seen in Figure 7-5, where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at Mina Oeste are distributed in a continuous and regular distribution, with a higher concentration of iodine mineralization in the center of the Sector. SQM TRS Nueva Victoria Pag. 47 Figure 7-6. Iso-Iodine Map Nueva Victoria; TEA Sector The results of the drilling campaigns in the TEA sector is shown in Figure 7-6. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at TEA are distributed in a discontinuous and irregular distribution, with a higher concentration of iodine mineralization in the east and north of the Sector. SQM TRS Nueva Victoria Pag. 48 Figure 7-7. Iso-Iodine Map Hermosa Sector The results of the drilling campaigns in the Hermosa sector is shown in Figure 7-7. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at Hermosa are distributed discontinuously and irregularly, with a higher concentration of iodine mineralization in the Southwests of the Sector. SQM TRS Nueva Victoria Pag. 49

Figure 7-8. Iso-Iodine Map Torcaza Sector The results of the drilling campaigns in the Torcaza sector is shown in Figure 7-8. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at Torcaza are continuous and regular in the eastern portion, while in the western portion, the mineralization is discontinuous and irregular. Figure 7-9. Iso-Iodine Map TEA Oeste Sector The results of the drilling campaigns in the TEA Oeste sector is shown in Figure 7-9. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at TEA Oeste are continuous and regular in the center portion, while in the western portion, the mineralization is discontinuous and irregular. SQM TRS Nueva Victoria Pag. 50 Figure 7-10. Iso-Iodine Map Hermosa Oeste Sector The results of the drilling campaigns in the Hermosa Oeste sector is shown in Figure 7-10. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. The mineralized bodies at Hermosa Oeste are distributed discontinuously and irregularly, with a higher concentration of iodine mineralization in the central part of the north and the south. Figure 7-11. Iso-Iodine Map Engañadora Sector SQM TRS Nueva Victoria Pag. 51 The results of the drilling campaigns in the Engañadora sector is shown in Figure 7-11. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. Engañadora is characterized by isolated mineralized bodies predominantly in the northern sector. SQM TRS Nueva Victoria Pag. 52 Figure 7-12. Iso-Iodine Map Franja Oeste Sector The results of the drilling campaigns in the Franja Oeste sector is shown in Figure 7-12. where it is highlighted in red the sectors with iodine greater than 450 ppm, in magenta the iodine between 400 - 450 ppm; in blue the iodine between 350 - 400 ppm; in green the iodine between 300 – 350 ppm and in yellow the iodine less than 300 ppm. Franja Oeste has mineralized bodies in the east distributed discontinuously from north to south. SQM TRS Nueva Victoria Pag. 53

7.3.5 2025 Campaigns. SQM has an ongoing program of exploration, recategorization and resource evaluation in the areas surrounding the Nueva Victoria mine, which is currently in operation. SQM has carried out reconnaissance drilling with a minimum spacing of up to 400 m and for recategorization purposes up to 50 m (Table 7-2 and Table 7-3). In 2025, drilling projects were developed in Nueva Victoria to replenish the inventory of probable and proven reserves, as well as exploration projects to increase inferred reserves. For this purpose, 1,161 drill holes representing 6,760 m were carried out, at an estimated cost of 106.5 USD/m; obtaining iodine and nitrate results sample by sample, and analysis of total salts in a composite sample. With this information, Franja Oeste, Mina Sur, Hermosa Oeste y Hermosa have sectors to be recategorized from probable to proven reserve. Table 7-2. Meters Drilled in Campaigns 2025 Project / Area Holes Drilled Total Meters FORTUNA 145 870 FW 292 1,584 HO 73 403 MINA SUR 250 1,500 LOBO 401 2,403 Total 1,161 6,760 Table 7-3. Campaigns 2025 Average NaNO3 and I2 Project / Area Holes Drilled Average NaNO3 (%) Average I2 (ppm) FORTUNA 145 3.9 306 FW 292 2.3 179 HERMOSA 118 6.6 240 MINA SUR 250 2.1 160 LOBO 401 3.1 384 Total 1,661 3.4 248 7.3.6 Exploration Drill Sample Recovery Core recovery has been calculated for all RC holes completed to date. In historical campaigns, the recovery was lower due to the type of drilling rig used. Since 2015, the drilling equipment was adapted, which allowed a decrease in the loss of material and consequently an improvement in sample recoveries. It should be noted that the recoveries are above 80%, a value that fluctuates in direct relation to the degree of competence of the rock to be drilled, having for example lower recoveries in Franja Oeste and Pampa Engañadora, which present semi-soft caliches of low compaction. Sectors such as Hermosa and TEA have recoveries close to 90% as they correspond to caliche sectors with high competition and mineralization. Table 7-4 details the recovery percentages by sector in Nueva Victoria. SQM TRS Nueva Victoria Pag. 54 Table 7-4. Recovery Percentages at Nueva Victoria by Sectors Sector EIA Grid N° of Drill Holes Total Meters Core Recovery (%) Fortuna Hermosa 100 - 400 1,337 6,996 90 Hermosa Hermosa 100T 12,156 61,098 90 Tente en el Aire Hermosa 100T - 200 8,728 44,136 89 Hermosa Oeste TEA 100T-200 - 400 4,796 25,151 87 Coruña Hermosa 100 1,038 6,228 No Data TEA Oeste TEA 100T-200 - 400 3,434 17,695 87 Cocar TEA 100T - 100 - 200 1,402 7,073 87 Pampa Engañadora TEA 100T-200 - 400 3,738 20,753 85 Franja Oeste TEA 100T - 200 - 400 8,319 42,471 87 Oeste 3 TEA 50 - 100 485 2,183 84 Mina Oeste Nueva Victoria 50 - 100T 18,803 66,917 90 Mina Norte Nueva Victoria 50 21,165 74,078 83.5 Mina Sur Nueva Victoria 50-100-100T 25,315 91,391 94 Iris Vigia Nueva Victoria 100T - 200 933 4,226 87 Torcaza Torcaza 50 - 100 - 200 4,400 22,000 88.1 116,049 492,396 7.3.7 Exploration Drill Hole Logging For all the samples drill hole logging was carried out by SQM geologist, which was done in the field. Logging procedures used documented protocols. Geology logging recorded information about rock type, mineralogy, alteration and geomechanics. The logging process included the following steps: Measurement of the “destace” and drill hole using a tool graduated in cm. Mapping of cutting (RC) and/or drill hole cores (DDH), defining their color, lithology, type and intensity of alteration and/or mineralization. Determination of geomechanics units a leached, smooth, rough and intercalations. The information is recorded digitally with a tablet and/or computer, using a predefined format with control system and data validation in ACQUIRE. The Logging Geologist was responsible for: Generate geological data of the highest possible quality and internal consistency, using established procedures and employing System in ACQUIRE. Locate and verify information of work to be mapped. Execute geomechanics and lithological drill hole mapping procedures. 7.3.8 Exploration Drill Hole Location of Data Points The process of measuring the coordinates of drill holes collars was performed in 2 stages. Prior to the drilling of the drill holes, the geology area generates a plan and list with the number of drill holes by ACQUIRE, to be marked and coordinated to the personnel of the external contractor of the STG company. A land surveyor measured the point in the field and identified the point with a wooden stake and an identification card with containing barcode with information of number of drill hole recommended, coordinates and elevation. SQM TRS Nueva Victoria Pag. 55 Holes are surveyed, after drilling, with GNSS equipment, for subsequent processing by specialized software with all the required information. Once the complete campaign is finished, the surveyed data was reviewed, and a list was sent with the drill ID information and its coordinates. Collar coordinates were entered into Microsoft® Excel sheets and later aggregated into a final database in Acquire by personnel from SQM. At the completion of drilling, the drill casing was removed, and the drill collars were marked with a permanent concrete monument with the drill hole name recorded on a metal tag on the monument. 7.3.9 Qualified Person’s Statement on Exploration Drilling The Qualified Person believes that the selection of sampling grids of gradually decreasing spacing as mineral resources areas are upgraded from inferred to measured mineral resources and as they are further converted to proven, and probable mineral reserves where production plans have been applied, is appropriate and consistent with good business practices for caliche mining. The level of detail in data collection is appropriate for the geology and mining method of these deposits. SQM TRS Nueva Victoria Pag. 56 8 SAMPLE PREPARATION, ANALYSIS AND SECURITY 8.1 SITE SAMPLE PREPARATION METHODS AND SECURITY Analytical samples informing Nueva Victoria Mineral resources were prepared and assayed at the Iris plant and internal laboratory located in city of Antofagasta. All sampling was completed by the external operators. Based on review of the procedures during the site visit and subsequent review of the data, it is the opinion of the QP that the measures taken to ensure sample representativeness were reasonable for estimating mineral resources. 8.1.1 RC Drilling The RC drilling is focused on collecting lithological and grade data of chemical variables from the “caliche mantle”. RC Drilling was carried out with a 5 ¼ inch diameter by an external company "Perforations RMuñoz" under the supervision of SQM. SQM designed the drilling campaigns and points of interest to obtain new information on caliche mantle grades. Once the drilling point was designated, the positioning of the drilling rig was surveyed, and the drill rig was set up on the surveyed drill hole location, continue with the drilling (Figure 8-1 A, B y C). At the beginning of each drill hole, the drilling point was cleaned or uncovered, eliminating the soft overburden, or chusca, with a backhoe. Samples were collected from the cyclone at continuous 50 cm intervals in plastic bags. The samples were weighed and quartered at the platform. A cutting sample was taken and left on the floor as a control sample. The sample bag was tied, and a number card was inserted (see Figure 8-1 D). Figure 8-1. A) Drilling Point Marking B) Drill Rig Positioning C) RC Drilling D) RC Samples at Platform The samples are transported by truck to the plant for mechanical preparation and chemical analysis. They are then unloaded from the truck in the correct sequential order and placed on pallets supplied by plant personnel. Sample loading and unloading are recorded by reading barcodes, which are incorporated into ACQUIRE (see Figure 8-2). SQM TRS Nueva Victoria Pag. 57

Figure 8-2. A) Transportation Truck. B) Pallets with RC Samples 8.1.2 Sample Preparation Mechanical sample preparation was carried out by Pilot Plant Iris V7 located at Nueva Victoria. Sample preparation includes (see Figure 8-3). 1. Samples of 12 to 18 kg are divided in a cone splitter, the sample obtained should weigh between 1.0 to 2.5 kg (equivalent from 10 to 14% of the initial sample mass) 2. Drying of the sample in case of humidity. 3. Sample size reduction using cone crushers to produce an approximately 1 to 2.5 kg sample passing a number 10 mesh (#-10). 4. The sample is divided using a 12-slot cutter, each slot being 1/2". The sample is divided into three parts: one part is discarded, another is sent to the pulverizer, and the third is sent directly to packaging. 5. Sample pulverizing. 6. Packaging and labeling, generating 3 sample bags, one will be for the composites in which 100 to 130 g are required, the other will be for the laboratory in which 100 to 130 g are required and the other will remain as a backup (Figure 8-4.). Insertion points for quality control samples in the sample stream were determined. Duplicated samples were incorporated every 20 samples, including the first sample. Samples were shipped in boxes containing a maximum of 63 samples (weighing approximately 15 kg) to the caliche iodine internal laboratory. SQM TRS Nueva Victoria Pag. 58 Figure 8-3. Sample Preparation Flow Diagram Figure 8-4. A) Sample Division B) Cone Crusher C) Riffle Cutter D) Sample Pulverizing E) Packaging SQM TRS Nueva Victoria Pag. 59 8.2 LABORATORIES, ASSAYING AND ANALYTICAL PROCEDURES This section describes the laboratory facilities, certification standards, and analytical protocols applied to the determination of nitrate (NO₃⁻) and iodine in caliche and drill-hole samples. All procedures are conducted in compliance with ISO 9001:2015 quality management standards, ensuring traceability, reproducibility, and adherence to international best practices. Analytical operations are performed at the caliche iodine laboratory, located in Antofagasta, which is equipped for high- throughput analysis with a capacity of up to 500 samples per day. The laboratory workflow encompasses sample reception, preparation, and chemical analysis, structured into controlled areas to minimize cross-contamination and maintain integrity. The methodologies employed include UV-visible molecular absorption spectroscopy for nitrate quantification and redox volumetric titration for iodine determination. Each analytical batch incorporates rigorous quality assurance and quality control (QA/QC) measures, including secondary standards for accuracy and duplicate samples for precision, with all data managed through the Laboratory Information Management System (LIMS). 8.3 RESULTS, QC PROCEDURES AND QA ACTIONS 8.3.1 Laboratory Quality Control To validate the results of the laboratory analysis, the following control measures were carried out (Figure 8-5) Iodine: Prepare a reference standard. Use of secondary reference material. Measure the reference standard and the reagent blank to ensure the quality of the reagents used. Every 5 samples a QC prepared with a Caliche of known concentration. Of the obtained result should not exceed 2% of the nominal value of the QC, otherwise the variables should be revised, and the analysis of the batch should start from the beginning. Nitrate: Analyze at the beginning of the sample set a standard solution. Every 5 samples a QC prepared with a caliche of known concentration, the variation of the obtained result should not exceed 5% of the nominal value of the QC, otherwise the variables should be revised, and the analysis of the batch should start from the beginning. SQM TRS Nueva Victoria Pag. 60 Figure 8-5. Flow Chart for Approval of Laboratory Chemical Analysis Results 8.3.2 Quality Control and Quality Assurance Programs (QA-QC) QA/QC programs were typically set in place to ensure the reliability and assurance of the exploration data. They include written field procedures of aspects such as drilling, surveying, sampling, and assaying, data management, and database integrity. The quality control program aims to ensure the quality of the data from the drilling campaigns so that the grade data entered to the estimation databases have sufficient precision and accuracy to be considered reliable. For this purpose, blind control samples are inserted into batches, which consist of racks of 70 samples. The insertion templates A and B are generated and controlled by the ACQUIRE software, which distributes the controls as follows, adding 16.7%, including high-grade standards, low-grade standards, blanks (known and certified values), and duplicate samples (Table 8-1). Table 8-1. Quantity and Type of Control for Insertion. Sample Template A % Template A Template B % Template B Samples Primary 60 100% 60 100% DUPG (Coarse Duplicate) 1 1.7% 1 1.7% DUPP (Fine Duplicate) 2 3.3% 2 3.3% STDA (High Grade Standard) 2 3.3% 1 1.7% STDB (Low Grade Standard) 1 1.7% 2 3.3% DUP (Duplicate Field) 1 1.7% 1 1.7% BK (Blank) 3 5% 3 5% The number of controls entered is directly proportional to the number of samples per box, according to the formula: STD (A, B, BK & DUP, DUPG, DUPP) = (Template / Number of samples per box) *100 SQM TRS Nueva Victoria Pag. 61

To prepare the boxes with quality controls, trained technical personnel is used for sample handling and the use of the ACQUIRE software. Their responsibility is to ensure proper sample handling to avoid contamination and correct insertion of all controls, ensuring that the samples are numbered sequentially. Once this is done, the box is sealed for transportation to the SQM laboratory. The ACQUIRE system uses a barcode system with digital reading, which minimizes human error, as it does not allow the process to continue if the barcode codes are not sequential. Additionally, the box that transports the samples has encoding and a QR code to ensure traceability. Figure 8-6. Creation of boxes, indicating samples with barcodes. These batches are analyzed in the laboratory in order to quantify the precision, accuracy and contamination of the process as detailed below: • Precision: It is quantified through the percentage of failures of duplicate pairs. The acceptability limit is no more than 10% of failures that exceed 3 times the practical detection limit. • Accuracy: With the results of the analysis of standards, the relative bias and the coefficient of variation are calculated and the process control is also analyzed through a control chart. The acceptability ranges are a maximum of 5% bias (positive or negative) with a coefficient of variation of no more than 5% and it is recommended to investigate when the processes go out of control, whether due to gross, analytical, systematic or other errors. A sample is defined as being out of control when it exceeds 3 standard deviations, or if 2 or more consecutive samples exceed 2 standard deviations. • Contamination: Fine white samples must not exceed 5% with a value exceeding 3 times the practical detection limit of the laboratory. If these deliver results outside the established parameters, the batch (rack) is rejected, and the root cause of the problem is investigated to subsequently reanalyze the racks involved. The ACQUIRE and LIMS systems function as our databases to obtain information and perform the tracking of all samples, optimizing the time for results and their reliability regarding traceability. 8.3.2.1 QA/QC Program Results The results of the QA/QC program for the Nueva Victoria Sector from 2024 to end 2025. The results of the QA/QC program are delivered in detail for each pampa that results were obtained. Standards SQM TRS Nueva Victoria Pag. 62 Table 8-2 details a summary table of control results for each pampa. Table 8-2. Summary Table of Results of Controls (Standard) – Pampas Sector STD MV Element Unit Average Samples OCS OCS (%) Bias (%) CV (%) Engañadora STD_A_2 560 I2 ppm 560.41 81 3 3.70 0.44 3.82 Engañadora STD_A_2 5.41 NaNO3% 4.96 81 1 1.23 -8.57 5.18 Engañadora STD_B_2 260 I2 ppm 255.77 88 1 1.14 -1.11 10.51 Engañadora STD_B_2 2.7 NaNO3% 2.40 88 3 3.41 -11.20 4.54 Tea Oeste STD_A_2 560 I2 ppm 513.10 135 1 0.74 -7.77 13.40 Tea Oeste STD_A_2 5.41 NaNO3% 4.92 135 1 0.74 -8.50 8.56 Tea Oeste STD_B_2 260 I2 ppm 241.10 129 2 1.55 -7.53 17.82 Tea Oeste STD_B_2 2.7 NaNO3% 2.39 129 1 0.78 -12.12 10.42 Iris Vigia STD_A_2 560 I2 ppm 536.33 33 1 3.03 -1.79 16.13 Iris Vigia STD_A_2 5.41 NaNO3% 5.08 33 0 0.00 -6.18 3.19 Iris Vigia STD_B_2 260 I2 ppm 241.65 31 0 0.00 -7.06 11.30 Iris Vigia STD_B_2 2.7 NaNO3% 2.50 31 1 3.23 -7.90 3.50 Cocar STD_A_2 560 I2 ppm 492.35 17 0 0.00 -12.08 7.57 Cocar STD_A_2 5.41 NaNO3% 5.09 17 0 0.00 -5.95 4.55 Cocar STD_B_2 260 I2 ppm 214.81 21 0 0.00 -17.38 11.70 Cocar STD_B_2 2.7 NaNO3% 2.57 21 0 0.00 -4.76 10.15 Lobos STD_A_2 560 I2 ppm 559.64 107 3 2.80 -0.06 2.71 Lobos STD_A_2 5.41 NaNO3% 5.07 107 1 0.93 -5.99 3.76 Lobos STD_B_2 260 I2 ppm 263.30 112 5 4.46 1.56 6.84 Lobos STD_B_2 2.7 NaNO3% 2.40 112 3 2.68 -11.15 5.41 Franja Oeste STD_A_2 560 I2 ppm 540.46 54 1 1.85 -2.22 10.18 Franja Oeste STD_A_2 5.41 NaNO3% 5.15 54 2 3.70 -4.74 3.43 Franja Oeste STD_B_2 260 I2 ppm 253.89 53 3 5.66 -2.03 5.11 Franja Oeste STD_B_2 2.7 NaNO3% 2.49 53 1 1.89 -7.19 6.53 Hermosa Oeste STD_A_2 560 I2 ppm 558.90 10 0 0.00 -0.20 1.06 Hermosa Oeste STD_A_2 5.41 NaNO3% 5.12 10 0 0.00 -5.36 1.79 Hermosa Oeste STD_B_2 260 I2 ppm 252.40 10 0 0.00 -2.92 5.31 Hermosa Oeste STD_B_2 2.7 NaNO3% 2.48 10 0 0.00 -8.15 5.31 Hermosa STD_A_2 560 I2 ppm 539.56 18 1 5.56 -2.54 5.24 Hermosa STD_A_2 5.41 NaNO3% 5.12 18 0 0.00 -5.32 1.84 Hermosa STD_B_2 260 I2 ppm 245.83 18 0 0.00 -5.45 4.44 Hermosa STD_B_2 2.7 NaNO3% 2.48 18 0 0.00 -8.02 3.72 Fortuna STD_A_2 560 I2 ppm 550.32 31 1 3.23 -0.77 5.61 Fortuna STD_A_2 5.41 NaNO3% 5.1 31 1 3.23 -5.36 3.12 Fortuna STD_B_2 260 I2 ppm 260.26 31 0 0 0.1 2.75 Fortuna STD_B_2 2.7 NaNO3% 2.43 31 0 0 -10.04 3.56 Mina Sur STD_A_2 560 I2 ppm 548.72 61 2 3.28 -1.36 4.1 SQM TRS Nueva Victoria Pag. 63 Mina Sur STD_A_2 5.41 NaNO3% 5.15 61 2 3.28 -4.79 2.64 Mina Sur STD_B_2 260 I2 ppm 258.59 61 0 0 -0.54 2.29 Mina Sur STD_B_2 2.7 NaNO3% 2.46 61 1 1.64 -9.07 2.61 Tea Unificado STD_A_2 560 I2 ppm 539.44 36 3 8.33 -3.67 3.35 Tea Unificado STD_A_2 5.41 NaNO3% 5.13 36 1 2.78 -4.99 2.54 Tea Unificado STD_B_2 260 I2 ppm 253.08 36 0 0 -2.66 4.59 Tea Unificado STD_B_2 2.7 NaNO3% 2.48 36 0 0 -8.33 2.62 Mina Oeste STD_A_2 560 I2 ppm 550.65 23 1 4.35 -1 3.92 Mina Oeste STD_A_2 5.41 NaNO3% 4.99 23 0 0 -7.74 4.64 Mina Oeste STD_B_2 260 I2 ppm 256.83 23 1 4.35 -0.58 4.17 Mina Oeste STD_B_2 2.7 NaNO3% 2.37 23 1 4.35 -11.45 7.05 Hermosa The following figures provide the results for accuracy graphs in Pampa Hermosa for the iodine (Figure 8.7) and nitrate (Figure 8.8) variables. Figure 8-7. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-8. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). SQM TRS Nueva Victoria Pag. 64 Hermosa Oeste The following figures provide the results for accuracy graphs in Pampa Hermosa Oeste for the iodine (Figure 8.9) and nitrate (Figure 8.10) variables. Figure 8-9. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-10. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Engañadora The following figures provide the results for accuracy graphs in Pampa Engañadora for the iodine (Figure 8.11) and nitrate (Figure 8.12) variables. SQM TRS Nueva Victoria Pag. 65

Figure 8-11. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-12. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Franja Oeste The following figures provide the results for accuracy graphs in Pampa Franja Oeste for the iodine (Figure 8.13) and nitrate (Figure 8.14) variables. Figure 8-13. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). SQM TRS Nueva Victoria Pag. 66 Figure 8-14. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Mina Sur The following figures provide the results for accuracy graphs in Pampa Mina Sur for the iodine (Figure 8.15) and nitrate (Figure 8.16) variables. Figure 8-15. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-16. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). SQM TRS Nueva Victoria Pag. 67 Mina Oeste The following figures provide the results for accuracy graphs in Pampa Mina Oeste for the iodine (Figure 8.17) and nitrate (Figure 8.18) variables. Figure 8-17. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-18. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Tea Oeste The following figures provide the results for accuracy graphs in Pampa Tea Oeste for the iodine (Figure 8.19) and nitrate (Figure 8.20) variables. Figure 8-19. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). SQM TRS Nueva Victoria Pag. 68 Figure 8-20. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Tea The following figures provide the results for accuracy graphs in Pampa Tea for the iodine (Figure 8.21) and nitrate (Figure 8.22) variables. Figure 8-21. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-22. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). SQM TRS Nueva Victoria Pag. 69

Cocar The following figures provide the results for accuracy graphs in Pampa Cocar for the iodine (Figure 8.23) and nitrate (Figure 8.24) variables. Figure 8-23. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-24. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Fortuna The following figures provide the results for accuracy graphs in Pampa Fortuna for the iodine (Figure 8.25) and nitrate (Figure 8.26) variables. SQM TRS Nueva Victoria Pag. 70 Figure 8-25. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). Figure 8-26. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Iris Vigia The following figures provide the results for accuracy graphs in Pampa Iris Vigia for the iodine (Figure 8.27) and nitrate (Figure 8.28) variables. Figure 8-27. STD A-2 and B-2 Iodine Accuracy Evaluation (560 ppm and 260 ppm). SQM TRS Nueva Victoria Pag. 71 Figure 8-28. STD A-2 and B-2 Nitrate Accuracy Evaluation (5.41 % and 2.7%). Duplicates Hermosa Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-3) and pulp (Table 8-4) for pampa Hermosa, the following accuracy results were not observed (Figure 8-19 and Figure 8-20). Table 8-3. Summary Table of Results Duplicates Coarse - Hermosa Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 21 21 0 Number 21 21 Mean 7.83 7.31 0.52 Mean 379.24 365.19 14.05 Stand. Deviation 4.07 4.73 -0.66 Stand. Deviation 341.06 403.13 -62.07 % Difference 6.69 % Difference 3.704 Minimum 1.50 1.40 Minimum 89 88 Percentile 25 4.10 4.80 Percentile 25 171 158 Median 8.00 6.40 Median 256 211 Percentile 75 9.60 9.50 Percentile 75 437 376 Maximum 17.80 20.20 Maximum 1517 1925 Correlation Index 0.88 Correlation Index 0.94 SQM TRS Nueva Victoria Pag. 72 Table 8-4. Summary Table of Results Duplicates Pulp - Hermosa Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 70 70 Number 69 69 Mean 7.72 7.73 -0.01 Mean 382.41 375.67 6.74 Stand. Deviation 6.38 6.36 0.02 Stand. Deviation 451.56 450.79 0.76 % Difference -0.17 % Difference 1.76 Minimum 1 1 Minimum 56 50 Percentile 25 3.03 3.0 Percentile 25 152 148 Median 5.6 5.6 Median 240 235 Percentile 75 10.4 10.5 Percentile 75 461 448 Maximum 28.9 29 Maximum 3,181 3,201 Correlation Index 1.00 Correlation Index 1 Figure 8-29. Figure of Results Duplicates Coarse (I2 and Nitrate) - Hermosa Figure 8-30. Figure of Results Duplicates Pulp (I2 and Nitrate) - Hermosa SQM TRS Nueva Victoria Pag. 73

Hermosa Oeste Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-5) and pulp (Table 8-6) for pampa Hermosa Oeste, the following accuracy results were not observed (Figure 8-21 and Figure 8-22). Table 8-5. Summary Table of Results Duplicates Coarse – Hermosa Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 11 11 Number 6 6 Mean 6.10 5.81 0.29 Mean 227.83 268.67 -40.83 Stand. Deviation 7.15 7.20 -0.05 Stand. Deviation 172.52 283.02 -110.50 % Difference 4.77 % Difference -17.92 Minimum 1.00 1.00 Minimum 77 50 Percentile 25 1.30 1.00 Percentile 25 139 144 Median 2.60 2.90 Median 189 191 Percentile 75 8.20 6.30 Percentile 75 217 213 Maximum 21.50 20.80 Maximum 563 833 Correlation Index 0.98 Correlation Index 0.99 Table 8-6. Summary Table of Results Duplicates Pulp – Hermosa Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 37 37 Number 25 25 Mean 5.74 5.70 0.04 Mean 220 231 -10.52 Stand. Deviation 4.94 5.01 -0.07 Stand. Deviation 145 148 -3.84 % Difference 0.66 % Difference -4.78 Minimum 1.00 1.00 Minimum 66 63 Percentile 25 2.30 2.00 Percentile 25 138 124 Median 3.50 3.40 Median 192 191 Percentile 75 8.90 9.00 Percentile 75 251 259 Maximum 20.80 20.90 Maximum 685 672 Correlation Index 1.00 Correlation Index 0.90 SQM TRS Nueva Victoria Pag. 74 Figure 8-31. Figure of Results Duplicates Coarse (I2 and Nitrate) – Hermosa Oeste Figure 8-32. Figure of Results Duplicates Pulp (I2 and Nitrate) – Hermosa Oeste Franja Oeste Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-7) and pulp (Table 8-8) for pampa Franja Oeste, the following accuracy results were not observed (Figure 8-23 and Figure 8-24). Table 8-7. Summary Table of Results Duplicates Coarse – Franja Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 57 57 Number 48 48 Mean 2.21 2.22 -0.01 Mean 210 200 9.69 Stand. Deviation 1.86 1.84 0.02 Stand. Deviation 144 124 20.16 % Difference -0.40 % Difference 4.62 Minimum 1.00 1.00 Minimum 68 56 Percentile 25 1.00 1.00 Percentile 25 124 127 Median 1.50 1.50 Median 172 169 Percentile 75 2.40 2.60 Percentile 75 249 248 Maximum 9.20 9.10 Maximum 853 754 Correlation Index 0.96 Correlation Index 0.87 SQM TRS Nueva Victoria Pag. 75 Table 8-8. Summary Table of Results Duplicates Pulp – Franja Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 214 214 Number 178 178 Mean 2.28 2.26 0.01 Mean 205 201 4.29 Stand. Deviation 1.55 1.55 0.00 Stand. Deviation 128 126 1.94 % Difference 0.60 % Difference 2.09 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.20 1.10 Percentile 25 112 113 Median 1.70 1.70 Median 173 170 Percentile 75 2.88 2.70 Percentile 75 260 250 Maximum 9.20 9.80 Maximum 726 743 Correlation Index 0.98 Correlation Index 0.96 Figure 8-33. Figure of Results Duplicates Coarse (I2 and Nitrate) – Franja Oeste Figure 8-34. Figure of Results Duplicates Pulp (I2 and Nitrate) – Franja Oeste Mina Sur Coarse and Fines Duplicates SQM TRS Nueva Victoria Pag. 76 In the results of duplicates for iodine and nitrate in coarse (Table 8-9) and pulp (Table 8-10) for pampa Mina Sur, the following accuracy results were not observed (Figure 8-25 and Figure 8-26). Table 8-9. Summary Table of Results Duplicates Coarse – Mina Sur Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 59 59 Number 20 20 Mean 1.70 1.63 0.07 Mean 179.00 144.00 34.95 Stand. Deviation 2.31 2.12 0.19 Stand. Deviation 127.00 78.00 48.64 % Difference 4.08 % Difference 19.55 Minimum 1 1 Minimum 50 50 Percentile 25 1 1 Percentile 25 110 93 Median 1 1 Median 134 112 Percentile 75 1.1 1.00 Percentile 75 215 195.0 Maximum 15.5 13.3 Maximum 587 345 Correlation Index 0.88 Correlation Index 0.77 Table 8-10. Summary Table of Results Duplicates Pulp – Mina Sur Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 240 240 Number 96 96 Mean 1.62 1.62 0.00 Mean 262 256 5.69 Stand. Deviation 1.52 1.53 -0.01 Stand. Deviation 282 281 0.81 % Difference -0.18 % Difference 2.17 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.00 1.00 Percentile 25 98 94 Median 1.00 1.00 Median 162 155 Percentile 75 1.40 1.30 Percentile 75 347 315 Maximum 10.30 10.30 Maximum 2190 2181 Correlation Index 1 Correlation Index 0.98 SQM TRS Nueva Victoria Pag. 77

Figure 8-35. Figure of Results Duplicates Coarse (I2 and Nitrate) – Mina Sur Figure 8-36. Figure of Results Duplicates Pulp (I2 and Nitrate) – Mina Sur Mina Oeste Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-11) and pulp (Table 8-12) for pampa Mina Oeste, the following accuracy results were not observed (Figure 8-27 and Figure 8-28). Table 8-11. Summary Table of Results Duplicates Coarse – Mina Oeste SQM TRS Nueva Victoria Pag. 78 Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 22 22 Number 19 19 Mean 3.53 2.78 0.75 Mean 145 144 0.37 Stand. Deviation 4.63 2.55 2.08 Stand. Deviation 54 61 -7.51 % Difference 21.13 % Difference 0.25 Minimum 1.00 1.00 Minimum 77 72 Percentile 25 1.03 1.05 Percentile 25 102 104 Median 1.85 1.90 Median 134 127 Percentile 75 3.65 3.38 Percentile 75 179 173 Maximum 21.20 9.80 Maximum 272 286 Correlation Index 0.60 Correlation Index 0.83 Table 8-12. Summary Table of Results Duplicates Pulp – Mina Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 90 90 Number 88 88 Mean 3.09 3.08 0.00 Mean 202 203 -1.35 Stand. Deviation 2.46 2.42 0.04 Stand. Deviation 136 137 -1.78 % Difference 0.11 % Difference -0.67 Minimum 1.00 1.00 Minimum 70 72 Percentile 25 1.40 1.40 Percentile 25 117 122 Median 2.30 2.45 Median 174 174 Percentile 75 3.95 4.15 Percentile 75 245 247 Maximum 15.00 15.00 Maximum 1105 1124 Correlation Index 0.98 Correlation Index 0.98 Figure 8-37. Figure of Results Duplicates Coarse (I2 and Nitrate) – Mina Oeste SQM TRS Nueva Victoria Pag. 79 Figure 8-38. Figure of Results Duplicates Pulp (I2 and Nitrate) – Mina Oeste Engañadora Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-13) and pulp (Table 8-14) for pampa Engañadora, the following accuracy results were not observed (Figure 8-29 and Figure 8-30). Table 8-13. Summary Table of Results Duplicates Coarse – Engañadora Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 59 59 Number 58 58 Mean 2.75 2.91 -0.16 Mean 206 214 -7.43 Stand. Deviation 2.68 2.83 -0.16 Stand. Deviation 139 139 0.22 % Difference -5.78 % Difference -3.61 Minimum 1.00 1.00 Minimum 50 60 Percentile 25 1.00 1.00 Percentile 25 103 130 Median 1.30 1.60 Median 160 175 Percentile 75 4.10 4.30 Percentile 75 280 278 Maximum 14.20 16.70 Maximum 610 740 Correlation Index 0.96 Correlation Index 0.90 Table 8-14. Summary Table of Results Duplicates Pulp – Engañadora SQM TRS Nueva Victoria Pag. 80 Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 169 169 Number 165 165 Mean 2.91 2.92 -0.01 Mean 219 221 -2.03 Stand. Deviation 2.89 2.89 0.00 Stand. Deviation 212 216 -4.36 % Difference -0.26 % Difference -0.93 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.00 1.00 Percentile 25 110 100 Median 1.90 1.80 Median 170 170 Percentile 75 3.80 3.70 Percentile 75 250 250 Maximum 20.30 20.40 Maximum 1840 1900 Correlation Index 1.00 Correlation Index 0.99 Figure 8-39. Figure of Results Duplicates Coarse (I2 and Nitrate) – Engañadora Figure 8-40. Figure of Results Duplicates Pulp (I2 and Nitrate) – Engañadora SQM TRS Nueva Victoria Pag. 81

TEA Oeste Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-15) and pulp (Table 8-16) for pampa Tea Oeste, the following accuracy results were not observed (Figure 8-31 and Figure 8-32). Table 8-15. Summary Table of Results Duplicates Coarse – Tea Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 103 103 Number 97 97 Mean 2.38 2.46 -0.09 Mean 179 189 -10.04 Stand. Deviation 2.08 2.27 -0.18 Stand. Deviation 131 122 9.24 % Difference -3.63 % Difference -5.62 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.00 1.00 Percentile 25 100 120 Median 1.50 1.50 Median 150 161 Percentile 75 2.65 2.60 Percentile 75 210 210 Maximum 11.90 11.70 Maximum 750 760 Correlation Index 0.93 Correlation Index 0.91 Table 8-16. Summary Table of Results Duplicates Pulp – Tea Oeste Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 257 257 Number 246 246 Mean 2.14 2.13 0.02 Mean 179 180 -0.87 Stand. Deviation 1.63 1.63 0.00 Stand. Deviation 136 139 -2.98 % Difference 0.85 % Difference -0.49 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.00 1.00 Percentile 25 100 100 Median 1.50 1.50 Median 135 130 Percentile 75 2.50 2.50 Percentile 75 210 210 Maximum 9.80 9.70 Maximum 910 920 Correlation Index 0.98 Correlation Index 0.96 SQM TRS Nueva Victoria Pag. 82 Figure 8-41. Figure of Results Duplicates Coarse (I2 and Nitrate) – Tea Oeste Figure 8-42. Figure of Results Duplicates Pulp (I2 and Nitrate) – Tea Oeste TEA Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-15) and pulp (Table 8-16) for pampa Tea Oeste, the following accuracy results were not observed (Figure 8-31 and Figure 8-32). Table 8-17. Summary Table of Results Duplicates Coarse – Tea Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 43 43 Number 43 43 Mean 3.46 3.75 -0.30 Mean 227 243 -15.70 Stand. Deviation 2.61 2.40 0.21 Stand. Deviation 110 120 -10.47 % Difference -8.54 % Difference -6.90 Minimum 1.00 1.00 Minimum 72 73 Percentile 25 1.65 2.15 Percentile 25 141 150 Median 2.60 3.00 Median 199 220 Percentile 75 4.30 4.70 Percentile 75 301 316 Maximum 12.20 11.50 Maximum 488 563 Correlation Index 0.89 Correlation Index 0.87 SQM TRS Nueva Victoria Pag. 83 Table 8-18. Summary Table of Results Duplicates Pulp – Tea Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 151 151 Number 148 148 Mean 4.16 4.13 0.03 Mean 252 248 4.30 Stand. Deviation 3.70 3.69 0.01 Stand. Deviation 169 160 8.97 % Difference 0.76 % Difference 1.71 Minimum 1.00 1.00 Minimum 50 58 Percentile 25 1.80 1.80 Percentile 25 140 137 Median 3.10 3.10 Median 210 205 Percentile 75 5.10 4.90 Percentile 75 314 313 Maximum 26.40 26.40 Maximum 1201 1098 Correlation Index 0.99 Correlation Index 0.98 Figure 8-43 Figure of Results Duplicates Coarse (I2 and Nitrate) – Tea Figure 8-44. Figure of Results Duplicates Pulp (I2 and Nitrate) – Tea SQM TRS Nueva Victoria Pag. 84 Cocar Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-15) and pulp (Table 8-16) for pampa Cocar, the following accuracy results were not observed (Figure 8-31 and Figure 8-32). Table 8-19. Summary Table of Results Duplicates Coarse – Cocar Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 12 12 Number 12 12 Mean 6.98 7.29 -0.31 Mean 204 187 16.58 Stand. Deviation 2.88 2.74 0.14 Stand. Deviation 113 77 36.69 % Difference -4.42 % Difference 8.15 Minimum 2.00 3.00 Minimum 97 88 Percentile 25 6.08 5.68 Percentile 25 125 138 Median 7.50 7.80 Median 183 165 Percentile 75 8.48 8.55 Percentile 75 223 214 Maximum 11.00 11.40 Maximum 490 370 Correlation Index 0.89 Correlation Index 0.73 Table 8-20. Summary Table of Results Duplicates Pulp – Cocar Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 38 38 Number 38 38 Mean 5.14 5.18 -0.04 Mean 219 220 -0.58 Stand. Deviation 3.39 3.47 -0.08 Stand. Deviation 203 196 6.93 % Difference -0.87 % Difference -0.26 Minimum 1.40 1.50 Minimum 90 91 Percentile 25 2.80 2.80 Percentile 25 120 130 Median 4.40 4.50 Median 162 170 Percentile 75 6.33 6.23 Percentile 75 240 228 Maximum 18.60 19.30 Maximum 1190 1150 Correlation Index 1.00 Correlation Index 1.00 SQM TRS Nueva Victoria Pag. 85

Figure 8-45. Figure of Results Duplicates Coarse (I2 and Nitrate) – Cocar Figure 8-46. Figure of Results Duplicates Pulp (I2 and Nitrate) – Cocar Fortuna Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-15) and pulp (Table 8-16) for pampa Fortuna, the following accuracy results were not observed (Figure 8-31 and Figure 8-32). Table 8-21. Summary Table of Results Duplicates Coarse – Fortuna Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 28 28 Number 26 26 Mean 4.01 4.13 -0.12 Mean 251 261 -9.46 Stand. Deviation 3.20 3.49 -0.29 Stand. Deviation 181 164 16.86 % Difference -3.03 % Difference -3.77 Minimum 1.00 1.00 Minimum 72 60 Percentile 25 1.58 1.80 Percentile 25 128 149 Median 2.80 2.85 Median 217 242 Percentile 75 5.50 5.20 Percentile 75 290 301 Maximum 14.70 17.30 Maximum 948 840 Correlation Index 0.94 Correlation Index 0.95 SQM TRS Nueva Victoria Pag. 86 Table 8-22. Summary Table of Results Duplicates Pulp – Fortuna Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 118 118 Number 103 103 Mean 3.79 3.78 0.01 Mean 253 256 -3.17 Stand. Deviation 3.30 3.30 0.00 Stand. Deviation 177 178 -0.61 % Difference 0.22 % Difference -1.26 Minimum 1.00 1.00 Minimum 50 61 Percentile 25 1.63 1.60 Percentile 25 110 108 Median 2.75 2.80 Median 203 219 Percentile 75 5.08 5.05 Percentile 75 357 359 Maximum 24.70 24.60 Maximum 1114 1124 Correlation Index 1.00 Correlation Index 1.00 Figure 8-47. Figure of Results Duplicates Coarse (I2 and Nitrate) – Fortuna Figure 8-48. Figure of Results Duplicates Pulp (I2 and Nitrate) – Fortuna SQM TRS Nueva Victoria Pag. 87 Iris Vigia Coarse and Fines Duplicates In the results of duplicates for iodine and nitrate in coarse (Table 8-15) and pulp (Table 8-16) for pampa Iris Vigia, the following accuracy results were not observed (Figure 8-31 and Figure 8-32). Table 8-23. Summary Table of Results Duplicates Coarse – Iris Vigia Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 21 21 Number 14 14 Mean 3.13 2.93 0.20 Mean 157 188 -30.36 Stand. Deviation 3.04 2.61 0.43 Stand. Deviation 97 125 -28.17 % Difference 6.39 % Difference -19.28 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.10 1.40 Percentile 25 74 78 Median 2.10 2.30 Median 156 175 Percentile 75 3.40 3.40 Percentile 75 206 268 Maximum 14.20 12.50 Maximum 407 410 Correlation Index 0.99 Correlation Index 0.84 Table 8-24. Summary Table of Results Duplicates Pulp – Iris Vigia Statisticians Nitrate Grade % Difference Statisticians Iodine Grade ppm Difference Original Check Original - Check Original Check Original - Check Number 62 62 Number 34 34 Mean 2.75 2.74 0.01 Mean 230 235 -4.68 Stand. Deviation 2.97 2.81 0.15 Stand. Deviation 198 192 6.20 % Difference 0.41 % Difference -2.03 Minimum 1.00 1.00 Minimum 50 50 Percentile 25 1.00 1.00 Percentile 25 80 109 Median 1.70 1.70 Median 189 193 Percentile 75 2.83 2.98 Percentile 75 299 299 Maximum 15.70 13.70 Maximum 930 890 Correlation Index 0.99 Correlation Index 0.99 SQM TRS Nueva Victoria Pag. 88 Figure 8-49. Figure of Results Duplicates Coarse (I2 and Nitrate) – Iris Vigia Figure 8-50. Figure of Results Duplicates Pulp (I2 and Nitrate) – Iris Vigia Blanks Contamination in quality control is indicated by controls of white samples, below is a summary table of the results of blanks controls in the pampas of Nueva Victoria (Figure 8-17). Table 8-25. Summary Table of Results Blanks – Nueva Victoria Sector I2 NO3 Samples Average Desv Stand OCS %OCS Samples Average Desv Stand OCS %OCS Hermosa 18 30.28 5.55 0 0 18 1.00 0.00 0 0 Hermosa Oeste 10 30.00 5.27 0 0 10 1.00 0.00 0 0 Franja Oeste 54 26.83 9.60 0 0 54 1.00 0.00 0 0 Mina Sur 61 42.93 18.11 0 0 61 1.0 0.1 0 0 Mina Oeste 23 29.78 5.11 0 0 23 1.00 0.00 0 0 Engañadora 58 49.22 14.89 0 0 58 1.00 0.03 0 0 Tea Oeste 93 64.87 68.49 4 4.30 93 1.00 0.01 0 0 Tea 39 32.67 12.87 0 0 39 1.04 0.26 0 0 Cocar 13 33.08 6.93 0 0 13 1.00 0.00 0 0 Fortuna 31 33.97 9.35 0 0 30 1.03 0.09 0 0 Iris Vigia 22 47.82 23.26 0 0 22 1.00 0.00 0 0 SQM TRS Nueva Victoria Pag. 89

The following figures correspond to the 4 pampas that have the highest number of white control samples, Hermosa, Hermosa Oeste, Franja Oeste and Engañadora (Figure 8-33, Figure 8-34, Figure 8-35 and Figure 8-36). Figure 8-51. Figure of Blanks (I2 and Nitrate) – Hermosa Figure 8-52. Figure of Blanks (I2 and Nitrate) – Hermosa Oeste Figure 8-53. Figure of Blanks (I2 and Nitrate) – Franja Oeste Figure 8-54. Figure of Blanks (I2 and Nitrate) – Engañadora 8.3.3 Sample Security SQM maintains strict control over sampling, mechanical sample preparation and chemical analysis. In each of the stages, the safety and chain of custody of the samples was safeguarded, using protocols that describe the steps to be followed for SQM TRS Nueva Victoria Pag. 90 this purpose. All these controls are managed and controlled through the ACQUIRE platform, in process of implement by SQM since Q3 2022, according to the following sections. This section highlights your current processes and procedures and introduces data management processes recommended for deployment in GIM Suite. The following workflow architecture demonstrates the data flow and object requirements of GIM Suite. 8.3.3.1 Planning RC Drilling The drilling are planned by the geology area using modeling software, which generates an Excel file containing a previous identification of the drilling, which will later be modified for the final identification, along with the east and north coordinates and the planned depths are also indicated. This planning drilling is task developed into "Arena", ACQUIRE's web app, allowing the user to import the planned drill hole data from the file. Coordinates must be entered in PSAD56. Task in "Arena" that will show the information of the planned drilling. Figure 8-55. Figure of information planned drilling (Arena). 8.3.3.2 Header In general, a drilling plan can take up to 30 thousand meters of drilling or more, depending on the objectives that are in the year, between 4 thousand and 5 thousand meters are drilled in the month for each drilling rig, the contractor company executes the drilling and monthly delivers to the geology area the file with the information taken in the field. Some drilling that was ultimately planned may not be executed due to poor facility conditions. Import Final Drills: ACQUIRE 4 that allows the user to import the collar data of the final drilling, also considering the import of the original samples and their respective duplicates of terrain. Data Capture Collar: ACQUIRE element that allows assigning the samples collected during drilling to a drillhole, as well as to the section they correspond to and their sequential number. In this same object, the status of planned wells is changed to executed or canceled if, for some operational reason, they cannot be developed. Import Final Coordinates: With this importer object of the ACQUIRE 4, the user will enter the final coordinates data of the drilling, that were collected by surveying. The importer will validate if the final coordinates contain a difference in meters greater than 10% in relation to the planned coordinates, indicating a message to the user at the time of data entry. Dashboard Planned vs Executed Meters: ACQUIRE allows to follow up the campaign through a dashboard in "Arena" that presents a graph and grid with information of the planned meters on the perforated meters, thus providing SQM TRS Nueva Victoria Pag. 91 additional information to control the meters of the drilling campaigns. The data can be filtered by date of execution of the drilling and sector of the mine. Choose Sample Correlates: Data entry object in ACQUIRE 4 that allows the user to enter a range of correlative samples making it possible to choose which samples will be printed on the labels. The object must indicate the initial SAMPLE ID to be printed, so that user error is avoided. Sample Label Report: Report in ACQUIRE 4 that allows the user to print sample labels in the format of the checkbook, the report will be applied on an A4 or Letter size paper, considering that the printing will be made on a cardboard paper. The label will have the barcode with the identification of each sample, thus enabling the user to read the barcode with the tablet camera when entering the identification of the first sample 8.3.3.3 Geological mapping In the geological mapping, data on lithology, clast, clays, color, sulfate, salt crust, anhydrite crust, sulfate destace, percentage of clast and observation are captured. Geological Mapping: Data captured in "Arena" that allows the user to perform the geological mapping of the drilling, this tool must allow the user to perform the mapping in the field so that it is not connected to the mine network. Import Geologic Mapping: Importer in "Arena" that allows to enter the geological mapping data carried out in the field. Geomechanics Mapping: Data captured in "Arena" where the geomechanical parameters of the drillhole wall are collected. Import Geomechanics Mapping: Importer in "Arena" that allows to enter the geomechanical mapping data carried out in the field. Consult Geology of Drilling: Task in "Arena" that will show the information of the geology of the drilling. Consult Geomechanics of Drilling: Task in "Arena" that will show the information of the geomechanics of the drilling. 8.3.3.4 Dispatch of samples for mechanical preparation Create dispatch order for Physical Sample Preparation: In this object the user can generate the order of dispatch of samples for physical preparation. Create a correlative and identifier for the office number. Print dispatch order for Physical Sample Preparation: Object that will allow to execute the printing of the report of shipment order to physical preparation. Physical Office Reception: Script object in ACQUIRE that allows the user to indicate the samples received in the pilot plant, the object must be filtered by physical dispatch number where it will make available the samples associated with this dispatch, thus enabling the user to select the samples and indicate in the system that these samples were received. The object must indicate and automatically create pulp samples indicating the position where each one was generated. Consult Drilling Dispatch to Preparation: Task in Sand that will show the information of the dispatch of the samples of the drilling that were sent to mechanical preparation. Consult Pulp Samples: Task in Arena that will have the information of the pulp samples in a grid of data associated with the number of the physical dispatch received by the pilot plant. In the drilling stage, before drilling begins, the drill rod was marked to indicate the distance for sampling. The drilling rig was equipped with a cyclone to slow down the particle velocity, under it, a bag is placed to collect the samples. SQM TRS Nueva Victoria Pag. 92 The collected sample from the cyclone is carefully stored in a plastic bag, then it was identified with a sequential card with a barcode and tied. The Supervisor oversaw requesting a revision to a determined sample of the drilling (coarse sample), originating another sample and of noting the weights obtained in the balance for each cut sample. This data collection is done through the ACQUIRE platform. The samples were loaded daily onto the truck that will transport them to the sample plant, the following steps are followed: a. Supervisor delivers a dispatch guide with the drill holes and the total number of samples to be collected and mentions to the person in charge of the sample plant, the number of samples and the number of samples without recovery, if any. This dispatch guide is generated for ACQUIRE platform. b. Samples are loaded sequentially according to the drilling and unloaded in the same way. c. Upon arrival at the plant, the corresponding permit must be requested by the area manager, who will provide an unloading guideline, which contemplates how the samples should be positioned on the pallets. d. The pallets with samples are moved to the sample preparation area from their storage place to the place where the Cone Splitter is located. During all stages of sample preparation, special care was taken to maintain the identification of the samples and to clean the equipment after use. The samples already packed and labeled were collected following the instructions for filling boxes of “caliche” samples, respecting the correlative order of the samples, the order in which they must be deposited in the box and the quantity of samples according to the capacity of the box. The trays were labeled indicating the corresponding information and date (Figure 8-37) are then transferred to the storage place at core Warehouse Iris and core Warehouse TEA located at Nueva Victoria (Figure 8-38), either transitory or final, after being sent to the laboratory. Figure 8-56. A) Samples Storage B) Drill Hole and Samples Labeling SQM TRS Nueva Victoria Pag. 93

Figure 8-57. Iris – TEA Warehouse at Nueva Victoria Assay samples were collected by appropriately qualified staff at the laboratories. The analysis results of the samples were reported by the specialty analyst to the LIMS software system, integrated to the platform ACQUIRE. Automatically LIMS triggering an e-mail to the users and only to those who are authorized to send the information. 8.4 OPINION OF ADEQUACY The competent person considers that in what corresponds to the preparation, analysis, safety of the samples and procedures used by SQM in Nueva Victoria complies with the appropriate standard without showing relevant deficiencies that may alter the obtaining of the results derived from the procedures. SQM TRS Nueva Victoria Pag. 94 9 DATA VERIFICATION 9.1 PROCEDURES Verification by the QP as reviewed in previous sections on drilling procedures, sample collection, handling and quality control, geological mapping of drill cores and cuttings, and laboratory and analytical procedures, provides quality assurance. Based on the review of SQM's procedures and standards, the protocols are considered adequate and with excellent standards to guarantee the quality of the data obtained from drilling campaigns and laboratory analysis. 9.2 DATA MANAGEMENT Through drilling, the reconnaissance of the reservoir at depth and continuity in the horizontal is carried out, for this purpose prospecting grids of 400 x 400 m, 200 x 200 m, 100 x 100 m, 100T and 50 x 50 m are used. Depending on the size of the drill hole grid, geological resources are estimated using different interpolation methods (for more details, see 1.3 Mineral Resources Statement). The samples obtained from these reverse air drilling campaigns are sent to SQM's internal laboratory, which has quality control standards in terms of their mechanical and chemical treatment. QA-QC analyses are performed on control samples in all survey grids a (400 x 400 m, 200 x 200 m, 100 x 100; 100T and 50 x 50 m). This QA-QC consists of the analysis of the concentrations of NaNO3 and iodine in duplicate samples compared to original (or primary) samples. 9.3 TECHNICAL PROCEDURES The competent person indicates that in terms of the chain of custody (traceability of the place of origin of the samples), subsequent preparation and analysis and safety of the samples, SQM applies the required procedures to ensure the optimal collection of field and laboratory data; to ensure the control and quality of the results. 9.4 QUALITY CONTROL PROCEDURES The competent person indicates that at SQM, quality control analyses ensure the precise monitoring of samples from the preparation of the sample and the consequent chemical analysis through a protocol that includes the periodic analysis of duplicates and the insertion of samples for quality control. 9.5 PRECISION EVALUATION With respect to the Accuracy Assessment, the competent person indicates that the iodine and nitrate levels of the duplicate samples in the 400 x 400, 200 x 200 and 100 x 100 meshes have a good correlation with the grades of the original samples (evidenced in the figures and tables, with the high correlation coefficient). However, it is recommended to always keep permanent control of this evaluation. In this process, to prevent and detect in time any anomaly that may occur. 9.6 ACCURACY EVALUATION A QA-QC analysis is performed on the drilling campaigns in all the pampas of Nueva Victoria for standard/standard samples, which were carried out and analyzed by the laboratory. The results obtained show that the variation of the analyses with respect to the standards used by SQM show acceptable average biases, with an average of -6.37% of NaNO3 and 3.27% in iodine. SQM TRS Nueva Victoria Pag. 95 9.7 QUALIFIED PERSON’S OPINION OF DATA ADEQUACY The competent person indicates that the methodologies used by SQM to estimate the geological resources and reserves in Nueva Victoria are adequate. The 400 x 400 m drill grid may imply continuity as indicated by each grade interpolator, average grade of mineralization with a moderate confidence level since there is no certainty that all or part of these resources will be converted to mineral reserves after the application of the modifying factors. The 200 x 200 m drilling grid generate geological information of greater detail being possible to define geological units, continuity, grades and power. Therefore, at this stage of exploration, sectors for geometallurgical tests can be defined. These resources are qualified as indicated resources. To the extent that the exploration grid is sequentially reduced with drilling 100 x 100 m, 100T and 50 x 50 m, the geological information is more robust, solid which allows a characterization of the mineral deposit with a significant level of confidence. These resources are qualified as measured resources. SQM TRS Nueva Victoria Pag. 96 10 MINERAL PROCESSING AND METALLURGICAL TESTING Since 2009, further research has been developed through laboratory tests to continuously improve yield estimation and valuable element recovery such as iodine and nitrate. These efforts, focused on caliche chemical and physical characterization, made it possible to develop a set of strategies that provide a better prediction and recovery projection for each caliche mining area identified, which are and will be processed at Nueva Victoria's plant. It should be noted that, before Nueva Victoria started operations in 2002, SQM nitrates & iodine explored options to expand and/or optimize iodine production through a trial plan developed at Pedro de Valdivia's process plant to establish an oxidative treatment of the concentrate. These tests demonstrated that it is possible to avoid flotation stage in the conventional process, iodine production process works well using an external oxidizer, and it is economically viable and less costly to build and operate. As such, extensive tests were completed with different iodine brines from different resources to confirm these results, as well as considering the oxidation stages applicable at Nueva Victoria Process Plant. In 2016, given water scarcity in the north of Chile, industry investigated new sustainable sources of water for its processes. A caliche leaching test plan was performed with seawater, to determine its technical feasibility, positive and negative impacts or metallurgical recovery and performance equivalence. A pilot plant at the plant site demonstrated its feasibility of the leaching process. The historical development of testing has made it possible to differentiate the main categories of caliche types according to their composition and physical behavior. These tests are designed to optimize the process to guarantee compliance with the customer's product specifications and, on the other hand, to ensure that harmful elements can be kept below the established limits. More than a decade of research on multiple systems has provided a foundation for leaching process, recovery, and production of iodine. This includes a review of trials which have contributed to the development and build-up of current operating procedures. 10.1 HISTORICAL DEVELOPMENT OF METALLURGICAL TESTS In 2009, heap & ponds management created a working group that will be in charge to develop tests to continuously improve yield estimation and valuable elements recovery, such as iodine and nitrate, from heaps and evaporation ponds. In early February 2010, the first metallurgical test work program was presented at the Pilot Plant facility located at Iris sector. Its main objective is to provide, through pilot scale tests, all the necessary data to guide, simulate, strengthen, and generate enough knowledge to understand the phenomenology behind production processes in leaching heaps and evaporation ponds. The initial work program was framed around the following topics: Reviewing constructive aspects of heaps. Study thermodynamic, kinetic, and hydraulic phenomena of the heap. Designing a configuration in terms of performance and production level. Work program activities are divided into specializations and the objectives of each activity and methodology followed are summarized in the following table. SQM TRS Nueva Victoria Pag. 97

Table 10-1. Methodologies of the Test Plan Initially Developed for the Study of Caliche Behavior. Activity Objective Methodology Heap physical aspects Pile geometry and height Optimum dimensions and the effect of height on performance Mathematical methods and column leaching tests at different heights Granulometry Impact of size and determination of maximum optimum Leaching tests at three levels of granulometry Loading Impact of loading shape and optimization of the operation Column percolability with different size segregation in loading Wetting requirements Determination of impact on yield due to wetting effect Column tests, dry and wet ore Caliche characterization Characterization by mining sector Chemical analysis, XRD and treatability tests Hydraulics Impregnation rate, irrigation and irrigation system configuration Establish optimums Mathematical methods and industrial level tests Kinetics Species solubilities Establish concentrations of interferents in iodine and nitrate leaching Successive leaching tests Effect of irrigation configuration Effect of type of lixiviant Column tests Sequestering phases Impact of clays on leaching Stirred reactor tests System configuration Pile reworking study Evaluate impact on yield Column tests Solar evaporation ponds AFN / brine mixture study Reduction of salt harvesting times Stirred and tray reactor tests Routine Sample processing Preparation and segregation of test samples Treatability tests Data on the behavior of caliche available in heaps according to the exploited sector Column tests Quality control of irrigation elements and flowmeters Review of irrigation assurance control on a homogeneous basis This first metallurgical test work plan results in the establishment of appropriate heap dimensions, maximum ROM size and heap irrigation configuration. In addition to giving way to studies of caliche solubilities and their behavior towards leaching. A diagram of chemical, physical, mineralogical and metallurgical characterization tests applied to all company resources. SQM, through its Research and Development area, has carried out the following tests at plant and/or pilot scale that have allowed improving the recovery process and product quality: Iodide solution cleaning tests. Iodide oxidation tests with hydrogen and/or chlorine in the iodine plant. The cleaning test made it possible to establish two stages prior to the oxidation of solution filtration with an adjuvant and with activated carbon. In addition, it is defined that to intensify the cleaning work of this stage, it is necessary to add traces of sulfur dioxide to the iodide solution. Meanwhile, the iodide oxidation tests allowed incorporating the use of hydrogen peroxide and/or chlorine in adequate proportions to dispense with the iodine concentration stage by flotation, obtaining a pulp with a high content of iodine crystals. Currently, the metallurgical tests performed are related to the physicochemical properties of the material and the behavior during leaching. The procedures associated with these tests are described below. SQM TRS Nueva Victoria Pag. 98 10.2 METALLURGICAL TESTING The main objective of the tests developed is to assess different minerals' response to leaching. In the pilot plant-laboratory, test data collection for the characterization and recovery database of composites are generated. Tests detailed below have the following specific objectives: Determine whether analyzed material is sufficiently amenable to the leaching process, nitrate and iodine solution concentration for production by established separation and recovery methods in plant. Optimize this process to guarantee a recovery that will be linked intrinsically to mineralogical and chemical characterization, as well as physical and granulometry characterization of mineral to be treated. Determine deleterious elements, to establish mechanisms for operations to keep them below certain limits that guarantee a certain product quality. SQM's analytical and pilot test laboratories perform the following chemical, mineralogical, and metallurgical tests: Microscopy and chemical composition. Physical properties: tail test, borra test, laboratory granulometry, embedding tests, permeability Leaching test. Currently, SQM is conducting plant-scale tests to optimize heap leach operations through categorization of the mineral to be leached. Metallurgical studies are conducted on mining method called surface mining (SM), which consists of breaking and extracting the “caliche mantle” material through a tractor with a cutting drum, which allows obtaining a smaller mineral with more homogeneous size distribution. Preliminary leaching tests of this material under identical conditions to ROM material have resulted in higher recoveries of approximately 12% of the recovery in ROM heaps. In order develop these tests, two different SM teams have been acquired and evaluated: Rolling system availability. Cutting system design. Sensitivity to rock conditions. Productivity variability. Consumption and replacement of components. The 2025 mining plan aims to treat 10% of mineral caliche by SM to obtain, through quarry selection, a maximum recovery estimated at +12% in iodine and +6% in nitrate. At the operational level, recoveries will be monitored to establish annual sequential exploitation levels. Through this work it is hoped to determine an optimal proportion of SM mineral to be incorporated into ROM stockpiles to increase recovery. In the following sections, a description of sample preparation and characterization procedures, for metallurgical tests, and process and product monitoring/control activities of the operations through chemical analysis is given. 10.2.1 Sample preparation Samples for metallurgical testing are obtained through a sampling campaign. The methods used are related to the different drilling methodologies used in the different campaigns to obtain core samples for analysis through a 100T-200 grid drilling campaign and diamond drilling (more details in Section 7.3 Drilling Methods and Results). With the material sorted from the trial pits (calicatas), loading faces, leach heaps, drill holes and diamond drill, composite samples are prepared to determine iodine and nitrate grades, and to determine physicochemical properties of the material to predict its behavior during leaching. SQM TRS Nueva Victoria Pag. 99 Samples are segregated according to a mechanical preparation guide, which aims to provide an effective guideline for minimum required mass and characteristic sizes for each test, to optimize the use of available material. This allows successful metallurgical testing, ensuring validity of results and reproducibility. The method of sampling and development of metallurgical tests on samples from Nueva Victoria property, for the projection of future mineral resources, consists in summary of the stages outlined in the Figure 10.1 Figure 10-1. General Stages of the Sampling Methodology and Development of Metallurgical Test at Nueva Victoria. As for the development of metallurgical, characterization, leaching and physical properties tests, these are developed by teams of specialized professionals with extensive experience in the mining-geo-metallurgical field. The work program in metallurgical tests contemplates that the samples are sent to internal laboratories to perform the analysis and test work according to the following details: Analysis Laboratories located in Antofagasta provide chemical and mineralogical analysis. Pilot Plant Laboratory, located in Iris- Nueva Victoria, for completion of the physical and leaching response tests. Details of the names, locations and responsibilities of each laboratory involved in the development of the metallurgical tests are reported in Section 10.4 Analytical and Testing Laboratories. The reports documenting the drilling programs provide detailed descriptions of sampling and sample preparation methodologies, analytical procedures meeting current industry standards. Quality control is implemented at all stages to ensure and verify that the collection process occurs at each stage successfully and is representative. To establish the representativeness of the samples, a map of a diamond drilling campaign in the NV sector is shown below to estimate the physical and chemical properties of the caliche of the resource to be exploited (Figure 10-2). SQM TRS Nueva Victoria Pag. 100 Figure 10-2. Diamond Drilling Campaign Map for Composite Samples from the NV Sector for Metallurgical Testing 10.2.2 Caliche Mineralogical and Chemical Characterization As part of SQM nitrate test work, mineralogical tests were conducted on composite samples. To develop its mineralogical characteristics and its alterations, a study of the elemental composition is conducted by X-Ray Diffraction (XRD). A particle mineral analysis (PMA) to determine mineral content of the sample is carried out. Caliche mineralogical characterization are done for the components Nitrate, Chloride, Iodate, Sulfate and Silicate. Additionally, caliche chemical characterization in iodine, nitrate, Na2SO4 (%), Ca (%), K (%), Mg (%), KClO4 (%), NaCl (%), Na (%), Na (%), H3BO3 (%), and SO4 (%) were obtained from chemical analyses obtained from an internal laboratory SQM TRS Nueva Victoria Pag. 101 of the company. The analysis methods are shown in Table 10-2. More details on SQM's in-house and staff-operated laboratories can be found in the Section 10.4 Analytical and Testing Laboratories. The protocols used for each of the methods are properly documented with respect to materials, equipment, procedures, and control measures. Details of the procedure used to calculate iodine and nitrate grades are provided in Section 10.2.3 Table 10-2. Applied Methods for the Characterization of Caliche or Composite. Parameter Unit Method Iodine grade ppm Volumetric redox Nitrate grade % UV-Vis Na2SO4 % Gravimetric / ICP Ca % Potentiometric / Direct Aspiration – AA or ICP Finish Mg % Potentiometric / Direct Aspiration – AA or ICP Finish K % Direct Aspiration – AA or ICP Finish SO4 % Gravimetric / ICP KclO4 % Potentiometric / Direct Aspiration – AA or ICP Finish NaCl % Volumetric Na % Direct Aspiration – AA or ICP Finish H3BO3 % Volumetric or ICP Finish In-house analytical laboratories operated by company personnel are responsible for the chemical and mineralogical analysis of samples. These laboratories are located in the city of Antofagasta and correspond to the following four sub-facilities: Caliche-Iodine Laboratory Research and Development Laboratory Quality Control Laboratory SEM and XRD Laboratory Results of the chemical and mineralogical characterization reported by the company are conclusive on the following points: The most soluble part of the saline matrix is composed of sulfates, nitrates and chlorides. There are differences in the ion compositions present in salt matrix (SM(%)). Anhydrite, Polyhalita and Glauberite, and less soluble minerals, have calcium sulfate associations. From a chemical-salt point of view, this deposit is favorable in terms of the extraction process, as it contains an average of 49% of soluble salts, high calcium content (>2.5%), and good concentrations of chlorides and sulfates (about 11% and 13% respectively). Being a mostly semi-soft deposit Surface mining (SM) methods can be applied in almost all the deposits. The geomechanical characteristic of the deposit together with a low clastic content and low abrasiveness (proven by calicatas) allows low mining costs applying SM technology. 10.2.3 Caliche Nitrate and Iodine Grade Determination Composite samples (material sorted from the trial pits (calicatas), loading faces, leach heaps, drill holes and diamond piles) are analyzed by iodine and nitrate grades. Analyses are conducted by Caliche and Iodine laboratory located in the city of Antofagasta. Facilities for iodine and nitrate analysis have been qualified under ISO-9001:2015 for which TÜV Rheinland provides quality management system certification. The latest recertification process was approved in November 2020 and is valid until March 15, 2023. SQM TRS Nueva Victoria Pag. 102 10.2.3.1 Iodine determination The methodology to determine iodine in caliche is the redox volumetry, it is based on titration of an exactly known concentration solution, called standard solution, which is gradually added to another solution of unknown concentration, until chemical reaction between both solutions is complete (equivalence point). Quality control controls consist of equipment condition checks, sample reagent blanks, titration concentration checks, repeat analysis for a standard with sample configured to confirm its value. 10.2.3.2 Nitrate determination Nitrate grade in caliches is determined by UV-visible molecular absorption spectroscopy. This technique allows to quantify parameters in solutions, based on their absorption at a certain wavelength of the UV-visible spectrum (between 100 and 800 nm). This determination uses a Molecular Absorption Spectrophotometer POE-011-01, or POE-17-01, in which a glass test tube containing a filtered solution obtained by leaching with filtered distilled water is used. Results obtained are expressed in percent nitrate. QA criteria and result validity are achieved through: Prior equipment verification. Performing comparative nitrate analysis once a shift, by contrasting readings of the same samples with other UV- visible equipment and checking readings in Kjeldahl method distillation equipment, for nitrogen determination. Conducting standard and QC sample input every 10 samples. Although the certification is specific to iodine and nitrate grade determination, this laboratory is specialized in chemical and mineralogical analysis of mineral resources, with long-standing experience in this field. It is the QP’s opinion that quality control and analytical procedures used at the Antofagasta Caliches and Iodine laboratory are of high quality. Figure 10.3 UDK 169 with AutoKjel Autosampler - Automatic Kjeldahl Nitrogen Protein Analyzer 10.2.4 Caliche Physical Properties To measure, identify, and describe mineral physical tests of mineral properties are developed to predict how it will react under certain treatment conditions. The tests performed are summarized in Table 10-3. During the site visit it was possible to verify the development of embedding, sedimentation, and compaction tests in the Iris Pilot Plant Laboratory, which are shown in Figure 10-3. SQM TRS Nueva Victoria Pag. 103 Table 10-3. Determination of Physical Properties of Caliche Minerals. Test Parameter Procedure Objective Impact Tails Test Sedimentation and compaction Sedimentation test, measuring the clearance and riprap cake every hour for a period of about 12 hours Obtain the rate of sedimentation and compaction of fines Evidence of crown instability and mid generation. Irrigation rate Borra test % Of fine material The retained material is measured between the #-35 #+100 and #-100 after a flocculation and decantation process. Flocculation and decantation of ore To obtain the amount of ore flocculation and decantation process % Of fine that could delay irrigation. Irrigation rate. Canalizations. Size distribution % Of microfine Standard test of granulometry, the percentage under 200 mesh is given Obtain % microfine % Water retention and yield losses Permeability K (cm/h) Using constant load permeameter and Darcy's law To measure the degree of permeability of ore Decrease in extraction kinetics of extraction Embedded alpha Wettability measurement procedure of rock To measure the degree of wettability of the ore Variability in impregnation times Figure 10-4. Embedding, Compaction and Sedimentation Tests Performed in the Iris Pilot Plant Laboratory. Table 10-4 provides a summary of physical test results comparing the conditions of TEA and Orcoma. Table 10-4 Comparative Results of Physical Tests for Pampa Orcoma and TEA Exploitation Project. Sector Sedimentation Compactation % Fines #-200 Alpha TEA 0.024 7.54 31.86 10.57 2.37 ORCOMA 0.025 10.05 32.98 12.29 2.29 SQM TRS Nueva Victoria Pag. 104 According to the results, it is possible to highlight the following points: Sedimentation: Both have medium sedimentation velocity, which implies the need for impregnation and prolonged resting for stabilization. Compaction: Orcoma has a good compaction, which indicates a greater uniformity in the porous bed, which allows reaching high irrigation rates and therefore better kinetics. Fines: Both sectors present high percentage of fines; this implies that the best impregnant to use should be a solution other than water. The negative impact of this condition could be increased depending on the type of fine material (e.g., clays) generating water pockets and channeling. Material #-200: Corresponds to the microfine and are the ones that give rise to channeling and exhibit very high value in both sectors. Parameter Alpha: At medium levels, these imply acceptable embedding speed which can be improved with a slow controlled impregnation. As the physical properties measured are directly related to the irrigation strategy, the conclusion is that both caliches should be treated in a similar way considering a standard impregnation stage of mixed drip and sprinkler irrigation. 10.2.5 Physical characterization modification and improvement Since 2024, a modification to the physical tests was implemented, in order to automate those currently being performed. For this, the procedure was to carry them out in parallel to those already being performed. In 2025 moister retention curve tests were implemented Selection and Sampling From each reverse air samples delivered by mining resources to the pilot plant is processed as follows: Mesh 200: A 600 g sample is taken for fine granulometry and moisture retention curve; it is prepared at #-10. Figure 10-5: Mechanical preparation of reverse air samples. Physical Characterization of Samples The 600 g sample is divided into two according to the sample preparation protocol of the Iris pilot plant for fine granulometry curve testing and moisture retention curve. If the relative error of the fine granulometry estimation remains SQM TRS Nueva Victoria Pag. 105 below 15%, the sample analysis is stopped. If the calculated relative error is higher, samples characterized at mesh 100 must be analyzed. Samples composing each drilling in mesh 200 are selected for the moisture retention curve, and a composite of the drilling ore layer is made. Analysis of Physical Characterization Results Interpolated values are calculated for each pressure of the moisture retention curve from 1 to 500 Pa for each pampa, subsector, or polygon. For this, co-kriging, or alternatively regression kriging, is performed using the values of the fine granulometry curve at mesh 200 every 0.5 m of depth and the values of the moisture retention curve at mesh 200 composited for each pressure between 1 and 500 Pa. It is important to note that this interpolation makes sense since both tests measure the texture of the sample (granulometry), and the fits are of very good quality. The values of the moisture retention curve (moisture, % vs pressure, Pa) are included in the block model. Modeling of Physical Characterization Using the minimum, maximum, and average values of each pressure for each polygon going to a heap, the Van Genuchten parameters are calculated (empirical parameters describing water retention in soil: saturated moisture, residual moisture, Alpha: related to pore size, and n: associated with pore size distribution). These empirical parameters will be calculated after defining the polygons and are not included in the block model since they do not meet the requirements to be estimated by kriging (they are not additive). Subsequently, the movement of solutions inside the heap is modeled for extreme and average cases using the Feeflow software, hydraulic efficiency of the heap is delivered, and irrigation recommendations for the heap are provided to achieve a recovery above 80-85% of iodine: 1. RL 2. Irrigation rate 3. Estimation of days to breakthrough Figure 10-6: Information flow to determine hydraulic efficiency associated with heaps based on modeled physical properties for each pampa or subsector) Automated Soil Particle Size Analysis: It calculates the particle size distribution by Stokes’ law, with a range spanning from 63 μm to 2 μm, instead of just a few measurements at discrete time points. It allows for unattended, automated operation. This results in an overall error rate of 0.5%—lower conventional particle size analysis method. SQM TRS Nueva Victoria Pag. 106 Results analysis: This type of information allows estimating the amount of fine material (#-10) that can cause percolation problems in the leaching heap being all particle sizes smaller than 50 micrometers, or so called silt (limo) and clay (arcilla), that affect percolation. For Hermosa sector, the measured sector and the variogram was adjusted for a spheric model: Figure 10-7. silt distribution content in Hermosa. Figure 10-8. silt Variogram in Hermosa Moisture Retention Curve The moisture retention curve (MRC) shows the relationship between moisture content (how "wet" the soil is) and suction (the "force" with which the soil retains water). When the soil is saturated, the pores are full of water, and suction is almost zero (water is available to move easily). As the soil dries (less water in the pores), suction increases because the remaining water is in smaller pores and is retained more strongly. The curve helps to know how much water remains in the soil at different suction levels. This is important to predict how water will behave under different conditions (e.g., when irrigated a lot or a little). When irrigated for a prolonged period, the soil becomes saturated. The MRC indicates that as moisture content increases, suction decreases (eventually becoming null if the soil is completely saturated), making it easier for water to move through the soil. If the saturation point of the soil is known (using the curve), it can be predicted whether water or solution will begin to move to deeper layers or, on the contrary, accumulate and could cause problems such as waterlogging or even landslides on sloped terrain. In the absence of irrigation, the soil begins to lose moisture. The retention curve indicates that as the soil dries, suction increases, meaning the soil retains water more strongly. In soils with high suction, such as silts and clays, moving water again may require considerable time. The available information for interpretation corresponds to that obtained from sample tests with pressure plate or suction pot operated at the Iris Pilot Plant in Nueva Victoria. For this, reverse air samples from different pampas were used, and moisture content measurements at different pressures are reported for samples prepared to a size smaller than mesh or sieve #10 (1/4” or 6.3 mm) using the following pressures, in kPa: 1, 10, 20, 40, 60, 100 and 500. SQM TRS Nueva Victoria Pag. 107 Figure 10-9: Suction Curves for Mina Oeste, Pampa Hermosa, and Pampa Blanca 10.2.6 Agitated Leaching Tests Leaching tests are performed at the company's in-house laboratory facilities located at the Iris Pilot Plant. The following is a brief description of the agitated and successive leaching test procedure. Leaching in Stirred Reactors Leaching experiments are conducted at atmospheric pressure and temperature in a plastic reactor without baffles. A propeller agitator at 200 rpm was used to agitate leach suspension. In short, all the experiments were executed with: Ambient conditions. Caliche sample particle size 100% mesh #-65. Caliche masses of 480, 320 or 200 g. L/S ratio 2:1. Leaching time 2 h. Three contact leaching including use of drainage solution. To start up the leaching experiment, a reactor was initially filled with distilled water and then the solution is gently agitated. After a few minutes, caliche concentrate added to the solution and agitation increased to the final rate. Once finished, the product was filtered, and the brine solution analyzed by checking the extraction of analytes and minerals by contact with the leaching agent, consumption per unit and iodine extraction response. Successive leaching’s are complementary to stirred vessel leaching and performed in a stirred vessel with the same parameters explained above. However, it contemplates leaching three caliche samples successively with the resulting drainage solution of each stage. The objective of this test is to enrich this solution of an element of interest such as iodine and nitrates to evaluate heap performance as this solution percolates through the heap. The representative scheme of successive leaching in stirred vessel reactors is shown in Figure 10-10. SQM TRS Nueva Victoria Pag. 108 Figure 10-10. Successive Leach Test Development Procedure The extraction of each analyte and minerals per contact is analyzed. These results reported by the company are conclusive on the following points: Higher quantity of soluble salts, lower is the extraction. Higher proportion of calcium in salt matrix results in higher extraction. Physical and chemical quality for Leaching is determined by a soluble salts content of less than 50%. For a caliche of TEA sector, the chemical characterization and leaching results are shown in Table 10-5, with an average salt matrix of 63.7% soluble salts and iodine yield of 56.4%. Table 10-5 Chemical Characterization of Samples Obtained from TEA and Successive Leach Test Results. Sectors Mesh Recoveries Proyected Elements Mt Iodine (ppm) NaNO3 Na2SO4 Ca Mg K SO4 ap KCIO4 NaCl Na H3BO3 Hermosa 100-100T 155 408 6.7 17.3 1.82 0.95 0.84 10.84 0.04 12.6 8.13 0.23 TEA Norte 100T 62 428 5.8 18.4 2.21 1 0.85 10.6 0.08 14.5 9.45 0.4 TEA Sur 200 22 412 4.7 21 3.02 1.1 0.81 10.57 0.02 14.2 7.97 0.39 TEA Oeste 2000 75 407 5.4 16.6 2.31 0.97 0.69 8.44 0.05 16.7 8.87 0.57 Average 314 412 6.1 17.6 2.1 0.97 0.8 10.2 0.05 14.1 8.56 0.36 The following graphs, included in Figure 10-11, show the results of the agitated leaching tests of two resources from TEA and Pampa Orcoma. The graphs represent the Nitrate and Iodine yield achieved as a function of soluble salt content. In the graphs, the green line corresponds to the experimental yield result, while the orange line indicates a modeling result of the Pampa Orcoma yield factored at 90%. The yield equivalent to 90% of what the model indicates is 66.3% for iodine and 63.4% for nitrate. These factored yields are conservatively used for the economic evaluation of the project. The green line, which corresponds to the experimental results, shows that an ore from Pampa Orcoma with a content of soluble salts of 46.5% has a yield of 73% in iodine and 70.5% in nitrate, while an ore from TEA, with a content of 62.9% of soluble salts, has a yield of 55.5% in iodine and 60.7% in nitrate. Both resources show a difference in Nitrate yield of 70.5% vs 60.7% and Iodine yield, 73% vs 55.5%. Nitrate and iodine yield difference is 9% and 17%, respectively. SQM TRS Nueva Victoria Pag. 109

Figure 10-11. Nitrate and Iodine yield Obtained by Successive Agitated Leaching Test. 10.2.7 Column Leach Test Using Sea Water Water availability is limited, being a critical issue for the mining industries and, therefore, other leaching agents such as seawater can be a viable alternative. Therefore, experimental studies of caliche leaching in mini columns were conducted to evaluate seawater's effect. This study aims to analyze seawater's effect on caliche leaching from different sectors of nitrate-iodine mining properties, using seawater sampled in Mejillones Bay at 100 m offshore and below 15 m deep. The types of tests executed are in duplicate under the following impregnation-irrigation strategy and conditions: Water Impregnation - Irrigation with water (MC 1-MC 2). Water Impregnation - Irrigation with 60% v/v water - 40% v/v with a recirculated weakly acidic water (AFA). (MC 3-MC 4). Seawater Impregnation - Irrigation with seawater (MC 5-MC 6). Seawater Impregnation - Irrigation with mixed 60% v/v seawater - 40% v/v AFA (MC 7-MC 8) The test development conditions are indicated in Table 10-6. Composition determined by granulometry of the material disposed in the columns. SQM TRS Nueva Victoria Pag. 110 Table 10-6 Conditions for Leaching Experiments with Seawater. Parameter Detaille Mass 3,031.3 g Granulometry 1'' - 3/4'' - 1/2'' - 1/4'' - 20'' mesh Test Duration 7 days Total Impregnation 19 hours in watering/rest schedule Continuous Irrigation 1 h/2 h-1 h/1 h/1h h-2 h/1 h Irrigation Rate Flow-Flow 5 days and 20 h The results of the experiments show that highly soluble minerals such as nitrate and iodate are rapidly leached with seawater without much difference with respect to the raw water method. Regarding nitrate and iodine extraction, a higher NO3 extraction, in Figure 10-12, is observed when leaching with seawater as well as a higher IO3 extraction is observed when leaching with seawater (MC5 and MC6 curves versus MC1 and MC2 curves). In addition to the above, when comparing the extractions achieved in iodine leaching by water/AFA and seawater/AFA, curves MC 3, and MC 4 versus MC 7 and MC 8, the seawater/AFA mixture is better (MC 7 and MC 8). While, for nitrate, there is no appreciable difference in increase when using seawater as a mixture and extraction is like that of iodine. Figure 10-12. Results of Nitrate and Iodine Extraction by Seawater Leaching. a) Nitrate extraction with seawater b) Iodine extraction with seawater SQM TRS Nueva Victoria Pag. 111 Heap behavior was studied through column leaching tests using seawater, including different irrigation rates and bed heights in the column, and analyzing the experimental concentrations of each species. 10.2.8 Laboratory Control Procedures Currently, there is a quality control system in place to monitor iodine production operations, which consists of monitoring processes starting with inlet brine characterization, followed by sampling and characterization of the cutting and oxidation brine, as well as the prill product obtained. From the product obtained from the iodine prill plant, a series of analyses are conducted to quantify purity, chloride/bromine ratio, sulfate, mercury, residues, and color index. The analyses, on liquid and solid samples, are performed in the laboratory facilities located in the city of Antofagasta, Analysis laboratory, involving two installations: Caliche-Iodine Laboratory: Determination of iodine and nitrate in caliches. Research and Development Laboratory: Facility in charge of performing determination by AAS, ICP-OES, potentiometry, conventional titration, solution density. More details on SQM's in-house and staff-operated laboratories can be found in the Section 10.4 Analytical and Testing Laboratories. Table 10-7 shows the basic set of analyses requested from laboratories and the methodologies used for their determination. Table 10-7 List of Requested Analyses for Caliche Leach Brines and Iodine Prill Iodine Solutions Parameter Method Iodine grade Volumetric redox Nitrate grade UV-Vis PH Potentiometric Acidity Volumetric acid-base Alkalinity Volumetric acid-base H3BO3 Volumetric or ICP Finish Na2SO4 Gravimetric / ICP Ca Potentiometric / Direct Aspiration-AA or ICP Finish Mg Potentiometric / Direct Aspiration-AA or ICP Finish K Direct Aspiration-AA or ICP Finish SO4 Gravimetric / ICP KClO4 Potentiometric NaCl Volumetric Na Direct Aspiration-AA or ICP Finish Iodine Prill Parameter Method Purity or iodine count Potentiometric Bromide and chloride Volumetric Non-volatile material (residue) Gravimetric Sulfate Turbidimetry Mercury Spectrophotometry Coloration Index Colorimetric SQM TRS Nueva Victoria Pag. 112 SQM's nitrate and iodine processing plants have been in production for many years and metallurgical requirements for processing and recovering the nitrate from evaporation ponds from iodine process remaining solution are well known. Consequently, no new metallurgical studies related to evaporation studies have recently been carried out. However, once pond systems are in operation, sampling and assay procedures for evaporation tests are as follows: Brine sample collection is conducted on a periodic basis to measure brine properties, such as chemical analysis, density, brine activity, etc. Samples are taken by an internal company laboratory using the same methods and quality control procedures as those applied to other brine samples. Precipitated salts are collected from ponds for chemical analysis to evaluate evaporation pathways, brine evolution, and physical and chemical properties of the salts. 10.3 SAMPLES REPRESENTATIVENESS The company has established Quality Assurance/Quality Control (QA/QC) measures to ensure the reliability and accuracy of sampling, preparation, and assays, as well as the results obtained from assays. These measures include field procedures and checks that cover aspects such as monitoring to detect and correct any errors during drilling, prospecting, sampling, and assaying, as well as data management and database integrity. This is done to ensure that the data generated are reliable and can be used in both resource estimation and prediction of recovery estimates. According to the sampling protocol, the samples, once logged by the technical staff in charge of the campaign, are delivered from the drilling site to a secure and private facility. Analytical samples are prepared and assayed at the in-house "Pilot Plant Laboratory" located at the Nueva Victoria site and Iris sector. The protocol ensures the correct entry in the database by tracking the samples from their sampling or collection points, identifying them with an ID, and recording what has been done for the samples delivered/received. The set of procedures and instructions for traceability corresponds to a document called "Caliche AR Sample Preparation Procedure". The company applies a quality control protocol established in the laboratory to receive caliche samples from all the areas developed according to the campaign, preparing the dispatches together with the documentation for sending the samples, preparing, and inserting the quality controls, which will be the verification of the precision and accuracy of the results. The LIMS data management system is used to randomly order the standards, blank and duplicates in the corresponding request. By chemical species analysis, an insertion rate of standard or standard QA/QC samples and duplicates is established. The following criteria are established for the handling of results: Numbers of samples that are above and below the lower detection limits. Differences of values in duplicates are evaluated. For example, when comparing duplicates of nitrate and iodine grades, a maximum difference, calculated in absolute value, of 0.4% for NaNO3 and 0.014% for iodine is accepted. For standards measured, results with a tolerance of +/- 2 standard deviations from the certified value are accepted. In the case of any deviation, the laboratory manager reviews and requests check of the samples, in case the duplicate or standard is non-compliant. As for physical characterization and leaching tests, all tests are developed in duplicate. Determination results are accepted with a difference of values in the duplicates of 2%. Given the QA/QC controls and documentation described above the QP considers that the test samples are representative of the different types and styles of mineralization and of the mineral deposit. Sampling for operations control is representative of caliche as they are obtained directly from the areas being mined or scheduled for mining. The caliche analysis and characterization tests are appropriate for a good planning of operations based on a recovery estimation. SQM TRS Nueva Victoria Pag. 113

10.4 ANALYTICAL AND TESTING LABORATORIES The metallurgical testing program directs samples to be sent to internal laboratories in charge of analysis and testing: Analysis laboratory located in Antofagasta, in charge of chemical and mineralogical analysis and composed of four laboratories (see Table 10-8). Pilot Plant Laboratory located at Iris- Nueva Victoria responsible for sample reception and physical and leaching response tests. The following table details the available facilities and the analyses performed in each one of them. Table 10-8 List of Installations Available for Analysis. Laboratory Location Analyses Caliche-Iodine Laboratory Antofagasta Determination of Iodine and Nitrate in caliches, probing Research and Development Laboratory Antofagasta AAS, ICP-OES, potentiometry, conventional titration, solution density Quality Control Laboratory Antofagasta Polarized light microscopy, particle size distribution SEM and XRD Laboratory Antofagasta SEM and XRD Pilot Plant Laboratory Nueva Victoria Physical characterization and ore leaching tests Iodine and nitrate testing facilities available at Caliche and Iodine Laboratories (LCY) in Antofagasta are certified under ISO-9001:2015. Certification was granted by TÜV Rheinland and is valid from 2020-2023. It should be noted that part of the exploration efforts is focused on possible gold and copper metallic mineralization underneath the caliche. Therefore, samples are sent to external analytical laboratories that are independent from SQM and accredited and/or certified by the International Standards Organization (ISO): Andes Analytical Assay (AAA) (ISO 9001 Certification). ALS Global Chile (ISO/IEC 17025). Centro de Investigación Minera y Metalúrgica (CIMM) (ISO/IEC 17025). 10.5 TESTING AND RELEVANT RESULTS 10.5.1 Metallurgical Recovery Estimation Caliche characterization results are contrasted with metallurgical results to formulate relationships between elemental concentrations and recovery rates of the elements of interest or valuable elements and reagent consumption. The relationships between reported analyses and recoveries achieved are as follows: It is possible to establish an impact regarding recovery based on the type of salt matrix and the effect of salts in the leaching solution. With higher amounts of soluble salts, extraction is lower while higher calcium in SM results in higher extraction. Caliches with better recovery performance tend to decant faster (speed) and compact better. The higher presence of fines hinders bed percolation, compromising the ability to leach and ultrafine that could delay irrigation or cause areas to avoid being irrigated. The higher hydraulic conductivity or permeability coefficient, better the leachability behavior of the bed. SQM TRS Nueva Victoria Pag. 114 For metallurgical recovery estimation, the formulated model contains the following elements: Chemical-mineralogical composition. Yield. Physical characteristics: sedimentation velocity, compaction, percentage of fines and ultrafine, uniformity coefficient, and wetting. The metallurgical analysis is focused on determining the relationships associated with these variables, since the relationships can be applied to the blocks to determine deposit results. From a chemical and yield point of view, a relationship is established between unit consumption (UC, amount of water) or total irrigation salts (salt concentration, g/L) and iodine extraction. The best subset of the regressions was used to determine the optimal linear relationships between these predictors and metallurgical results. Thus, iodine and nitrate recovery equations are represented by the following formulas and Figure 10-13: Figure 10-13. Iodine Recovery as a Function of total Salts Content: Saline matrix contents 1, 2 and 3. The graph of Figure 10-13 compares iodine yield results for samples from two SQM resources, TEA and Pampa Orcoma (abbreviated as ORC), as a function of total salts. The mineral samples (MS) are differentiated by their percentage soluble SQM TRS Nueva Victoria Pag. 115 salt content, so that sample MS-45 (TEA), for example, corresponds to a mineral sample from the TEA sector characterized by 45% soluble salts. Following this logic, MS-45 (ORC), corresponds to a mineral sample from Pampa Orcoma, which has a soluble salt content of 45%. As can be seen, an output matrix content of 65% implies a lower recovery compared to an ore content of 45%. In conclusion, the metallurgical tests, as previously stated, have allowed establishing baseline relationships between caliche characteristics and recovery. In the case of iodine, a relationship is established between unit consumption and soluble salt content, while for nitrate, a relationship is established depending on the grades of nitrate, unit consumption and the salt matrix. Relationships that allow estimating the yield at industrial scale. 10.5.2 Irrigation Strategy Selection In terms of physical properties, the metallurgical analysis allows to determine caliche classification as unstable, very unstable, stable, and very stable, which gives rise to an irrigation strategy in the impregnation stage. As a result, a parameter impact ranking is established in caliche classification, in the order indicated below (from higher to lower impact): 1. Compaction degree (C). 2. Sedimentation velocity (S). 3. Fines and ultrafine percentage (%f; percent passing #200) with wetting degree (α). 4. Uniformity degree (Cu). The weighting establishes a value to be placed on a scale of selection depending on the type of impregnation for the highest yield (see Figure 10-14): Scale 1.1 to 1.9; pulse ramp 70 days of irrigation with intermediate solution. Scale 1.9 to 2.6; pulse ramp 60 days of irrigation with intermediate solution. Scale 2.6 to 3.3; pulse ramp 50 days of irrigation with water. Scale 3.3 to 3.9; pulse ramp 40 days of irrigation with water. Figure 10-14. Parameter Scales and Irrigation Strategy in the Impregnation Stage. SQM TRS Nueva Victoria Pag. 116 10.5.3 Industrial Scale Yield Estimation All the knowledge generated from the metallurgical tests carried out, is translated into the execution of a procedure for the estimation of the industrial scale performance of the heap. Heap yield estimation and irrigation strategy selection procedure is as follows: A review of the actual heap salt matrix was compared to results obtained from diamond drill hole samples from the different mining polygons. The correlation factor between the two is obtained, which allows determining, from the tests applied to diamond drill hole samples, how the heap performs in a more precise way. With the salt matrix value, a yield per exploitation polygon is estimated and then, through a percentage contribution of each polygon's material to heap construction, a heap yield is estimated. Based on percentage physical quality results for each polygon, i.e., C m/min, compaction, % fine material, Alpha, #-200, an irrigation strategy is selected for each heap. For example, for Pile 583, the physical test showed that the heap tends to generate mud in the crown and was unstable. A 60-day wetting was recommended to avoid generating turbidity. The recommendation was to irrigate at design rate. The real composition for heap 583, determined by the diamond drilling campaign by polygon is shown in the Table 10-9 in which some differences can be observed. Table 10-9 Comparison of the Composition Determined for the 583 Heap Leaching Pile in Operation at Nueva Victoria. Type Real vs. Diamond Salts Matrix Iodine grade (ppm) Nitrate grade (%) Na2 SO4 Ca Mg K KClO4 NaCl Na H3BO3 Saline Soluble (%) Sample 400 4.0 17.9 2.0 1.3 0.5 0.1 10.1 4.3 0.3 57.8 Real 424 4.2 16.4 1.9 1.2 0.6 1.4 10.5 4.6 0.3 58.3 Through the established methodology, composition and physical properties, the resulting 583 pile yield estimate is 54.5%. The estimation scheme is as shown in Figure 10-15. Figure 10-15. Irrigation Strategy Selection Participation of Polygon PLANNED Polygon 1 32% Polygon 2 14% Polygon 3 36% Polygon 4 18% REAL Polygon 1 28% Polygon 2 25% Polygon 3 20% Polygon 4 7% Extra 20% SQM TRS Nueva Victoria Pag. 117

Following the example and in relation to the observed yield values contrasted with the values predicted by the model, the following graphs shows the annual yield of Nueva Victoria plant, both for iodine and nitrate, for the period 2008-2020. The annual industrial throughput values with the values predicted by the model are shown in the Figure 10-16 in which a good degree of correlation is observed. The annual industrial throughput values with the values predicted by the model are shown in the following figures and in which a good degree of correlation is observed. Figure 10-16. Nitrate and Iodine Yield Estimation and Industrial Correlation The new correlation to project nitrate and iodine yield is made with data from 10 years of industrial operation. This correlation relates the availability of water (CU) to the amount of soluble salts (Caliche*SS*MS) to be dissolved present in the caliche and is directly related to the species of interest (iodine and nitrate). Nueva Victoria operates in the range of CU 0.40 m3/t and 0.6 (m3/t). The higher the CU, the lower the CRS (recirculating charge salt), therefore the better the performance. Caliches with high soluble salts (SS), the CRS increases, the increase in CU is more significant. Caliche with low SS, less steep slope, the CU is not as significant. ST Purge to Ponds: Total salts present in AFA to solar evaporation ponds. Unit Consumption: Corresponds to fresh water to leachate by mass of treated caliche. MS: total salt contained in caliche SS: soluble salts SQM TRS Nueva Victoria Pag. 118 10.6 SIGNIFICANT RISK FACTORS The main risk factor for heap leaching is the error in the chemical and physical characterization of caliches that allows us to correctly predict the behavior of future caliches. This is why, during 2024, new standard physical caliche tests were implemented that allow them to be reproducible and reliable and provide information that can be used directly in recovery models. Other risks: Elements detrimental to recovery or to the quality of the product obtained pose a risk. Insoluble material and elements such as magnesium (magnesium sulfate or Epsom's salt) and perchlorate in the raw material also poses a negative impact to the process. In this regard, this report has provided information on tests carried out on the process input and output flows, such as brine and finished products of iodine, potassium nitrate and sodium nitrate, for these elements, thus showing the company's constant concern to improve the operation and obtain the best product. Plant control systems analyze grades and ensure that they comply with required threshold values and will not affect the concentration of valuable species in the brine or impact plant performance. Therefore, processing factors or deleterious elements that may have a significant impact on the potential economic extraction are controlled. For example, brines solutions are monitored and those that are loaded with 2.0-2.5 g/L of Epsom's salt are purged into waste ponds. Along with the above, the company is also interested in developing or incorporating a new stage, process and/or technology that can mitigate the impact of known factors. This is achieved with constant focus on continuous improvement of the processes. 10.7 QUALIFIED PERSON´S OPINION 10.7.1 Physical and chemical characterization Mineralogical and chemical characterization results, as well as physical and granulometric characterization of the mineral to be treated, which are obtained from the tests performed, allow to continuously evaluate different processing routes, both in initial conceptual stages of the project and during established processes, in order to ensure that such process is valid and up to date, and/or also to review optimal alternatives to recover valuable elements based on the nature of the resource. Additionally, analytical methodologies determine deleterious elements, to establish mechanisms in operations so that these can be kept below the limits to ensure a certain product quality. 10.7.2 Chemical – Metallurgical Tests Metallurgical test work performed in laboratories and pilot plants are adequate to establish proper processing routes for caliche resources. Testing program has evidenced adequate scalability of separation and recovery methods established in plant to produce iodine and nitrate salts. It has been possible to generate a model that can assist with an operational plan for the initial irrigation stage to improve iodine and nitrate recovery in leaching. Samples used to generate metallurgical data are sufficiently representative to support estimates of planning performance and are suitable in terms of estimating recovery from the mineral resources. 10.7.3 Innovation and Development The company has a research and development team that has demonstrated important advances regarding development of new processes and products to maximize returns from exploited resources. Research is developed by three different units covering topics, such as chemical process design, phase chemistry, chemical analysis methodologies, and physical properties of finished products. These address raw material characterization, operations traceability, and finished product. SQM TRS Nueva Victoria Pag. 119 11 MINERAL RESOURCE ESTIMATE 11.1 KEY ASSUMPTIONS, PARAMETERS AND METHODS This sub-section contains forward-looking information related to density a grade for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecast or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual in-situ characteristics that are different from the samples collected and tested to date, equipment and operational performance that yield different results from current test work results. The resource estimation process is different depending on the drill hole spacing grid available in each sector: Measured Mineral Resources: Sectors with a Block Model, with a drill hole spacing grid of 50 x 50 m, 100T and 100 were estimated with a full 3D block model using ordinary kriging, which contains variables, such as iodine, nitrate, soluble salts, geology, geotechnics, topography, etc. For Nueva Victoria all sectors defined measured resources have an available block model. Indicated Mineral Resources: Sectors with a block model; with a drill hole spacing grid of 200 x 200 m were estimated with a full 3D block model using Inverse Distance Weighted (IDW) which contains variables, such as iodine, nitrate, soluble salts, geology, geotechnics, topography, etc. For Nueva Victoria all sectors defined indicated resources have an available block model. Inferred Mineral Resources: Sectors with a drill hole spacing grid greater than 200 x 200 m up to 400 x 400m were estimated in 2D using the Polygon Method. This inferred resources do not have block model. The outputs are polygons which are then transformed to tonnage by multiplying by the area, thickness, and density. 11.1.1 Sample Database The 2025 Nueva Victoria model included the estimate of iodine and nitrate, and in the case of smaller grids measured mineral resources includes soluble salts, elements, lithology and hardness parameters. Table 11-1 summarizes the basis statistics of Iodine and Table 11-2 Nitrate for Nueva Victoria. Table 11-1. Basic Sample Statistics for Iodine in Nueva Victoria Sector Variable Number of Samples Minimum Maximum Mean Std. Dev. Variance CV Kurtosis Franja Oeste Iodine 74.738 50 2.670 209 166 27.593 0,8 14,7 Hermosa Iodine 85.983 50 3.500 249 224 50.261 0,9 9,5 Hermosa Oeste Iodine 49.123 50 3.040 241 211 44.563 0,9 12,6 Mina Norte Iodine 124.590 50 2.000 353 242 58.729 0,7 9 Mina Oeste Iodine 185.934 50 2.370 271 228 52.139 0,8 10,8 Pampa Engañadora Iodine 10.485 50 2.920 169 203 41.087 1,2 28,6 Tea Sur Iodine 10.633 50 2.000 273 182 33.099 0,7 10,6 Tea Oeste Iodine 15.052 50 4.140 273 235 55.366 0,9 16,5 Torcaza Iodine 47.930 50 2.000 248 244 59.477 1,0 11,8 SQM TRS Nueva Victoria Pag. 120 Table 11-2. Basic Sample Statistics for Nitrate in Nueva Victoria Sector Variable Number of Samples Minimum Maximum Mean Std. Dev. Variance CV Kurtosis Franja Oeste Nitrate 74,738 1 38 3,0 2,5 6,3 0,8 7,4 Hermosa Nitrate 85,983 1 39,6 5,8 3,9 15,2 0,7 2,0 Hermosa Oeste Nitrate 49,123 1 27,7 3,9 3,4 11,6 0,9 4,8 Mina Norte Nitrate 124,590 1 20 3,8 3,2 10,2 0,8 5,2 Mina Oeste Nitrate 185,934 1 25,9 4,2 3,9 15,3 0,9 3,9 Pampa Engañadora Nitrate 10,485 1 20 3,4 3,5 12,3 1,0 5,6 Tea Sur Nitrate 10,633 1 22,6 2,9 2,6 6,8 0,9 8,5 Tea Oeste Nitrate 15,052 1 28 3,7 3,1 9,6 0,8 5,3 Torcaza Nitrate 47,930 1 28,7 3,4 3,7 13,7 1,1 6,2 11.1.2 Geological Domains and Modeling For the estimation of each block within a geological unit (UG) (Figure 11-1) only the composite grades, elements and hardness parameters found in that domain are used (hard contact between UG). The main UG are described as: Overburden, cover (UG 1). Mineralized mantle, caliche (UG 2). Underlying (UG 3). Figure 11-1. Geological Model UG1 and UG2 (Pampa Hermosa - Pampa Mina Norte) 11.1.3 Assay Compositing Considering that all samples are the same length (0.5 m) and the block height is also 0.5 m, SQM did not composite the sample database and used directly in the estimation process. 11.1.4 Evaluation of Outlier Grades and Grade Capping Definition and control of outliers is a common industry practice that is necessary and useful to prevent potential overestimation of volumes and grades. SQM has not established detection limits (upper limit) in the determined grades of iodine and nitrates in the analyzed samples. The distribution of grades for both iodine and nitrates within the deposit were such that not samples were judged to be extreme, so no sample restrictions were used in the estimation process. SQM TRS Nueva Victoria Pag. 121

11.1.5 Specific Gravity (SG) At the Nueva Victoria Site, 723 density measurements were carried out with the Archimedes principle in the different sectors. This method is applicable to any type of sample, whether irregular samples (control) or cylindrical samples (test tube). The associated standards and recommendations correspond to those specified by ASTM. In this case, the following ASTM D-4531 and ASTM D-4543 will be used. The test consists of weighing a previously dried sample, submerging a rock sample or a test tube in melted paraffin and weighing its weight in air and submerged in water. This process will determine the unit weight of the sample, in relation to the properties of the water (density) and the weight differences that the sample presents in 3 environments: dry, dried with paraffin and immersed with paraffin. A geophysical study was also carried out using the well profiling technique at the Nueva Victoria. This study has provided a detailed view of key physical properties in the characterization of subsurface lithology through the use of caliper, natural gamma and density probes. In this process, measurements were made in 146 wells, covering a maximum depth of 6 meters, providing valuable data for the evaluation of the strata of interest. The data obtained from the drilling carried out, with sampling at intervals of one centimeter, were processed independently for each drillhole (Figure 11-2). Finally, a comparison is made between the densities obtained through profiling and those calculated in the laboratory, provided by the client for analysis. This comparison allows the precision of in situ measurements to be evaluated against laboratory results, offering a comprehensive perspective on the consistency and reliability of the data collected. Table 11-3 shows the sector, the laboratory, the samples and drilling analyzed and the specific gravity. These results justified the historical value used by SQM (2.1 g/cm3). Table 11-3. Specific Gravity Samples in Nueva Victoria Mining Laboratory N° Sample Specific Gravity (g/cm3) Nueva Victoria External 144 2.3 Internal 59 2.2 Gamma - Gamma 39 1.8 TEA External 380 2.2 Internal 140 2.2 Gamma - Gamma 107 2 Average 2.11 SQM TRS Nueva Victoria Pag. 122 Figure 11-2. Density Analysis Location in Nueva Victoria. SQM TRS Nueva Victoria Pag. 123 11.1.6 Block Model Mineral Resource Evaluation As mentioned before, sectors with a drill hole spacing grid greater than 50 x 50 m up to 100 x 100 m were estimated with a full 3D block model using ordinary kriging and the sector with a drill hole grid greater than 100 x 100 m and up to 200 x 200 m were estimated using inverse distance weighted also using block model, for interpolation of iodine, nitrate, soluble salts, geology, geotechnics, topography, etc. For Nueva Victoria all sectors defined measured and indicated resources have an available block model. Table 11-4 shows the block model parameters and Domaining definition built in Datamine Studio 3. The block size is 25 x 25 x 0.5 m in all sectors. Table 11-4. Block Model Dimensions Sector Parameters East North Elevation Franja Oeste M200 Origin (m) 405,150 7,667,900 808 Range (m) 18,100 17,000 598 Final (m) 423,250 7,684,900 1,406 Block Size 50 50 0.5 N° of Blocks 362 340 1,196 Franja Oeste M100T Origin (m) 411,950 7,668,775 882 Range (m) 8,275 15,850 378 Final (m) 420,225 7,684,625 1,260 Block Size 25 25 0.5 N° of Blocks 331 634 756 Hermosa Origin (m) 414,950 7,704,175 1,066 Range (m) 9,100 9,050 179 Final (m) 424,050 7,713,225 1,245 Block Size 25 25 0.5 N° of Blocks 364 362 358 Hermosa Oeste Origin (m) 404,325 7,703,775 813 Range (m) 12,875 13,850 462 Final (m) 417,200 7,717,625 1,275 Block Size 25 25 0.5 N° of Blocks 515 554 924 Hermosa Oeste M200 Origin (m) 401,475 7,687,600 710 Range (m) 25,000 26,500 584 Final (m) 426,475 7,714,100 1,294 Block Size 50 50 0.5 N° of Blocks 500 530 1,168 Mina Norte Origin (m) 428,425 7,689,400 951 Range (m) 10,700 5,450 153 Final (m) 439,125 7,694,850 1,104 Block Size 25 25 0.5 N° of Blocks 428 218 306 Mina Oeste Origin (m) 419,975 7,680,075 901 Range (m) 9,650 15,650 258 Final (m) 429,625 7,695,725 1,159 Block Size 25 25 0.5 N° of Blocks 386 626 516 SQM TRS Nueva Victoria Pag. 124 Mina Sur Origin (m) 432,050 7,676,500 897 Range (m) 11,450 7,725 148 Final (m) 443,500 7,684,225 1,045 Block Size 25 25 0.5 N° of Blocks 458 309 296 Pampa Engañadora Origin (m) 401,475 7,687,600 710 Range (m) 25,000 26,500 584 Final (m) 426,475 7,714,100 1,294 Block Size 50 50 0.5 N° of Blocks 500 530 1,168 TEA Sur Origin (m) 412,750 7,689,600 1,084 Range (m) 2,850 5,475 150 Final (m) 415,600 7,695,075 1,234 Block Size 25 25 0.5 N° of Blocks 114 219 300 TEA Unificado Origin (m) 409,950 7,692,050 991 Range (m) 11,050 13,025 204 Final (m) 421,000 7,705,075 1,194 Block Size 25 25 0.5 N° of Blocks 442 521 407 Torcaza Origin (m) 428,950 7,671,975 851 Range (m) 5,100 4,575 148 Final (m) 434,050 7,676,550 999 Block Size 25 25 0.5 N° of Blocks 204 183 296 SQM TRS Nueva Victoria Pag. 125

Figure 11-3 illustrates a plan view of the sectors with a block model inside Nueva Victoria Figure 11-3. Block Model Location in Nueva Victoria. Although there are overlaps between the boundaries of the Nueva Victoria block models, there is no duplication of blocks for the estimation of mineral resources, each of these models has the boundary of the other zones given by the different databases of each zone. Variography Experimental variogram where constructed using all the drill hole samples independent of the UG. The variogram is modeled and adjusted, obtaining parameters such as structure range and sill, nugget effect and the main direction of mineralization. Experimental variograms were calculated and modeled for iodine and used in the estimation of both iodine and nitrate. SQM TRS Nueva Victoria Pag. 126 Table 11-5 describes the variogram models for Iodine used in each zone for the estimation of Iodine and Nitrate. Table 11-5. Variogram Models for Iodine and Nitrate in Nueva Victoria Sector Variable Rotation Nugget Effect Range 1 Sill 1 Z Y X Z Y X Mina Norte Iodine 0 0 0 6964 0.5 80 80 46607 Mina Sur 0 0 0 28270 0.5 80 75 76582 TEA Oeste 45 0 0 11042 0.5 162 168 48542 Hermosa 45 0 0 20714 0.5 160 145 59524 Hermosa Oeste 0 0 0 29821 0.5 168 177 42500 Franja Oeste 0 0 0 17690 0.5 119 177 22187 Torcaza 0 0 0 39821 0.5 80 80 50351 Sector Variable Rotation Nugget Effect Range 1 Sill 1 Z Y X Z Y X Mina Norte Nitrate 0 0 0 6.4 0.5 80 80 10 Mina Sur 0 0 0 0.91 0.5 80 75 8 TEA Oeste 0 0 0 4.16 0.5 160 172 8 Hermosa 45 0 0 9.16 0.5 155 147 14 Hermosa Oeste 0 0 0 5 0.5 168 151 9 Franja Oeste 45 0 0 3.77 0.5 128 141 5 Torcaza 0 0 0 7.38 0.5 80 80 10 The nugget effect varies between 6% and 39% of the total sill, this suggests different behavior of iodine between each zone. The total ranges are around 80 m to a maximum of 160 m (Figure 11-4). These variogram ranges are in line with the SQM´s definition of measured mineral resources, namely estimates blocks using a drill hole grid greater than 50 x 50 m up to 100 x 100 m. (Block model evaluation). The QP performed an independent analysis to confirm the variogram models used by SQM, in general, obtains similar nugget effect, total sill and variogram ranges to those used by SQM. Figure 11-4. Variogram Models for Iodine and Nitrate in Nueva Victoria. SQM TRS Nueva Victoria Pag. 127 Interpolation and Extrapolation Parameters The estimation of iodine and nitrate grades for Nueva Victoria has been conducted using ordinary kriging (KO) in one pass for each UG. SQM used cross-validation to determine the estimation parameters such as search radius, minimum and maximum number of samples used, etc. In the cross-validation approach, the validation is performed on the data by removing each observation and using the remaining to predict the value of remove sample. In the case of stationary processes, it would allow to diagnose whether the variogram model and other search parameter adequately describes the spatial dependence of the data. The block model is intercepted with the geological model to flag the geological units used in the estimation process. The KO plan included the following criteria and restrictions: No capping used in the estimation process. Hard contacts have been implemented between all UG. No octant restrictions have been used for any UG. No samples per drill hole restrictions have been implemented for any UG. Table 11-6 summarizes the orientation, search radius implemented and the scheme of samples selection for each GU and sector. Search ellipsoid radio were chosen based on the variogram ranges. Examples of 4 pampas are incorporated Table 11-6. Sample Selection for each sector. Sector Variable Range 1 Samples Z Y X Minimun Maximun Mina Norte Iodine 0.5 80 80 3 20 Mina Sur 0.5 80 75 3 20 TEA Oeste 0.5 162 168 3 20 Hermosa 0.5 160 145 3 20 Hermosa Oeste 0.5 168 177 3 20 Franja Oeste 0.5 119 177 3 20 Torcaza 0.5 80 80 3 20 Sector Variable Range 1 Samples Z Y X Minimun Maximun Mina Norte Nitrate 0.5 80 80 3 20 Mina Sur 0.5 80 75 3 20 TEA Oeste 0.5 160 172 3 20 Hermosa 0.5 155 147 3 20 Hermosa Oeste 0.5 168 151 3 20 Franja Oeste 0.5 128 141 3 20 Torcaza 0.5 80 80 3 20 Once the estimation was made, a vertical reblocking was performed by transforming the 3D block model into a 2D grid of points (X and Y coordinates) with the mean laws of all the estimated variables. When 2D grid points are available, operational and mine planning parameters are applied to determine tonnage/grade curves according to iodine grades required. Finally, GIS software (Arcview and Mapinfo) is used to draw the polygons, limiting the estimated mineral resources with economic potential. Block Model Validation A validation of the block model was carried out to assess the performance of the KO and the conformity of input values. The block model validation considers: SQM TRS Nueva Victoria Pag. 128 Statistical comparison between estimated blocks and samples grades of drill holes. Global and local comparison between estimated blocks and samples through each direction (east, north and elevation) performing the following test: anisotropy analysis, search neighborhood, similarity analysis, seasonality analysis, multivariate comparison, cumulative distribution function, trend analysis near neighbor (NN). Visual validation to check if the lock model matches the sample data. 11.1.7 Global Statistics The QP carried out a statistical validation between sample grades and estimated blocks. Global statistics of mean grades for the samples can be influenced by several factors, such as sample density, grouping, and, to a greater extent, the presence of high grades that have been restricted in the estimation plan. Consequently, global statistics of samples grades were calculated using the nearest-neighbor (NN) method with search ranges like the one used in the estimation. A summary of this comparison is shown in Table 11-7 and Table 11-8 for iodine and nitrate respectively, where the negative values indicate a negative difference between block mean grades in relation to composite mean grades, and vice-versa. In general, differences under 5% are satisfactory, and differences above 10% require attention. The result of the estimate shows that relative differences are found within acceptable limits. Table 11-7. Global Statistics comparison for Iodine Sector # Data Minimum Maximum Mean Std. Dev Franja Oeste Iodine 620.739 50 1.367 210 Hermosa Iodine 919.739 50 3.156 237 Hermosa Oeste Iodine 335.842 50 1.962 240 Mina Norte Iodine 437.603 50 1.770 353 Mina Oeste Iodine 1.019.717 50 1.965 272 Pampa Engañadora Iodine 158.585 50 2.805 157 Tea Sur Iodine 109.531 50 1.152 280 Tea Oeste Iodine 121.179 50 2.122 276 Torcaza Iodine 289.243 50 2.000 243 Nueva Victoria LP Iodine 324.646 50 1.969 231 Table 11-8. Global Statistics comparison for Nitrate Sector # Data Minimum Maximum Mean Std. Dev Franja Oeste Nitrate 620.739 1,0 18,1 3,1 Hermosa Nitrate 919.739 1,0 21,6 5,7 Hermosa Oeste Nitrate 335.842 1,0 19,8 3,8 Mina Norte Nitrate 437.603 1,0 19,5 3,6 Mina Oeste Nitrate 1.019.717 1,0 18,3 4,1 Pampa Engañadora Nitrate 158.585 1,0 20,0 3,8 Tea Sur Nitrate 109.531 1,0 15,2 3,0 Tea Oeste Nitrate 121.179 1,0 14,5 3,5 Torcaza Nitrate 289.243 1,0 22,5 3,4 Nueva Victoria LP Nitrate 324.646 1,0 30,3 4,0 SQM TRS Nueva Victoria Pag. 129

11.1.7.1.Swath Plots To evaluate how robust block grades are in relation to data, the following tests were performed to validate the robustness of the generated model (anisotropy analysis, search neighborhood, similarity analysis, seasonality analysis, multivariate comparison, cumulative distribution function, trend analysis near neighbor NN). From Figure 11-5 provides a summary of plots for each variable for TEA. In general, results indicate that estimates reasonably follow trends found in the deposit’s grades at a local and global scale without observing an excessive degree of smoothing. Figure 11-5. Swath Plots for Iodine TEA Commentaries From the analysis carried out, the following is concluded: There is a slight anisotropy. Vary the search ellipse, between 120 and 300 m provides very little to cross-validation, this mainly being a spatial structure where the first structure (which is the one that contributes the most to the variance) is of short scope and the second contributes very little to the total variance of the variogram its effect is minimal. There is an improvement in search levels of the order of 160 m mainly in the effect this has on standardized error. The similarity levels of the model respect the levels of similarity present in the samples of the drilling at a high level, this happens for both iodine and nitrate. The correlation indices present in the original data between iodine and nitrate are kept in the block model. The model presents a slight optimism and underestimates in a very uninfluential way local uncertainty, both at the data level and at the distribution function level theoretical. The average of the analyzed region presents, at the level of samples, an average value of iodine of 303 ppm and at block level 308 ppm. The average of the analyzed region presents, at level of samples an average nitrate of 5.09% and at block level 5.11%. The cross-validation is of good quality with a high degree of robustness. The model accurately represents the grades of the deposit in blocks of 25 x 25 x 0.5 both in iodine and nitrate. Presenting a slight optimism and very little influential underestimation of Local uncertainty. SQM TRS Nueva Victoria Pag. 130 From Figure 11-6 and Figure 11-7 provides a summary of plots for each variable for Hermosa. In general, results indicate that estimates reasonably follow trends found in the deposit’s grades at a local and global scale without observing an excessive degree of smoothing. Figure 11-6. Swath Plots for Iodine Hermosa Figure 11-7. Swath Plots for Nitrate Hermosa Commentaries From the analysis carried out, the following is concluded: There is a slight anisotropy. Vary the search ellipse, between 120 and 300 meters provides very little to cross-validation, this mainly being a spatial structure where the first structure (which is the one that contributes the most to the variance) is of short scope and the second contributes very little to the total variance of the variogram its effect is minimal. There is an improvement in search levels of the order of 160 meters mainly in the effect this has on standardized error. The similarity levels of the model respect the levels of similarity present in the samples of the drilling at a high level, this happens for both iodine and nitrate. The correlation indices present in the original data between iodine and nitrate, are kept in the block model. The model presents a slight optimism and underestimates in a very uninfluential way local uncertainty, both at the data level and at the distribution function level theoretical. The average of the analyzed region presents, at the level of samples, an average value of iodine of 224 ppm and at block level 251 ppm. SQM TRS Nueva Victoria Pag. 131 The average of the analyzed region presents, at level of samples an average nitrate of 5.8% and at block level 5.7%. The cross-validation is of good quality with a high degree of robustness. The model accurately represents the grades of the deposit in blocks of 25 x 25 x 0.5 both in iodine and nitrate. Presenting a slight optimism and very little influential underestimation of Local uncertainty. From Figure 11-8 and Figure 11-9 provides a summary of plots for each variable for Hermosa. In general, results indicate that estimates reasonably follow trends found in the deposit’s grades at a local and global scale without observing an excessive degree of smoothing. Figure 11-8. Swath Plots for Iodine Torcaza Figure 11-9. Swath Plots for Nitrate Torcaza Commentaries From the analysis carried out, the following is concluded: There is a slight anisotropy. Vary the search ellipse, between 120 and 300 m provides very little to cross-validation, this mainly being a spatial structure where the first structure (which is the one that contributes the most to the variance) is of short scope and the second contributes very little to the total variance of the variogram its effect is minimal. There is an improvement in search levels of the order of 160 m mainly in the effect this has on standardized error. SQM TRS Nueva Victoria Pag. 132 The similarity levels of the model respect the levels of similarity present in the samples of the drilling at a high level, this happens for both iodine and nitrate. The correlation indices present in the original data between iodine and nitrate, are kept in the block model. The model presents a slight optimism and underestimates in a very uninfluential way local uncertainty, both at the data level and at the distribution function level theoretical. The average of the analyzed region presents, at the level of samples, an average value of iodine of 244 ppm and at block level 243 ppm. The average of the analyzed region presents, at level of samples an average nitrate of 3.4% and at block level 3.4%. The cross-validation is of good quality with a high degree of robustness. The model accurately represents the grades of the deposit in blocks of 25 x 25 x 0.5 both in iodine and nitrate. Presenting a slight optimism and very little influential underestimation of local uncertainty 11.1.7.2 Visual Validation To visually validate the iodine and nitrate estimation, the QP completed a review of a set of cross-sectional and plant view. The validation shows a suitable representation of samples in blocks. Locally, the blocks match the estimation samples both in cross-section and plant view. In general, there is an adequate match between composite data block model data for iodine and nitrates grades. High grades areas are suitably represented, and high-grade samples exhibit suitable control. Figure 11-10 to Figure 11-17 present a series of horizontal plant views with the estimated model and the samples for nitrate and iodine in Franja Oeste, Hermosa, Hermosa Oeste and Mina Oeste. Figure 11-10. Visual Validation of Iodine Estimation, Plan View Franja Oeste SQM TRS Nueva Victoria Pag. 133

Figure 11-11. Visual Validation of Iodine Estimation, Plan View Hermosa Figure 11-12. Visual Validation of Nitrate Estimation, Plan View Hermosa SQM TRS Nueva Victoria Pag. 134 Figure 11-13. Visual Validation of Iodine Estimation, Plan View Hermosa Oeste Figure 11-14. Visual Validation of Nitrate Estimation, Plan View Hermosa Oeste SQM TRS Nueva Victoria Pag. 135 Figure 11-15. Visual Validation of Iodine Estimation, Plan View Mina Oeste Figure 11-16. Visual Validation of Nitrate Estimation, Plan View Mina Oeste SQM TRS Nueva Victoria Pag. 136 11.1.8 Polygon Mineral Resource Evaluation This subsection contains forward-looking information related to the establishment of the economic extraction prospects of mineral resources for the project. Material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any material difference from one or more of the material factors or assumptions set forth in this subsection, including cut-off profit assumptions, cost forecasts and product price forecasts. For the sectors with a drill hole spacing grid greater than 200 x 200 m up to 400 x 400 m, the mineral resource evaluation was performed at the polygon method. Table 11-9 shows the parameters used to define the polygon with economic potential in Nueva Victoria. Table 11-9. Economic and Operational Parameters Used to Define Economic Intervals for each Drill Hole in Nueva Victoria Parameter Value Mantle thickness More than 2.0 m Cover thickness Less than 3.0 m Waste/Mineral Ratio Less than 1.0 These parameters are the inputs that calculates for each polygon the economic potential which then are converted to tonnage using the multiplication of polygon area, thickness, and density (2.1 g/cm3). 11.2. MINERAL RESOURCE ESTIMATE This sub-section contains forward-looking information related to mineral resources estimates for the project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecast or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including geological a grade interpretations and controls and assumptions and forecast associated with establishing the prospect for economic extraction. Table 11-10. summarizes The Mineral Resources estimate, exclusive of reserves, for nitrate and iodine in Nueva Victoria. SQM TRS Nueva Victoria Pag. 137

Table 11-10. Mineral Resource Estimate, Exclusive of Mineral Reserves, as December 31, 2025 Nueva Victoria Inferred Resource Indicated Resource Measured Resource Tonnage (Mt) Nitrate (%) Iodine (ppm) Tonnage (Mt) Nitrate (%) Iodine (ppm) Tonnage (Mt) Nitrate (%) Iodine (ppm) Franja Oeste 16.0 3.9 401 14.9 2.1 239 40.6 3.2 233 Hermosa 51.4 5.2 161 Hermosa W 17.0 4.7 387 11.8 4.2 240 25.7 3.7 220 Mina Norte 18.9 2.6 280 Mina Oeste 60.6 2.9 185 Mina Sur 12.7 3.2 278 TEA Sur 6.6 2.3 226 Tea Central Tea Unificado 40.3 4.4 314 TEA W 16.4 3.4 338 Torcaza 8.1 3.5 278 Engañadora 9.0 3.7 239 Cocar 5.1 7.3 302 Coruña Fortuna Iris Vigia Oeste 3 Los Angeles 9.3 7.9 331 TEA Oeste 1.1 4.0 397 Entorno Fortuna 106.6 4.4 354 Mina Sur (Lobos) 5.1 4.0 440 9.6 3.1 384 TOTAL 155.1 4.7 360 40.8 3.3 264 290.9 3.7 237 Notes: (a) Mineral resource are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves upon the application of modifying factors. (b) Mineral resources are reported as in-situ and exclusive of mineral reserves, where the estimated mineral reserve without processing losses during the reported LOM was subtracted from the mineral resources inclusive of mineral reserves. (c) Comparisons of values may not add due to rounding of numbers and the differences caused by used of averaging methods. (d) The units “Mt”; %, and “ppm” refer to million tonnes, weight percent, and parts per million respectively. (e) The mineral resource estimate considers as well as caliche thickness ≥ 2.0 m and overburden thickness ≤ 3.0 m. The mean iodine grade considers the cost and medium-and long-term price forecast of generating iodine as discussed in Section 11, 16 and 19 of this TRS. SQM TRS Nueva Victoria Pag. 138 (f) As the mineral resources estimation process is reviewed and improved each year, mineral resources could change in terms of geometry, tonnage, or grades. (g) Marco Fazzi is the QP responsible for the mineral resources. 11.3 MINERAL RESOURCE CLASSIFICATION This sub-section contains forward-looking information related to mineral resources classification for the project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecast or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including geological and grade continuity analysis and assumptions. The mineral resources classification defined by SQM is based on drill hole spacing grid: Measured Resources were defined using the drill holes grids greater than the 50 x 50 m and up to 100 x 100 m, which allows to delimit with a significant level of confidence the dimensions, mantle thickness and grades of the mineralized bodies as well as the continuity of the mineralization. Variability and uncertain studies carried out by SQM show a relative estimation relative error less than 5%. Indicated Resources were defined using drill holes grids greater than the 100 x 100 m and up to 200 x 200 m, which allows to delimit with a reasonable level of confidence the dimensions, mantle thickness, tonnage, and grades of the mineralized bodies. Variability and uncertain studies carried out by SQM show a relative estimation relative error less than 8%. Inferred Mineral Resources were defined using drill holes grid greater than the 200 x 200 m and up to 400 x 400 m. When prospecting is carried out in districts or areas of recognized presence of caliche, or when the drill hole grids is accompanied by some prospecting in a smaller grid, confirming the continuity of mineralization, it is possible to anticipate that such resources have a sustainable base to give them a reasonable level of confidence, and therefore, to define dimensions, mantle thickness, tonnages, and grades of the mineralized bodies. The information obtained is complemented by surface geology, the definition of UGs. 11.4 MINERAL RESOURCE UNCERTAINTY DISCUSSION Mineral resource estimates may be materially affected by the quality of data, natural geological variability of mineralization and/or metallurgical recovery and the accuracy of the economic assumptions supporting reasonable prospects for economic extraction including metal prices, and mining and processing costs. Inferred mineral resources are too speculative geologically to have economic considerations applied to them to enable them to be categorized as mineral reserves. Mineral resources may also be affected by the estimation methodology and parameters and assumptions used in the grade estimation process including top-cutting (capping) of data or search and estimation strategies although it is the QP’s opinion that there is a low likelihood of this having a material impact on the mineral resource estimate. 11.5 ASSUMPTIONS FOR MULTIPLE COMMODITY MINERAL RESOURCE ESTIMATE For Nueva Victoria, resources depend on a cut-off benefit envelope > 0.1. 11.6 QUALIFIED PERSON’S OPINION ON FACTORS THAT ARE LIKELY TO INFLUENCE THE PROSPECT OF ECONOMIC EXTRACTION As Nueva Victoria is an active mine with more than 20 years of operational experience and data, it is the QP’s opinion that the relevant technical and economic factors necessary to support economic extraction of the mineral resource have been appropriately accounted for at the mining. SQM TRS Nueva Victoria Pag. 139 The QP is not aware of any environmental, permitting, legal, title, taxation, socioeconomic, marketing, political or other relevant factors that could materially affect the mineral resource estimate that are not discussed in this technical report. SQM TRS Nueva Victoria Pag. 140 12 MINERAL RESERVE ESTIMATE 12.1 ESTIMATION METHODS, PARAMETERS AND METHODS This sub-section contains forward-looking information related to the key assumptions, parameters, and methods for the mineral reserve estimates for the Project. The materials factors that could cause actual results to differ materially from the conclusion, estimates, designs, forecast or projection in the forward-looking include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including mineral resource model tonnes and grade and mine design parameters. Mineral reserves estimates are based on sample grades obtained from drill holes executed with reverse air drilling rigs in 200 x 200 m, 100 x 100 m, 100 T m (100 x 50 m) and 50x50 m grid spacing. Measured Resources are evaluated from 3D blocks built by numerical interpolation techniques (ordinary kriging), where nitrate, iodine, and soluble salt content information available from data obtained in drill hole grids with a spacing equal to or less than 100 x 100 m. Indicated resources are evaluated from 3D blocks built by Inverse Distance Weighted (IDW) interpolation technique and defined by drill hole spacing of 200 x 200 m. Mineral Reserves considers SQM’s criteria for the mining plan which includes to the following: Caliche Thickness ≥ 2.0 m Waste / Mineral Ratio ≤ 1 Cut-off benefit ≥ 3 USD/t . Mineral reserves have a restriction on sectors with slopes of no more than 8%. The average production cost for iodine prill corresponds to 25,117 USD/t and the sales price for Iodine derivatives is 42,000 USD/t. For nitrate concentrate brine1, the price for nitrate derivatives is average 101 USD/kg. The mining sectors consider in the mining plans (see figure 12-1) are delimited in base of the environmental licenses obtained by SQM and a series of additional factors (layout of main accesses, heap and ponds locations, distance to treatment plants, etc.). Mining is executed in blocks of 25 x 25 m and the volumes of caliche to be extracted are established considering an average density value applied to 2.1 t/m³ for the deposit. Using these criteria SQM estimated volumes (caliche) to be considered as proven reserves based on the 3D block models built, to define measured mineral resources, and applying the criteria defined above to determine the mining plan. The indicated resources estimated by Inverse Distance Weighted method using the nitrate and iodine grades and other relevant data obtained from medium density drill hole prospecting grids (200 x 200 m) are stated as probable reserves using the same criteria for mineral reserves described above, caliche and overload thickness and cut benefit (> 3 USD/t). SQM TRS Nueva Victoria Pag. 141

Figure 12-1 Map of Reserves Sectors in Nueva Victoria SQM TRS Nueva Victoria Pag. 142 12.2 CUT-OFF BENEFIT SQM has historically used an iodine cut-off grade of 250 ppm, since last year it considers an cut-off benefit (BC), to maximize the economic value of each block. This method generates an optimal economic envelope for each pampa for a cut-off benefit (USD/t of mineral) greater than 0.1. In each pampa, the following must be considered: • The accumulated benefit per tonne of mineral in the column must be greater than or equal to the cut-off benefit. • The last block in the column where the previous condition is met must have a value per tonne greater than or equal to the cutoff benefit; otherwise, a vertical search is performed upwards. 12.3 CLASSIFICATION AND CRITERIA This sub-section contains forward-looking information related to the mineral reserve classification for the project. The material factors that could cause actual results to differ materially from the conclusions, estimate, designs, forecast or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including mineral resources model tonnes, grade, and classification. The geological features of the mineral deposits (sub-horizontal, superficial and limited thickness) allow to consider all the mineral reserves, because, regardless, the method of mining extraction used by SQM (drill & blast, surface mining), the entire volume/mass of proven and probable reserves can be extracted. Any mining block (25x25 m) that can´t be extracted due to temporary infrastructure limitations (pond, pipes, roads, etc.), are still counted as mineral reserves since they may be mined once the temporary limitations are removed. Proved reserves have been determined based on measured resources, are classified as describe in Section 11.3 with modifying factors, as described in Section 12.1 and Section 12.2 . Probable reserves has been determined from indicated resources, which are classified as described in Section 11.3. Additional criteria as described in Section 12.1 and Section 12.2 . 12.4 MINERAL RESERVES This sub-section contains forward-looking information related to the mineral reserve estimates for the project. The material factors that could cause actual results to differ materially from the conclusions, estimate, designs, forecast or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including mineral resources model tonnes and grade, modifying factors including mining and recovery factors, production rate and schedule, mining equipment productivity, commodity market and prices and projected operating and capital costs. Nueva Victoria mine is divided into three sectors: Nueva Victoria, Tente en el Aire (TEA) and Hermosa. Each sector is further subdivided into exploitation sub-sectors (see Figure 12-1). The Nueva Victoria Sector contains the following sectors: Mina Sur, Mina Oeste, Mina Norte, Oeste 3, Lobos, las Salinas, Torcaza , Iris Vigía and Franja Oeste; The Tente en el Aire (TEA) Sector (Central Sector) contains the following sub-sectors: TEA Oeste, TEA Sur, TEA Central, TEA Unificado, Fortuna, Pampa Engañadora and Cocar; Finally, the Hermosa Sector (North and NE Sector): Hermosa, Hermosa Oeste and Coruña SQM extracts “caliches” from these sectors within areas having environmental license currently approved by the Chilean authorities. Soon, SQM plans to obtain additional environmental licenses to extend the mining into the TEA sector. SQM TRS Nueva Victoria Pag. 143 SQM exploits caliche at a rate of up to 37,000 ktpy for Nueva Victoria plant site (Exempt Resolution N°0515/2012), and a rate of up to 28,000 ktpy for TEA project (Exempt Resolution 0047/2022), which implies a caliche production of 65,000 ktpy of caliche extraction in Nueva Victoria. In 2025 caliche mining production targeted 49.70 Mt of proved reserves2 with an iodine grade averaging 372 ppm I2 and nitrate salts of 5.0% NaNO3. SQM's mining plan for 2026-2045 (Nueva Victoria-SQM Industrial Plan) sets a total extraction of 1,052 Mt of caliche with production ranging between 48 Mt and 54 Mt. 90% (1015.2 Mt) of this material will be extracted by blasting and 10% (113 Mt) by surface mining. Iodine average grade is 316 ppm and nitrate average grade is 4.6% for the long term of mine (LP). The Five-Year mining plan (5YP) in Nueva Victoria mine is defined by the exploitation of proved reserves. Every year SQM execute a plan to re-categorization the prospecting grid used to define indicate resources (100 x 100 m or 200 x 200 m) to convert these to measured resources using a higher density drill hole spacing grid (100 T m or 50 x50 m). The criteria for estimating mineral reserves are as described below: Measured mineral resources defined by 3D block model and ordinary Kriging using data from high resolution drill hole spacing campaigns (100 x 100 m, 100T m or 50 x 50 m) are used to establish proven mineral reserves. Indicated mineral resources defined by 3D block model and Inverse Distance Weighted using data from medium resolution drill hole spacing campaigns (200 x 200 m) are used to establish probable mineral reserves. All the prospected sectors at Nueva Victoria have an environmental license to operate, considering the mining method used by SQM (drill-and-blast and SM) and the treatment by heap leach structures to obtain enriched brines of iodine and nitrates. The modifying factors are considered herein. All permits are current and although there are no formal agreements, the operations have longstanding relationships with the communities, some of which are company towns. Mining, processing, downstream costs, mining loss, dilution, and recoveries are accounted for in the operational cut-off grade. As the project has been in operation since 2002, the risks associated with operating costs and recoveries are considered minimal. Based on the described rules for resources to reserves conversion and qualification, the proven mineral reserves and probable mineral reserves of Nueva Victoria has been estimated as shown in Table 12-1 summarizes the estimated mineral reserves in the different sectors investigated by SQM in the Nueva Victoria mine. Table 12-1 Mineral Reserves at the Nueva Victoria Mine (Effective 31 December 2025) Proven Reserves Probable Reserves Total Reserves Tonnage (Mt) 815 237 1,052 Iodine Grade (ppm) 302 363 316 Nitrate Grade (%) 4.4 5.3 4.6 Iodine (kt) 246 86 332 Nitrate (kt) 36,023 12,443 48,466 Notes: a) The mineral reserves are based on a cut-off benefit (BC) greater than 3 USD/t, a caliche thickness ≥ 2.0 m and a restriction of sectors with slopes not greater than 8%. b) Proven mineral reserves are based on measured mineral resources at the criteria described in (a) above. c) Mineral reserves are declared as in-situ ore (caliche). SQM TRS Nueva Victoria Pag. 144 d) The units “Mt”, “kt”, “ppm” and % refer to million tonnes, kilotons, parts per million, and weight percent respectively. e) Mineral reserves are based on a nitrate price of 323 USD/ton and an iodine price of 42.0 USD/Kg. Mineral reserves are also based on economic viability as demonstrated in an after-tax discounted cashflow (see Section 19). f) Marco Fazzi is the QP responsible for the mineral reserves. g) The QP is not aware of any environmental, permitting, legal, title, taxation, socioeconomic, marketing, political or other relevant factors that could materially affect the mineral reserve estimate that are not discussed in this TRS. h) Comparisons of values may not total due to rounding of numbers and the differences caused by use of averaging methods. The final estimates of mineral reserves by sector are summarized in the Table 12-2. The procedure used to check the estimates as follows: Verified tonnage and average grades (iodine and nitrate) as mineral reserves by sectors with the measured and indicated resources previously analyzed (Section 11). Checked that the sectors with estimated mineral reserves by SQM are in areas with environmental licenses approved by the Chilean authorities while also considering application of modifying factors. Confirmed that each sector with mineral reserves is considered in the long term mine plan (2026-2045) and the total volume of mineral ore (caliche) is economically mineable. Considered the judgment of the Qualified Person in respect of the technical and economic factors likely to influence the prospect of economic extraction. Table 12-2 Reserves at the Nueva Victoria Mine by Sector (Effective 31 December 2025) Sector Proven Reserve Probable Reserve Total Reserve Tonnage (MTon) Nitrate (%) Iodine (ppm) Tonnage (MTon) Nitrate (%) Iodine (ppm) Tonnage (MTon) Nitrate (%) Iodine (ppm) Franja Oeste 90.2 3.7 308 27.7 2.7 304 117.9 3.5 307 Hermosa 180.2 6.2 272 180.2 6.2 272 Hermosa W 79.7 4.4 302 61.1 6.1 353 140.8 5.2 324 Mina Norte 63.1 3.3 338 63.1 3.3 338 Mina Oeste 122.0 3.9 295 122.0 3.9 295 Mina Sur 36.1 3.4 322 36.1 3.4 322 TEA Sur 12.2 3.1 303 12.2 3.1 303 Tea Central 4.0 6.5 375 4.0 6.5 375 Tea Unificado 154.6 4.5 314 154.6 4.5 314 TEA W 51.4 3.5 336 51.4 3.5 336 Torcaza 25.7 3.5 278 25.7 3.5 278 Engañadora 33.1 4.1 326 33.1 4.1 326 Cocar 23.0 6.8 405 23.0 6.8 405 Coruña 37.0 4.9 411 37.0 4.9 411 Fortuna 27.0 7.1 350 27.0 7.1 350 Iris Vigia 9.0 3.1 401 9.0 3.1 401 Oeste 3 15.0 5.0 402 15.0 5.0 402 TOTAL 815.0 4.4 302 237.0 5.3 363 1,051.9 4.6 316 Exploitation sector of Nueva Victoria comprises: SQM TRS Nueva Victoria Pag. 145

Mina Oeste, Mina Sur, Mina Norte, Oeste 3, Iris Vigía, Torcaza and Franja Oeste (see ubication in the Figure 12-1 Map of Reserve Sectors in Nueva Victoria). Exploitation sector of Tente en el Aire (TEA) includes: TEA Oeste, TEA Sur, TEA Central , TEA Unificado, Fortuna, Pampa Engañadora and Cocar (see ubication in the Figure 12-2 (Map of Reserve Sectors in Nueva Victoria). Exploitation sector of Hermosa considers: Hermosa, Hermosa Oeste and Coruña (see ubication in the Figure 12-1 Map of Reserve Sectors in Nueva Victoria). 12.5 QUALIFIED PERSON’S OPINION The estimate of mineral reserves is based on measured and indicated mineral resources. This information has been provided in reference to Nueva Victoria. The Competent Person has audited the mineral resource estimate and modifying factors to convert the measured and indicated resources into proven and probable reserves. The Competent Person has also reconciled mineral reserves with production and indicates that such reserves are appropriate for use in mine planning. SQM TRS Nueva Victoria Pag. 146 13 MINING METHODS SQM provided with production forecasts for the period from 2026 to 2045 (mining plan MP). This mining plan was checked that the planned exploitation sectors had environmental licenses approved by the Chilean authorities; the total tonnage and average iodine and nitrate grades were consistent with estimated mineral reserves; the total volume of mineral ore (caliche) is economically mineable and the production of prilled iodine and brine nitrate concentrate (Brine Nitrate) set by SQM is attainable, considering the dilution and mass losses for mining and recovery factors for leaching and processing. Mining at the Nueva Victoria mine comprises soil and overload removal, mineral extraction from the surface, loading and transport of the mineral (caliche) to make heap leach pads to obtain iodine and nitrate-enriched solutions (brine leach solution). Mineralization can be described as stratified, sub-horizontal, superficial (≤ 5.0 m), and limited thickness (3.0 m average). The extraction process of the mineral is constrained by the tabular and superficial bedding disposition of the geological formations that contain the mineral resource (caliches). This mining process has been approved by local mining authorities in Chile (SERNAGEOMIN)3. Generally, extraction consists of a few meters’ thick excavation (one continuous bench of up to 6.0 m in height (overburden + caliche) where the mineral is extracted using traditional methods - drilling and blasting and a SM. Extracted ore is loaded by front loaders and/or shovels and transported by rigid hopper mining trucks to heap leach structures. The concentration process starts with leaching in situ by means of heap leach pads irrigated by drip/spray to obtain an iodine and nitrate enriched solution that is sent to treatment plants to obtain the final products. The mining and extraction process is summarized in Table 13-1. 3 SERNAGEOMIN Resolution 1469/2005 of June 30, 2005 ("Ordinance for Regularization of Mine Exploitation Method and mineral treatment and expansion of Nueva Victoria mine and iodide plant"); updated by SERNAGEOMIN Resolution 0515/2012 of November 29, 2012, in accordance with Article 22 of D.S. No. 132/04, Ministry of Mining, Mining Safety Regulations). Table 13-1. Summary of Nueva Victoria-SQM caliche mine characteristics Mining System Opencast with a single and continuous bench with a height of up to 6 m Drilling Atlas Copco Model Smart T45 and SANDVIK DP1500 Blast Mining (Explosive) ANFO, detonating cord, 150 gr APD booster and non-electric detonators. Power factor 0.365 kg/t Surface Mining Surface excavator (tractor with cutting drum) Loading and Transportation Front loaders (12 to 14 m3), 100 to 150 t trucks (60 m3 to 94 m3 capacity) Topsoil Stripping (overburden removal) 0.15 m3 of soils and overburden/t of caliche Caliche Production 140,000 tonnes per day (tpd) Dilution Factor ± 10 ppm Iodine (< 2,5%) Recovery Factor 69.5% of Iodine and 41.2% of Nitrate (2024 - 2025 period) Heap Leaching Water Consumption 0.38 to 0.41 m3/ ton leached caliche (2024 - 2025 period) Sterile(a) / Ore Mass Ratio 1 t: 8 t (a) This material is used by SQM to build the base of the heap pads. The final volume of waste material is negligible. 13.1 GEOTECHNICAL AND HYDROLOGICAL MODELS, AND OTHER PARAMETERS RELEVANT TO MINE DESIGNS AND PLANS This sub-section contains forward-looking information related to mine design for the project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts, or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section. SQM TRS Nueva Victoria Pag. 147 Mining at Nueva Victoria is relatively simple, as it is only necessary to remove a surface layer of sterile material (soil + overburden) up to 1.0 m thick (sandstone, breccia, and anhydrite crusts), which is removed. Subsequently the ore (caliche) is extracted, which has a thickness of 2.0 to 6.0 m (average of 3.0 m). Caliche's geotechnical characteristics (polymictic sedimentary breccia) allow a vertical mining bench face, allowing increased efficiency in the exploitation of the mining resources. The mining conditions do not require physical stability analysis of the mining working face; therefore, no specific geotechnical field investigations and designs are required. One single final bench of about 4.70 m average height (1.0 m of soil + overburden and 3.2 m of caliche) is typical of the operations (Figure 13-1). Figure 13-1. Stratigraphic Column and Schematic Profile, and Schematic Mining Process in Nueva Victoria Caliche Mine Due to its practically non-existent surface runoff and surface infiltration (area with very low rainfall) and its shallow mining depth, the water table is not reached during excavation. Therefore, no surface water management and/or mine drainage plans are required to control groundwater and avoid problems arising from the existence of pore pressures. Therefore, this mining operation does not require detailed geotechnical, hydrological, and hydrogeological models for its operation and/or mining designs and mining plans. Two methods are used in the mining operation: blasting and surface mining. The selection of the method to be used in each sector depends on a variable defined by the hardness of the caliche to be excavated and its proximity to infrastructure, where there may be a potential risk of blasting damage. The hardness is established during geological surveys and exploration and relates to the following qualitative technical criteria as judged by the geologist in the field from boreholes: SQM TRS Nueva Victoria Pag. 148 Caliche drilled borehole section that exhibits collapse and/or roughness in diameter is rated as soft (Hardness 1) or semi-soft (Hardness 2). Borehole section drilled in caliche that exhibits a consistent and smooth borehole diameter is rated as hard (Hardness 3). This parameter is included in the block model and is used in decision-making on mining and heap leach shaping. Extracted mineral is stockpiled in heaps located in same general area of exploitation. Heap leach pads are constructed in previously mined-out areas. The pads are irrigated to leach the target components (iodine and nitrates) by aqueous dissolution (pregnant brine solution). SQM has analyzed heap leach stability4 to verify the physical long-term stability of these mining structures under adverse conditions (maximum credible earthquake). Geomechanical conditions analyzed for heap leaching facilities that are already closed have been considered, which have the following characteristics: Wet density of 20.4 kilonewtonnes per cubic meter (kN/m³). Internal friction angle of 32º. Cohesion of 2.8 kPa. A graded compacted material is used to support the liner on which the leach heaps rest. The specification is based on experience and is generally defined by a wet density of 18.5 kN/m³, an angle of friction (𝜙 ) of 38° and no cohesion. Between the soil base and heap material there is an HDPE sheet that waterproofs the heap leach pad foundation. The interface between geomembrane HDPE and the drainage layer material is modelled as a 10 cm thick layer of material and a friction angle 𝜙 = 25° is adopted, which represents generated friction between the soil and the geomembrane. Maximum acceleration value for the maximum credible earthquake is set at 0.86 G (G = 9.8 m/s2) and for the design earthquake it is set at 0.35 G. The horizontal seismic coefficient (Kh) was set through expressions commonly used in Chile and the vertical seismic coefficient (Kv) was set according to NCh 2369 Of. 2003, as 2/3 of the horizontal coefficient. Therefore, in the stability analysis of heaps, a Kh value of 0.21 and Kv of 0.14 was used for the maximum credible earthquake; and a Kh of 0.11 and Kv of 0.07 were used for the design earthquake. 4Technical Report "ANÁLISIS DE ESTABILIDAD DE TALUDES PILAS 300 Y 350". Document SQM N° 14220M-6745-800-IN-001. PROCURE Servicios de Ingeniería (21146-800-IN-001), May 2021. The stability analysis was executed using the static dowel equilibrium methodology (Morgenstern-Price Limit Equilibrium method) and GeoStudio’s Slope software, with results that comply with the minimum Factor of Safety criteria. Based on the analysis developed in this document, it is possible to draw the following conclusions (Table 13-2 and Figure 13-2): The slopes of the heaps analyzed in their current condition are stable against sliding. None of the heaps will require slope profiling treatment after closure. Table 13-2. Summary Results of Slope Stability Analysis of Closed Heap Leaching (Nueva Victoria) Heap pad Number Static case (FS adm = 1,4) Pseudo-static design earthquake (FS adm = 1,2) Pseudo-static maximum credible earthquake (FS adm = 1,0) 300 1.93 1.42 1.09 350 1.91 1.42 1.1 SQM TRS Nueva Victoria Pag. 149

Figure 13-2. Geotechnical Analysis Results: Heap #300, Hypothesis Maximum Credible Earthquake4 13.2 PRODUCTION RATES, EXPECTED MINE LIFE, MINING UNIT DIMENSIONS, AND MINING DILUTION AND RECOVERY FACTORS The MP considers a total caliche extraction of 1,052 Mt, with a production growing from 48 Mtpy to 54 Mtpy, as shown in Table 13-3. For the MP total caliche to be extracted is projected to have iodine grades ranging between 276 to 362 ppm and nitrate grades between 2.8% and 5.6%. With an average iodine grade of 316 ppm, gross iodine prill production is estimated to be at 34.04 tpd (12,425 ktpy of iodine). Likewise, for a nitrate average grade of 4.6%, average nitrate salts for fertilizer production is estimated to be at 2,243 tpd (818.7 ktpy of nitrate salts for fertilizer). The mining area extends over an area of 40 km x 50 km (see Figure 12-2). The mining sequence is defined based on the productive thickness data established for caliche from geological investigations, approved mining licenses exist, distances to treatment plants and ensuring that mineral is not lost under areas where infrastructure is planned to be installed (heap bases, pipelines, roads, channels, trunk lines, etc.) Areas with future planned infrastructure are targeted for mining prior to establishing these elements or mined after the infrastructure is demobilized. Mineral reserves considers SQM's criteria for the mining plan which includes the following: Caliche Thickness ≥ 2.0 m. Slope ≤ 8.0%. Waste / Mineral Ratio ≤ 1.0 Cut-off benefit ≥ 3.0 USD/t. In addition to the above-mentioned operational parameters, the following geological parameters are also considered for determining the mining areas: Lithologies. Hardness parameters. Total salts (caliche salt matrix) which impact caliche leaching. Total salts elements (majority ions) which impact caliche leaching. GPS control over the mining area floor is executed during mining to minimize dilution of the target iodine and nitrate grades. SQM TRS Nueva Victoria Pag. 150 Table 13-3. Mining Plan (2026-2045) MATERIAL MOVEMENT UNITS 2026 2027 2028 2029 2030 2031-2035 2036-2040 2041-2045 TOTAL Nueva Victoria Sector Ore Tonnage Mt 48 54 54 54 54 270 270 248 1,052 Iodine (I2) in situ ppm 362 362 357 351 342 326 305 276 316 Average grade Nitrate Salts (NaNO3) % 5.6% 5.6% 5.6% 5.6% 5.5% 5.3% 4.6% 2.8% 4.6% TOTAL ORE MINED (CALICHE) Mt 48 54 54 54 54 270 270 248 1,052 Iodine (I2) in situ kt 17 20 19 19 18 88 82 68 332.4 Yield process to produce prilled Iodine % 66.0% 75.1% 75.0% 74.9% 74.8% 74.0% 71.5% 67.5% 71.8% Prilled Iodine produced kt 11.5 14.7 14.5 14.2 13.8 65.1 58.9 46.2 238.8 Nitrate Salts in situ kt 2,688 3,024 3,016 3,001 2,977 14,258 12,496 7,037 48,497 Yield process to produce Nitrates % 32.0% 32.0% 32.0% 32.0% 32.0% 31.0% 31.0% 29.0% 31.0% Nitrate Salts for Fertilizers kt 860 967 963 956 946 4,482 3,815 2,059 15,049 SQM TRS Nueva Victoria Pag. 151 Grade dilution from mining is estimated to be less than 2.5% (± 10 ppm iodine) and less than 2.3% for nitrate (± 0.12% nitrate). During the caliche mining process, as the mineralized thicknesses are low (≤ 5.0 m), there is a double effect on the mineralized mantle floor resulting from the blasting process: with the inclusion of underlying material as well as over- excavation. These tend to compensate, with dilution or loss of grade is minor or negligible (± 10 ppm for iodine). The excavation depth is controlled by GPS on the loading equipment. SQM considers a planned mining recovery of 90%, (average value for MP 2026-2045). The processes of extraction, loading and transport of mineral (caliche) include: Surface layer and overburden removal (between 0.5 to 1.0 m thick) that is deposited in nearby mined out or barren sectors. This material is used to build the base of the heap leaching structures. Caliche extraction, to a maximum depth of 6 m, using explosives (drill and blast), or surface excavator (SM type Terrain Leveler SEM). Blasting is performed to achieve good fragmentation, good floor control, ore sizes suitable for the loading equipment, and to avoid further handling (20% of fragments below 5.0-6.0 cm, 80% of fragments below 37.0 cm, and maximum diameter of 100 cm). SMs are used to mine areas that are close to infrastructure that can be damaged by blasting, to extract softer caliche areas and to obtain a more homogenous granulometry of mineral extracted, which generates better recovery rates in the iodine and nitrate leaching processes. In addition, it generates less dust emission than drill and blast. The decision to use a miner versus drill & blast is based on simple compressive strength parameters of the rock (up to 35 megapascals [MPa]), to limit material abrasiveness, as well as the presence of caliche clasts. This equipment allows mineral fragmentation through the rotation of the cutting drum with iron tips reinforced with tungsten alloy, which crushes the mineral to obtain an average and homogeneous size of approximately 15.0 cm (20% below 3.5 cm, 80% below 15.0 cm and Dmax 45.0 cm, as average values). The drum is located at the back of the machine, which enables the cutting of mineral while the crawler tracks remain on the ground so as not to damage the crushed material. Caliche loading, using front-end loaders and/or shovels. Transport of the mineral to heap leach pads, using mining trucks (rigid hopper, 100 t to 150 t). Heap leach pads (Figure 13-3) are built to accumulate a total of 1 to 1.3 Mt, with heights between 7 to 15 m and crown area of 65,000 m2 . Figure 13-3. Pad Construction and Morphology in Nueva Victoria Mine (caliches) SQM TRS Nueva Victoria Pag. 152 Physical stability analysis performed by SQM reports that these heaps are stable in the long term (closed heaps) and no slope modification is required for closure. Fragmented material from surface mining comes to heaps separate from the ROM ones. There are several stages in the heap construction process: Site preparation and construction of the heap base and perimeter parapets to facilitate collection of enriched solutions. The base of the heaps has an area of 84,000 m² and a maximum cross slope of 2.5% to facilitate the drainage of solutions enriched in iodine and nitrate salts. Heap base construction material (0.4 m thick) comes from the sterile material and is roller-compacted to 95% of normal proctor (moisture and/or density is not tested on site). An HDPE or PVC, waterproof geomembrane is laid on top of this base layer. To protect the geomembrane, a 0.5 m thick layer of barren material is placed on top (to avoid damage to the membrane by ROM/SM fragments stored in the heap). Heap pad loading by high-tonnage trucks (100 to 150 t). The leach pads are built in two lifts, each one of 3.25 m high on average. The average high of a heap pad is 6.5 m. Impregnation, which consists of an initial wetting of the heap with industrial water, in alternating cycles of irrigation and rest, for a period of 60 days. During this stage the pile begins its initial solution drainage (brine) Continuous irrigation until leaching cycle is completed in the following stages: • Irrigation Intermediate Brine: stage where first pass solutions are cycled through the oldest half of heaps to add an additional charge. It lasts up to 280 days. • Mixing: Irrigation stage consisting of a mixture of recirculated brine feble5 and water. Drainage from these heaps is considered as SI and are used to irrigate other heaps. This stage lasts about 60-80 days. • Washing: last stage of a heap's life, with a final irrigation of water, for approximately 20-30 days. In total, there is a cycle of approximately 300 to 500 days for each heap, during which time the heap drops in height by 15-20%. The irrigation system used is a mixed system with drippers and sprinklers. In the case of drippers, heaps may be covered with a plastic sheet or blanket to reduce evaporation losses and improve the efficiency of the irrigation system. Leaching solutions are collected by gravity via channels, which lead the liquids to a sump where it is recirculated by means of a portable pump and pipes to the brine reception and accumulation ponds. Once the heaps are out of operation, tailings can either be used for base construction of other heaps or remain on site as exhausted heaps. In 2025, for the heap leaching processes, the total water demand was 585 L/s (2,108 m³/h) (unit consumption of 0.41 m³/t caliche leached), while enriched solution flow from heap leach to Nueva Victoria-Iris concentration plants was 2,025 m³/h. In the process SQM applies a recirculation system for leaching to achieve higher brine production than fresh water used. The hydraulic efficiency of the heap leaching process in NV mine is in the range of 75%-79% with an average of 77%. In the Long term (MP) for 2026-2045 period, the unit water consumptions range from 0.40 to 0.50 m³/t of caliche leached with an average of 0.49 m³/t. The leaching process projected for 2026-2045 envisions an increase of water used (pumped groundwater and seawater) from 585 L/s in 2025 to 856 L/s in 2031. This increased water used in the leaching process SQM TRS Nueva Victoria Pag. 153 results in an improvement in the extraction of iodine and nitrates in the heap leach structures, allowing a better performance in the metallurgical recovery process. Leaching process yields average 71.8% for iodine and 31.0% for nitrate in ROM heap leaching (drill and blast material) for the long term from 2026 to 2045 period. Homogeneous and smaller fragmentation generated by the SM allows an increase of 6% in nitrate yield (approximately to 58% recovery) and 12% in iodine yield (approximately to 90% recovery). Heap leaching process performance constraints include the amount of water available, slope shaping7 (slopes cannot be irrigated), re-impregnation and resource/reserve modelling errors. This last factor most influences annual target production deviations from actuals achieved. Such deviations are typically as high as -5% for iodine and -10% for nitrate. Other facilities besides heaps are solution ponds (brine, blending, intermediate solution) and water and back-up ponds (brine and intermediate solution). There are about seven rectangular ponds with 8,000 m³ to 36,000 m³ capacity and heights between 3.0 to 4.9 m, which have pump systems, whose function is to drive industrial water, brine feble (BF), and intermediate brine to the heap leaching, through HDPE pipes, to extract the maximum amount of iodine and nitrate from the caliche heaps (continuous irrigation process). From brine ponds, the enriched solutions are sent to the iodide plants via HPDE pipes. 7 Heap morphology implies a natural slope of 33º (1.53 H: 1.0 V). 13.3 PRODUCTION AND FINAL MINE OUTLINE SQM works with topographic control in the mining operations whereby the soil and overburden are removed (average thickness varies between 0.3 to 1 m at Nueva Victoria) and caliche is extracted (average thickness of 3.0 m). Given that the excavations are small (4.70 m on average) in relation to the surface area involved (690 ha/y), it is not possible to correctly visualize a topographic map showing the final situation of the mine. Figure 13-4 depicts the final mine outline for the 2026 to 2045 period (Long Term Plan). SQM TRS Nueva Victoria Pag. 154 Figure 13-4. Final Mine Outline - Nueva Victoria Mining Plan 2026-2045 Caliche production data for the 2026-2045 long term (MP) involves a total production of 1,052 Mt, with average grades of 316 ppm of iodine and 4.6% of nitrates. SQM TRS Nueva Victoria Pag. 155 Based on production factors set in mining and leaching processes, a total production of 238.8 kt of prilled iodine and 15,049 kt of nitrate salts for fertilizers is expected for this period (2026-2045), which means to produce fresh brine solution (74,400 m³/d) with average contents of 36.5 tpd of iodine (0.50 g/L) and 3474.6 tpd of nitrate salts for fertilizers (114 g/L) that would be sent to the processing plants. Note that dilution factors considered here are in addition to the indicated resource to probable reserve factors described above. Table 13-4. Mine and Pad Leaching Production for Nueva Victoria Mine Period 2026 – 2045. LOM 2025-2040 Caliche % Ratios Iodine Nitrates Production (Mt) 1,052 Average grade (Iodine ppm / Nitrates %) 316 4.6% In-situ estimates (kt) 332.4 48,497 Traditional mining (kt) 946.2 90% Surface mining (kt) 105.8 10% Mining yield 95.0% Grade Dilution Factor 2.25% 2.5% Grade dilution ±6.95 ±0.12 Mining process efficiency 90.0% 90.0% Mineral charged in heap leach (kt) 332.4 48,497 Heap Leach ROM recovery from traditional mining 77.9% 51.7% Heap ROM production from traditional mining heaps (kt) 233 22,551 Heap leach recovery from surface mining 90% 58% Heap production ROM surface mining 30 2,814 Total Heap Leach production (kt) 263 25,365 Total Heap Leach production (tpd) 36.0 3,475 Total Heap Leach production (ktpy) 721 69,492 Heap Leaching recovery coefficient 79.2% 52.3% 13.4 REQUIREMENTS FOR STRIPPING, UNDERGROUND DEVELOPMENT, AND BACKFILLING Initial ground preparation work requires an excavation of a surface layer of soil-type material (50 cm average thickness) and overburden or waste material above the mineral (caliche) that reaches average thicknesses of between 50 cm to 100 cm. This is done by bulldozer type tracked tractors and Whelldozer type wheeled tractors. This waste material is deposited in nearby mined-out or barren sectors. SQM has 9 bulldozer type tractors of 50 to 70 t and 4 Whelldozer type tractors of 25 t to 35 t for these tasks. Caliche mining is conducted through use of explosives and/or surface mining to a maximum depth of 6 m (3.0 m average and 1.5 m minimum mineable thickness), with an annual caliche production rate at Nueva Victoria of 52 Mtpy. Caliche extraction by drilling and blasting is executed by means of rectangular blasting patterns, which are drilled considering an average caliche thickness of 3.5 m. SQM TRS Nueva Victoria Pag. 156 Table 13-5 Blasting Pattern in Nueva Victoria Mine Diameter (Inches) Burden (m) Spacing (m) Subgrade (m) 3.5 2.8 to 3.2 2.2 to 2.8 0.5 to 0.8 4.0 2.8 to 3.4 2.8 to 3.4 0.7 to 1.2 4.5 3.4 to 3.8 3.4 to 3.8 1.0 to 1.5 Usually, drilling grid used in Nueva Victoria is 2.8 x 3.0 m and 3.0 x 3.2 m, with a drill diameter of 4". Atlas Copco rigs (F9 and D7 equipment) are used for drilling (percussion drilling with DTH hammer) and Sandvik DP 1500. The explosive used is ANFO, which is composed of 94% ammonium nitrate and 6.0% fuel oil, which has a density of 0.82-0.84 g/cm3, with a detonation velocity between 3,800 to 4,100 m/s. The charge is 24.3 kg per drill hole. A backfill (stemming) of 0.80 m is provided with sterile material. For detonation, 150 g APD boosters and non-electric detonators are used as detonators, which start with a detonating cord. The over-excavation (subgrade) is variable from 0.5 to 1.5 m. Blasting assumes a rock density of 2.1 t/m³ of intact rock, with an explosives load factor of 365 g/t (load factor of 0.767 kg/m³ of blasted caliche), for an extraction of 140.000 tpd of caliche. The Figure 13-5 depicts a typical blast. Figure 13-5. Typical Blast in Nueva Victoria Mine (caliches) SQM has three Vermeer T1655; series equipment with a rotating drum and crawler tracks. Each unit can produce 3 Mtpy. It also has SEM-Wirtgen 2500SM Series equipment (Figure 13-6), with a different cutting design to Vermeer equipment, with crawler tracks and able to work with a conveyor belt stacking or loading material directly to a truck. SQM TRS Nueva Victoria Pag. 157

Figure 13-6. Terrain Leveler and SME equipment (Vermeer) 13.5 REQUIRED MINING EQUIPMENT FLEET AND PERSONNEL This sub-section contains forward-looking information related to equipment selection for the project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including labor and equipment availability and productivity. SQM has sufficient equipment at the Nueva Victoria mine to produce enough caliche as required, to mine and build heap leach pads, and to obtain enriched liquors that are sent to treatment plants to obtain iodine and nitrate end-products. The equipment available to achieve Nueva Victoria's current production Mining Plan (2026-2045) of caliche is summarized in Table 13-6. The current equipment capacity has been evaluated by the QP and will meet the future production requirements. Table 13-6 Equipment Fleet at Nueva Victoria mine Equipment Quantity Type or size Front Loader 6 12.5 and 15 m3 Shovels 5 13 to 15 m3 / 150 to 200 Ton Surface Excavation Machine (SME) 5 100 to 200 Ton Trucks 25 100 to 150 Ton Bulldozer 9 50 to 70 Ton Whelldozer 5 35 Ton Drill 10 Top hammer of 3.5 to 4.5 inches (diameter) Grade 3 5 -7 m Roller 2 10 - 15 Ton Excavator 3 Bucket capacity 1 -1.5 m3 The staff at Nueva Victoria's operation consists of 1,297 professionals, this total includes 222 professionals dedicated to leaching process, 617 professionals on mining operation, 350 professionals for the iodide and iodine plants and 108 professionals for the evaporation ponds. No contractor mining and labor is used. The Nueva Victoria mine operation includes some general service facilities for site personnel: offices, bathrooms, truck maintenance and washing shed, change rooms, canteens (fixed or mobile), warehouses, drinking water plant (reverse osmosis) and/or drinking water storage tank, sewage treatment plant and transformers. SQM TRS Nueva Victoria Pag. 158 14 PROCESSING AND RECOVERY METHODS This sub-section contains forward-looking information related to the nitrate and iodine concentrators, leaching and solvent extraction throughputs and designs, equipment characteristics, and specifications for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual ore feed characteristics that are different from the historical operations or from samples tested to date, equipment and operational performance that yield different results from the historical operations, historical and current test work results, and metallurgical recovery factors. The Nueva Victoria Property includes caliche mining areas, heap leaching and processing plants to produce iodine as the primary product and nitrate as a secondary product. The mine facilities are concentrated in the following three SQM property areas: Nueva Victoria, Sur Viejo, and Iris. Nueva Victoria ore contains an average of 4.61% nitrate and 316 ppm iodine as stated in the current TRS (Section 12.4 Mineral Reserves). A portion of the iodine and nitrate is water-soluble and is extracted during heap leaching. Following iodide extraction, a portion of the iodide-depleted solution is fed back to the heap leaching process. The remaining iodide- depleted solution is pumped to the evaporation ponds where nitrate salts are recovered from it. Standard open pit mining methods are used to mine the caliche ore. Caliche mining occurs over an area of approximately 844.5 km² within the Nueva Victoria Property. The nominal rate of caliche mining is currently 49.70 Mtpy. Pregnant leach solution (PLS) from the heap leach is piped to the iodide plant, Nueva Victoria, TEA and Iris, located about 20 km from the leaching site, which have a production capacity of 11 ktpy, 5 ktpy and 2 ktpy, respectively. The 2010 environmental permit for the Pampa Hermosa Project considered the installation of a Nitrate Plant to produce sodium nitrate and potassium nitrate at Nueva Victoria. This has not yet been implemented, and currently nitrate production for Nueva Victoria is carried out at the Coya Sur (Antofagasta Region). Nueva Victoria operations currently have the following facilities: Caliche mine and mine operation centers. Nueva Victoria Iodide Plant and Nueva Victoria Iodine Plant. TEA Iodide Plant (M4) Iodide - iodine Iris Plant. Neutralization Plant. Evaporation ponds. Waste salts deposit. Industrial water supply. Auxiliary installations: Camps and offices, domestic waste disposal site, hazardous waste yard, and non-hazardous industrial waste yard. SQM TRS Nueva Victoria Pag. 159 Figure 14-1 shows a block diagram of the main stages of caliche mineral processing to produce iodine prill and nitrate salts at Nueva Victoria. The following sections describe the operational stages and mineral processing facilities. Figure 14-1. Simplified Nueva Victoria Process Flow sheet SQM TRS Nueva Victoria Pag. 160 14.1. PROCESS DESCRIPTION The Nueva Victoria Property includes caliche mining, heap leaching and processing plants to obtain iodine as the main product and nitrate as a by-product. Figure 14-2 presents a schematic of the mineral production process of iodine and concentrated nitrate salts from caliche ore at Nueva Victoria. This diagram shows that the process can be summarized in six relevant stages: mining, leaching, extraction in iodide plant, conversion in iodine plant, neutralization, and evapo-concentration solar ponds. Each of these stages are described below. Figure 14-2. Schematic of the Mineral Production Process at Nueva Victoria The extraction process begins with the removal of non-mineralized soil and non-mineralized overburden and ends with the loading and transport of the caliche to the leaching heaps. More details on this operation are described in Section 13.2 Two categories of ore, defined by SQM, are processed at the site. These include Ore Category 1 (ROM ore extracted by blasting), and Ore Category 2 (ore extracted by SM). The batter fragmentation of the SM ore results in a higher percentage recovery of the available mineral salts in the PLS generated. As of 2025, this material represents 20% of the mineral stacked on the heap leach pads. The relative proportion of this material added to the heap leach pads will increase sequentially over the long term. SQM extracts caliche from Nueva Victoria at a rate of 37 Mtpy in accordance with RE N°0515/2012 (Resolution Exempt, the government permit that authorizes the mineral extraction). The authorized mining rate increased by an additional 28 Mtpy, reaching an authorized total of 65 Mtpy of mining at the Nueva Victoria Property. The caliche is extracted using explosives and then loaded and transferred to the heap leach pads. The caliche is leached using process water, augmented with depleted solution outflow from the iodide plant. This component of depleted (feeble) solution from the iodine process is referred to by SQM as BF that corresponds to weakly acidic water (also called agua feble ácida [AFA]). SQM TRS Nueva Victoria Pag. 161

The Table 14-1 summarizes the changes considered by the expansion project. Table 14-1 Modifications to the Operation with Expansion of the TEA Project Installation Current Situation Modification Situation with TEA Project Nueva Victoria surface area authorized for mining 408.5 km² Increase of 436 km² Total mineable area of 844.5 km² at Nueva Victoria Rate of caliche mining at Nueva Victoria 37 Mtpy Increase of 28 Mtpy Total mining rate 65 Mtpy Rate of caliche mining at Iris 6.48 Mtpy No modification No modification Iodide production, Nueva Victoria 11 Ktpy Increase of 12 Ktpy Total iodide production rate 25 Ktpy Iodide production, Iris 2 Ktpy No modification Iodine production, Nueva Victoria 11 Ktpy Increase of 12 Ktpy Total rate of iodine production 23 Ktpy Iodine production, Iris 2 Ktpy No modification Salt production 1,025 Mtpy (2,050 Mtpy with Pampa Hermosa) Increase of 1.95 Mtpy Total production rate of nitrate-rich salts 4 Mtpy Evaporation ponds 8.34 km² Increase of 10.17 km² Total evaporation ponds area 18.51 km² Water use 810.8 L/s (groundwater abstraction for industrial use) Increase of 900 L/s (abstraction of seawater) Total permitted water uses 1,710.8 L/s for industrial use The operations carried out to treat the ore and obtain iodine and nitrate salts are described below. 14.1.1 Mining Zone and Operations Center SQM Nueva Victoria and Iris Properties cover areas of approximately 844.5 km² (Nueva Victoria West, North, and South). Administratively, SQM distinguishes: The mining areas (mineral deposit areas). The office and support buildings, warehouses, truck repair shops, heap leach pads, industrial water, and leaching solution (brine) storage ponds. SQM refers to the processing plant and office area at Nueva Victoria and Iris as the Nueva Victoria Mine Operations Center (COM) and the Iris COM respectively. Inside the mine areas there are the COM whose objective is the management of the different solutions. Basically, a COM is formed by the leaching heaps and accumulation ponds for the brine coming from the leaching process and the water required for the same. Thus, both COM from Nueva Victoria and Iris are facilities that have brine accumulation ponds, reception and accumulation ponds for AFA, industrial water ponds, and intermediate solution, which correspond to irrigation solutions. All brine, industrial water and BF accumulation ponds are lined with impermeable membranes (typically HDPE or PVC) to prevent infiltration of their contents into the underlying ground. 14.1.2 Heap Leaching Leach heaps are constructed on non-mineralized ground, so as not to cover valuable caliche resource. The land is prepared before to construction of the heap leach pads. The base of the leaching heap should have a slope of between 1 and 4% to promote gravitational drainage. It is covered with an impermeable geomembrane (PVC, or HDPE) to prevent seepage of leaching solutions into the ground, allowing the solutions to be collected at the toe of the leach heap. A protective 40-50 cm thick layer of fine material (non-mineralized chusca (weathered material) or spent leached caliche) is spread over geomembrane to protect it against being damaged by the transit of mine vehicles or punctured by sharp stones. SQM TRS Nueva Victoria Pag. 162 The caliche to be leached is then emplaced over the protective layer. The leach heaps are constructed with a rectangular base and heights between 7 to 15 m and a crown area of 65,000 m². Once the stacking of caliche is complete, heap is irrigated to dissolve the soluble mineral salts present in the caliche. The heap leaching operation applies alternating cycles of irrigation and resting. The irrigation system used incorporates both sprinklers and drip irrigation. The heap leaching process typically takes around 425 days from start to finish (in general, the operating range is of approximately 300- 600 days for each heap). Over the leaching cycle, the removal of soluble mineral salts results in a 15% to 20% drop in height of each leach heap. Figure 14-3 presents a schematic of the heap leaching process. The heaps are organized in such a way as to reuse the solutions they deliver production heaps (the newest ones), which produce iodine rich solution to be sent to the iodine plant, and older heaps whose drainage feeds the production heaps. At the end of its irrigation cycle, an (old) pile leaves the system as inert debris, and a new heap enters at the other end, thus forming a continuous process. Figure 14-3. Schematic of the Heap Leaching Process at Nueva Victoria The stages in the heap leaching process (Figure 14-3) are as follows: 1) Heap Impregnation Stage: corresponds to the initial irrigation of the leach pile with industrial water. During this stage the heap begins generating salt-bearing leach solution at its base, termed brine. Stage 1 lasts about 50-70 days. 2) Irrigation Stage: During 190-280 days the heap is irrigated with pregnant leaching solution (PLS) or iodine rich brine. After that, the heap is irrigated with a mixture of recirculated AFA and referred to by SQM as BF and industrial water during aprox. 60-120 days. 3) Final Stage: final water irrigation of the heap with industrial water to maximize total extraction of soluble salts. This stage lasts about 20-30 days. The PLS obtained during heap leaching process is referred to as brine by the operation. The leaching solutions (brines) which drain from the leaching heaps are piped, according to their chemical quality to poor solution, intermediate solution, and rich brine solution storage ponds (accumulation ponds) at the COM. From here they are piped to the Nueva Victoria, TEA and Iris process plants. As part of ongoing efforts to reduce the use of continental groundwaters, SQM is currently evaluating: The integration of seawater into the industrial water feed. SQM TRS Nueva Victoria Pag. 163 The reduction of evaporative water loss from leach heaps by relying increasingly on drip irrigation rather than spray irrigation and covering the surface of leach heaps which are undergoing irrigation with impermeable membranes. The reduction of evaporative water loss from industrial water accumulation ponds by covering the surface of these ponds with floating hexacovers. 14.1.3 Iodide-Iodine Production The facilities are in three sectors corresponding to: Nueva Victoria, Sur Viejo, and Iris. The iodide and iodine production plants are located at Nueva Victoria. The iodide plant is connected to the Nueva Victoria COM via a 20 km long pipeline. The new iodide plant is strategically located in TEA Mine near to COM 5 to reduce the energy consumption of pumping solution. The iodide process consists of converting the iodate, recovered from the caliche by the heap leaching process, into iodide. The segregation of the brines into poor, intermediate and rich in the accumulation ponds at the Nueva Victoria-TEA and Iris sites allows SQM to ensure an optimum concentration of iodate (in the range 0.5 – 1.0 g/L iodate) in the brine feed line to the iodide plant. The iodide-rich solution output from iodide plant is then fed into the iodine plant to produce Iodine pearls (prill), SQM final product. The other output from the iodide plant is leaching solution depleted in iodide, which SQM often refers to as BF, or AFA. The BF produced at the iodide plant can be routed via two alternative paths: It can be recirculated to the heap leach operation. It can be sent to the neutralization plant, where BF is neutralized, by adding lime or sodium carbonate (brine feble neutral [BFN, AFN]). BFN is sent to the solar evaporation ponds at Viejo Sur where nitrate-rich salts are produced and sent for processing to the nitrate production plant at the SQM Coya Sur facilities, located 160 km to the south of Nueva Victoria, and 7 km southeast of the town of María Elena in the Antofagasta Region of northern Chile. At Iris and Nueva Victoria service plants, this process is intended to reduce sodium iodate from caliche leach solutions to free iodine by addition of sulfur dioxide, and then to separate and purify it. The required sulfur dioxide is produced by burning sulfur. There are two stages in the process of obtaining free iodine: production of iodide from iodate (iodide plant) and production of iodine from iodide (iodine plant). The iodine and iodine derivatives production facilities have been qualified in accordance with ISO-9001:2015, ISO 14001:2016, ISO-45001:2018, ISO-50001:2018 and ISO-55001:2024 programs (quality, environment, safety, energy, assents certifications respectively). Below is a description of iodate to iodine transformation processes that are performed at Nueva Victoria and Iris service plants. 14.1.3.1 Nueva Victoria Iodine Production The Nueva Victoria Iodine Processing Plant is situated 1 km southeast of the access control (garita) to the SQM Nueva Victoria complex. It covers an area of approximately 15 ha. It includes: 3 Iodate to iodide modules. 1 Iodide to iodine modules. A new iodide plant was commissioned in December 2024. This new production center has a capacity of 5.000 tonnes of iodine per year and produces iodide that is sent to the Nueva Victoria iodine plant to produce prill iodine. The new plant is located in TEA Mine, near to COM 5. SQM TRS Nueva Victoria Pag. 164 Leaching solutions (brines) from the heap leaching of caliche ores are piped to the brine reception pond of each iodate to iodide module. This brine has an iodate content between a minimum of 0.4 g/L and an ideal working concentration of 0.7 g/L iodine equivalent. Figure 14-4 presents a schematic of the iodine recovery process. Figure 14-4. Schematic of the Iodine Recovery Process at Nueva Victoria and TEA The first stage of the process occurs at the iodide plant. The process start when one part of the brine (iodate) is reduced to iodide using sulfur dioxide. The sulfur dioxide is obtained from sulfur burn system. Then, iodide solution is contacted with a second part of the fresh solution (iodate) to obtain Iodine (1). The reaction happen to pH 1.8 - 2.0 as described by the following equation: 5I −(aq)+IO3 −(aq)+6H +(aq)→3I2 (s)+3H2 O (l) This process of producing iodine by reacting iodate and iodide in acidic solution is referred to as “cutting”. When reaction occurs, the pulp is sent to the solvent extraction process, using kerosene as the solvent to purify and concentrate the iodide, SQM intermediate product. Nueva Victoria has three such SX plants (SX1, SX2, and SX3). The outputs from the SX plant are: Iodide high concentrated solution. Iodine-depleted acidic solution, referred to by SQM as AFA (BF). The kerosene solvent is recirculated to the start of the SX process. One part of the AFA is recycled to the heap leaching process and the second part is sent to solar evaporation ponds to Sur Viejo. Then the solution is neutralized using lime or sodium carbonate to enter to solar evaporation system for the recovery of potassium and sodium nitrate salts, which are trucked to the SQM Property at Coya Sur for refining. The iodide high concentrated solution from iodide plants is refined in a 2-stage process. First it is filtered, then it is passed through an activated carbon tower to remove any kerosene and heavy metal traces. The iodide high concentrated solution is then routed through to the next stage of the process at the iodine plant where it is oxidized, using hydrogen peroxide and chlorine as the oxidizing agents. The iodine pulp thus obtained is then melted and subsequently prilled to produce spheres of iodine called “prill” which have a metallic luster. SQM TRS Nueva Victoria Pag. 165

Figure 14-5 presents the general layout of the iodide and iodine plant complex at Nueva Victoria, including the additional capacity which will be required once the environmental permit for the TEA expansion has been obtained. Figure 14-5. General Arrangement Drawing. Iodide-Iodine Plants of Nueva Victoria 14.1.3.2 Iris Iodide-Iodine Production The Iris plant has an iodide-iodine plant within its COM. The iodine production facilities are currently inoperative and so the iodide brines are used to feed the iodine plants at Nueva Victoria. Figure 14-6 presents a schematic of the production process at Iris Plant. Figure 14-6. Process Diagram of Iris Plant The Iris Plant can process brine solutions with iodate concentrations lower than 0.4 g/L iodine equivalent. SQM TRS Nueva Victoria Pag. 166 The iodide produced in the absorption towers is routed to the reactor, where it is mixed with fresh brine (iodate) from the fresh brine storage pond at the plant. The iodate and iodide react to obtain iodine (I2). The iodine-enriched solution is pumped to the blow-out tower (blowing tower), where it is desorbed from the solution and transfer it to the air. Then the iodine/Air is sent to the stripping tower to transfer it at concentrated iodide solution. This solution is routed to the iodide recirculation tank, creating a concentration cycle. The iodide-enriched brine is sent for refining at the Nueva Victoria iodine plant. 14.1.4 Neutralization Plant The neutralization plant at Nueva Victoria covers a surface area of approximately 59.76 ha. It includes AFA storage ponds, solids sedimentation ponds, neutralization ponds, industrial water ponds, reagent storage warehouses, pumping infrastructure and support facilities. The Neutralization Plant receives AFA solution from the iodide plants. The AFA is mixed with a lime (calcium hydroxide) slurry to neutralize it in the neutralization ponds. 14.1.5 Solar Evaporation Ponds The evaporation solar ponds (referred to by SQM as "pozas"), and associated transfer pumps, are located at Sur Viejo (Figure 14-7). There are 5 stages in the evapo-concentration process. The ponds are of different types that vary in size given their function. The Sur Viejo evaporation ponds have a depth of 3.2 m and an approximate surface area of 7,600,000 m2. The pond configurations (pond types) used are detailed in Table 14-2. The mean annual rate of evaporation is approximately 5 L/m²/d (5 mm/d or 1,825 mm/y). Table 14-2 Solar Evaporation Pond Types at Sur Viejo Pond Type Description Stage 1 Pond AFA Alkalinization Pond Stage 2 Pond Brine Preconcentration, Phase 1 Pond Stage 3 Pond Brine Preconcentration, Phase 2 Pond Stage 4 Pond Cut-off or Control Pond Stage 5 Pond High Grade Nitrate Pond The 6-stage evaporation sequence is designed to progressively concentrate the evaporating brine. As this process progresses, the highly soluble nitrates (KNO3 and NaNO3) become ever more concentrated in the brine as impurities such as halite and Astrakanita progressively precipitate out from the ever-concentrating brine. Each of the 6 stages in the evapo- concentration process are described below. Stage 1: AFA Alkalinization Stage 1 corresponds to the AFA alkalinization (AFA neutralization) stage. Stage 1 infrastructure includes a neutralization plan, a quicklime (calcium oxide, CaO) storage silo, a slaking system to produce slaked lime (calcium hydroxide, CaOH2) and a reactor with agitator to mix the slaked lime slurry into the AFA. The slaked lime-AFA mixture (Stage 1 brine) is discharged into the Stage 1 pond. The main objective of this stage is to increase the pH of the brine from the pH 1.6 - 2.0 of the AFA to the pH 6.0-7.0 of the Stage 1 brine. The rate of quicklime consumption (kg/m³ of AFA) varies between 0.30 and 0.60 kg/m3, depending on the acidity of the influent AFA. The Stage 1 brine can also be referred to as BFN, or Feble Neutral Water (FNW). Stages 2 & 3: Brine Preconcentration Ponds The brine passes through the 125,000 m² Stage 2 and 250,000 m² Stage 3 evaporation ponds in sequence. The objective of this process is to evapo-concentration the AFN towards saturation with KNO3 and NaNO3, progressively precipitating out impurities, principally halite (NaCl) and Astrakanita (Na2Mg(SO4)2·4H2O) crystals. SQM TRS Nueva Victoria Pag. 167 Stage 4: Cut-off or Control Pond Evapo-concentration continues during Stage 4, progressively concentrating KNO3 and NaNO3 toward saturation levels. Stage 5: High Grade Nitrate Pond KNO3 and NaNO3 crystallize out in Stage 5 pond. The high-nitrate salts obtained include residual impurities, including NaCl, Astrakanita, KClO4, H3BO3, and MgSO4. The relative proportion of KNO3 and NaNO3 in the high-nitrate salts reflects their ratio in the AFA fed into Stage 1. When the precipitate of the high-nitrate salt is ready, the salt is harvested, stored and sent to SQM Coya Sur facility for further refinement prior to sale. The Nueva Victoria Mine evaporation ponds planned for the TEA Project can be seen in Figure 14-8 and the dimensions are shown in Table 14-3. Table 14-3 Solar Evaporation Pond Types at TEA Project Pond Type Description Length x Width (m x m) Surface Area ( m2) Surface Area (ha) Stage 1 Pond AFA Alkalinization Pond 500 x 320 160,000 16 Stage 2 Pond Brine Preconcentration, Phase 1 Pond 500 x 250 125,000 12.5 Stage 3 Pond Brine Preconcentration, Phase 2 Pond 500 x 500 250,000 25 Stage 4 Pond Cut-off or Boundary Pond 240 x 165 39,600 3.96 Stage 5 Pond High Grade Nitrate Pond 280 x 250 70,000 7 Figure 14-7. General Arrangement of Sur Viejo Evaporation Ponds SQM TRS Nueva Victoria Pag. 168 Figure 14-8. General Arrangement of TEA Evaporation Ponds 14.1.6 Sur Viejo Nitrate Plant (Planned) The 2010 environmental permit (RCA 890/10), which constitutes the environmental approval for the Pampa Hermosa Project, contemplates the construction of a nitrate plant at the Sur Viejo, adjacent to the existing evaporation ponds. The nitrate plant has yet to be constructed and so the high-nitrate salt produced by the evaporation pond sequence at Sur Viejo is trucked to the SQM Coya Sur facility for refinement. The production capacity of the Sur Viejo nitrate plant would be 1.2 Mtpy of refined NaNO3 & KNO3. It would cover an area of 8.2 ha. Of modular construction, it would comprise 4 modules, each with a 300 ktpy NaNO3 / KNO3 production capacity. The plant would receive high-nitrate brine from Stage 5 of the evaporation pond sequence, which would be routed through crystallizers, solid-liquid separators, thickeners, and centrifuges. The resulting commercial products would be sodium nitrate and wet potassium nitrate. 14.2. PRODUCTION SPECIFICATIONS AND EFFICIENCIES SQM TRS Nueva Victoria Pag. 169

14.2.1 Process criteria Table 14-4 contains a summary of the main criteria for the Nueva Victoria processing circuit. Table 14-4 Summary of process criteria. Mine site caliche heap leaching and productive iodine process. Criteria Mining Capacity and Grades Caliche Mine Exploitation 48 to 54 Mtpy Exploitation of Future Proven Areas 28 Mtpy Average Grades 4.7 % Nitrate ; 309 ppm Iodine Availability / Use of Availability Mining Exploitation Factor 80 - 90 % Plant Availability Factors 96.7% Caliche Iodine PO Factor 4.4 Mt Caliche per tonne of Prilled Iodine Caliche Nitrate PO Factor 58 tonnes Caliche / Nitrate Caliche Iodine Iris Factor Heap Leaching Impregnation Stage 300 to 600 days for each heap Intermediate Solution Mixed Irrigation Stage Washing Stage with Industrial Water Criteria Heap Leaching Water + AFA Mixed Irrigation 40% Dilution of AFA Heap Drainage 250 to 450 days Iodate Brine Turbidity <150 NTU Yield and Plant Capacity Iodate / Iodide Yield 92 - 96% Iodide / Iodine Yield 98.2% Production Capacity at Nueva Victoria 13 ktpy iodide at Nueva Victoria Iodine Prill Product Purity 100% High - Nitrate Salts Production Capacity 1.100 ktpy The following sections summarize the Nueva Victoria productivity and forecast. SQM TRS Nueva Victoria Pag. 170 14.2.2 Solar Pond Specifications The specific criteria for the operation of evaporation ponds are summarize in Table 14-5: Table 14-5 Description of Inflows and Outflows of the Solar Evaporation System System Input Flows Unit Value AFA Feed Flow m3 / h 1,000 Sodium Nitrate (NaNO3) g/l 109 Potassium (K) 9.7 Potassium Perchlorate (KClO4) 0.5 Magnesium (Mg) 15 Boron w/boric acid (H3BO3) 4.5 System outflows Unit Value Discard Salts t 1,060,000 Astrakanite % 40 Sodium Chloride % 60 High Nitrate Salt Production t 1,027,300 Sodium Nitrate (NaNO3) 541,600 14.2.3 Production Balance and Yields Since 2014, SQM has been working on a plan to develop new caliche mining areas at Nueva Victoria and increase production nitrates and iodine at Nueva Victoria. With respect to the Iris Property, no modifications to the operation are contemplated. In recent years, investments have been made to increase the water supply capacity at the Nueva Victoria operations and to expand the capacity of the solar evaporation ponds and implement new mining and solution collection areas through expansion projects submitted to the National Environmental Commission. These projects are the Pampa Hermosa project (approved in 2010) and the TEA project, currently in process. The approval of Pampa Hermosa allowed increasing the nominal production capacity of the Nueva Victoria Operations to 11 ktpy iodine and to produce up to 1.2 Mtpy of nitrates and use new water rights of up to 665.7 L/s. This increase in capacity was achieved by adding new iodide production modules and new support facilities over an area of 34.9 hectares at the Nueva Victoria COM. Nueva Victoria (including Iris Operation) currently has a total production capacity of 13 ktpy of iodine, which affords SQM the flexibility to adjust production according to market conditions (iodine price). In 2019, 42.20 Mt of caliche, with a mean iodine grade of 465 ppm iodine, were processed, from which 10.7 kt of prilled iodine was produced. For the year 2023, the mean iodine grade of mined caliche was 398 ppm iodine and the 43.45 Mt of caliche processed yielded 12.2 kt of prilled iodine (11.4 kt from Nueva Victoria and 0.8 kt from PB). In 2025, the mean iodine grade of the caliche was 372 ppm and 49.70 Mt of caliche was processed, producing 12.8 t of iodine prill. SQM TRS Nueva Victoria Pag. 171 Table 14-6 presents a summary of 2025 iodine and nitrate production at Nueva Victoria, including Iris. Table 14-6 Summary of 2025 Iodine and Nitrate at Nueva Victoria, Including Iris Iodine Balance NV Unit Total Year 2025 Caliche Processed Mt 49.70 Caliche Nitrate Grade % 5.0% Caliche Iodine Grade ppm 372 Iodine Heap Yield % 73% Brine sent to plant km3 21,699 Concentration gpl 0.62 Iodide Produce t 13,026 Iodine Plant Yield % 98.3% Iodine Produced t 12.8 Iodide Plant Yield % 96% Iodide Global Yield % 69% Iris Iodine Production Unit Total Year 2025 Iodate Rich Brine Feed to Iodide Plant m3 0 Iodide to Nueva Victoria Iodine Plant t 0.00 Iodide Plant Yield % —% Average Yield of Prilled Iodine from Iris Iodide 98% Global Iodine Yield Iris —% Iodine Produced t 0.00 Nitrate Balance NV Unit Total Year 2025 AFA Sent to Sur Viejo Evaporation Ponds Mm3 8,756,838 Nitrate in AFA Sent to Sur Viejo Evaporation Ponds t NaNO3 952,864 Nitrate Concentration in AFA Sent to Sur Viejo Evaporation Ponds g/L 109 NaNO3 Grade % 53% Yield of NaNO3 from Sur Viejo Evaporation Ponds 53.46% Table 14-7 shows the production data from 2025 to 2019: Table 14-7 Nueva Victoria Production Data for 2019 to 2025. Nueva Victoria (Including Iris) 2025 2024 2023 2022 2021 2020 2019 Mass of caliche ore mined (Mt) 49,670 49,169 43,450 45,400 41,428 43,420 42,196 Iodine grade in caliche ore (ppm) 372 416 398 430 441 452 465 Mass of iodine produced (kt) 12.8 11.6 12.2 12.4 8.7 10.6 10.7 14.2.4. Production Estimation In recent years, investments have also been made to increase water supply capacity at Nueva Victoria operations from two water sources approved by the Pampa Hermosa Environmental Study and to expand solar evaporation pond capacity and implement new mining and solution collection areas. SQM TRS Nueva Victoria Pag. 172 Due to Pampa Hermosa project, to increase nitrate production, Sur Viejo Industrial Area will have to be incorporated. In this sector, solar evaporation ponds will be expanded and there will be 2 types of ponds: Pre-concentration ponds: Four pits (500 x 250 m, depth 3.2 m) and 13 ponds (500 x 250 m, depth 2.2 m), and a total volume of 5,175,000 m3. Production ponds: Area 1,645,000 m2; 3,290,000 m3, 47 ponds (140 x 250 m, depth of 2 m), and a total volume of 3,290,000 m3. Furthermore, two additional neutralization plants will be built in addition to those already existing; a nitrate production plant will be built (reaching a total capacity of 1.2 Mtpy of sodium nitrate and/or potassium nitrate) and new salt storage areas will be set up (final product, nitrate-rich salts, discarded salts and neutralization process residue). These facilities will involve a total surface area of 1,328 ha. In terms of future, Nueva Victoria and Iris' mining (see Section 13.2, see Table 13-3) and industrial plan, an economic analysis of which is discussed later in Chapter 19 (see Table 19-1) considers caliche extraction at a rate of 54 Mtpy to the year 2026 and estimates an increase in iodine and nitrate production. Projected growth is sequential and is expected to reach 12.5 ktpy for the period 2026-2040 to 10 ktpy of iodine production by the years 2041-2045. Table 14-8 shows that to achieve the committed production it is required to increase water consumption to 0.50 m3/t for the years 2027-2045; the yield process to produce iodine is in average 72.9% by the years 2026-2040 and 67.7% by the years 2041-2045 and yield process average to produce nitrate is 31.3% for the period 2026-2040 and 29% for the period 2041-2045. The indicated yield values for each year have been calculated using empirical yield ratios as a function of soluble salt content, nitrate grade and unit consumption. Table 14-8 Nueva Victoria Process Plant Production Summary. Parameter UNITS 2026 2027 2028 2029 2030 2031-2035 2036-2040 2041-2045 TOTAL Mass of caliche ore processed Mt 48 54 54 54 54 270 270 248 1,052 Water consumption m3/t caliche 0.46 0.50 0.50 0.50 0.50 0.50 0.50 0.50 0.50 Ore grade ppm 362 362 357 351 342 326 305 276 316 Ore grade % 5.6% 5.6% 5.6% 5.6% 5.5% 5.3% 4.6% 2.8% 4.6% Soluble salts % 66.3% 69.5% 66.4% 67.4% 66.7% 67.9% 67.0% 67.3% 67.4% Yield process to produce iodine % 66.0% 75.1% 75.0% 74.9% 74.8% 74.0% 71.5% 67.5% 71.8% Yield process to produce nitrates % 32.0% 32.0% 32.0% 32.0% 32.0% 31.0% 31.0% 29.0% 31.0% Prilled iodine produced kt 11.5 14.7 14.5 14.2 13.8 65.1 58.9 46.2 238.8 Nitrate salts for fertilizers kt 860 967 963 956 946 4,482 3,815 2,059 15,049 14.3 PROCESS REQUIREMENTS This sub-section contains forward-looking information related to the projected requirements for energy, water, process materials and personnel for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts, or projections in the forward-looking information include any significant SQM TRS Nueva Victoria Pag. 173 differences from one or more of the material factors, or assumptions, that were set forth in this sub-section including actual plant requirements that yield different results from the historical operations. Figure 14-9. shows Nueva Victoria's process diagram with TEA project incorporated, giving an overall production process balance. It is important to note that input quantities will depend on caliche chemical properties, as well as iodide plant operation (whether operating in SX or blow-out mode) but will not exceed those indicated in the diagram. Figure 14-9. Projected Water and Reagent Consumption at Nueva Victoria with Implementation of the TEA Extension The balance scenario shown corresponds to the situation of treatment of 65 Mtpy of caliche with 23 ktpy of iodine prill production. SQM TRS Nueva Victoria Pag. 174 Future energy and water needs will be satisfied by the infrastructure expansion plan considered in the TEA Project. This includes power transmission lines connected to electrical installations with new transformers to be located at mine operation centers, water supply centers, and the Nueva Victoria mining areas, as well as the Sur Viejo industrial area. The following sections detail energy, water, staff, and process input consumption. 14.3.1 Energy and Fuel Requirements Power and Energy The power supply comes from permanent power lines to the site. Its function is to supply electricity to the industrial areas to carry out operations and to supply electricity to the adduction system, specifically through installed substations. There is a control portal and power distribution center at the facility. This center has a start-up power supply for the operations, laboratory, and plant. Nueva Victoria has one substation, with two distribution systems. One system has a capacity of 50 MW and the other has a capacity of 60 MW. Associated with the Nueva Victoria 50 MW line, the consumption declared by SQM for the 2025 is of 89,779,192 kilowatt-hours (kWh), while for the line Nueva Victoria 60 MW, the energy consumption is 92,705,232 kWh. In terms of power consumed and considering a calendar year of 365 days and 24 hours, the indicated energy values translate into a consumption of 7.9 MW for the available 50 MW power line and 8.1 MW for the available 60 MW power line. Therefore, for the year 2025, the electric power consumption was about 16 MW. Currently, NV has an auxiliary power generation system that supports 1600Kva for the NV and TEA iodide and iodine plants. Fuels The operation required 24,224 m3/y of diesel and 578 t/y fuel oil. Fuel was supplied by duly authorized fuel trucks. 14.3.2 Water Supply and Consumption Water Supply System Water supplies are required for basic consumption, drinking water consumption (treated and available in drums, dispensed by an external supplier) and for industrial quality work. As reported, the entire sector is supplied by an industrial water supply center located in Nueva Victoria. For industrial water supply, groundwater will be extracted at an average rate of 642.49 L/s, from wellfields at the Salar de Sur Viejo, the Salar de Llamara and the Pampa del Tamarugal. SQM has: 4 wells at Sur Viejo with consumptive rights totaling 103 L/s. 5 wells at the Iris with consumptive rights totaling 60 L/s. 7 wells in the Salar de Llamara with consumptive rights totaling 230.8 L/s. 7 wells in the Soronal with consumptive rights totaling 124.9 L/s. 4 Catchment situated to east of the Salar de Bellavista wells with consumptive rights totaling 123.8 L/s. SQM projects the addition of the following water resource supply capacity to its water rights: Groundwater extraction from the TC-10 well located in Salar de Llamara. SQM TRS Nueva Victoria Pag. 175 Surface water extraction through permanent and continuous surface consumptive rights for a maximum of 60 L/s granted in Quebrada Amarga. Additionally, during 2025, NV had an external water supply of 28,5 L/s between January and August for leaching process. Industrial water pipelines connect groundwater ponds to the mining and industrial areas of Nueva Victoria. For water extraction, pumping and transport, there is a network of pipes, pumping stations and power lines that allow extraction of the required industrial water and its transport and redistribution to the different points where it is required. Water is supplied to an existing process water storage tank. Raw water is used for all purposes requiring clean water with low dissolved solids and salt content, mainly for reagent replenishment. Raw water is treated in a reverse osmosis system; whose infrastructure includes tanks for water storage (industrial or potable). The potable water storage tank also supplies water for use in: 8 642.49 L/s (approved by the Dirección General de Aguas (DGA), The Chilean Regulator Safety showers and other similar applications: Fire-fighting – the building of the Nueva Victoria, Iris and Sur Viejo COMS are equipped with water storage tanks for firefighting which supply hydrant & sprinkler systems. Cooling water. Boilers for steam generation. In addition, the TEA project considers a seawater supply system (900 L/s design flow) to supplement the industrial process water supply. The seawater will be drawn from the coast at Puerto Patillos, 58 km northwest of the Nueva Victoria Property and 55 km SSW of the City of Iquique. The seawater will be stored in reception ponds at Nueva Victoria. Water Consumption Table 14-9 summarizes the rate of groundwater pumping for industrial water supply by SQM, by sector, for the years 2021, 2022, 2023, 2024 and 2025. Table 14-9 Historic Rates of Groundwater Extraction for Industrial Water Supply Year Sur Viejo (L/s) Llamara (L/s) Iris (L/s) Soronal (L/s) Pampa Tamarugal (L/s) Total (L/s) 2021 106.5 221.5 61.3 129 120 638.3 2022 103.1 203.9 60.4 126.1 122.8 616.3 2023 101.9 226.2 59.6 118.6 110.9 617.2 2024 103.1 230.6 59.2 112 124.3 629.2 2025 103.3 230.8 59.7 124.9 123.8 642.5 Potable water will be required to cover all workers' consumption and sanitary needs. Potable water supply considers a use rate of 100 L/person/d, of which 2 L/person/d corresponds to drinking water at the work fronts and cafeterias. Commercial bottled water will be provided to staff. Sanitary water will be supplied from storage tanks located in the camp and office sectors, which will be equipped with a chlorination system. A total of 1,518 workers per month are required, considering the Nueva Victoria and Iris operations together, so the total amount of potable water will be 364 m3/day (4.2 L/s). SQM TRS Nueva Victoria Pag. 176 Table 14-10 provides a breakdown of the estimated annual water requirement by potable and industrial water for year 2025. The heap leaching process corresponds to the greatest water demand. Table 14-10 Nueva Victoria Industrial and Potable Water Consumption Process Annual Volume (M³/Year) Equivalent Rate (L/s) Industrial Water Heap Leach 18,156,826 576 Puquios Reinjection 1,257,703 40 Mine 157,680 5 Iodide - Iodine Plants 250,654 8 Neutralization Plant Solar Evaporation Ponds 383,370 12 Camp 54,519 2 Total Industrial Water 20,260,752 642 Drinking Water 133,000 4.2 Figure 14-10 presents the historical rate of water consumption by the heap-leaching operation at Nueva Victoria over the period 2008 – 2025. In 2025 the consumption of industrial water for heap leaching was 575.75 L/s. Figure 14-10. Historical Rate of Consumption of Industrial Water by the Heap Leach Operation at Nueva Victoria from own wells (L/s) W at er C on su m pt io n( L/ s) Heap Leaching Historical Water Consumption Per Year 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 20 25 0 100 200 300 400 500 600 Future Process Water Requirements Future process water requirements, due to TEA Project incorporation, will be covered by adding a 900 L/s seawater supply system. This seawater supply system extends from an intake located in Patillos Bay at a depth of 25 m and 852 m from the beach line, through to the seawater storage ponds located at the Seawater System Terminal Station at Nueva Victoria. SQM TRS Nueva Victoria Pag. 177

This system will be implemented starting in 2026, with a capacity of 900 L/s. 14.3.3 Staffing Requirements An estimated 1,519 workers are required during Nueva Victoria operations, Table 14-11 summarizes current workforce requirements. Table 14-11 Personnel Required by Operational Activity Operational Activity Current Personnel, Nueva Victoria & Iris Operations Caliche Mining 603 Maintenance (mine-plant) 367 Iodide Production 114 Iodine Production 38 Neutralization System 2 Evaporation System-Operations 120 Others (HR, Project, etc) 275 Total 1,519 14.3.4 Process Plant Consumables Raw materials such as sulfur, chlorine, paraffin, sodium hydroxide, or sulfuric acid, are added to the plants to produce a concentrated iodide solution which is then used in iodine production. These materials are transported by trucks from different parts of the country. A-412, which connects with Route 5, is the main route for vehicular flows required for input supply and raw material shipment. Reagent Consumption Summary Table 14-12 summarizes the main annual materials required for Nueva Victoria's operations to the nominal production rate of 11 kt iodine prill. This table also includes a total requirement for the future expansion of TEA project (23 kton iodine Prill). It is worth noting that some of the inputs can be replaced by an alternative compound; for example, sulfur can be replaced by liquid sulfur dioxide, kerosene can be replaced by sodium hydroxide and finally, lime can be replaced by sodium carbonate. It is important to note that there are ranges of consumption factors that have been studied through historical operational data of plant treatment. The ranges are established according to the different qualities of brine obtained from the treated resource. These factors allow projecting the requirements of reagents and process inputs, both for annual, short- and long- term planning. Table 14-12 Process Reagents and Consumption Rates per Year, NV Reagent and Consumables Function or Process Area Units Cosumption of Nueva Victoria (11 kton iodine prill) Consumption with TEA (23 kton iodine prill) Sodium Hypochlorite Addition Of Sodium Hypochlorite Solution in The Seawater Pipeline Suction. Tpy 29 60 Iodide And Iodine Consumption Tpy 2,228 4,659 SQM TRS Nueva Victoria Pag. 178 23,102 48,305 Ammonium Nitrate Necessary for Blasting Tpy 13,860 22,000 Sulfuric Acid Iodide Plant Tpy 16,652 34,464 Sulfur Iodide And Iodine Plants Tpy 9,058 24,699 825 2,990 Liquid Sulfur Dioxide Used as an Alternative to Solid Sulfur Tpy 23,626 49,399 2,860 5,980 Kerosene At The Iodide Plant as a Solvent Tpy 6,007 12,062 Sodium Hydroxide At the Iodine Plants and at the Iodide Plant as Replacement of Kerosene Tpy 1,935 34,464 166 690 Chlorine Supply Chlorine to the Iodine Plants as an Oxidizer Tpy 2,563 5,360 To The Iodide Plants Tpy 247 517 Filter Aid Alpha Cellulose Powder used to Iodide and Iodine Tpy 72 150 Tpy 43 90 Sodium Chloride Iodide Plant Tpy 613 1,281 Tpy 6,353 13,284 Hydrogen Peroxide Iodine Plant as an Oxidizer Tpy 2,136 5,520 Activated Carbon At the Iodine Plant Tpy 52 117 Sulfonitric Acid At the Iodine Plant Tpy 72 150 Sodium Metabisulfite Iodine Plant Tpy 132 276 Lime (75 % Cao) Neutralization Plant Tpy 7,979 19,000 Heap Tpy 2,391 5,000 Lime (95 % Cao) Heap Tpy 2,674 2,500 Sodium Carbonate Neutralization Plant for Lime Replacement Tpy 17,217 36,000 SQM TRS Nueva Victoria Pag. 179 Heap Tpy 16,483 34,464 Others Fuel Oil Iodine Plant Tpy 399 1,817 Barrels Packaging Pcs/Month 15,105 31,584 Polyethylene Bags Packaging Pcs/Month 17,948 37,527 Krealon Bags Packaging Pcs/Month 16,452 34,399 Maxi Bags Packaging Pcs/Month 414 865 Table 14-13 Process Reagents and Consumption Rates per year with Nitrate Plant (Planned). Reagent and Consumables Units Consumption Potassium Chloride Tpy 924,000 Potassium Salts 3,314,000 Fuel Oil 33,500 Diesel 31,500 Reagent handling and storage To operate, inputs used are stored in stockpiles and tanks, facilities available in the area known as the input reception and storage area. To store the inputs used in the Nueva Victoria plants, the following infrastructure are used: Sulfur storage facilities. Kerosene tanks. Sulfuric acid tanks. Peroxide tanks. Chlorine tanks (mobile). Bunker oil tanks. Diesel oil tanks. Sulfonitric acid tank. In the case of inputs used at Iris' iodine plant, the storage facilities include: Sulfur storage facilities. Sulfuric acid tanks. Diesel oil tank. Caustic soda tank. Calcium carbonate silo. Each reagent storage system assembly is segregated based on compatibility and is located within curbed containment areas to prevent spill spreading and incompatible reagents from mixing. Drainage sumps and pump sumps are provided for spill control. SQM TRS Nueva Victoria Pag. 180 14.3.5 Air Supply High pressure air at 600-700 kPa is produced by compressors in place to satisfy the requirements of the plant as well as the equipment. High pressure air supply is dried and distributed through air receivers located throughout the plant. Each process plant has a compressor room to supply air to the compressors. 14.4 QUALIFIED PERSON´S OPINION According to Jesús Casa de Prada, QP responsible for metallurgy and resource treatment: Metallurgical test data on the resources planned to be processed in the projected production plan to 2023 indicate that recovery methods are adequate. The laboratory, bench and pilot plant scale test program conducted over the last few years has determined that feedstock is reasonably suitable for production and has demonstrated that it is technically possible using plant established separation and recovery methods to produce iodine and nitrate salts. Based on this analysis, the most appropriate process route, based on test results and further economic analysis of the material, are the unit operations selected which are otherwise typical for the industry. In addition, historical process performance data demonstrates reliability of recovery estimation models based on mineralogical content. Reagent forecasting and dosing will be based on analytical processes that determine mineral grades, valuable element content and impurity content to ensure that system treatment requirements are effective. Although there are known deleterious elements and processing factors that can affect operations and products, the company has incorporated proprietary methodologies for their proper control and elimination. These are supported by the high level of expertise of its professionals, which has been verified at the different sites visited. The mineralogical, chemical, physical and granulometric characterization results of the mineral to be treated, obtained from trials obtained, allow continuous evaluation of processing routes, either at the initial conceptual stages of the project or during the process already established, to ensure that the process is valid and in force, and/ or to review optimal alternatives to recover valuable elements based on resource nature. Additionally, analysis methodologies determine deleterious elements, to establish mechanisms in operations so that these can be kept below the limits to ensure a certain product quality SQM TRS Nueva Victoria Pag. 181

15 PROJECT INFRASTRUCTURE This section contains forward-looking information related to locations and designs of facilities comprising infrastructure for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts, or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including Project development plan and schedule, available routes and facilities sites with the characteristics described, facilities design criteria, access, and approvals timing. The analysis of the infrastructure in Nueva Victoria has been developed considering current facilities and requirements associated with future projects. This Section describes the existing facilities and planned expansion projects. SQM's mining sites in Tarapacá Region, Nueva Victoria, and Iris, are in Tarapacá Region, in Iquique and Tamarugal provinces, communes of Iquique and Pozo Almonte, approximately 145 km southeast from Iquique and 85 km south from Pozo Almonte, in the case of Nueva Victoria, and 120 km southeast from Iquique in the case of Iris, located close to Iris office (Figure 15-1). These works as a whole involve a surface area of approximately 92.998 ha, including the TEA Project. The geographical reference location is 7,682,276 N, 431,488E, with an average elevation of 891 masl. In late 2002, in order to restore mining operations at Nueva Victoria East, SQM re-established mining operations at Nueva Victoria East. Mineral at Nueva Victoria is transported by truck to heap leaching facilities, where iodine is produced. This site is constituted by facilities located in three sectors corresponding to Nueva Victoria, Sur Viejo, and Iris. Figure 15-2 shows Nueva Victoria's geographic location. It also shows, for reference purposes, other sites belonging to SQM (Coya Sur, Salar de Atacama, and Salar del Carmen), and facilities used to distribute its products (Port of Tocopilla, Port of Antofagasta, and Port of Iquique). From caliche, this site produces iodine and nitrate-rich salts through heap leaching and evaporation ponds. The main raw material required to produce nitrate and iodine is caliche mineral, which is obtained from SQM's surface mines. The areas that are currently mined are located approximately 35 km northwest of Nueva Victoria. Iodine extraction from caliche is a well-established process, but variations in the iodine and other chemical content of treated mineral and other operational parameters require a high level of technical expertise to manage effectively. Caliche mineral in northern Chile contains a unique deposit of nitrate and iodine known throughout the world and is the world's largest commercially exploited source for natural nitrate. From these caliche mineral deposits, a wide range of nitrate-based products are produced, used as specialty plant nutrients and industrial applications as well as iodine and iodine derivatives. SQM TRS Nueva Victoria Pag. 182 Figure 15-1. General Location of Nueva Victoria SQM TRS Nueva Victoria Pag. 183 Figure 15-2. Location of Nueva Victoria Production Area Iodine and its derivatives are used in a wide range of medical, pharmaceutical, agricultural and industrial applications, including x-ray contrast media, polarizing films for liquid crystal display (LCD/LED) screens, antiseptics, biocides and disinfectants, in pharmaceutical synthesis, electronics, pigments and dye components. The solutions resulting from caliche mineral leaching at Nueva Victoria plant are used to produce iodine from the iodate contained inside them. Iodine is extracted from aqueous and concentrated solutions in iodide form using solvent extraction in plants at Nueva Victoria, Pedro de Valdivia and Iris. Details on the process facilities and the iodine and nitrates extraction can be found in Section 14. Prilled iodine is tested for quality control purposes, using international standard procedures it has implemented, and then packaged in 20 - 50 kg drums or 350 - 700 kg maxi bags and transported by truck to Antofagasta, Mejillones or Iquique for export. Figure 15-3 shows Nueva Victoria's process diagram. SQM TRS Nueva Victoria Pag. 184 Figure 15-3. Nueva Victoria Plant Process Diagram SQM S.A.'s surface area under Mining Concessions for Exploitation associated with caliche Mineral Resources for its mining operations as of 31 December 2022 is approximately 558,562 ha (Figure 15-4). Figure 15-4. Nueva Victoria Site Resource Diagram In September 2010, the National Environmental Commission (now the Environmental Assessment Service) approved Pampa Hermosa's Environmental Study in Chile's Tarapacá Region (RCA N°890/2010). This approval allowed SQM to have a production capacity at Nueva Victoria of 11,000 t of iodine per year and to produce up to 1.2 Mt of nitrates, extract up to 37 Mt of caliche per year, and use new water rights of up to 665.7 L/s. SQM TRS Nueva Victoria Pag. 185

At Iris, SQM has approved 2,000 t of iodine production per year with annual caliche extraction of up to 6.48 Mt. In recent years SQM has invested to increase water capacity at Nueva Victoria's operations from two water sources approved by Pampa Hermosa's Environmental Study and to expand the capacity of solar evaporation ponds and implement new mining areas and solution collection. In 2011 and 2013, SQM completed iodine plant capacity expansions at Nueva Victoria. In 2014, SQM made investments in new mining sector development and production increases for both nitrates and iodine at Nueva Victoria, achieving a production capacity (including Iris facility) of approximately 8,500 tpy of iodine at that site. In November 2015, mining and nitrate operations at Pedro de Valdivia were suspended and iodine production at the site was reduced to take advantage in the more efficient production facilities at Nueva Victoria. Pampa Blanca's operations were suspended in 2010 and María Elena's operations were suspended in October 2013. During 2017, iodine production capacity at Nueva Victoria was increased to approximately 10,000 tpy. Currently, Nueva Victoria has a production capacity of approximately 13,000 metric tpy of iodine in an area of about 48,000 ha and 1,000,000 metric tonnes of nitrates per year. Current total effective production capacity at the iodine production plants (Nueva Victoria, Iris, Pedro de Valdivia) is approximately 14,800 tpy. Total iodine production in 2025 was 13,100 t; 11,400 t from Nueva Victoria (with loading fronts TEA, and NV Norte), and 1,700 t from Pedro de Valdivia. Nueva Victoria is also equipped to produce iodine from iodide delivered from the other plants. There is flexibility to adjust production according to market conditions. Some of iodine produced is used to manufacture inorganic iodine derivatives, which are intermediate products used to make nutritional and agricultural applications, at facilities located near Santiago, Chile, and to produce organic and inorganic iodine derivatives in collaboration with Ajay, a company that purchases iodine. Iodine-derived products have been marketed mainly in South America, Africa, and Asia, while Ajay and its affiliates have marketed iodine derivatives mainly in North America and Europe. During 2020, progress was made on the TEA project development and environmental processing. In November 2021, SQM's TEA project was favorably classified by Tarapacá Region's Environmental Assessment Commission. It involves an investment of USD350 million and aims to incorporate new mine areas for iodide, iodine, and nitrate-rich salts production at Nueva Victoria mine, which will increase the total amount of caliche to be extracted and the use of sea water for these processes. This project consists in modifying Nueva Victoria mine, which consists of: a) New mine areas (436 Km2), with a caliche extraction rate of 28 Mtpy, resulting in a total of 65 Mtpy. b) Two new Iodide production plants (6,000 tpy each), for a total of 23,000 tpy, one of them of 5,000 tpy already in operation. c) One new iodine production plant (12,000 tpy) for a total of 23,000 tpy no yet in operation. d) New evaporation ponds to produce nitrate-rich salts (1,950,000 tpy) for a total of 4,000,000 tpy. e) New operational irrigation centers and distribution pipe solutions which should cover the new mine area are under construction. f) New truck workshops and supporting infrastructure such as roads, casinos, offices, control rooms, etc. which are under construction. g) A new neutralization system, a seawater conveyance (900 L/s maximum) from Patillos Bay sector to the mining area, under construction. SQM TRS Nueva Victoria Pag. 186 15.1 ACCESS TO PRODUCTION, STORAGE AND PORT LOADING AREAS The main access for vehicular traffic will be through a private existing road and A-760 Route. This private road will be accessed from Route 5. Access to Route A-760 may be from Route A-750 or from Route 5. Additionally, the TEA Project considers two service roads - a road that connects the north-west sector (mine areas) with the coastal sector, where seawater suction works are located; and an internal road that will run from south to north, parallel to electric transmission line. SQM's products and raw materials are transported by trucks, which are operated by third parties under long-term, dedicated contracts. Iodine raw material, obtained from the same caliche used for nitrate production, is processed, packaged, and stored exclusively at Nueva Victoria and Pedro de Valdivia facilities. Iodine is packaged in FIBC drums and maxi-bags with an inner polyethylene bag and oxygen barrier. When transported, it is consolidated in containers and sent by truck to port terminals suitable for handling, mainly in Antofagasta, Mejillones, and Iquique. They are then shipped to the different markets by container ship, or by truck to Santiago where iodine derivatives are produced at Ajay-SQM Chile's plants. In Nueva Victoria, nitrate raw material is produced for potassium nitrate production at Coya Sur, whose plant, also owned by SQM, is located 161 km southwest of Nueva Victoria by road. 15.2 PRODUCTION AREAS AND INFRASTRUCTURE The main facilities of the Nueva Victoria production area are as follows: Caliche extraction mine. Industrial water supply. Leaching. Iodide plants NV. Iodine and Prilling Plant NV. Evaporation ponds. Iodine Iris Plant. Camp and Offices. Domestic waste disposal site. Hazardous Waste Yard. Non-hazardous industrial waste yard. Figure 15-5 depicts the Nueva Victoria site layout. SQM TRS Nueva Victoria Pag. 187 Figure 15-5. Nueva Victoria Site Layout The Nueva Victoria mining areas and process facilities are described in more detail below. 15.2.1. Caliche Mine Areas Caliche ore is blasted and dug at Nueva Victoria and Iris. The minimum thickness of caliche ore that SQM will mine is 1.5 m. The ore deposits are mined on a 25 x 25 m grid pattern. The surface area authorized for mining at Nueva Victoria is 844 km². The overall mining rate at Nueva Victoria is a 65.0 Mtpy with the incorporation of TEA Expansion. 15.2.2 Heap Leaching Heap leaching: platforms (normally 90 x 500 m) with parapets around the perimeter and with bottom waterproofed with HDPE membranes), which are loaded with required caliche (between 400 to 1000 Mt) and are irrigated with different solutions (Industrial Water, Industrial water + BF mix or Intermediate Solution). Mine Operation Centers (COM) represent a set of heap leaching facilities, with brine accumulation ponds (poor solution, intermediate solution, and rich solution), recirculated brine ponds, industrial water ponds and their respective pumping and impulsion systems. Auxiliary infrastructure includes general service facilities destined for workers. SQM TRS Nueva Victoria Pag. 188 15.2.3 Iodide Plants Iodide production at the Nueva Victoria Iodide Plant totals 11 ktpy. With the TEA expansion the combined Nueva Victoria iodide production will reach 23 ktpy. The infrastructure at the iodide plants includes the following: Storage ponds to hold the brine received from the heap leaching operation. SO2 generation units. Absorption towers with their respective pick-up tanks. SX units. Stripping system. Gas scrubbing system. BF storage ponds with their respective pumps. 15.2.4 Iodine Plant The Iodine Plant at Nueva Victoria receives iodide from the iodide plant at Nueva Victoria. The current production capacity of the Nueva Victoria Iodine Plant is 11 ktpy. This increase to 23 ktpy whit the TEA expansion. The infrastructure at the iodine plant includes the following: Iodide storage ponds (concentrated, filtered, or conditioned). Filters (perrin, or duplex plates). Activated carbon towers for iodide conditioning. Oxidizers. Reactors (for smelting, refining and prilling stages). Prilling towers. Prill grading sieving systems. Gas scrubbing system. Boiler room. Warehouse for packaging and temporary storage (product awaiting approval). Dispatch warehouse with a rack system for product storage. 15.2.5 Ancillary Infrastructure at the Nueva Victoria The following facilities are available for the storage of consumables used in the iodide and iodine plants: Sulfur stockpiles for the generation of sulfur dioxide. Kerosene tanks. Sulfuric acid tanks. SQM TRS Nueva Victoria Pag. 189

Hydrogen peroxide storage tanks. Mobile storage tanks for chlorine. Oil storage tanks. Diesel storage tanks. Sulfonitric acid storage tanks. The Nueva Victoria is also equipped with the following systems and infrastructure: Firefighting water system. Water storage tank with its respective pump and piping system distributed throughout the entire plant installation. Reverse osmosis system, including water storage tanks (industrial or drinking water). Generator room. Compressor room. Control room. Office building. Ponds used with intermediate process solutions. Equipment maintenance workshop. Material and replacement parts yard. Electrical control rooms. 15.2.6 Evaporation Ponds This facility, located in the industrial area of Sur Viejo, receives AFA piped 20 km from the iodide plant at Nueva Victoria. Current production of high-nitrate salts at Nueva Victoria is 2.05 Mtpy. This is projected to increase to a total of 4 Mtpy whit the TEA expansion. The current facility covers an area of 8.34 km², this will increase to a total of 18.51 km² with the TEA expansion. The evaporation ponds facility includes the following infrastructure: Neutralization Plant to raise the pH of the influent AFA. Solar evaporation ponds. Auxiliary facilities. Figure 15-6 presents an aerial view of the evaporation ponds facility at Sur Viejo. SQM TRS Nueva Victoria Pag. 190 Figure 15-6. General View of The Evaporation Ponds at the Sur Viejo Industrial Area 15.2.7 Neutralization Plant AFA is neutralized by mixing it with a slurry of calcium hydroxide. Neutralization takes place in mixing ponds that discharge into ponds that allow sedimentation of solids in suspension, such as gypsum. 15.2.8 Solar Evaporation Ponds Solar evaporation ponds are divided into pre-concentration ponds, production ponds and purge ponds. Figure 15-7 shows a panoramic view of a part of the solar evaporation ponds. SQM TRS Nueva Victoria Pag. 191 Figure 15-7. General View of Solar Evaporation Ponds in Sur Viejo In the pre-concentration ponds, discard salts precipitate, which are harvested and placed in discard salt stockpiles that have a waterproofed base to recover the solution from the squeezing or impregnation. Nitrate-rich salts precipitate in the production ponds are harvested and stockpiled in product ponds. These nitrate-rich salts are shipped by truck to SQM's facilities in the Antofagasta Region 15.2.9 Auxiliary Facilities These include offices, bathrooms, dressing rooms and a cafeteria for personnel working there, a reverse osmosis plant and a sewage treatment plant (TAS). 15.2.10 Iris Iodine Plant Located at the Iris COM, it includes the following infrastructure: Iodide plant Auxiliary installations Iodine plant Figure 15-8 presents an aerial view of the Iris Iodine Plant. SQM TRS Nueva Victoria Pag. 192 Figure 15-8. General View of The Iris Iodine Plant Area Iodine is produced at the Iris plant, which covers the process form raw material reception to iodine prill as the final product. The main equipment and infrastructure included in iodine plant are: SO2 generation furnaces Iodization absorption towers, each with its respective TK pick up, cooler and TK seal Iodine reception TK from the iodization towers Scrubber or gas scrubber with its respective TK seal TK for primary cutting Blow-out modules, consisting of absorption tower, desorption tower and NaOH TK Concentrated iodide TK Brine feble pond for blow-out modules discard solution, with their respective pumps Crystallizers (secondary cutting) Reactors (for smelting, refining and prilling stages) Prilling tower Dryers and sifters SQM TRS Nueva Victoria Pag. 193

Boiler room. Packaging and shipment facilities include. Auxiliary facilities Storage facilities at the at Iris iodine plant include: Sulfur storage yard Sulfuric acid tanks Diesel oil tank Caustic soda tank Other infrastructures around the plant include: Osmosis plant and water storage ponds TAS plants (sewage treatment) Generator room Compressors Control room Administrative offices Ponds used with intermediate process solutions Maintenance workshop Camp and Offices In the industrial sectors of Nueva Victoria and Iris, the following annexed facilities are available: General office facility Offices Training room Cafeteria Camp Warehouse Domestic waste disposal site Hazardous waste yard and Non-hazardous industrial waste yard 15.3 COMMUNICATIONS The facilities have telephone, internet, and television services via satellite link or by fiber optics supplied by an external provider. SQM TRS Nueva Victoria Pag. 194 Communication for operations staff is via communication radios with the same frequency. Communication to the control system, CCTV, internal telephony, energy, and data monitoring is via its own fiber optics, which connects process plants and control rooms. Information Systems and IT In addition to the facilities mentioned above, SQM operates several computer and information systems that connect its main subsidiaries to operational and administrative facilities in Chile and other parts of the world. IT and information systems are mainly used for finance, accounting, human resources, supply and inventory tracking, invoicing, quality control, research activities, as well as production and maintenance process control. The mainframe computer system is located at Santiago offices and Chilean and international subsidiaries are interconnected with each other through data links. 15.4 WATER SUPPLY Water for Nueva Victoria's facilities is obtained from ground water ponds near the production facilities. Currently, the new EIA TEA considers seawater from an aqueduct to be constructed by SQM. For industrial water supply, there are groundwater extraction ponds in Salar de Sur Viejo, Pampa del Tamarugal and Salar de Llamara, whose water rights have been approved as shown in Table 15-1: Table 15-1. Approved Water Rights, by Sector Ponds Location Sector Approved water right (l/s) Salar de Sur Viejo 107 Pampa del Tamarugal 359.9 Salar de Llamara 244.7 Total 711.6 The current authorized groundwater extraction for industrial use is 711.6 L/s, increasing by an additional 900 L/s due to seawater conveyance (TEA project), reaching a total of 1,611.6 L/s for industrial use. The average water abstraction records (L/s) during 2022 to 2025 are included in Table 15-2. Table 15-2. Average Water Extraction, by Sector Pond location sector Water extraction average value 2025 (l/s) Water extraction average value 2024 (l/s) Water extraction average value 2023 (l/s) Salar de Sur Viejo 103.30 103.1 102 Pampa del Tamarugal 308.80 295.5 289.1 Salar de Llamara 230.70 230.60 226.2 Total 642.80 629.20 617 A network of pipelines, pumping stations, and power lines are used for water extraction, pumping, and transport to storage ponds, and from there to the different points where it is required. Average water consumption is 561 L/s. The difference between extraction of 617 L/s compared to consumption of 561 L/s, in other words, 68 L/s (approximately 2,144,448 m³/y) is accumulated in pools and/or ponds. 15.5 WATER TREATMENT The volume of treated water at the wastewater treatment plant in 2025 was 63,072 m³. Mining waste generated at the site correspond to depleted heap leaching, overburden, and waste salts. SQM TRS Nueva Victoria Pag. 195 15.6 POWER SUPPLY Figure 15-9 corresponds to the Nueva Victoria Tap-Off, an existing substation that supplies power to SQM's existing facilities through a 50 MVA transformer connected to the national transmission line Lagunas - San Simón section. The transformer provides 66 kV voltage level for the Sur Viejo and Llamara substation circuits, as well as 23 kV for the power supply to the production plant. In addition to the Tap-Off, SQM is building a 100 MVA substation 5 kilometers north of the existing Tap-Off, which will disconnect the Lagunas - San Simón 220 kV line. The new substation contemplates the incorporation of a 100 MVA transformer with voltages of 66 and 23 kV, which will supply energy to SQM's new seawater projects, in addition to strengthening the company's energy matrix at its operations in the First Region of Chile. Figure 15-9. Geographical location of S/E Tap Off Nueva Victoria SQM TRS Nueva Victoria Pag. 196 16 MARKET STUDIES This section contains forward-looking information related to commodity demand and prices for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts, or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this section including prevailing economic conditions, commodity demand and prices are as forecasted over the Long-Term period. 16.1 IODINE AND ITS DERIVATIVES 16.1.1 The Company Iodine and iodine derivatives are used in a wide range of medical, agricultural, and industrial applications as well as in human and animal nutrition products. They are mainly used in the X-Ray contrast media, polarizing film and pharmaceuticals. Industrial chemicals have a wide range of applications in certain chemical processes such as the manufacturing of glass, explosives and ceramics. Industrial nitrates are also being used in concentrated solar power plants as a means for energy storage. Iodine and its Derivatives: We believe that we are the world’s leading producer of iodine and iodine derivatives, which are used in a wide range of medical, pharmaceutical, agricultural and industrial applications, including X-Ray contrast media, polarizing films for LCD and LED, antiseptics, biocides and disinfectants, in the synthesis of pharmaceuticals, electronics, pigments and dye components. Industrial Chemicals: We produce and sell three industrial chemicals: sodium nitrate, potassium nitrate and potassium chloride. Sodium nitrate is used primarily in the production of glass, explosives, and metal treatment, metal recycling and the production of insulation materials, among other uses. Potassium nitrate is used in the manufacturing of specialty glass, and it is also an important raw material for the production of frits for the ceramics, enamel industries, metal treatment and pyrotechnics. Solar salts, a combination of potassium nitrate and sodium nitrate, are used as a thermal storage medium in concentrated solar power plants. Potassium chloride is a basic chemical used to produce potassium hydroxide, and it is also used as an additive in oil drilling as well as in food processing, among other uses. Table 16-1. Percentage Breakdown of SQM's Revenues for 2025, 2024 and 2023 Revenue breakdown 2025 2024 2023 Specialty Plant Nutrition 21% 21% 12% Lithium and derivatives 50% 49% 69% Iodine and derivatives 23% 21% 12% Potassium 3% 6% 4% Industrial chemicals 2% 2% 2% Other products and services 1% 1% 0% Total 100% 100% 100% 16.1.2 Business Strategy Iodine and its Derivatives Our strategy in our iodine business is to (i) encourage demand growth and promote new uses for iodine; (ii) provide a product of consistent quality according to the requirements of the customers; (iii) build a local and trustful relationship with our customers through warehouses placed in every major region; (iv) to achieve and maintain sufficient market share to optimize our cost and the use of the available production capacity; (v) participate in the iodine recycling projects through the Ajay-SQM Group (“ASG”), a joint venture with the US company Ajay Chemicals Inc. (“Ajay”) and reduce the production costs through improved processes and increased productivity to compete more effectively. SQM TRS Nueva Victoria Pag. 197

Industrial Chemicals Our strategy in our industrial chemical business is to: (i) maintain our leadership position in the industrial nitrates market; (ii) encourage demand growth in different applications as well as exploring new potential applications; (iii) position ourselves as a long-term, reliable supplier for the industry, maintaining close relationships with R&D programs and industrial initiatives; (iv) reduce our production costs through improved processes and higher productivity in order to compete more effectively and (v) supply a product with consistent quality according to the requirements of our customers. 16.1.3 Main Business Lines 16.1.3.1 Iodine and its Derivatives We believe that we are the world’s largest producer of iodine. In 2025, our revenues from iodine and iodine derivatives amounted to US$1.042.8 million, representing 23% of our total revenues in that year and an increase from US$968.3 million in 2024. This increase was attributable to higher prices than in 2024. Average iodine prices were approximately 7.4% higher in 2025 than in 2024. Our sales volumes increased approximately 0.2% in 2025. We estimate that our sales accounted for approximately 37% of global iodine sales by volume in 2025. The following table shows our total sales volumes and revenues from iodine and iodine derivatives for 2025, 2024 and 2023: Table 16-2. Iodine and derivatives volumes and revenues, 2023 - 2025 Sales volumes 2025 2024 2023 Iodine and derivatives (ktpy) 14.5 14.5 13.1 Total revenues (MUSD) 1,042.8 968.3 892.2 16.1.3.1.1 Market Iodine and iodine derivatives are used in a wide range of medical, agricultural and industrial applications as well as in human and animal nutrition products. Iodine and iodine derivatives are used as raw materials or catalysts in the formulation of products such as X-ray contrast media, biocides, antiseptics and disinfectants, pharmaceutical intermediates, polarizing films for LCD and LED screens, chemicals, organic compounds and pigments. Iodine is also added in the form of potassium iodate or potassium iodide to edible salt to prevent iodine deficiency disorders. X-ray contrast media is the leading application of iodine, accounting for approximately 38% of demand. Iodine’s high atomic number and density make it ideally suited for this application, as its presence in the body can help to increase contrast between tissues, organs, and blood vessels with similar X-ray densities. Other applications include pharmaceuticals, which we believe account for 13% of demand; LCD and LED screens, 13%; iodophors and povidone- iodine, 6%; animal nutrition, 7%; fluoride derivatives, 6%; biocides, 5%; nylon, 3%; human nutrition, 3% and other applications, 6%. In 2025, our estimates indicate that the market experienced a growth of approximately 0,6% compared to the previous year. Iodine demand expanded modestly during the year, reflecting a market driven more by resilience than momentum. Core applications, particularly medical and health-related uses, continued to support demand, reinforcing confidence in the structural fundamentals of the market. However, sentiment across other segments remained cautious. Elevated prices weighed on more price-sensitive applications, where customers remained conservative and focused on efficiency. At the same time, several legacy and non-core uses continued to decline due to structural factors. Overall, the iodine market was characterized by a clear divergence between stable, high-value uses and weaker traditional segments, resulting in a steady but subdued demand environment. Conversely, the demand for X-ray contrast media emerged as a primary driver of growth in the iodine market. This increase is largely due to heightened healthcare expenditures, increased prevalence of chronic diseases necessitating diagnostic imaging, rising volume of CT procedures, advancements in imaging technology and demographic shift towards SQM TRS Nueva Victoria Pag. 198 an aging population. The growing use of diagnostic imaging, particularly in China, Europe and the US, has significantly bolstered the demand for iodine-based contrast agents, counterbalancing some of the declines seen in other sectors. 16.1.3.1.2 Products We produce iodine in our Nueva Victoria plant, near Iquique, Chile, Pedro de Valdivia plant and in our newest addition, Pampa Blanca mining site, both located close to María Elena, Chile. We have a total production capacity of approximately 14,300 metric tonnes per year of iodine. Through Ajay SQM Group (“ASG”), we produce organic and inorganic iodine derivatives. ASG was established in the mid-1990s and has production plants in the United States, Chile and France. ASG is one of the world’s leading inorganic and organic iodine derivatives producer. Consistent with our iodine business strategy, we are constantly working on the development of new applications for our iodine-based products, pursuing a continuing expansion of our businesses and maintaining our market leadership. We manufacture our iodine and iodine derivatives in accordance with international quality standards and have qualified our iodine facilities and production processes under the ISO 9001:2015 program, providing third party certification of the quality management system and international quality control standards that we have implemented. 16.1.3.1.3 Marketing and Customers In 2025, we sold our iodine products in approximately 30 countries to 113 customers, and most of our sales were exports. Two customers individually accounted for at least 10% of sales in this segment, representing approximately 30% of iodine sales. The 10 largest customers together accounted for approximately 75% of sales during this period. On the other hand, no supplier had an individual concentration of at least 10% of the cost of sales of this line of business. The following table shows the geographical breakdown of our revenues: Table 16-3. Geographical Breakdown of the Revenues: Iodine and its derivatives Revenues Breakdown 2025 2024 2023 North America 13% 14% 19% Europe 37% 41% 38% Chile 0% 0% 0% Central and South America (excluding Chile) 2% 2% 2% Asia and Others 48% 42% 41% We sell iodine through our own worldwide network of representative offices and through our sales, support and distribution affiliates. We maintain inventories of iodine at our facilities throughout the world to facilitate prompt delivery to customers. Iodine sales are made pursuant to spot purchase orders or within the framework of supply agreements. Supply agreements generally specify annual minimum and maximum purchase commitments, and prices are adjusted periodically, according to prevailing market prices. 16.1.3.1.4 Competition The world’s main iodine producers are based in Chile, Japan and the United States. Iodine is also produced in Russia, Turkmenistan, Azerbaijan, Indonesia and China. Iodine is produced in Chile from a unique mineral known as caliche ore, whereas in Japan, the United States, Russia, Turkmenistan, Azerbaijan, and Indonesia, producers extract iodine from underground brines that are mainly obtained together with the extraction of natural gas and petroleum. The recycled iodine waste production comes mainly from China and Japan. SQM TRS Nueva Victoria Pag. 199 Five Chilean companies accounted for approximately 61% of total global sales of iodine in 2025, including SQM, with approximately 37%, and four other producers accounting for the remaining 24%. The other Chilean producers are S.C.M. Cosayach (Cosayach), controlled by the Chilean holding company Inverraz S.A.; ACF Minera S.A., owned by the Chilean Urruticoechea family; Algorta Norte S.A., a joint venture between ACF Minera S.A. and Toyota Tsusho; and Atacama Minerals, which is owned by Chinese company Tewoo. We estimate that eight Japanese iodine producers accounted for approximately 22% of global iodine sales in 2025, including recycled iodine. We estimate that iodine producers in the United States accounted for nearly 5% of world iodine sales in 2025. Iodine recycling is a growing trend worldwide. Several producers have recycling facilities where they recover iodine and iodine derivatives from iodine waste streams. We estimate 16% of the iodine supply comes from iodine recycling. Through ASG or alone, we are also actively participating in the iodine recycling business using iodinated side-streams from a variety of chemical processes in Europe and the United States. The prices of iodine and iodine derivative products are determined by market conditions. World iodine prices vary depending upon, among other things, the relationship between supply and demand at any given time. Iodine supply varies primarily as a result of the production levels of the iodine producers (including us) and their respective business strategies. In 2025, our annual average iodine sales prices increased compared to 2024, reaching approximately US$72 per kilogram in 2025, from the average sales prices of approximately US$67 per kilogram observed in 2024. Demand for iodine varies depending upon overall levels of economic activity and the level of demand in the medical, pharmaceutical, industrial and other sectors that are the main users of iodine and iodine-derivative products. Certain substitutes for iodine are available for certain applications, such as antiseptics and disinfectants, which could represent a cost-effective alternative to iodine depending on prevailing prices. The main factors of competition in the sales of iodine and iodine derivative products are reliability, price, quality, customer service and the price and availability of substitutes. We believe we have competitive advantages compared to other producers due to the size and quality of our mining reserves and the available production capacity. We believe our iodine is competitive with that produced by other manufacturers in certain advanced industrial processes. We also believe we benefit competitively from the long-term relationships we have established with our largest customers. 16.1.3.2 Industrial Chemicals In 2025, our revenues from industrial chemicals were US$D 75.4 million, representing approximately 2% of our total revenues for that year and a 4% decrease from US$D 78.2 million in 2024, as a result of lower sales volumes in this business line. Sales volumes in 2025 decreased 3% compared to sales volumes reported last year. The following table shows our sales volumes of industrial chemicals and total revenues for 2025, 2024 and 2023: Table 16-4. Industrial chemicals volumes and revenues, 2023 - 2025 Sales volumes (Thousands of metric tons) 2025 2024 2023 Industrial Chemicals 51.0 52.6 180.4 Total revenues (In US$ millions) 75.4 78.2 175.2 16.1.3.2.1 Market SQM TRS Nueva Victoria Pag. 200 Industrial sodium and potassium nitrates are used in a wide range of industrial applications, including the production of glass, ceramics and explosives, metal recycling, insulation materials, metal treatments, thermal solar and various chemical processes. We are also experiencing a growing interest in using solar salts in thermal storage solutions related to CSP (Concentrated Solar Power) technology. Due to their proven performance, solar salts are being tested in industrial heat processes and heat waste solutions. These new applications may open new opportunities for solar salts uses in the near future, such as retrofitting coal plants. 16.1.3.2.2 Products We produce and sell three industrial chemicals: sodium nitrate (NaNO3), potassium nitrate (KNO3) and potassium chloride (KCl). Sodium nitrate is used primarily in the production of glass, explosives, metal treatment, metal recycling and the production of insulation materials, adhesives, among other uses. Potassium nitrate is used in the manufacturing of specialty glass, and it is also an important raw material for the production of frits for ceramics, enamel industries, metal treatment and pyrotechnics. Solar salts, a combination of potassium nitrate and sodium nitrate, are used as a thermal storage medium in concentrated solar power plants. Potassium chloride is a basic chemical used to produce potassium hydroxide, and it is also used as an additive in oil drilling and in food processing, among other uses. In addition to producing sodium and potassium nitrate for agricultural applications, we produce different grades of these products, including prilled grades, for industrial applications. The grades differ mainly in their chemical purity. We have operational flexibility in producing industrial grade nitrates, because they are produced from the same process as their equivalent agricultural grades, needing only an additional step of purification. We may, with certain constraints, shift production from one grade to the other in response to market conditions. This flexibility allows us to maximize yields and to reduce commercial risk. In addition to producing industrial nitrates, we produce, market and sell industrial-grade potassium chloride. 16.1.3.2.3 Marketing and Customers In 2025, we sold our industrial nitrate products in 53 countries, to approximately 290 customers . No single customer accounted for at least 10% of this segment's sales, and the 10 largest customers together accounted for approximately 28% of this segment's revenues. No supplier accounts for more than 10% of this business line's cost of sales. We make lease payments to Corfo which are associated with the sale of different products produced in the Salar de Atacama, including lithium carbonate, lithium hydroxide and potassium chloride. See Note 22.2 to our consolidated financial statements for the disclosure of lease payments made to Corfo for all periods presented. The following table shows the geographical breakdown of our revenues: Table 16-5. Geographical Breakdown of the Revenues: Industrial chemicals Revenues Breakdown 2025 2024 2023 North America 57% 56% 27% Europe 21% 24% 12% Chile 1% 1% 1% Central and South America (excluding Chile) 11% 10% 6% Asia and Others 10% 9% 54% Our industrial chemical products are marketed mainly through our own network of offices, logistic platforms, representatives and distributors. We maintain updated inventories of our stocks of sodium nitrate and potassium nitrate, classified according to graduation, to facilitate prompt dispatch from our warehouses. We provide support to our customers and continuously work with them to improve our service and quality, together with developing new products and applications for our products. SQM TRS Nueva Victoria Pag. 201

16.1.3.2.4 Competition We believe that we are one of the world’s largest producers of industrial sodium nitrate and potassium nitrate. In 2025, our estimated market share by volume for industrial potassium nitrate was approximately 13% and for industrial sodium nitrate was around 21% (excluding domestic demand in China and India). Our competitors in sodium nitrate are mainly based in Europe and Asia, producing sodium nitrate as a by-product of other production processes. In sodium nitrate, BASF AG, a German corporation, and several producers in Eastern Europe and China are competitive since they produce industrial sodium nitrate as a by-product. Our industrial sodium nitrate grades also compete indirectly with substitute chemicals, including sodium carbonate, sodium sulfate, calcium nitrate and ammonium nitrate, which may be used in certain applications in place of sodium nitrate and are available from a large number of producers worldwide. Our main competitors in the industrial potassium nitrate business are Haifa Chemicals, Kemapco and some Chinese producers, which we estimate had a market share of 45%, 6% and 6%, respectively, in 2025. Producers of industrial sodium nitrate and industrial potassium nitrate compete in the marketplace based on attributes such as product quality, delivery reliability, price, and customer service. Our operation offers both products at high quality and with low cost. In the industrial potassium chloride market, we are a relatively small producer, mainly focused on supplying regional needs. 16.2 SPECIALTY PLANT NUTRITION 16.2.1 The Company Specialty plant nutrients are premium fertilizers that enhance crop yields and quality. Our key product is potassium nitrate, mainly used in fertigation for high-value crops. We also produce and sell potassium chloride globally as a commodity fertilizer. Additionally, we trade other complementary fertilizers worldwide to diversify our offerings. Specialty Plant Nutrition: We offer three main types of specialty plant nutrients for fertigation, direct soil, and foliar applications: potassium nitrate, sodium nitrate, and specialty blends. We also sell other specialty fertilizers, including third- party products. These products, available in solid or liquid forms, are mainly used on high-value crops like fruit, flowers, and some vegetables. They are widely utilized in modern agricultural techniques such as hydroponics, greenhouses, and fertigation (where fertilizer is dissolved in water before irrigation). Specialty plant nutrients offer advantages over commodity fertilizers, such as quick absorption, excellent water solubility, and low chloride content. Potassium nitrate, a key product, comes in crystalline and prill forms for various applications. Crystalline potassium nitrate suits fertigation and foliar use, while prills are ideal for direct soil application. We market our products under the following brands: Ultrasol® (fertigation), Qrop® (soil application), Speedfol® (foliar application), and Allganic® (organic agriculture). Sophisticated customers now seek integrated solutions rather than single products. Our offerings include customized blends and agronomic services, enhancing plant nutrition for better yields and quality. Derived from natural nitrate compounds or potassium brines, our products feature beneficial trace elements, offering advantages over synthetic fertilizers. Consequently, specialty nutrients command a premium price compared to standard fertilizers. Potassium: Potassium chloride is produced from brines extracted from the Salar de Atacama. This commodity fertilizer is used to nourish various crops, including corn, rice, sugarcane, soybeans, and wheat. Other Products and Services: We sell a variety of fertilizers and blends, including those we don't produce. We are the largest producer of potassium nitrate and distributor of potassium nitrate, sulfate, and chloride. SQM TRS Nueva Victoria Pag. 202 16.2.2 Business Strategy Specialty Plant Nutrition Our strategy in our specialty plant nutrition business offers smart and sustainable nutritional solutions to our customers. To that end, we seek to: • Leverage the advantages of our specialty products over commodity-type fertilizers applied to high-value crops • Selectively expand our business by increasing our sales of higher margin specialty plant nutrients based on natural potassium and nitrates, particularly soluble potassium nitrate and specialty blends • Seek investment opportunities in complementary businesses to develop new products and business models to add value to our customers • Develop new specialty nutrient blends produced in our blending plants that are strategically located in or near our core markets to meet specific customer needs. • Focus primarily on markets where we can sell our plant nutrients in soluble applications to establish a leadership position. • Further develop our global distribution and marketing system directly and through strategic alliances. • Supply a product with consistent quality in accordance with our customers' specific requirements. • Invest in research and technology to improve our process yields, reduce our production costs and maximize productivity. • Maintain production flexibility to capture emerging market opportunities. Potassium Our strategy in our potassium business is to: • Have the flexibility to offer products in crystallized (standard) or granular (compacted) form according to market requirements. • Focus on markets where we have logistical advantages and synergies with our specialty plant nutrition business. • Supply a product with consistent quality according to our customers' specific requirements. 16.2.3 Main Business Lines 16.2.3.1 Specialty Plant Nutrition In 2025, specialty plant nutrients revenues increased to US$982.4 million, representing 21% of our total revenues for that year and a 4.3% increase from US$941.9 million in specialty plant nutrients revenues in 2024. We believe that we are the world’s largest producer of potassium nitrate. We estimate that our sales accounted for approximately 39% of global potassium nitrate sales for all agricultural uses by volume in 2025. Table 16-6. Specialty Plant Nutrition volumes and revenues, 2023 - 2025 Sales volumes (Thousands of metric tons) 2025 2024 2023 Sodium nitrate 8.6 12.5 16.7 Potassium nitrate and sodium potassium nitrate 517.5 534.0 443.5 Specialty blends 301.6 276.7 243.4 Other specialty plant nutrients 185.3 159.7 136.5 Total revenues (MUSD) 982.4 941.9 913.9 16.2.3.1.1 Market SQM TRS Nueva Victoria Pag. 203 Specialty plant nutrients serve various agricultural purposes, including fertigation for high-value crops like vegetables and fruits. These fertilizers must be highly soluble and free of impurities for modern irrigation methods such as drip and micro- sprinkler systems. Potassium nitrate stands out among these nutrients due to its chlorine-free composition, high solubility, proper pH, and lack of impurities, allowing it to command a premium price over alternatives like potassium chloride and sulfate. Modern irrigation systems are widely used in protected crops and high-value fruit plantations like greenhouses, tunnels (for berries), and shade houses (for tomatoes). Specialty nutrients are also applied for foliar and granular soil applications in niches such as potato and tobacco production. Specialty plant nutrients have distinct characteristics that can increase productivity and improve quality when applied to specific crops and soils. These products offer certain benefits over commodity fertilizers derived from other sources of nitrogen and potassium, such as urea and potassium chloride. Since 1990, the international market for specialty plant nutrients has expanded at a quicker pace than the market for commodity fertilizers. Contributing factors include: (i) the adoption of new agricultural technologies like fertigation, hydroponics, and greenhouses; (ii) rising land costs and water scarcity, which have prompted farmers to enhance yields and reduce water consumption; and (iii) growing demand for higher-quality crops. However, during 2022 and 2023, the market for agricultural soluble potassium nitrate saw a reduction in consumption by approximately 12% and 8%, respectively, due to significant price increases, adverse climate conditions, and high inflation rates. These estimates exclude locally produced and sold potassium nitrate in China and only account for net imports and exports. We estimate that the Specialty Plant Nutrition (SPN) market experienced continued recovery in 2025. We estimate that the market grew by approximately 3% compared to the previous year and has now reached and slightly exceeded 2020 levels by around 5%, clearly reflecting a sustained recovery in market conditions. 16.2.3.1.2 Products We produce three main types of specialty plant nutrients that provide nutritional solutions for fertigation, direct soil applications and foliar fertilizers: potassium nitrate (KNO3), sodium nitrate (NaNO3) and specialty blends. We also sell other specialty fertilizers, including products produced by third parties. All of these products are used in solid or liquid form primarily on high-value crops such as fruits, flowers and some vegetables. These fertilizers are widely used in crops using modern agricultural techniques such as hydroponics, greenhouses and crops with foliar application and fertigation (in the latter case, the fertilizer is dissolved in water prior to irrigation). Specialty plant nutrients have certain advantages over commercial fertilizers, such as fast and effective absorption (without requiring nitrification), superior water solubility, and low chloride content. One of the most important products in this business line is potassium nitrate, which is marketed in crystalline or prilled form, allowing for different application methods. Crystalline potassium nitrate products are ideal for fertigation and foliar applications, and potassium nitrate beads are suitable for direct soil applications. Special blends are produced using our own special plant nutrients and other components in blending plants operated by us or our affiliates and related companies around the world. We have developed brands for commercialization of our Specialty Plant Nutrition products according to the different applications and uses of our products. Our main brands are: Ultrasol® (fertigation), Qrop® (soil application), Speedfol® (foliar application) and Allganic® (organic agriculture). The advantages of our special Ultrasol® vegetable blends include the following: • Fully water soluble for efficient use in hydroponics, fertigation, foliar applications, and advanced agricultural techniques, reducing water usage. • Chloride-free to prevent toxicity in chlorine-sensitive crops. • Provides nitrogen in nitric form for faster nutrient absorption compared to urea- or ammonium-based fertilizers. SQM TRS Nueva Victoria Pag. 204 In 2025, we continued to grow sales of differentiated fertilizers such as Ultrasoline® for improved root growth and optimal nitrogen metabolism, ProP® for more efficient phosphorus absorption, and Prohydric® for more efficient fertilization and water use. Specialty nutrients can be classified as either specialty field fertilizers or water-soluble fertilizers based on their application methods. Specialty field fertilizers are applied directly to the soil either manually or mechanically. Their high solubility, chloride- free nature, and non-acidic reactions make them ideal for crops like tobacco, potatoes, coffee, cotton, and certain fruits and vegetables. Water-soluble fertilizers are delivered through modern irrigation systems and must be highly soluble, rich in nutrients, free of impurities, and have a low salinity index. Potassium nitrate is a key nutrient here due to its balance of nitric nitrogen and chloride-free potassium, essential for plant nutrition in these systems. Potassium nitrate is crucial in foliar feeding to prevent and correct nutritional deficiencies and avoid stress. It aids in balancing fruit production and plant growth, especially in crops with physiological disorders. 16.2.3.1.3 Marketing and Customers In 2025, we sold our specialty plant nutrients in approximately 100 countries and to more than 1,500 customers. No single customer individually accounted for at least 10% of sales in this segment during 2025. The 10 largest customers collectively accounted for approximately 24% of sales during that period. No supplier accounted for more than 10% of this business line’s cost of sales. The table below shows the geographical breakdown of our revenues: Table 16-7. Geographical Breakdown of the Sales: Specialty plant nutrition Revenues Breakdown 2025 2024 2023 Chile 13% 13% 12% Central and South America (excluding Chile) 12% 12% 8% Europe 18% 16% 14% North America 39% 38% 45% Asia and Others 18% 20% 21% We distribute our specialty plant nutrition products globally through our network of commercial offices and distributors. We maintain inventory of our specialty plant nutrients at our commercial offices in key markets to facilitate prompt deliveries to customers. Sales are conducted through spot purchase orders or short-term contracts. As part of our marketing strategy, we offer technical and agronomical assistance to clients. Our knowledge is based on extensive research and studies conducted by our agronomical teams in collaboration with producers worldwide. This expertise supports the development of specific formulas and hydroponic and fertigation nutritional plans, enabling us to provide informed advice. By working closely with our customers, we identify the needs for new products and potential high-value markets. Our specialty plant nutrients are used on various crops, especially value-added ones, where they help customers increase yields and quality to achieve premium pricing. SQM TRS Nueva Victoria Pag. 205

Our customers are located in diverse regions, and as a result, we do not expect any seasonal or cyclical factors to significantly impact the sales of our specialty plant nutrients. 16.2.3.1.4 Competition The primary factors influencing competition in the sale of specialty nutrients include product quality, logistics, agronomic service expertise, and pricing. We consider ourselves the world's largest producer of potassium nitrate for agricultural purposes. Our potassium nitrate faces indirect competition from both specialty and commodity substitutes, which some customers may opt for depending on the soil type and crops involved. In 2025, our sales represented approximately 39% of the global agricultural potassium nitrate market by volume. In the 100% soluble potassium nitrate segment, our main competitor is Haifa Chemicals Ltd. ("Haifa") of Israel. We estimate that Haifa's sales accounted for around 19% of global agricultural potassium nitrate sales in 2025 (excluding sales by Chinese producers within the domestic Chinese market). Kemapco, a Jordanian producer owned by Arab Potash, operates a production facility near the Port of Aqaba, Jordan. We estimate that Kemapco's sales comprised roughly 14% of global agricultural potassium nitrate sales in 2025. ACF, another Chilean producer primarily focused on iodine production, has produced potassium nitrate from caliche ore since 2005. Additionally, several potassium nitrate manufacturers operate in China, with most of their production consumed domestically within China. 16.2.3.2 Potassium In 2025, our potassium chloride and potassium sulfate revenues amounted to US$327.6 million, representing 3% of our total revenues and a 43% decrease compared to 2024, due to planned lower volumes, partially offset by higher prices during the year. The average price for 2025 was approximately US$474.7 per tonne, 21.8% higher than the average prices in 2024. Our sales volumes in 2025 were approximately 53% lower than sales volumes reported during 2024. The following table shows our sales volumes of and revenues from potassium chloride and potassium sulfate for 2025, 2024 and 2023: Table 16-8. Potassium volumes and revenues, period 2023 - 2025 Sales volumes (Thousands of metric tons) 2025 2024 2023 Potassium chloride and potassium sulfate 327.6 695.0 543.1 Total revenues (MUSD) 105.5 270.8 279.1 16.2.3.2.1 Market During the last decade, demand for potassium chloride and fertilizers in general has increased due to several factors, such as a growing world population, higher demand for protein-based diets, and less arable land. These factors contribute to fertilizer demand growth as a result of efforts to maximize crop yields and continue to use resources more efficiently. We estimate that global demand in 2025 reached approximately 73.6 million metric tons, an increase from approximately 72.8 million tons during 2024, reflecting sustained structural fundamentals in the global fertilizer market. Studies by the International Fertilizer Association indicate that cereals account for approximately 39% of global potassium demand, including maize (17%), rice (12%), and wheat (8%). Oil crops represent 25% of global consumption, with soybeans at 13% and oil palm at 9%. Other uses make up about 36%. SQM TRS Nueva Victoria Pag. 206 16.2.3.2.2 Products We produce potassium chloride (KCl) by extracting brines from the Salar de Atacama, which are rich in potassium and other salts. Potassium chloride is the most used and cost-effective potassium-based fertilizer for various crops. We offer potassium chloride in two grades: standard and compacted. Potassium is one of the three essential macronutrients required for plant development. It is suitable for fertilizing crops that can tolerate relatively high levels of chloride and those grown under conditions with sufficient rainfall or irrigation to prevent chloride accumulation in the rooting systems. The benefits of using potassium include: • Increased yield and quality • Enhanced protein production • Improved photosynthesis • Intensified transport and storage of assimilates • Better water efficiency Potassium chloride is also utilized as a raw material to produce potassium nitrate and other specialty nutrient granulated blends (NPK). Since 2009, our effective end product capacity has increased to over 2 million metric tonnes per year, providing us with greater flexibility and market coverage. 16.2.3.2.3 Marketing and Customers The following table shows the geographical breakdown of our revenues: Table 16-9. Geographical Breakdown of the Sales: Potassium Revenues Breakdown 2025 2024 2023 North America 32% 23% 24% Europe 12% 15% 11% Chile 10% 13% 11% Central and South America (excluding Chile) 22% 33% 34% Asia and Others 23% 16% 20% 16.2.3.2.4 Competition We estimate that in 2025 we accounted for less than 1% of global sales of potassium chloride. Our main competitors are Uralkali, Belaruskali, Nutrien and Mosaic. In 2025, Uralkali was estimated to account for approximately 17% of global sales, Belaruskali for approximately 14%, Nutrien for approximately 19%, and Mosaic for approximately 12%. 16.2.3.3 Other products SQM generates revenue from the sale of third-party fertilizers (both specialty and commodity). These fertilizers are traded globally in substantial volumes and are used either as raw materials for specialty mixes or to enhance our product portfolio. We have established capabilities in commercial management, supply, flexibility, and inventory management, enabling us to respond to the evolving fertilizer market and secure profits from these transactions. SQM TRS Nueva Victoria Pag. 207 Table 16-10. Geographical Breakdown of the Sales: Other products Revenues Breakdown 2025 2024 North America 51% 74% Europe 12% 16% Chile 0% 2% Central and South America (excluding Chile) 13% 5% Asia and Others 24% 3% SQM TRS Nueva Victoria Pag. 208 17 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT The following section details the regulatory environment of the Project. It presents the applicable laws and regulations and lists the permits that will be needed to begin the mining operations. The environmental Assessment process requires that data be gathered on many components and consultations be held to inform the Project relevant stakeholders. The main results of this inventory and consultation process are also documented in this section. The design criteria for the water and mining waste infrastructure are also outlined. Finally, the general outline of mine’s rehabilitation plan is presented to the extent of the information available now. 17.1 ENVIRONMENTAL STUDIES The Law 19,300/1994 General Bases of the Environment (Law 19,300 or Environmental Law), its amendment by Law 20.417/2010 and Supreme Decree N°40/2012 Regulation of the Environmental Impact Assessment Service regulations (DS N°40/2012 or RSEIA) determines how projects that generate some type of environmental impact must be developed, operated, and closed. Regarding mining projects, the art. 3.i of the Environmental Law defines that mining project must be submitted to the Environmental Impact Assessment System (SEIA) before being developed. The Nueva Victoria project, which includes the “Pampa Hermosa” and “Tente en el Aire” project, has been submitted to the Environmental Impact Assessment System (SEIA) a total of 15 times, on account of the following projects: Salar Sur Viejo Groundwater Extraction Project presented through DIA and approved by RCA 036/ 1997 Draft loopholes submitted by EIA and approved by RCA N° 058/1997 Nueva Victoria extension presented through a DIA and approved by RCA N° 004/2005) Draft Adduction Call presented through DIA and approved by RCA N° 032/ 2005) Nueva Victoria Sur Mine presented through DIA and approved by RCA N° 0173/ 2006. Modification of Nueva Victoria Iodide Plant presented by DIA and approved by RCA N° 094/2007 Incorporation of Chlorine in Nueva Victoria Iodine Plant presented by DIA and approved by RCA N°070/2008) Update Operation Nueva Victoria presented through DIA and approved by RCA N°124/2008. Nueva Victoria Mine Area submitted through an EIA and approved by RCA N°042/2008. Evaporation Iris Pipeline and Pools presented through a DIA and approved by RCA N° 061/ 2009. Pampa Hermosa Project presented through an EIA and approved by RCA N° 890/2010 Expansion of Nueva Victoria South Mine Zone presented through by DIA and approved by RCA N°076/ 2012. Tente en el Aire presented by EIA and approved by RCA N° 20210100112/20211,2 Partial modification of the reinjection system in the Llamara Puquios presented through by EIA and approved by RCA N° 20239900145/2023 Adaptation of the seawater pipeline and complementary works in Nueva Victoria is presented through by DIA and approved by RCA N° 2023010039/2023. SQM TRS Nueva Victoria Pag. 209 1 Resolución 202401101155 resolves that the project “Constructive Adjustments to the Costa Tente Sector in the Air” does not require submission to the Environmental Impact Assessment System prior to its execution. 2 Resolution 202599101524 of the Executive Directorate of the Environmental Evaluation Service (SEA) grants the hierarchical appeal filed against Exempt Resolution No. 202401101372 of the Tarapacá SEA, and sets it aside, ruling that the project 'Update PAS146 Environmental Impact Study Tente en el Aire Project' is not required to enter the Environmental Impact Evaluation System (SEIA) prior to its execution, as detailed in Recital 11 of this Resolution.

The project “Photovoltaic Park and Transmission Line for Supplying SQM Facilities in the Tarapacá Region” is currently under environmental review. It was submitted to the Environmental Impact Assessment System (SEIA) on November 25, 2025, and aims to provide clean, renewable energy to the Nueva Victoria mining operation and, more broadly, to SQM’s operations in the Tarapacá Region. 17.1.1 Baseline studies Each time the project has been submitted to the SEIA; baseline environmental studies have been carried out. The last Environmental Impact Study (EIA) approved is TEA. The following is a more detailed analysis of certain components of the baseline: Hydrology As for the hydrology of the site, the average annual rainfall has a value of less than 2 mm in recent years, with many years with zero precipitation. The maximum 24 hour recorded in the area is less than 10 mm, with historical maximums fluctuating between 3 and 7 mm. There are no permanent surface runoff channels, with sporadic runoff associated with extreme precipitation events. It is estimated that the streams of the sectors are able to contain the runoff generated by these extreme precipitation events. Hydrogeology In the area of influence of the project, groundwater rights have been granted for 41 wells. All are consumptive, permanent, and continuous. In the area of influence, there are four distinct hydrogeological units: A1, A3, C5 and D1 (IMAGE). Units A have a high hydrogeological potential to store and transmit water, C has a low potential and D has no potential. Unit D1 corresponds to compact to slightly fractured/altered andesites, and locally fractured/altered diorites without water content. Its potential is nonexistent because it does not receive any recharge due to its position. Unit C5 corresponds to sandy-clayey gravels intercalated with sands, clays and silts, without water content. It has a low to null recharge due to precipitation at the site. Unit A3 corresponds to evaporite deposits hosted in the western sector of the Pampa del Tamarugal. It has a medium to high water transmissivity. Unit A1 corresponds to sands and gravels with low consolidation, which form active deposits mainly in the central basin. It has a medium to high water transmissivity, with a maximum value of 4,280 m2/day. According to the study, there is no evidence of the existence of water under the area of the planned works in the coastal mountain range. To the northwest and southwest of the planned works there are local basins with groundwater. To the east, groundwater belonging to the Pampa del Tamarugal aquifer can be observed. To the north of the works, in the Soronal salt flat, there is groundwater with a depth between 0.8 and 19.6 m. According to hydro chemical information, the water in the area corresponds to the chloride-sodium type. SQM TRS Nueva Victoria Pag. 210 Figure 17-1. Location of Wells with Granted Water Rights SQM TRS Nueva Victoria Pag. 211 Figure 17-2. Hydrogeologic Map of the Area of Background Collection Soil The soils presented in the area of influence show very little edaphic development, mainly due to the extremely arid conditions of the site, which have limited the intensity of soil formation processes. Four different homogeneous soil units were defined, being "Depositional plains soils" the predominant one in the sector (76.6%). The soil in the sector has a neutral to strongly alkaline pH; it is extremely saline, and strongly to extremely sodic. Soils with loam- sandy (Fa) and sandy- loam (aF) textures predominate. All these characteristics place all the sector's soils within use capacity VIII ("soils with no agricultural, livestock or forestry value, where their use is limited to wildlife, recreation or watershed protection"). The soil resource presented in the area of influence is not considered a scarce or unique resource within the region. In addition, it has a very low capacity to support biodiversity, which makes it an inhospitable habitat (absolute desert condition). SQM TRS Nueva Victoria Pag. 212 Plants As for the vegetation in influence of the project, the predominant vegetation type is "Prosopis Tamarugo plantation", covering 96.6% of the study area. It is followed by "Distichlis Spicata Meadow", with 1.9%; and the least represented is "Tillandsia Landbeckii Meadow", with 0.1%. There is a preservation native forest formation around influence (vegetation type "Prosopis Tamarugo forest"); however, it is far from the area of direct intervention of the project. Only the intervention of floristic elements in the vegetation type "Tillandsia Landbeckii Meadow" is considered, which has no endemic species or species in conservation category. With respect to the flora, 4 species were identified within the area of influence of the project, 2 belonging to the Magnoliopsida class and 2 to the Liliopsida class. There are 2 species classified in a conservation category: Prosopis Tamarugo (tamarugo), classified as endangered; and Prosopis Alba (Algarrobo Blanco), classified as out of danger. Both species are considered native. The area of influence is dominated by native and endemic species. With respect to environmental singularities (1, according to the document "Guide for the Description of the area of influence, description of the Soil, Flora and Fauna Components of Terrestrial Ecosystems in the SEIA" (SEA, 2015)), Native Forest formations of Prosopis Tamarugo were detected, because it is a scarce area arid due to the presence of a species classified as Endangered; however, the project does not affect the habitat of Prosopis Tamarugo. Wild Animals 38 native species were identified: 27 birds, 7 mammals and 4 reptiles. 18 species were identified in some state of conservation: In danger: Black tern, little tern. Vulnerable: Garuma Seagull, Nun Seagull, Humboldt Penguin, Guanay, Stolzmann's Dragon, Chungungo (detected exclusively in the Patillos Islote sector). Near Threatened: Northern Mouse-Eared Bat. Rare: Teresa's Corridor Sufficiently known: Tamarugal Sebo-Eater, Lile; Least Concern: Four-banded Racer, Booby, Common Sea Lion, Great Northern Gecko, Chilla Fox, Culpeo Fox. Six Exotic species were detected: Dog, Donkey, Mule, Goat, hare and Guarén. The coastal sector had the greatest richness of species, with 20 detected. This was followed by the Pampa del Tamarugal National Reserve sector, with 14 species, and then the pampas sector, with 9 species. In particular, the lesser tern was detected in the coastal sector (Chanavayita sector), with 7 adults and 5 active nests in the incubation stage. The black tern and other species of the family Procellaridae were detected only through carcasses, and no nesting sites were found. The Garuma gull was sighted in the coastal sector and in the pampas sector, with 9 sightings of adults and detection of isolated nesting events. Fungi and Lichens No fungal species were detected in the study area. 36 species of lichens were detected, four of which are in a conservation category: Acarospora Altoandina and Acarospora Rhabarbarina, both in the Data Deficient category; and Acarospora Bullata and Polycauliona Ascendens in the Least Concern category. Biological Oceanography A marine baseline was conducted, taking as the study area (larger than the area of influence of the project) a sector of the Bay of Patillos and a sector north of Caleta Caramucho. SQM TRS Nueva Victoria Pag. 213

In the sampling period (winter 2017 to winter 2018) the number of identified phytoplankton taxa varied between 41 and 47; of Zooplankton varied between 24 and 68. With respect to fish, 16 taxa were found, the most abundant being Burrito (C. crusma), Bilagay (C. variegatus) and Borrachilla (Scartichthys spp). The highest abundance of fish was observed in transects with rocky substrate. Human Environment For the definition of the area of influence of the project's human environment, the sectors that had some type of housing, productive and/or cultural use were considered. Accordingly, the settlements of Chanavayita, Caleta Cáñamo and Caramucho, corresponding to the Coast sector, and the settlements of Colonia Pintados and Victoria, corresponding to the Pampa sector, were considered. Figure 17-3. Sectors of the Area of Influence SQM TRS Nueva Victoria Pag. 214 Cultural Heritage In paleontological terms, the sector where the project is located has a low to medium potential. Most of the geological units of the sector did not present paleontological findings of interest during the survey; however, the Coastal Deposits Unit (PIHI) shows medium to high potential, having shown a finding of fossil pieces in the field, in addition to its characteristics. Regarding archaeology, a survey found 3,017 heritage elements in influence of the project. They were classified into five categories: 761 point finds, 194 aerial type finds, 239 linear type finds, 71 lithic sites and 1,752 calicheros. The linear elements were mostly classified as roadways, totaling almost 410 km in length. Specific finds are divided into isolated finds, signaling structures, animal skeletons, and stone inscriptions. Regarding the time of the findings, 76% were dated as chronologically historical, with 5.5% dating from pre-Hispanic times. 17.1.2 Environmental Impact Study As for the Pampa Hermosa Project, based on the results of the EIA (Chapter 5), the activities of the project and their possible environmental impacts were analyzed. This made it possible to identify the environmental components that could be directly or indirectly affected during the different phases of the project and where they are located. For those significant environmental impacts, management measures were designed to mitigate, repair, and compensate the relevant affected elements. The following table summarizes that information. SQM TRS Nueva Victoria Pag. 215 Table 17-1. Environmental Impacts of the Pampa Hermosa Project, modified through EIA "Partial modification of the reinjection system in the Llamara reservoirs" and Committed Measures Impact Phase in which it occurs Type of measure Measures Decrease in surface water level in the Salar de Llamara ponds (Puquios) Operation Mitigation Implementation of a hydraulic barrier: consist of injecting water between the pumping sector and the ponds, to induce an increase in the aquifer level so as to generate a water divide that isolates the hydraulic behavior of both sectors and prevent the cone of depression from spreading and affecting the water level of the ponds. This impact is modified through the EIA "Partial modification of the reinjection system in the Llamara reservoirs" An Early Warning Plan "PAT" has been designed, which should be understood as an environmental management tool complementary to the implementation of the hydraulic barrier, i.e., the PAT would be activated if the hydraulic barrier runs the risk of not being efficient enough to meet the environmental objectives defined for the Púquios and hydromorphic vegetation. This impact is modified through the EIA "Partial modification of the reinjection system in the Llamara reservoirs". Including the voluntary commitment to replace continental water from the Salar de Llamara for mining operations with seawater, by 2030. That is, 11 years before the date approved for the Pampa Hermosa Project, limiting its extraction only to the flow required for the injection of the Mitigation Measure. The alteration of the vital state of natural Tamarugo formations and of the habitat for flora species in the Salar de Llamara Operation Mitigation Staggered groundwater withdrawal and the exclusion of groundwater withdrawal from the 45 l/s well TC-10. An Early Warning Plan has been designed that contemplates the application of warning and recovery measures aimed at maintaining population vitality values, the main measures to be implemented being a) Irrigation of tamarugos during the Warning Phase and b) Reduction of pumping flow during the Recovery Phase. Tamarugo recovery irrigation program: the purpose of this program would be to recover the vitality of the Tamarugo of the Salar de Llamara that could be affected by water stress due to the pumping of the Project. For this purpose, it is considered to irrigate specimens that are in regular or bad condition, according to the amount of Tamarugo that exceeds the threshold defined for the activation of the Tamarugo alert for a certain period. This measure will be linked to the Early Warning Plan of the Llamara Tamarugo System, consequently it will be implemented together with the actions of the Tamarugo alert and recovery phase, as appropriate. The alteration of the livelihood systems of tenant ranchers who use the Pampa del Tamarugal National Reserve due to water extraction. Constructio n, operation, and closure Mitigation Change of well catchment point Staggered water withdrawal Tamarugo plant production program Tamarugo planting program Program to support phytosanitary control of Tamarugo trees Program for sustainable management of tamarugo trees Productive development program for cattle ranchers SQM commits not to affect the livelihood systems of the Quillagua Community in the Quebrada Amarga sector; to maintain monthly contact with the leadership of the Community in order to monitor the generation of any situation related to the project in the sector and, in the event that the information provided by the leadership indicates any situation attributable to the project, the respective measures will be taken in order to maintain the commitment of not affecting; and submit an annual report to the competent authority on these contacts with the Quillagua leadership, the situations detected that are attributable to the project and the actions taken for such purposes. The alteration of cultural heritage Constructio n, operation, and closure Mitigation An archaeological exclusion area will be created for the geoglyphs, lithic workshops, burial sites and recorded animites, where the application of mitigation measures focused on signage and fencing is proposed, to ensure their protection and safeguarding. Compensation Materials recovered in the different compensation activities will have a definitive destination such as the Saltpeter Museum Corporation of Humberstone Plan for the study, preservation, and enhancement of the Pintados Station Source: own elaboration, based on information obtained from RCA N°890/2010 SQM TRS Nueva Victoria Pag. 216 The Pampa Hermosa Project is currently in a sanctioning process (Sanctioning File D-027-2016) for the infractions detected by the authority during 2016 in relation to the breach of certain commitments established in the Environmental Assessment Resolution (RCA 890/2010) of the project, mainly associated with water resources and their impact on environmental systems (Puquios, tamarugos). Along these lines, in 2019 SQM presented an adequate plan to address this issue: a revised and corrected Environmental Compliance Program, which incorporates the observations made by the authority, complying with the contents and criteria established and legal requirements to ensure compliance with the requirements infringed. PDC Approved on 02.26.2019 by Res. Ex N°24/Rol D-027-2016. and amended by Res. Ex. N°27/ Rol D-027-2016, 08.11.22. This program establishes concrete actions to improve knowledge and follow-up of the environmental systems that make up the project, recognizes the role of the communities, and provides greater transparency in the monitoring of environmental variables. The final report was submitted in 2023, and the response from the Environmental Superintendency (SMA) is awaited. It should be noted that the EIA "Partial modification of the reinjection system in the Llamara reservoirs", mentioned above, was presented as part of the commitment of this Compliance Program that the company presented. The project corresponds to a modification of the Pampa Hermosa project (RCA N°890/2010), geographically limited to the "Puquios Sector in Salar de Llamara", and its objective is to modify the mitigation measure of recital 7.1.1 of RCA N° 890/2010, which is oriented to minimize the secondary impacts that water extraction will have on biotic systems present in the area of influence of the project, allowing to maintain the surface levels of the ponds in such a way as not to affect the aquatic and terrestrial biota surrounding them. The project also modify the Phase I Alert Llamara Aquifer of the Early Warning Plan, as well as to strengthen the monitoring plan associated with the Puquios of Llamara. As for the Tente en el Aire project, it aims to incorporate new mine areas into the "Nueva Victoria" mine to produce salts rich in iodide, iodine, and nitrate, which implies an increase in the total amount of caliche to be extracted, in the production of salts rich in iodide, iodine and nitrate and in the use of seawater for these processes. SQM TRS Nueva Victoria Pag. 217

The environmental impacts of this project and the measures proposed by the company to mitigate, repair, or compensate those impacts are in the following table: Table 17-2. Environmental Impacts of the Tente en el Aire Project and Committed Measures Impact Phase in which it occurs Type of measure Measures Intervention of relevant nesting habitat for the nesting of the little tern Chanavayita Construction, operation, and closure Mitigation Construction outside the breeding season of the Little Tern and installation of an automatic noise monitoring station outside the nesting area. Permanent environmental inspector during the construction phase Relocation of works near the "Chanavayita" site: installation of work sites 1 and linear works. Apply soundproofing measures during construction and operation: acoustic screens during construction and encapsulation of auxiliary pumping station during operation. Compensation Management measures plan for the nesting site at the Chanavayita access: strengthen dog control at the municipal kennel; install allusive signage at the nesting site at the Chanavayita access; environmental education plan; and research program to characterize the habitat and reproductive dynamics of the little tern at the Chanavayita site. Intervention of relevant nesting habitat for the nesting of sea swallows in the northern sector of the project. Construction, operation, and closure Mitigation Prohibition of construction during the swallow's breeding season. Prohibition of mining exploitation during the operation phase Prohibition of removal of facilities during the reproductive season Extension of the protection buffer of the swallow nesting site "Pampa Hermosa". Extension of the exclusion area and prohibition of mining activities in the "Pampa Hermosa" nesting site, because of the previous measure. 20m protection buffer around potential nesting sites with nesting records, close to the route of the project's linear works. Compensation Compensation measure MC-4 "Protection of the Exclusion Area": the owner agrees not to explore or exploit this mining property or those in his name that are not included in the project; he agrees to require the constitution of encumbrances on the surface properties. Alteration of archaeological cultural heritage Construction and operation Mitigation MM1- Induction lectures in Paleontology MM2- Rescue of elements of paleontological interest and release of area (surface) MM3- Ongoing paleontological monitoring during construction in coastal sector MM4- Creation of archaeological cultural heritage protection areas MM5- Permanent archaeological monitoring during construction MM6- Induction lectures in archeology Compensation MC1- Improvement or fitting out of the warehouse of the Saltpeter Museum Corporation for the conservation of cultural heritage pieces. Alteration of paleontological cultural heritage MC2- Scientific-educational publication on local and regional paleontology. MC3- Intensive archaeological survey and documentation MC4- Protection of the exclusion area Source: based on RCA N°20210100112/2021 SQM TRS Nueva Victoria Pag. 218 17.2 OPERATING AND POST CLOSURE REQUIREMENTS AND PLANS 17.2.1 Waste Disposal Requirements and Plans During mining operations, two types of waste are generated. Mineral and non-mineral waste. Mineral wastes Mineral waste or mining residues refer in this case to inert salts are called waste salts. These salts are transported to certain areas for deposit, piling up on the ground in the form of cakes. For this purpose, the Nueva Victoria site has the Sectoral Permit for the collection of discarded salts presented and approved by the authority in accordance with current regulations (article 339 of Supreme Decree No. 132/2002, Mining Safety Regulations of the Ministry of Mining, for the establishment of a landfill.), additionally, it has the corresponding environmental authorization. Currently, the discarded salts are deposited in stockpiles in the industrial zone of Sur Viejo (in an area of approximately 1,328 ha that also includes storage areas for the final product). However, in the Tente en el Aire project (environmentally approved in November 2021), which expands the current operation of Nueva Victoria, a new deposit is contemplated to dispose of the discarded salts from the evaporation pools and the waste of the neutralization process. This new tank will have an area of 360 ha in which material accumulation cakes up to 50 m high will be placed, resulting in an estimated total capacity of 102,500,000 tonnes (4,997,000 t/y of discard salts and 110,150 t/y of gypsum), to test the project “Waste dump corresponding to deposits of discarded salts, project Tente en el Aire" la Res. Ex 424/2022. These salts are neutral and pose no health risks as declared by the authority. Regarding the management of these deposits, it should be noted that the hygroscopic properties of the salts that compose them favor compaction and subsequent cementation. Given these characteristics (salts that form a crust and the level of final impregnation in brine of the residue of the neutralization process is approximately 20%), no emissions of particles or gases are generated. Regarding the management of possible effluents, the new tank will have a perimeter drainage system, which will allow, on the one hand, the collection of the solutions resulting from the runoff or runoff generated by the impregnation solutions, which will be channeled to 4 collection ponds for later pumping to the evaporation ponds and on the other hand, The function of this drainage system will be the channeling of rainwater. The waste salt deposits are committed to being monitored annually to verify that they are in accordance with the design variables and at the closure of the mine the discard salts and residues of the brine neutralization process will be maintained. Non-mineral waste All types of waste can be classified as non-mineral waste, which in turn can be classified as Hazardous Waste and Non- Hazardous Waste according to the environmental and sectoral regulations in force in Chile. Among the non-hazardous waste associated with this type of projects, we can mention solid waste assimilable to households, sludge from the wastewater treatment system, containers of non-hazardous inputs, non-hazardous discards, waste associated with maintenance and generated products of the actions carried out in contingencies, among others. Hazardous waste (RESPEL) comes from process discards, used maintenance lubricating oil generated by changing equipment and machinery, batteries, paint residues, ink cartridges, fluorescent tubes, contaminated cleaning materials, among others. The disposal of this type of waste has the current environmental and sectoral legal authorizations declared in Section 17.3. 17.2.2 Monitoring and Management Plan Established in the Environmental Authorization The contents of the Environmental Monitoring Plan agreed for the implementation of the Pampa Hermosa project include: project phase, environmental components to be measured and controlled, associated environmental impacts, monitoring SQM TRS Nueva Victoria Pag. 219 plan, measurement methods or procedures, location of monitoring points, parameters that are used to characterize the state and evolution of said component, permitted or committed levels or limits, duration and frequency of the monitoring plan according to the stage of the project, delivery of report with monitoring results, indication of the competent body that would receive such documentation and location in the evaluation history. The hydrogeological Environmental Monitoring Plan of the "Pampa Hermosa" project is the same Environmental Monitoring Plan (PSA) of the Aducción Llamara project (committed by RCA No. 32/05 and modified according to Resolution No. 097/07). In this way, the commitments of the PSA Aducción Llamara will be incorporated into the PSA Pampa Hermosa. For the implementation of the "Tente en el Aire" project, a monitoring plan for the different components was committed. This plan states the following: Regarding the cultural heritage component the follow-up plan includes induction talks on paleontology; rescue of elements of paleontological interest and release of the area (surface); permanent paleontological monitoring during construction in the coastal sector; scientific-didactic publication on local and regional paleontology; creation of areas for the protection of archaeological cultural heritage; permanent archaeological monitoring during construction; induction talks on archaeology; and intensive archaeological prospection and documentation. Likewise, improvement or adaptation of the Saltpeter Museum Corporation warehouse for the conservation of pieces of cultural heritage. Regarding the wild animal component, the monitoring plan includes the exclusion of the mining area at tern nesting sites; modification of layout and establishment of precautionary areas in linear works at tern nesting sites; Chanavayita little tern nesting site; protection of the exclusion area; study of the ecology, phenology and ethology of the tern (Procellariformes: Hydrobatidae) in the Pampa Hermosa; research program on the increase of habitat use in the nesting site "Pampa Hermosa". 17.2.3 Requirements and Plans for Water Management during Operations and After Closure The extraction of water for the Nueva Victoria industrial operation is environmentally approved and totals 810 L/s, considering the use of 570.8 L/s of water approved in RCA 890/2010, a flow that is additional to the 120 L/s contemplated by the EIA “Lagunas” (RCA 58/1997) and the 120 L/s considered in the DIA “Extraction of Groundwater from Salar de Sur Viejo” (RCA 36/1997) and DIA “Expansion Nueva Victoria” (RCA 04/2005). It should be noted that the last environmentally approved project (EIA "Tente en el Aire" - RCA 20210100112/2021), did not increase the projected freshwater requirement despite an increased rate of exploitation and processing of caliche, by relying on the use of 900 L/s of seawater. The extraction is carried out from the 5 locations detailed in Table 17-3, located in the Salar de Sur Viejo, Salar de Llamara and the Pampa del Tamarugal (environmental protection area), comprising principally groundwater sources with a minor component of surface waters. Table 17-3. Monthly Average Flow Period 2025 Nueva Victoria Sur Viejo (l/s) Llamara (L/s) Iris (L/s) Soronal (L/s) CPC (L/s) Total flow (L/s) 103 231 61.7 123 123.7 643 16% 36% 10% 19% 19% 100% Table 17-4 shows how the water resources are distributed among the different sectors of the Nueva Victoria operation. Table 17-4. Distribution of Freshwater Consumption Between the Various Components of the Nueva Victoria Operation. Pozas (L/s) Puquíos injection (L/s) Mine (L/s) Processing Plant (L/s) Camp (L/s) Leaching (L/s) 2.1% 6.1% 0.8% 1.3% 0.3% 88.8% SQM TRS Nueva Victoria Pag. 220 Information on water extraction from natural sources is public, being reported to the Chilean Regulatory Authority through the reporting component of the Environmental Monitoring Plan (PES). The PES fulfills the objective of monitoring the ecosystems that may be affected by a project, thus guaranteeing their conservation and the permanence of the ecosystem services they provide. Hydrogeological reports include groundwater levels, hydro chemical quality of groundwater and surface water, and cumulative pumping rates and volumes from supply wells and surface water extraction points. The PES also documents the mitigation measure of injecting water to generate a hydraulic barrier to protect the Púquios wetlands against the lowering of the water table associated with the extraction of groundwater from the Llamara aquifer. The chemical quality of the injected water is monitored to ensure that the hydrochemistry of groundwater in the Púquios wetlands is not adversely affected. As stablished in the update of the Closure Plan (Exempt Resolution 814/2022) of the Nueva Victoria site, the works or actions contemplated for closure in relation to water resources are the removal of metal structures, pipes, and equipment, disabling of pumping wells, removal of steel pipes, removal of power lines, removal of substations and removal of waste. 17.3 ENVIRONMENTAL AND SECTORIAL PERMITS STATUS The mining operation has submitted 15 projects to the Environmental Impact Evaluation System (SEIA). Nine of these were processed through Environmental Impact Statements (EIS) and four through Environmental Impact Assessments (EIA). In all instances, the projects were authorized by the environmental authority. Section 17.1 contains the environmental authorization for each project. The project “Photovoltaic Park and Transmission Line for Supplying SQM Facilities in the Tarapacá Region” is currently under environmental review. It was submitted to the Environmental Impact Assessment System (SEIA) on November 25, 2025, and aims to provide clean, renewable energy to the Nueva Victoria mining operation and, more broadly, to SQM’s operations in the Tarapacá Region. Additionally, the Project required different sectorial permitting for operating. The following table shows the sectorial permits defined in each RCA as applicable to each project: SQM TRS Nueva Victoria Pag. 221

Table 17-5. Sectorial Permits Defined in the Environmental Resolutions Name of the Sectorial Permit (PAS) PAS Number Sectorial Approval Resolution Permit to carry out research fishing 119 RCA 20210100112 approved by Resolution No. 20210100112/2021. Permit for archaeological excavations 132 or Ex 76 RCA 042/2008.Approved by Resolution No. 5175/2012; 4531/2014; 1493/2015; 548/2020 RCA124/2008. Approved by Resolution No. 659/2009 RCA 890/2010. Approved by Resolution No. 5416/2010; 6164/2010; 568/2011; 149 0/2011; 3738/2011; 5802/2011; 6613/2011; 2974/2012; 3851/2012; 1947/2014; 3502/2015; 1950/2018; 2848/2020; 3772/2021; 5159/2024; 2728/2025 RCA 076/2012. Approved by Resolution No. 3885/2012 RCA 20210100112 Approved by Resolution No. 3395/2022 (paleontology); Resolution No. 5043/2022; 113/2023; 1407/2023; 4385/2024; 1829/2025; 6997/2025 RCA 20230100139 Approved by Resolution No 2241/2024; 6537/2025 (paleontology) Permit for stockpiling mining waste 136 or EX 88 RCA 004/2005; RCA 173/2006; 042/2008; RCA 076/2012. Approved by Resolution No. 2552/2015, 2129/2020 (leach heaps); 2959/2016 (discarded stockpiles) RCA 890/2010 Approved by Resolution No. 2129/2020 (leach heaps); 2959/2016; 1570/2020 (discarded stockpiles) RCA 20210100112 approved by Resolution No. 424/2022. (discarded stockpiles); Res. N °0728/2024 (discarded stockpiles) Res. N°0135/2025 (discarded stockpiles) Approval of mining closing plan 137 RCA 890/2010 Approved by Resolution No. 515/2012. RCA (036/1997; 058/1997; 04/2005; 032/2005; 173/2006; 094/2007; 042/2008; 070/2008; 076/2012) Approved by Resolution No. 1858/2015.amended by Res. No. 2817/2015. RCA 20210100112 Resolution No. 814/2022, amended by Res. No. 1511/2022 . (Update PdC. Includes ASD). Permit for the construction, modification, and expansion of any public or private work for the evacuation, treatment, or final disposal of sewage water 138 or Ex 91 RCA 58/1997 Approved by Resolution No 2501215475/2025 RCA 004/2005, Approved by Resolution No. 2543/2006; RCA 173/2006 Approved by Resolution No. 2501216317/2025 RCA 42/2008 Approved by Resolution No. 2501213153/2025; 2501216453/2025; 2501217120/2025 RCA 124/2008. Approved by Resolution No. 3428/2014 RCA 890/2010. Approved by Resolution No. 1970/2013; 3079/2011; 3427/2014; 339/2018; 2501425425/2025; 2501283550/2025; 2501215087/2025; 2501215642/2025; 2501217058/2025; 2501428209/2025; 2501428206; 2025; 2501540590/2025; 2501216255/2025 RCA N °20210100112/2021 Approved by Resolution No. 2401480449/2025; 2401480456/2025; 2401658110/2025; 2501323752/2025. Permit for the construction, modification, and expansion of any public or private facility for the evacuation, treatment, or final disposal of industrial or mining waste 139 Not required SQM TRS Nueva Victoria Pag. 222 Permit for the construction, modification and expansion of any garbage and waste treatment plant of any kind; or for the installation of any place for the accumulation, selection, industrialization, trade or final disposal of garbage and waste of any kind. 140 or Ex 93 RCA 004/2005. Approved by Resolution No . 1813/2006; 2167/2014 RCA 124/2008. Approved by Resolution No. 2547/2010. RCA 890/2010. Approved by Resolution No. 1807/2016; 758/2018; 17581/2021; 2482/2019 RCA20210100112 approved by Res. 2301315361/2023; Res. 2401333155/2024; Res. 2501255823/2025. Permit for the construction, repair, modification and expansion of a sanitary landfill 141 RCA N°890/2010 Approved by Resolution N° 1054/2001 Authorizes operation of Sanitary Landfill; Res. N°936 Authorizes operation of Sanitary Landfill; Res.N°733 Approved Project of Sanitary Landfill. Permit for the construction of a site for the storage of hazardous wastes 142 RCA 890/2010. Approved by Resolution No. 1495/2017; 081/2018; 753/2018; 289/2018; 2301442729/2023; 2301496155/2023; 2301310900/2023; 2201283666/20224 ; RCA 20210100112/2021 Approved by Resolution N °2201283666/2023 RCA 20239911145/2023 Approved by Resolution N °2401544922 Authorizes operation of Respel Llamara 1; Res. N°2401635349 Authorizes operation of Respel Llamara 2 y 3. Permit for the hunting or capture of specimens of animals 146 RCA 20210100112 approved by Resolution No. 80/2022; -82/2022; -86/2022. Permit for the construction of some hydraulic works 155 RCA 20210100112 Seawater pools. Approved by Res No. 3538/2022: Solar evaporation ponds Res No. 4014/2023. Permit for the modification of a watercourse 156 RCA 20210100112. Approved by Resolution N°. 139/2022 Permit to subdivide and urbanize rural land to complement an industrial activity with housing, to equip a rural sector, or to set up a spa or tourist camp; or for industrial, equipment, tourism, and population constructions outside the urban limits. 160 or Ex 96 RCA 42/2008 Approved by Resolution 590/2025 RCA 124/2008. Approved by Resolution N°. 577/2011 RCA 890/2010. Approved by Resolution No. 564/2025; 749/2025 RCA N°20210100112/2021 Approved by Resolution No 752/2025; 753/2025; 700/2025; 764/2025 Permit for the qualification of industrial or warehousing establishments. 161 RCA 004/2005 Approved by Resolution N°. 686/2014 Source: Elaboration by SQM Additionally, an authorization of the Exploitation Method and Processing Plants is required. These authorizations are: Res. Annex 1447/2018. Exploitation method update – Office Iris Res. Ex. 1646/2011. Approves the Project "Update of Operation Nueva Victoria ". Res. 1602/2010. Approves Project "Stockpiles of discarded salts Sur Viejo." Res. 621/2006. Increase in the exploitation of caliche in Nueva Victoria. Res. 1469/2005. Regularization of the mine Exploitation Method and treatment of minerals and expansion of the Nueva Victoria mine and iodine plant. Res.1351/2004. Regularization of the Exploitation Method and Processing Plants of the Iris office. Res. Ex. 515/2012. Update Exploitation Method, Mineral Treatment and Closure Plan. Res. Ex. 121/2022. TEA Project Benefit Plant. SQM TRS Nueva Victoria Pag. 223 17.4 SOCIAL AND COMMUNITY This sub-section contains forward-looking information related to plans, negotiations or agreements with local individuals or groups for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts, or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including that regulatory framework is unchanged for Study period; no unforeseen environmental, social or community events disrupt timely approvals. 17.4.1 Plans, Negotiations or Agreements with Individuals or Local Groups The company has a specialized community relations team that works on an ongoing and coordinated basis with the localities located near its operations, under an approach focused on trust-building, collaboration, and long-term territorial development. Additionally, has established agreements with indigenous and non-indigenous organizations on different aspects that derive both from previous commitments and from programs associated with corporate policies on community relations, conducting working groups with La Huayca, Colonia Agrícola Pintados, Bellavista, Victoria, and other local communities which meet on a regular basis Within this framework, five strategic pillars of action have been defined to guide the company’s shared social value programs: i) Desert agriculture, ii) Health, iii) Entrepreneurship and local suppliers, iv) Cultural and historical nitrate heritage, and v) Education and inclusion. In the area of influence of our operations, community engagement activities are primarily carried out through the following initiatives: – We have developed public squares that include children’s playgrounds in areas where recreational spaces previously did not exist. One example is the square inaugurated in Colonia Agrícola Pintados in 2025. This initiative is complemented by the inauguration of two football fields, scheduled for 2026 in Pozo Almonte. – We also have several technical and agricultural advisory programs for nearby communities, which—thanks to their Aymara roots—possess strong agricultural knowledge and traditions. These initiatives complement our Research and Development Center, a desert blueberry pilot program, and an innovative and efficient alfalfa cultivation project covering more than 15 hectares in La Tirana, developed together with the Pampa del Tamarugal livestock farmers, which helps feed local livestock, along with various other local collaborations. – In the area of health, dental care programs and breast cancer prevention initiatives continue to be implemented, having delivered positive results and representing a significant contribution to the well-being of local residents. Likewise, during 2025 the rehabilitation of the SAMU base was also inaugurated, enabling medical specialists to stay overnight in Pozo Almonte alongside the ambulance, thereby allowing for immediate response to road accidents. – In entrepreneurship and local suppliers, a personalized support office was opened in Pozo Almonte, aimed at reducing entry barriers, providing training, and equipping entrepreneurs with the necessary tools to become suppliers to the mining industry. Likewise, support has been provided for the development and permitting process of the first certified slaughterhouse in the northern macrozone of the country, led by a local supplier, which will help ensure the delivery of high-quality products to the region. – We continue to work hand in hand with various stakeholders to develop a Long-Term Care Facility for Older Adults, to be located in La Tirana, which will help address a pressing need within the community. SQM TRS Nueva Victoria Pag. 224 Environmental Commitments to TEA Development of talks-training to our own employees as well as to collaborators working at the site about a protocol of community relations of good practices as a guided conduct with the communities in which we are located. In this way, regular working groups are held with more than 10 social unions, which we support through various entrepreneurship and local development programs. Llamara Environmental Commitments Development of participatory monitoring for flora and fauna biota and water measurements with the communities of Tamentica and Huatacondo in the Quebrada Amarga and Salar de Llamara sectors. Pozo Almonte 1. Support for the Sergio Gonzalez Gutierrez high school in Pozo Almonte, implementation of a library with specialty texts; implementation of safety clothing for the development of the different disciplines taught. 2. Guided visits to Nueva Victoria with students from the Sergio Gonzalez de Pozo Almonte high school in order to learn about SQM's production process for their professional experience. 3. Guided visits to Nueva Victoria with social groups from Pozo Almonte to learn about SQM's impact and productivity. 4. ASIQUIM. Training to the towns of Huatacondo, Tamentica, Pintados and Victoria on the chemical processes developed by the company and their impacts. 5. In association with “Fundación Sonrisas”, support for the prevention and treatment of oral health of 200 schoolchildren in the town of Pozo Almonte and La Tirana. 6. In association with “Fundación Arturo López Pérez, FALP” diagnosis for the prevention of breast cancer in 180 women in the town of Pozo Almonte and 72 women in the town of La Tirana. 7. Training and support to entrepreneurs in the town of La Tirana (La Huayca Indigenous Association) to strengthen their productive activities. 8. Support for the elderly in the community of La Tirana for the commemoration of relevant dates and exchange of experiences with senior citizens from other regions of the country. 9. Commemoration of heritage dates of the commune of Pozo Almonte such as the day of the saltpeter or the pampina week, activities that gather 500 people in the first one and 2000 in the second one. Chanavayita 1. Support to syndicates N° 1,2,3,4,5,6 for the development of individual, social and productive projects for each of its members. 2. Support for the commemoration of local patrimonial festivities. 3. Support for the exchange of socio-educational experiences for children and adolescents in the locality. 4. Support for schoolchildren in the implementation of school supplies and tools necessary for the learning process. Caramucho 1. Support to syndicates N° 1,2 and 3 for the development of individual, social and productive projects for each of their members. SQM TRS Nueva Victoria Pag. 225

2. Support for the commemoration of local heritage festivities. Cáñamo 1. Support in the construction of the necessary infrastructure for the expansion of the health post. 2. Support to the syndicate N°1 for the development of individual, social and productive projects for each of its members. 3. Support for the commemoration of local heritage festivities. Regarding contributions in Quillagua: 1. ONA Foundation: Workshops on heritage trades, wood and looms 2. Repairs 3. Operation of Chug - Chug 4. Factor de Cambio Foundation Competitive Fund 5. Delivery of animal feed to farmers 6. Quillagua hydroponic cooperative 7. Didactic material for kindergarten 8. Local heritage festivities Within the framework of the company's relationship policies, the following working groups are maintained: CHANAVAYITA 1. Working Group of the Union of Fishermen N° 1 of Chanavayita. 2. Working Table of the Union of Fishermen N° 2 of Chanavayita. 3. Working Table of the Union of Fishermen N° 3 of Chanavayita. 4. Working Table of the Union of Fishermen N° 4 of Chanavayita. 5. Working Table of the Union of Fishermen N° 5 of Chanavayita. 6. Working Table of the Fishermen's Guild N° 6 Chanavayita. CARAMUCHO 1. Working Table social organizations at Caramucho. 2. Working Group of Coastal Unions, which brings together: Union N° 1 of Caramucho, Union of Fishermen N° 2 of Caramucho and Union of Hemp Fishermen. 3. Working Group Fishermen's Union N°3 Caramucho CÁÑAMO 1. Working Table social organizations at Cáñamo. 2. Working Table of the Fishermen's Guild N° 1 Cáñamo. POZO ALMONTE 1. Working table of "Asociación Indígena Multiétnica Tierras de Jehová" of Colonia Pintados 2. Working Group of the "Asociación Indígena Aymara Juventud del Desierto" SQM TRS Nueva Victoria Pag. 226 3. Working table Victoria Office Neighborhood Council. 4. Working table with GHPPI Familia Choque, Bellavista Sector, RNPT 5. Working table with the Sandra Vicentelo Family, Tamentíca. 6. Working agreement with "GPHI Tamentíca". 7. Working Group Aymara Indigenous Association Campesinos Pampa del Tamarugal. 8. Working Group of Dairy Cooperatives and Dairy Producers of Tarapacá. 9. Working table "Asociación Indígena de la Huayca" at La Huayca. 10. Working table "Grupo Humano Perteneciente a Pueblo Indígenas Comunidad de la Huayca – Familia Ceballos" at La Huayca. 11. Working table with "Asociación Indígena Aymara Campesina Pampa del Tamarugal". 12. Working table " Comunidad Indígena Quechua de Huatacondo" at Huatacondo. 17.4.2 Purchasing Commitments or Local Contracting Notwithstanding the foregoing, as part of its community relations policy, SQM has programs aimed at hiring local labor, such as: Employability Workshops aimed at improving curriculum vitae for job interviews. More Suppliers Program of Tarapacá, executed by the Tarapacá Industrial Association, in which SQM generates a sponsorship payment for the execution of the program. Channel of diffusion with Municipal Office of Information Laboral of the Municipality of Pozo Almonte of labor offer of the company. Channel of dissemination and follow-up with the organizations attached to the different instances of local collaboration (Work Tables) of labor offer of the company. Educational support program with Liceo of Pozo Almonte for labor induction and professional practices 17.4.3 Social Risk Matrix The social risk matrix classifies the various impacts that SQM's activities could have on its operations, reputation, regulatory compliance and commitment to sustainability. In this way, the impacts are classified by probability of occurrence, from improbable to almost certain, and their consequences, from negligible to very high. Based on the results of this classification, an analysis can be made to distinguish between the locations analyzed, the associated risk level (low, medium, significant or extreme), priority (low, medium or high) and the operation to which it is associated. This allows a clear focus on the sectors and areas that could be affected and based on the results provided by the risk matrix, to monitor and establish programs to identify threats and opportunities for improvement. Although it is not possible to provide detailed information on the matrix due to the company's confidential analysis, it can be noted that no risks classified as extreme have been identified. SQM TRS Nueva Victoria Pag. 227 17.5 MINE CLOSURE This sub-section contains forward-looking information related to mine closure for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including prevailing economic conditions continue such that unit costs are as estimated in constant (or real) dollar terms, projected labor and equipment productivity levels are appropriate at time of closure and estimated infrastructure and mining facilities are appropriate at the time of closure. 17.5.1 Closure, Remediation, and Reclamation Plans During the stage of the Project, the measures established in the "Faena Nueva Victoria" Closure Plan approved by the National Geology and Mining Service (SNGM) will be maintained, through the update of the “Nueva Victoria e Iris” Mining Slaughter Plan (RPC -57.1 585), approved on May 16, 2022, through Exempt Resolution N° 814 and modified by Exempt Resolution N°. 1511, by the National Geology and Mining Service (SERNAGEOMIN). This update includes the following mining sites resolutions. Resolution N°. 1858 of 2015, as amended by Resolution N°. 2817 of 2015 implemented. Table 17-6: Clousure plan resolution by project N° Project Name Resolution Year 1 Regularization of the Exploitation Method and Plants Iris Office Benefit 1351 2004 2 Regularization of Mine and Mineral Treatment Method and Expansion of Nueva Victoria Mine and Iodide Plant 1469 2005 3 Modify RCA N°004/2005 88 2016 4 Increased Caliche Exploitation in Nueva Victoria 621 2006 5 Iris Slaughter Closure Plan 376 2009 6 Deposit of Discarded Salts Sur Viejo 1602 2010 7 Update Operation New Victoria 1646 2011 8 Pampa Hermosa: Update Exploitation Method, Mineral Treatment and Closure Plan 515 2012 9 Partial temporary shutdown of the Iris Iodine Plant 49 2014 10 Closure Plan for Nueva Victoria Mining Site 1858 2015 11 Modifies Exempt Resolution N°. 1858/2015 2817 2015 12 Update Exploitation Method – Iris Office Site 1447 2018 13 Discard salts as sterile dumps 424 2022 14 Approval of waste dumps corresponding to Depleted Leach heaps "Faena Nueva Victoria" 2129 2020 15 TEA Project Benefit Plant 121 2022 16 Exploitation Methods TEA Project 47 2022 17 Update Plan Closure for Nueva Victoria Mining Site 814 2022 18 Rectifies Res. N° 814 Update Closure Plan for Nueva Victoria Mining Site 1511 2022 19 Partial Temporary Closure Plan for Iris mining operation 2500 2022 20 Extension of the Partial Temporary Closure Plan for the “IRIS” mining operation 2578 2024 21 Approval of waste dumps corresponding to the exhausted leach heaps at Nueva Victoria mine 728 2024 22 Approval of waste dumps corresponding to the exhausted leach heaps at Nueva Victoria mine 135 2025 Among the measures to be implemented are the removal of metal structures, equipment, materials, boards and electrical systems, de-energization of facilities, closure of accesses and installation of signals. The activities related to the cessation of operations of the Project will be carried out in full compliance with the legal provisions in force on the date of closure of the Project, especially those related to the protection of workers and the environment. SQM TRS Nueva Victoria Pag. 228 Closing measures The following are the closure and post-closure measures for the main or remaining facilities, i.e., those that remain on the site after the end of mine's useful life. The remaining facilities are the leach heaps, tailings ponds and solar evaporation ponds. In the case of waste collection, slope stabilization measures will be carried out in the post-closure phase. For the closure of the leach heaps, the removal of structures, equipment, electrical equipment, concrete structures, support structures and pipes, as well as the closure of accesses and installation of closing signals, will be considered. For the closure of the solar evaporation pools, measures were defined for the removal of nitrate-rich salts, removal of parapets, concrete structures, and support structures. For the rest of the complementary and auxiliary installations, the measures are also aimed at protecting the safety of people and animals, and are basically the dismantling of structures, closure of roads, signaling installation, de-energization of the facilities and perimeter closures, and leveling of the land. All measures are of the "Personal Security" type and the means of verification corresponds to photographic reports. Risk Analysis SERNAGEOMIN, in consideration of Law 20,551 and Supreme Decree N°41/2012, requests owners to carry out a risk assessment that considers the impacts on the health of people and the environment in the context of the closure of the mining site at the end of its useful life. This risk assessment was carried out considering the risk assessment methodology for mine closure currently in force. The results of the assessment indicate that the risks associated with the remaining facilities of the Nueva Victoria Mine and TEA project are low and not significant (see Table 17-6). SQM TRS Nueva Victoria Pag. 229

Table 17-7. Risk Assessment of the Main Facilities at the Nueva Victoria and TEA Project Mine Register Risk Description of Risk Level Nueva Victoria Level Project TEA Significance Solar Evaporation Ponds PE1 PE1.P To people due to failure in the slope of the pool, which exceeds the exclusion zone due to an earthquake. LOW LOW Non- significant PE1.MA To the Environment due to failure in the slope of the pool, which exceeds the exclusion zone because of an earthquake. LOW LOW Non- significant PE2 PE2.P To people for DAR infiltration LOW LOW Non- significant PE2.MA To the environment by DAR infiltration LOW LOW Non- significant Discard salt deposits DE1 DE1.P To people due to groundwater contamination from rainfall (infiltration of solutions). LOW LOW Non- significant DE1.MA To the environment due to groundwater contamination caused by rainfall (infiltration of solutions). LOW LOW Non- significant DE2 DE2.P To people due to groundwater contamination from floods/floods LOW LOW Non- significant DE2.MA To the environment due to groundwater contamination caused by floods/floods LOW LOW Non- significant DE3 DE3.P To people due to particulate emissions into the atmosphere caused by wind. LOW LOW Non- significant DE3.MA To the environment due to particulate emissions to the atmosphere caused by wind LOW LOW Non- significant DE4 DE4.P To people due to surface water pollution caused by heavy rainfall LOW LOW Non- significant DE4.MA To the Environment due to surface water contamination caused by heavy rainfall LOW LOW Non- significant DE5 DE5.P To people due to surface water contamination caused by floods LOW LOW Non- significant DE5.MA To the Environment due to surface water contamination caused by floods LOW LOW Non- significant DE6 DE6.P To people as a result of slope failure due to water erosion LOW LOW Non- significant DE6.MA To the Environment for slope failure due to water erosion LOW LOW Non- significant DE7 DE7.P To people due to slope failure as a result of an earthquake LOW LOW Non- significant DE7.MA To the Environment due to slope failure caused by an earthquake LOW LOW Non- significant MINE MR1 MR1.P To people due to failure of the pit slope, which exceeds the exclusion zone due to an earthquake. LOW LOW Non- significant MR1.MA To the environment due to failure of the pit slope that exceeds the exclusion zone because of an earthquake. LOW LOW Non- significant MR2 MR2.P To people due to DAR infiltration from the mine LOW LOW Non- significant MR2.MA To the environment due to DAR infiltration from the mine LOW LOW Non- significant Source: Annex 10 of the Nueva Victoria and TEA project Mine Closure Plan Update (in process). SQM TRS Nueva Victoria Pag. 230 17.5.2 Closure Costs The total amount of the closure of the mining site of the Nueva Victoria and Iris Project, considering closure and post- closure activities, amounts to 284,507 UF (272,272 UF for closure and 12,236 UF for post-closure). The following is a summary of the costs reported to the authority in the Update of the Closure Plan of the “Nueva Victoria e Iris” Mining Site (see Table 17-7 and Table 17-8). Table 17-8. Nueva Victoria Mine Site Closure Costs Item Total (UF) Total direct closing cost 173,333 Indirect Cost 17,333 Contingencies 38,133 VAT (19%) 43,472 Total 272,272 Source: Resolution No. 814/2022, amended by Res. No. 1511/2022 . (Update PdC. Includes ASD) Table 17-9. Nueva Victoria Mining Site Post-Closure Costs Item Total (UF) Direct Cost 7,789 Indirect Cost 779 Contingencies 1,714 VAT (19%) 1,954 Total 12,236 Source: Resolution No. 814/2022, amended by Res. No. 1511/2022 . (Update PdC. Includes ASD) According to the technical report Useful Life presented technical and the constitution of the guarantees was made considering the total cost of the Closure Plan, and a useful life of 21 years, whose estimated operation would be until the year 2040. The following shows the development of the constitution of guarantees. Table 17-10. General Background of Nueva Victoria GENERAL BACKGROUND Discount Rate Used 1.55% Certified End of Life 2040 Year of Closure of the Mining Site 2050 SQM TRS Nueva Victoria Pag. 231 Table 17-11. Warranties by Installation of the Nueva Victoria Mine Closure Plan. TABLE OF WARRANTIES BY INSTALLATION Installation Total Cost (UF) Year Completion of Operations Year Start of closure End of Closure Year Mine (Caliche) 13,364 2040 2041 2050 Mine Operation Center (COM) 35,899 Evaporation Pools and Neutralization System 11,711 Sea Water Supply 51,824 ND Iodide Plant 7,529 TEA Iodide Plant 10,253 NV Iodide Plant (TEA Project) 5,107 Iodine Plant NV 4,690 Iodide Plant - Iris Iodine 20,939 Iodine Plant NV (TEA Project) 4,697 Campgrounds and Offices 7,985 Industrial Water Supply 47,442 Mitigation Works Salar Llamara 1,290 Hazardous Waste Yard 2,345 Patio de Res. Non - Hazardous Industrial 703 Roads 8,099 Desenergization 43 Signage 969 Removal of Swimming Pools and Pools 10,701 Withdrawal of inputs 26,681 Contribution to the Post Closing Fund (UF) 282,871 It should be noted that, according to the Environmental Qualification Resolution (EQR) for the “Tente en el Aire” project, the operational life of the mining operation is established as 20 years from the date of commencement of operations, which is scheduled to take place during the current year (2026). SQM TRS Nueva Victoria Pag. 232 18 CAPITAL AND OPERATING COSTS This section contains forward-looking information related to capital and operating cost estimates for the project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this section including prevailing economic conditions continue such that unit costs are as estimated in constant (or real) dollar terms, projected labor and equipment productivity levels and that contingency is sufficient to account for changes in material factors or assumptions. The main facilities for producing iodine and nitrate salts at the Nueva Victoria Site are as follows: Caliche Mining Heap Leaching Iodide & Iodine Plants Solar Evaporation Ponds Water Resource Provision Electrical Distribution System General Facilities 18.1 CAPITAL COSTS The main facilities for the production operations of iodine and nitrate salts, include caliche extraction, leaching, water resources, iodide and iodine production plants, solar evaporation ponds, as well as other minor facilities. Offices and services include, among others, the following: common areas, supply areas, powerhouse, laboratory, and warehouse. Much of the primary capital expenditure in the Nueva Victoria Project has been completed. At the end of 2025, the capital cost invested in these facilities was reportedly about USD 898 million with the relative expenditure by major category as shown in Table 18-1. Table 18-1. Summary of Capital Expenses for the Nueva Victoria and Iris Operations Capital Cost % Total MUSD Category 100% 897,508 Caliche Mining (*) 31% 275,157 Heap Leaching 15% 135,262 Iodide & Iodine Plant 19% 169,637 Solar Evaporation Ponds 19% 174,036 Water Resources Provision 9% 82,503 Electrical Distribution System 3% 24,134 General Facilities 4% 36,779 The net book value as of December 31, 2025, was reportedly about MUSD 161.71 and according to SQM will be depreciated over the next 4.54 years, excluding mining equipment as it depreciates based on hours of use. 18.1.1 Caliche Mining SQM produces salts rich in iodide, iodine and nitrate in Nueva Victoria, near Iquique, Chile, mineral caliche extracted from mines near Nueva Victoria. SQM TRS Nueva Victoria Pag. 233

Capital investment in mine is primarily for the equipment including trucks, front loaders, bulldozers, drills, surface miners (Vermeer, Wirtgen), wheeldozers, motor graders. Other investment is in buildings and support facilities and associated equipment. 18.1.2 Heap Leaching The leach heaps are made up of platforms (normally 90 x 500 m, with perimeter parapets and with a bottom waterproof with HDPE membranes), which are loaded with the necessary caliche and are irrigated with different solutions (water, mixture, or intermediate solution of leaching heaps). The Mine Operation Centers (COM) are a set of leaching heaps that have brine accumulation ponds, recirculated “feeble brine” ponds, industrial water ponds and their respective pumping systems. Primary capital expenditure is in the form of piping, electrical facilities and equipment, pumps, ponds, and support equipment. 18.1.3 Iodide and Iodine Plants The main investment in the Iodide and Iodine Plants is found in tank and decanter equipment, pumps and piping, equipment and electrical facilities, buildings and well. Primary investment in the prilate iodine plant is found in piping and pumps, mechanical equipment (reactor, tank, tower) and buildings. 18.1.4 Solar Evaporation Ponds These ponds in the industrial area of Sur Viejo and receive the “Feeble Brine” fraction (BF) generated in the process of obtaining iodide, which is transported through 3 pipelines of approximately 20 kilometers each. The current area of evaporation ponds is 8.34 km², increasing to a total of 18.51 km² with TEA project. 18.1.5 Water Resources Primary investment is in piping, pumps, buildings, and wells. 18.1.6 Electrical Distribution System Primary investment is in transformers, substations, distribution systems and associated support facilities. 18.1.7 General Facilities Investment in General Facilities include laboratories, fire detection systems, lighting, and warehouses. 18.2 FUTURE INVESTMENT During 2020, progress was made in the development and environmental processing of the Tente en el Aire project. In November 2021, the Environmental Assessment Commission of the Tarapacá Region agreed to classify favorably the “Tente en el Aire” project, presented by SQM. With an investment of US$ 128 million, the initiative aims to complete de Sea water project. Additional long-term capital is estimated at a total of MUSD 1,247. This investment includes the capital required to complete the Seawater Project, sustain operations at the Franja Oeste mine, and develop new solar evaporation ponds. The distribution of the operating cost is presented in Table 18-2: Table 18-2 Estimated Investment Investment (MUS$) 2026 2027 2028 2029 2030 2031 - 2035 2036 - 2040 2041 - 2045 Total Sea Water 128 Nueva Victoria 174 48 75 83 48 241 241 207 1,247 SQM TRS Nueva Victoria Pag. 234 Investment details for the implementation of the Nueva Victoria expansion; for a total amount of MUSD 1,247, the project includes: – Seawater pipeline: Investment MUSD 128, to complete the project that includes the pipeline, electric system and seawater intake. – Franja Oeste: Investment MUSD 131. – Ponds: Investment MUSD 136 by the year 2027. 18.3 OPERATING COST The main costs to produce iodine and nitrates involve the following components: common production cost for iodine and nitrates, such as mining, leaching and seawater, production cost of iodine in the plant, and the production cost of nitrate before processing at the Coya Sur site. The production cost of nitrate at Coya Sur plant and the processing of extra solar salt are added. To the costs indicated above, have been added the depreciation and others. Estimated aggregate unit operating costs are presented in Table 18-3. These are based on historical unit operating costs for each of the sub-categories listed above. Over the long term, total operating costs are expected to be almost equally apportioned amongst the three primary categories (common; iodine production and transport; nitrate production and transport). Table 18-3 Nueva Victoria Operating Cost Cost Category Estimated Unit Cost Common (Mining / Leaching/ Seawater) 4.73 USD/t caliche Iodine Production (including transport to ports) 24.96 USD/t iodine Nitrates Production 73.56 USD/t nitrate Nitrates Transport to Coya Sur 27.55 USD/t nitrate SQM TRS Nueva Victoria Pag. 235 19 ECONOMIC ANALYSIS This section contains forward-looking information related to economic analysis for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts, or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including estimated capital and operating costs, project schedule and approvals timing, availability of funding, projected commodities markets, and prices. 19.1 PRINCIPAL ASSUMPTIONS Capital and operating costs used in the economic analysis are as described in Section 18. Sales prices used for Iodine and Nitrates are as described in Section 16. A 5.3% discount rate was used for the cashflow and is deemed reasonable to account for cost of capital and project risk. A 28% income tax rate was considerate, and all costs, prices, and values shown in this section are in 2025 USD. 19.2 PRODUCTION AND SALES The estimated production of iodine and nitrates for the period 2026 to 2045 is presented in Table 19-1. The production shown does not consider the impact of the Pampa Blanca Project which is presented in a separate TRS. 19.3 PRICES AND REVENUE An average sales price of 42.0 USD/kg (42,000 USD/t) was used for sales of iodine based on the market study presented in Section 16. This price is assessed as FOB port. As a vertically integrated company, nitrate production from the mining operations is directed to the plant at Coya Sur to produce specialty fertilizer products. An imputed sales price of 323 USD/t was assumed for nitrates salts for fertilizer based on an average sales price of 820 USD/t for finished fertilizer products sold at Coya Sur, less 497 USD/t for production costs at Coya Sur. These prices and the revenue streams derived from the sale of iodine and nitrates is shown in Table 19-2. SQM TRS Nueva Victoria Pag. 236 Table 19-1. Nueva Victoria Long Term of Mine Production MATERIAL MOVEMENT UNITS 2026 2027 2028 2029 2030 2031 - 2035 2036 - 2040 2041 - 2045 Total Nueva Victoria Sector Ore Tonnage Mt 48 54 54 54 54 270 270 248 1,052 Iodine (I2) in situ ppm 362 362 357 351 342 326 305 276 316 Average grade Nitrate Salts (NaNO3) % 5.6% 5.6% 5.6% 5.6% 5.5% 5.3% 4.6% 2.8% 4.6% TOTAL ORE MINED (CALICHE) Mt 48 54 54 54 54 270 270 232 1,036 Iodine (I2) in situ kt 17 20 19 19 18 88 82 68 332.4 Yield process to produce prilled Iodine % 66.0% 75.1% 75.0% 74.9% 74.8% 74.0% 71.5% 67.5% 71.8% Prilled Iodine produced kt 11.5 14.7 14.5 14.2 13.8 65.1 58.9 46.2 238.8 Nitrate Salts in situ kt 2,688 3,024 3,016 3,001 2,977 14,258 12,496 7,037 48,497 Yield process to produce Nitrates % 32.0% 32.0% 32.0% 32.0% 32.0% 31.0% 31.0% 29.0% 31.0% Nitrate Salts for Fertilizers kt 860 967 963 956 946 4,482 3,815 2,059 15,049 SQM TRS Nueva Victoria Pag. 237

Table 19-2. Nueva Victoria Iodine and Nitrate Price and Revenues PRICES UNITS 2026 2027 2028 2029 2030 2031-2035 2036-2040 2041-2045 TOTAL Iodine USD/t 42,000 42,000 42,000 42,000 42,000 42,000 42,000 42,000 42,000 Nitrates delivered to Coya Sur USD/t 323 323 323 323 323 323 323 323 323 REVENUE UNITS 2026 2027 2028 2029 2030 2031 - 2035 2036 - 2040 2041 - 2045 Total Iodine MUSD 482 616 608 596 581 2,735 2,473 1,941 10,031 Nitrates delivered to Coya Sur MUSD 278 312 311 309 306 1,447 1,232 665 4,860 Total Revenues MUSD 760 929 919 905 886 4,183 3,705 2,605 14,891 SQM TRS Nueva Victoria Pag. 238 19.4 OPERATING COSTS Operating costs associated with the production of iodine and nitrates at Nueva Victoria are as described earlier in Section 18 and are incurred in the following primary areas: 1. Common 2. Iodine production 3. Nitrate production Additional details on operating costs may be found in Section 18.3. Unit costs for each of these unit operations is shown in Table 19-3. SQM TRS Nueva Victoria Pag. 239 Table 19-3. Nueva Victoria Operating Costs. COSTS UNITS 2026 2027 2028 2029 2030 2031 - 2035 2036 - 2040 2041 - 2045 Total COMMON Mining MUSD 144 167 167 167 167 833 833 754 3,229 Leaching w/o Water MUSD 68 79 79 79 79 395 395 358 1,532 Water w/o Energy MUSD 17 14 14 14 9 45 45 41 199 Total Mining Costs MUSD 228 260 260 260 255 1,273 1,273 1,153 4,960 IODINE PRODUCTION Solution Cost MUSD 199 227 227 227 222 1,120 1,142 1,083 4,446 Iodide Plant MUSD 37 48 47 46 45 212 192 150 777 Iodine Plant MUSD 37 48 47 46 45 212 192 150 777 Total Iodine Production Cost MUSD 273 322 321 319 312 1,543 1,525 1,383 5,999 Total Iodine Production Cost USD/t Iodine 23,830 21,942 22,170 22,500 22,572 23,695.5 25,904.8 29,934 25,117 NITRATE PRODUCTION Solution Cost MUSD 29 33 33 33 32 153 130 70 514 Ponds and preparation MUSD 26 29 29 29 29 136 115 62 455 Harvest production MUSD 6 7 7 7 7 32 27 15 106 Others (G&A) MUSD 2 2 2 2 2 9 8 4 31 Transport to Coya Sur MUSD 24 27 27 26 26 124 105 57 415 Total Nitrate Production Cost MUSD 87 98 97 97 96 453 386 208 1,522 Total Nitrate Production Cost USD/t Nitrate 101 101 101 101 101 101 101 101 101 Closure Accretion MUSD 12 12 TOTAL OPERATING COST MUSD 360 420 418 416 408 1,996 1,911 1,603 7,533 TOTAL OPERATING COST USD/t Caliche 7.5 7.8 7.7 7.7 7.6 7.4 7.1 6.5 7.2 SQM TRS Nueva Victoria Pag. 240 19.5 CAPITAL EXPENDITURE Much of the primary capital expenditure in the Nueva Victoria Project has been completed. The most significant proposed future capital expenditure is for the seawater pipeline to support the proposed TEA Expansion Project. This investment is expected to need MUSD128 by 2026. Additional capital for the long term is estimated to be MUSD 1,247. This investment includes the capital required to complete the Seawater Project, sustain operations at the Franja Oeste mine, and develop new solar evaporation ponds. A closure costs of USD 12 million has been estimated in 2045 in the cashflow. Additional details on capital expenditures for the Nueva Victoria Project can be found in Section 18.1 and Section 18.2. The estimated capital expenditure for the long term (2026 to 2045) is presented in Table 18-2. 19.6 CASHFLOW FORECAST The cashflow for the Nueva Victoria Project is presented in Table 19-4. The following is a summary of key results from the cashflow: Total Revenue: estimated to be MUSD 14,891 including sales of iodine and nitrates. Total Operating Cost: estimated to be MUSD 7,533. EBITDA: estimated at MUSD 7,358. Tax Rate of 28% on pre-tax gross income. Closure Cost: estimated at MUSD 12. Capital Expenditure estimated at MUSD 1,261. Net change in Working Capital is based on two months of EBITDA. A discount rate of 5.3% was utilized to determine NPV. The QP deems this to be a reasonable discount rate to apply for this TRS which reasonable accounts for cost of capital and project risk. After-tax cashflow: The cashflow is calculated by subtracting all operating costs, taxes, capital costs, interest payments, and closure costs from the total revenue. Net present value: The after tax NPV is estimated to be USD 3,003 million at a discount rate of 5.3%. The QP considers the accuracy and contingency of cost estimates to be well within a Prefeasibility Study (PFS) standard and sufficient for the economic analysis supporting the mineral reserve estimate for Nueva Victoria. SQM TRS Nueva Victoria Pag. 241

Table 19-4. Estimated Net Present Value (NPV) for the Period REVENUE UNITS 2026 2027 2028 2029 2030 2031 - 2035 2036 - 2040 2041 - 2045 Total Total Revenue MUSD 760 929 919 905 886 4,183 3,705 2,605 14,891 COSTS Total Mining Costs MUSD 228 260 260 260 255 1,273 1,273 1,153 4,960 Total Iodine Production Cost MUSD 273 322 321 319 312 1,543 1,525 1,383 5,999 Total Nitrate Production Cost MUSD 87 98 97 97 96 453 386 208 1,522 Closure Accretion MUSD 12 12 TOTAL OPERATING COST MUSD 360 420 418 416 408 1,996 1,911 1,603 7,533 EBITDA MUSD 399 509 501 489 479 2,186 1,794 1,002 7,358 Depreciation MUSD 43 72 72 72 80 399 376 341 1,454 Pre-Tax Gross Income MUSD 356 437 428 417 399 1,787 1,418 662 5,904 Taxes 28% 100 122 120 117 112 500 397 185 1,653 Operating Income MUSD 257 314 308 300 287 1,287 1,021 476 4,251 Add back depreciation MUSD 43 72 72 72 80 399 376 341 1,454 Add back closure accretion MUSD 12 12 NET INCOME AFTER TAXES MUSD 300 387 381 372 367 1,686 1,397 829 5,717 Total CAPEX MUSD 302 48 75 83 48 241 241 222 1,261 Closure Costs MUSD 12 12 Working Capital MUSD 2 18 -1 -2 -2 -12 -13 -37 (47) Pre-Tax Cashflow MUSD 96 442 427 407 432 1,957 1,565 805 6,131 After-Tax Cashflow MUSD (4) 320 307 291 320 1,457 1,168 632 4,490 Pre-Tax NPV MUSD 4,157 After-Tax NPV MUSD 3,003 Discount Rate % 5.3% SQM TRS Nueva Victoria Pag. 242 19.7 SENSITIVITY ANALYSIS The sensitivity analysis was carried out by independently varying the commodity prices (Iodine, Nitrate), operating cost, and capital cost. The results of the sensitivity analysis are shown in Figure 19-1 it shows the relative sensitivity of each key metric. Figure 19-1. Sensitivity Analysis % Variation of Base Parameter % V ar ia tio n fro m B as e N P V OPEX CAPEX I2 Price Nitrate Price -30% -20% -10% 0% 10% 20% 30% -60% -30% 0% 30% 60% As seen in the above figure, the project NPV is equally sensitive to operating cost and commodity price while being least sensitive to capital costs. This is to be expected for a mature, well-established project with much of its infrastructure already in place and no significantly large projects currently planned during the LOM discussed in this Study. Both iodine and nitrate prices have a similar impact on the NPV with nitrate prices having a slightly larger impact. SQM TRS Nueva Victoria Pag. 243 20 ADJACENT PROPERTIES SQM has the right to explore and/or exploit caliche mineral resources in an effective area covering more than 1,636,259 hectares in Northern Chile's Regions I and II (Caliche Interest Area). Prospect deposits are located on flat land or "pampas". Hermosa Oeste Tente en el Aire Oeste. Pampa Hermosa Pampa Engañadora Hermosa Fortuna Cocar Coruña Hermosa Sur Los Ángeles Tente en el Aire à (TEA Sur – TEA Central – Cop 5) Franja Oeste Iris Vigía Oeste III Torcaza Sur Oeste All prospected areas have been explored and exploration program results have indicated that these prospects reflect a mineralized trend hosting nitrate and iodine. For the year 2025, a detailed exploration program of 1,285 ha in the Hermosa Oeste, Hermosa; Franja Oeste; Mina Sur and Lobos sector is underway. On the other hand, exploration efforts are focused on possible metallic mineralization found underneath caliche. There is significant potential for metallic mineralization in the area, especially copper and gold. Exploration has generated discoveries that in some cases may lead to exploitation, discovery sales and future royalty generation. Along SQM-Nueva Victoria's boundary, as shown in Figure 20-1, there are some small-scale mining rights. In total there are two mining lots (shown in green: North-east and south-east), which are close to the property boundary. SQM TRS Nueva Victoria Pag. 244 Figure 20-1. Nueva Victoria Adjacent Properties. SQM TRS Nueva Victoria Pag. 245

21. OTHER RELEVANT DATA AND INFORMATION The QP is not aware of any other relevant data or information to disclose in this TRS. SQM TRS Nueva Victoria Pag. 246 22 INTERPRETATION AND CONCLUSIONS This section contains forward-looking information related to mineral resources and the long term plan for the project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were forth in this sub-section including: geological and grade interpretations and controls and assumptions and forecasts associated with establishing the prospects for economic extraction; grade continuity analysis and assumptions; mineral resource model tonnes and grade and mine design parameters; actual plant feed characteristics that are different from the historical operations or from samples tested to date; equipment and operational performance that yield different results from the historical operations and historical and current test work results; mining strategy and production rates; expected mine life and mining unit dimensions; prevailing economic conditions, commodity markets and prices over the long term period; regulatory framework is unchanged during the Study period and no unforeseen environmental, social or community events disrupt timely approvals; estimated capital and operating costs; and project schedule and approvals timing with availability of funding. The Nueva Victoria Mine is a proven producer of both iodine and nitrate fertilizer products. Current exploration drilling has identified mineral resources and mineral reserves sufficient to continue production until 2045. To accomplish this, certain planned strategic investments must be implemented, including a sea water intake and supply system for the operation. To reach this conclusion, has reviewed the available data on geology, drilling, mining, and mineral processing, and has concluded that mineral resources, costs, and recoveries are reasonable. The largest risks for the operation will lie in changes to market conditions or to the cost of operating inputs. The work done in this report has demonstrated that the mine, heap leach facility and the iodine and nitrate operations correspond to those of a technically feasible and economically viable project. The most appropriate process route is determined to be the selected unit operations of the existing plants, which are otherwise typical of the industry. The current needs of the nitrate and iodine process, such as power, water, labor, and supplies, are met as this is a mature operation with many years of production supported by the current project infrastructure. As such, performance information on the valuable nitrate and iodine species consists of a significant amount of historical production data, which is useful for predicting metallurgical recoveries from the process plant. Along with this, metallurgical tests are intended to estimate the response of different caliche ores to leaching. Marco Fazzi QP of reserves and resources, concludes that the work done in the preparation of this technical report includes adequate details and information to declare the mineral reserves. In relation to the resource treatment processes, the conclusion of the responsible QP, Jesús Casas de Prada, is that appropriate work practices and equipment, design methods and processing equipment selection criteria have been used. In addition, the company has developed new processes that have continuously and systematically optimized its operations. The QP believes that mining and continued development of the Nueva Victoria project should continue and be integrated into SQM’s corporate plans. SQM TRS Nueva Victoria Pag. 247 22.1 RESULTS 22.1.1 Geology and Mineral Resources Nueva Victoria is a nitrate-iodine deposit located the intermediate depression, limited to the east by the Coastal Range (representing the Jurassic magmatic arc) and the Precordillera (associated to the magmatic activity originating from the mega Cu-Au deposits in northern Chile), generating a natural barrier for their deposition and concentration. The Nueva Victoria geology team has a clear understanding of mineralization controls and the geological and deposit related knowledge has been appropriately used to develop and guide the exploration, modeling, and estimation processes. Sampling methods, sample preparation, analysis and security were acceptable for mineral resource estimation. The collected sample data adequately reflect deposit dimensions, true widths of mineralization, and the style of the deposits. Sampling is representative of the iodine and nitrate grades. As of December 31, 2025, the mineral resources (measured, indicated and inferred exclusive of mineral reserves) for iodine and nitrate in Nueva Victoria are 487 Mt with a 278 ppm mean grade of Iodine and 3.9% of nitrate. SQM holds a large property position with similar geology and geomorphology as the current operations. It is probable that SQM will continue to find additional mineral resources in the Nueva Victoria area. 22.1.2 Mining and Mineral Reserves Nueva Victoria has been in operation since 2002 and is a stable enterprise that should continue producing into the future. 22.1.3 Metallurgy and Mineral Processing According to Jesús Casas de Prada, the QP in charge of metallurgy and resource treatment: There is a duly documented verification plan for the cover system to limit infiltration during leaching. The document establishes installation and leak detection procedures in accordance with environmental compliance criteria. Metallurgical test work performed to date has been adequate to establish appropriate processing routes for the caliche resource. The metallurgical test results show that the recoveries are dependent on the saline matrix content and, on the other hand, the maximization of this is linked to the impregnation cycle which has been studied, establishing irrigation scales according to the classified physical nature. The derived data are suitable for the purpose of estimating recovery from mineral resources. Based on the annual, short- and long-term production program, the yield is estimated for the different types of material to be exploited according to the mining plan, according to their classification of physical and chemical properties, obtaining a projection of recoveries that is considered quite adequate for the resources. In addition to the ROM mining methodology, there is a mining method called "Surface Mining", which, according to the tests carried out with the reaming equipment, allows obtaining a smaller size mineral and more homogeneous granulometry, which implies obtaining higher recoveries for iodine and nitrate during leaching. Reagent forecasting and dosing are based on analytical processes that determine ore grades, valuable element content and impurity content to ensure that the system's treatment requirements are effective. These are translated into consumption rate factors that are maturely studied. Since access to water can be affected by different natural and anthropogenic factors, the use of seawater is a viable alternative for future or current operations. However, this may increase operating costs, resulting in additional maintenance days. SQM TRS Nueva Victoria Pag. 248 During operations, the content of impurities fed to the system and the concentration in the mother liquor is monitored to eventually detect any situation that may impact the treatment methodologies and the characteristics of its products. 22.2 RISKS 22.2.1 Mining and Mineral Reserves As mining proceeds into new areas, such as Hermosa Oeste, the production, dilution, and recovery factors may change based on operating factors. These factors and mining costs should be evaluated on a sector-by-sector basis. 22.2.2 Metallurgy and Mineral Processing The risk that the process, as currently defined, will not produce the expected quantity and/or quality required. However, exhaustive characterization tests have been carried out on the treated material and, moreover, at all stages of the process, controls are in place to manage within certain ranges a successful operation. The risk that the degree of impurities in the natural resources may increase over time more than predicted by the model, which may result in non-compliance with certain product standards. Consequently, it may be necessary to incorporate other process stages, with the development of previous engineering studies, to comply with the standards. 22.2.3 Other Risks The prices of iodine and fertilizers have been stable and increasing and though product price is a risk it is expected to be small. There is a social and political risk that derives from the current process of constitutional discussion in Chile, which may change the actual regulation of the mining industry This could impact to mining property, taxes, and future royalties. 22.3 SIGNIFICANT OPPORTUNITIES 22.3.1 Geology and Mineral Resources There is a big opportunity to improve the resource estimation simplicity and reproducibility using the block model approach not only in the case of smaller drill hole grids of 50 x 50 m and up to 200 x 200 m, but also for larger drill hole grids to avoid separating the resource model and databases by drill hole spacing, bringing the estimation and management of the resource model to industry standards. 22.3.2 Mining and Mineral Reserves Improve efficiency of mining by implementing selective mining criteria to improve produced grades. As the deposit is a single mining bench there is an opportunity to establish a smaller selective mining unit and mine irregular polygons to improve head grade delivered to the leach pads. The advantages of surface mining machines will offer better leaching recoveries and may be optimized with evaluation of cutter head designs and operating parameters. Care should be taken to evaluate the costs on a basis of final product production price. 22.3.3 Metallurgy and Mineral Processing Determine the optimal mining levels by surface mining that maximizes recovery and minimizes costs. Improve heap slope irrigation conditions to increase iodine and nitrate recovery. 23 RECOMMENDATIONS SQM TRS Nueva Victoria Pag. 249

23.1 GEOLOGY AND MINERAL RESOURCES Continue with the QA/QC program using certified standards to ensure the control of precision, accuracy and contamination in the chemical analysis of SQM Caliche Iodine Laboratory with the objective of having an auditable database according to industry best practices. Expand the block model approach for resource estimation to larger drill hole grids to avoid separating the resource model and databases by drill hole spacing. Audit with an external company of the entire resource estimation process, that is, expert review of drilling database, resource estimation, and reserve valuation 23.2 MINING AND MINERAL RESERVES Continue with the mineral resources categorization program, maintaining and improving the block valuation methodology with multi-mine analysis for the reporting of mineral reserves in order to maximize SQM's value. In cooperation with the processing group, an ore blending plan could optimize the cost and recovery balance in the future and should be studied soon to better forecast production and equipment needs for the life of mine. 23.3 METALLURGY AND MINERAL PROCESSING From the point of view of the material fed to the heaps, a recovery study is necessary to establish optimal annual operating levels that maximize recovery and minimize costs. The study will allow defining the percentage of ore to be reamed during the life of the mine to increase recovery sequentially. Regarding irrigation, alternatives that allow an efficient use of water should be reviewed, considering the irrigation of the lateral areas of the leach heaps to increase the recovery of iodine and nitrates. A relevant aspect is the incorporation of seawater in the process, a decision that is valued given the current water shortage and that ultimately is a contribution to the project, however, a study should be made of the impact of processing factors such as impurities from this source. It is advisable to carry out tests to identify the hydrogeological parameters that govern the behavior of the water inside the pile. Review the properties of the mineral bed, which acts as a protector of the binders at the base of the leach heaps, which is currently a fine material called "chusca", which could be replaced by classified particulate material, favoring the infiltration of the solutions. It is considered important to evaluate the leachable material through heap leaching simulation, which allows the construction of a conceptual model of caliche leaching with a view to secondary processing of the riprap to increase the overall recovery. It is contributive and relevant to work on the generation of models that represent heap leaching, the decrease in particle size (ROM versus Scarious granulometry) and, therefore, of the whole heap and the simultaneous dissolution of different species at different rates of nitrate iodine extraction. With respect to generating material use options, detailed geotechnical characterization of the available clays within the mine property boundaries is suggested to assess whether there are sufficient clay materials on site to use as a low permeable soil liner bed under the leach pad. Environmental issues include leachate or acid water management, air emissions management, tailings dump management, and leachate riprap. All the above recommendations are considered within the declared CAPEX/OPEX and do not imply additional costs for their execution. SQM TRS Nueva Victoria Pag. 250 24 REFERENCES Chong, G., Gajardo, A., Hartley, A., Moreno, T. 2007. Industrial Minerals and rocks. In Moreno, T. & Gibbons, W. (eds) The Geology of London 7, 201-214 Ericksen, G.E. 1981. Geology and origin of the Chilean nitrate deposits. U.S. Geological Survey Professional Paper 1188-B. Fiesta, B. 1966. El origen del salitre de Chile. Sociedad Española de Historia Natural Boletín, Sección Geológica 64(1), 47-56. Mueller, G. 1960. The theory of formation of north Chilean nitrate deposits through ((capillary concentration)). International Geological Congress, 21st, Copenhagen 1960, Report 1, 76-86. Pueyo, J.J.; Chong, G.; Vega, M. 1998. Mineralogía y evolución de las salmueras madres en el yacimiento de nitratos Pedro de Valdivia, Antofagasta, Chile. Revista Geológica de Chile, Vol. 25, No. 1, p. 3-15. Reich, M., Snyder, G.T., Alvarez, F., Pérez, A., Palacios, C., Vargas, G., Cameron, E.M., Muramatsu, Y., Fehn, U. 2013. Using iodine to constrain supergen fluid sources in arid regions: Insights from the Chuquicamata oxide blanket. Economic Geology 108, 163-171. Reich, M., Bao, H. 2018. Nitrate Deposits of the Atacama Desert: A Marker of Long-Term Hyperaridity. Elements, Vol. 14, 251–256. Chong, G. 1991. Geología de los yacimientos de nitratos de Chile. Antecedentes para establecer una teoría sobre su génesis. In Pueyo, J.J. (ed.) Génesis de formaciones evaporíticas: modelos andinos e ibéricos. Publicaciones de la Universidad de Barcelona, 377-415. Chong, G.; Gajardo, A.; Hartley, A.; Moreno, T. 2007. Industrial minerals and rocks. In Moreno, T.; Gibbons, W. (eds.) The Geology of Chile 7, 201-214. Ericksen, G.E. 1975. Origin of the Chilean nitrate deposits [abs.]. Geological Society of America Abstracts with Programs 7(7), 1068. Ericksen, G.E. 1981. Geology and origin of the Chilean nitrate deposits. U.S. Geological Survey Professional Paper 1188-B. Fiesta, B. 1966. El origen del salitre de Chile. Sociedad Española de Historia Natural Boletín, Sección Geológica 64(1), 47-56. Mueller, G. 1960. The theory of formation of north Chilean nitrate deposits through capillary concentration. International Geological Congress, 21st, Copenhagen 1960, Report 1, 76-86. Pueyo, J.J.; Chong, G.; Vega, M. 1998. Mineralogía y evolución de las salmueras madres en el yacimiento de nitratos Pedro de Valdivia, Antofagasta, Chile. Revista Geológica de Chile 25(1), 3-15. Reich, M.; Snyder, G.T.; Alvarez, F.; Pérez, A.; Palacios, C.; Vargas, G.; Cameron, E.M.; Muramatsu, Y.; Fehn, U. 2013. Using iodine to constrain supergene fluid sources in arid regions: Insights from the Chuquicamata oxide blanket. Economic Geology 108, 163-171. Reich, M.; Bao, H. 2018. Nitrate deposits of the Atacama Desert: A marker of long-term hyperaridity. Elements 14, 251-256. Singewald, J.T.; Miller, B.L. 1916. The genesis of the Chilean nitrate deposits. Economic Geology 11(2), 103-114. Wetzel, W. 1928. Die Salzbildungen der chilenischen Wüste. Chemie der Erde 3(2), 375-435. SQM TRS Nueva Victoria Pag. 251 Álvarez, F.; Reich, M.; Pérez-Fodich, A.; Snyder, G.T.; Muramatsu, Y.; Fehn, U.; Aravena, R. 2016. Iodine budget in surface waters from Atacama: Natural and anthropogenic iodine sources revealed by halogen geochemistry and iodine-129 isotopes. Applied Geochemistry 68, 53-63. SQM TRS Nueva Victoria Pag. 252 25 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT The qualified person has relied on information provided by the registrant in preparing his findings and conclusions regarding the following aspects of modifying factors: 1) Macroeconomic trends, data and assumptions, and interest rates. 2) Mine and process operating costs. 3) Projected sales quantities and prices. 4) Marketing information and plans within the control of the registrant. 5) Environmental and social licenses SQM TRS Nueva Victoria Pag. 253